Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262472

Primary Offering of

15,800,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

16,025,384 Shares of Class A Common Stock

7,175,000 Warrants to Purchase Shares of Class A Common Stock

Inspirato Incorporated

Formerly Known as Thayer Ventures Acquisition Corporation

This prospectus relates to the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of (i) up to 16,025,384 shares of Thayer Class A Common Stock (as defined herein) (including (a) 7,175,000 shares that may be issued upon the exercise of the Private Warrants (as defined herein) and (b) PIPE Shares (as defined herein), which are expected to be issued to certain of the Selling Securityholders in private placements pursuant to the terms of the Subscription Agreements (as defined herein) in connection with, and immediately prior to the consummation of, the Business Combination (as defined herein) between Thayer Ventures Acquisition Corporation (“Thayer”) and Inspirato LLC (“Inspirato”)) and (ii) up to 7,175,000 Private Warrants (as defined herein) originally issued in a private placement that closed concurrently with Thayer’s initial public offering. In addition, this prospectus relates to the issuance by Thayer or the Combined Company, as applicable, of up to 7,175,000 shares of Thayer Class A Common Stock that are issuable upon the exercise of the Private Warrants from time to time and (ii) 8,625,000 shares of Thayer Class A Common Stock upon the exercise of Public Warrants (as defined herein) sold as part of Thayer’s initial public offering. If the Business Combination is not consummated, the PIPE Shares will not be issued. No issuances or sales of securities will be made pursuant to this prospectus until after the Business Combination has been consummated.

On June 30, 2021, Thayer entered into a Business Combination Agreement (as amended, the “Business Combination Agreement”) with Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 3” and together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub, the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker and any Non-Party Blocker (as defined herein), the “Blockers”), Passport Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and Inspirato. Pursuant to the Business Combination Agreement, (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of Thayer (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with and into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of Thayer (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of Thayer (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving any Non-Party Blockers, the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company, resulting in Inspirato becoming a subsidiary of Thayer (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Business Combination”). Upon completion of the Business Combination, Thayer will change its name from “Thayer Ventures Acquisition Corporation” to “Inspirato Incorporated”.

In connection with the Business Combination, Thayer entered into Subscription Agreements with certain third-party investors (the “PIPE Subscribers”), pursuant to which Thayer agreed to issue and sell to the PIPE Subscribers, in private placements to close substantially concurrently with the consummation of the Business Combination, an aggregate of 8,850,384 PIPE Shares at $10.00 per share, for an aggregate purchase price of approximately $88.5 million.

The Selling Securityholders, including the PIPE Subscribers, may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Thayer Class A Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TVAC” and the Public Warrants are listed on Nasdaq under the symbol “TVACW.” Upon consummation of the Business Combination, the Thayer Class A Common Stock will be reclassified as Class A common stock, par value $0.0001 per share, of Inspirato Incorporated (the “Combined Company Class A Common Stock”), and the Warrants will become exercisable for Combined Company Class A Common Stock. Thayer has applied to list the shares of Combined Company Class A Common Stock and the Warrants of the Combined Company (as defined herein) on the Nasdaq under the symbols “ISPO” and “ISPOW,” respectively, upon the closing of the Business Combination.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 10, 2022.

Neither we nor the Selling Securityholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the selling securityholders hereunder may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 16,025,384 shares of Thayer Class A Common Stock and up to 7,175,000 Private Warrants from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Thayer Class A common Stock issuable upon exercise of the Warrants. See the section titled “Use of Proceeds.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before purchasing any securities, you should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

“Inspirato,” Inspirato logos and other trademarks, service marks, and trade names of Inspirato are registered and unregistered marks of Inspirato LLC. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.

i

Information contained in this prospectus concerning the market and the industry in which Inspirato competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by Inspirato based on such sources and Inspirato’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, neither Inspirato nor Thayer has verified the accuracy or completeness of third-party data. The industry in which Inspirato operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors—Risks Related to Inspirato’s Business and Industry and Risks Related to an Investment in Securities of the Combined Company” and elsewhere in this prospectus.

FREQUENTLY USED TERMS

In this document:

“A&R Inspirato LLCA” means the Ninth Amended and Restated Limited Liability Company Agreement of Inspirato, to be approved and entered into in connection with the Business Combination.

“Assumed Inspirato Options” means options to purchase shares of Combined Company Class A Common Stock following the Mergers (for the avoidance of doubt, not inclusive of any options that may be granted under the Inspirato 2021 Equity Incentive Plan).

“Blocker Merger Sub 1” means Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.

“Blocker Merger Sub 2” means Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.

“Blocker Merger Sub 3” means Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Thayer.

“Blocker Mergers” means (i) the merger of KPCB Blocker with Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of Thayer, (iii) the merger of IVP Blocker with Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of Thayer, (iii) the merger of W Capital Blocker with Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of Thayer, and (iv) any Non-Party Blocker Mergers (if any).

“Blockers” mean, collectively, W Capital Blocker, IVP Blocker, KPCB Blocker and any Non-Party Blocker.

“Blocker Sellers” mean, collectively, the shareholders of the Blockers.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 30, 2021 and as may be further amended from time to time, by and among Thayer, Inspirato, the Merger Subs and the Blockers.

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Company” means Inspirato Incorporated and its consolidated subsidiaries, immediately upon consummation of the Business Combination.

“Combined Company Class A Common Stock” means the Combined Company’s Class A Common Stock, par value $0.0001 per share, authorized under the Proposed Certificate of Incorporation.

“Combined Company Class V Common Stock” means the Combined Company’s Class V Common Stock, par value $0.0001 per share, authorized under the Proposed Certificate of Incorporation.

“Combined Company Common Stock” means the Combined Company’s Class A Common Stock and Class V Common stock.

“Company Merger Sub” means Passport Company Merger Sub, LLC, a Delaware limited liability company.

“Company Merger” means the merger of Company Merger Sub into Inspirato, with Inspirato as the surviving company, resulting in Inspirato becoming a subsidiary of Thayer, which merger will occur immediately following the Blocker Mergers.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Flow Through Sellers” means the Members of Inspirato prior to the Closing, other than the Blockers.

“Founder Shares” means the shares of Thayer Class B Common Stock purchased by the Sponsor in a private placement prior to the Thayer IPO, of which 4,312,500 were outstanding as of the Record Date, and the Thayer Class A Common Stock that will be issued upon the conversion thereof in connection with the Business Combination.

“Inspirato” means (i) prior to the Company Merger, Inspirato LLC, a Delaware limited liability company, and its consolidated subsidiaries, and (ii) following the Company Merger, Inspirato LLC, a Delaware limited liability company, and its consolidated subsidiaries, a subsidiary of the PubCo.

“Inspirato Common Units” means the Common Units, as such term is defined in the Inspirato LLCA.

“Inspirato Convertible Preferred Units” means, collectively, the Series A-1 Convertible Preferred Units, Series A-2 Convertible Preferred Units, Series B Convertible Preferred Units, Series B-1 Convertible Preferred Units, Series C Convertible Preferred Units, Series D Convertible Preferred Units and Series E Preferred Units, as such terms are defined in the Inspirato LLCA.

“Inspirato LLCA” means the Amended and Restated Limited Liability Company Agreement of Inspirato, dated as of February 9, 2020.

“Inspirato Options” means options to purchase Inspirato Units outstanding immediately prior to the consummation of the Mergers.

“Inspirato Units” means, collectively, the Inspirato Common Units and the Inspirato Convertible Preferred Units.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IVP Blocker” means Inspirato Group, Inc., a Delaware corporation.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“KPCB Blocker” means KPCB Investment I, Inc., a Delaware corporation.

“Member” means a limited liability company member of Inspirato.

“Mergers” means, collectively, the Blocker Mergers and the Company Merger.

“Nasdaq” means the Nasdaq Capital Market.

“New Common Units” means common units representing limited liability company interests of Inspirato following the Business Combination, which will be non-voting economic interests in Inspirato.

“Non-Party Blocker” means any holder of Inspirato Units that is a corporate entity that was not a party to the Business Combination Agreement as of June 30, 2021 and, with Inspirato’s consent, executes and delivers a joinder to the Business Combination Agreement prior to the Closing in accordance with the terms thereof.

“Non-Party Blocker Merger” means the merger of any Non-Party Blocker with and into a newly formed merger sub of Thayer at the effective time of the Blocker Mergers.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“PIPE” means that certain private placement in the aggregate amount of approximately $88.5 million, to be consummated substantially concurrently with the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Thayer, under which, subject to the conditions set forth therein, the PIPE Subscribers will purchase 8,850,384 shares of Thayer Class A Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 8,850,384 shares of Thayer Class A Common Stock to be issued to PIPE Subscribers in the PIPE.

“PIPE Subscribers” means the purchasers of the PIPE Shares pursuant to the Subscription Agreements.

“Private Warrants” means the warrants to purchase shares of Thayer Class A Common Stock purchased in a private placement in connection with the Thayer IPO.

“Proposed Bylaws” means the proposed bylaws of the PubCo that will be effective upon the Closing.

“Proposed Certificate of Incorporation” means the proposed certificate of incorporation of the PubCo that will be effective upon the Closing.

“PubCo” means Inspirato Incorporated, a Delaware corporation, upon and after the consummation of the Business Combination, and excluding any subsidiaries or affiliates.

“Public Shares” means shares of Thayer Class A Common Stock issued as a component of the Thayer Units sold in the Thayer IPO (whether such shares were purchased in the Thayer IPO or in the secondary market following the Thayer IPO).

“Public Stockholders” means the holders of the Public Shares.

“Public Warrants” means the warrants included as a component of the Thayer Units sold in the Thayer IPO, each of which is exercisable for one share of Thayer Class A Common Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain amended and restated registration and stockholder rights agreement, to be dated the Closing Date, between the Sponsor, certain holders of Thayer Class A Common Stock and certain unitholders of Inspirato.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company.

“Subscription Agreement” means each agreement, as amended, pursuant to which the PIPE Subscribers agreed to purchase, and Thayer agreed to issue and sell 8,850,384 PIPE Shares at a purchase price of $10.00 per share in the PIPE.

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“Tax Receivable Agreement” means that certain tax receivable agreement, to be dated as of the Closing Date, between certain holders of Inspirato Units, owners of equity interests of the Blockers, and the PubCo, pursuant to which, among other things, the PubCo will pay to the other parties thereto 85% of certain tax benefits, if any, that the PubCo realizes.

“Thayer” means Thayer Ventures Acquisition Corporation, a Delaware corporation. Unless otherwise provided, references to “Thayer,” “we,” “us” or “our” refer to Thayer Ventures Acquisition Corporation prior to the consummation of the Business Combination and to the Combined Company following the consummation of the Business Combination.

“Thayer Capital Stock” means, collectively, Thayer Class A Common Stock, Thayer Class B Common Stock and Thayer Preferred Stock.

“Thayer Certificate of Incorporation” means Thayer’s amended and restated certificate of incorporation as in effect prior to the Closing.

“Thayer Class A Common Stock” means Thayer’s Class A Common Stock, par value $0.0001 per share, prior to the filing of the Proposed Certificate of Incorporation. References in this prospectus to Thayer Class A Common Stock on or after the consummation of the Business Combination refer to Combined Company Class A Common Stock.

“Thayer Class B Common Stock” means Thayer’s Class B common stock, par value $0.0001 per share, prior to the filing of the Proposed Certificate of Incorporation.

“Thayer IPO” means Thayer’s initial public offering of units, consummated on December 15, 2020.

“Thayer Preferred Stock” means Thayer’s preferred stock, par value $0.0001 per share, prior to the filing of the Proposed Certificate of Incorporation.

“Thayer Unit” means one share of Thayer Class A Common Stock and one half of a Warrant.

“Thayer Warrant Agreement” means that certain warrant agreement, dated December 10, 2020, by and between Thayer and Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account that holds the net proceeds of the Thayer IPO and a portion of the proceeds from the concurrent sale of the Private Warrants.

“Warrants” means whole warrants to purchase shares of Thayer Class A Common Stock as contemplated under the Thayer Warrant Agreement, with each whole warrant exercisable for one share of Thayer Class A Common Stock at an exercise price of $11.50 and refer to whole warrants to purchase shares of Combined Company Class A Common Stock following the consummation of the Business Combination.

“W Capital Blocker” means W Capital Partners III IBC, Inc., a Delaware corporation.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “Security Ownership of Certain Beneficial Owners and Management” and “Selling Securityholders”), the share calculations and ownership percentages set forth in this prospectus with respect to the holders of capital stock of the Combined Company following the Business Combination are for illustrative purposes only and assume the following:

1.

No Public Stockholders exercise their redemption rights in connection with the Closing, and the balance of the Trust Account as of the Closing is the same as its balance on September 30, 2021 of approximately $176 million.

2.	An aggregate of 34,818,663 shares of Combined Company Class A Common Stock are issued to the Blocker Sellers at the Closing.

3.

An aggregate of 7,680,526 shares of Combined Company Class A Common Stock are reserved for future issuance under the Assumed Inspirato Options at the Closing, which assumes no exercises, forfeitures, or cancellations of options outstanding subsequent to January 15, 2022.

4.	An aggregate of 69,256,732 New Common Units and an equal number of shares of Combined Company Class V Common Stock are issued to Flow Through Sellers at the Closing.

5.

1,500,000 shares of Thayer Class B Common Stock are forfeited by Sponsor, and 2,812,500 shares of Thayer Class B Common Stock are converted at Closing into an equal number of shares of Combined Company Class A Common Stock.

6.

The PIPE Subscribers acquire at the Closing, in accordance with the Subscription Agreements, 8,850,384 million shares of Thayer Class A Common Stock, for an aggregate purchase price of approximately $88.5 million.

7.

For purposes of the number of shares of Thayer Class A Common Stock redeemable, the per share redemption price is $10.20; the actual per share redemption price will be equal to the pro rata portion of the Trust Account calculated as of two business days prior to the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our, our management team’s, Inspirato’s and Inspirato’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	Our ability to consummate the Business Combination;

•	The anticipated timing of the Business Combination;

•	The expected benefits of the Business Combination;

•

Our ability to recognize anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Company to grow and manage growth profitably following the Closing;

•	The Combined Company’s financial and business performance following the Business Combination, including financial projections and business metrics;

•	Changes in Inspirato’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

•	The implementation, market acceptance and success of Inspirato’s business model and growth strategy;

•	Inspirato’s expectations and forecasts with respect to the size and growth of the travel and hospitality industry;

•	The ability of Inspirato’s services to meet customers’ needs;

•	Inspirato’s ability to compete with others in the luxury travel and hospitality industry;

•	Inspirato’s ability to grow its market share;

•	Inspirato’s ability to attract and retain qualified employees and management;

•

Inspirato’s ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand its destination offerings and gain market acceptance of its services, including in new geographies;

•	Inspirato’s ability to develop and maintain its brand and reputation;

•	Developments and projections relating to Inspirato’s competitors and industry;

•	The impact of health epidemics, including the COVID-19 pandemic, on Inspirato’s business and the actions Inspirato may take in response thereto;

•	The impact of the COVID-19 pandemic on customer demands for travel and hospitality services;

•	Expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	The ability to maintain the listing of the Combined Company Class A Common Stock and Warrants on Nasdaq;

•	Inspirato’s future capital requirements and sources and uses of cash;

•	Inspirato’s ability to obtain funding for its operations and future growth;

•	Inspirato’s business, expansion plans and opportunities; and

•	Other factors detailed under the section entitled “Risk Factors.”

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in the Combined Company Class A Common Stock or Warrants. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “Inspirato Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Thayer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find Additional Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Thayer

Thayer is a Delaware corporation and was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities, referred to throughout this prospectus as its initial business combination. Although Thayer may pursue its initial business combination in any industry or geographic location, its focus is on businesses in industries that complement its management team’s background, and it intends to capitalize on the ability of its management team to identify and acquire a business, focusing on the travel and transportation industries where its management has extensive investment experience.

Thayer Class A Common Stock, Warrants and Thayer Units (each Thayer Unit comprised of one share of Thayer Class A Common Stock and one-half of one Warrant) are currently listed and trading on Nasdaq under the ticker symbols “TVAC,” “TVACW” and “TVACU,” respectively. We have applied to continue the listing of the Combined Company Class A Common Stock and Warrants on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively, upon Closing. The Thayer Units will automatically separate into their component securities (one share of Thayer Class A Common Stock and one-half of one Warrant) upon the Closing and, as a result, will no longer exist. Upon the Closing, Thayer intends to change its name from “Thayer Ventures Acquisition Corporation” to “Inspirato Incorporated.”

The mailing address of Thayer’s principal executive office is 25852 McBean Parkway, Valencia, CA 91335, and its telephone number is (415) 782-1414.

Inspirato

Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

For travelers, Inspirato offers access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Inspirato’s portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with Inspirato’s personalized service envelope—including pre-trip planning, on-site concierge, and daily housekeeping—designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.

The mailing address of Inspirato’s principal executive office is 1544 Wazee Street Denver, CO 80202, and its telephone number is 303-586-7771.

The Business Combination and the Business Combination Agreement

On June 30, 2021, Thayer, Merger Subs, Blockers and Inspirato entered into the Business Combination Agreement, pursuant to which Thayer will acquire certain of the outstanding equity interests of Inspirato. The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by Thayer’s board of directors, Inspirato’s board of managers, and the governing bodies of each of the Merger Subs. If the Business Combination Agreement is approved and adopted by the respective security holders of Thayer and Inspirato, subject to the satisfaction or waiver of the closing conditions contained therein, then among other things, the following will occur:

•

Each Blocker will merge with and into a Blocker Merger Sub (including any Non-Party Blocker, that signs a joinder to the Business Combination Agreement with the consent of Inspirato) with the respective Blocker Merger Sub surviving as a wholly owned subsidiary of Thayer (collectively, the “Blocker Mergers”), resulting in the equity interests of each Blocker being cancelled and converted into the right to receive (i) shares of Combined Company Class A Common Stock based on such Blocker’s pro rata ownership of Inspirato (adjusted upward for cash and cash equivalents of such Blocker and adjusted downward for debt and transaction expenses of such Blocker), plus (ii) cash, if any, based on such Blocker’s pro rata ownership, plus (iii) certain rights under the Tax Receivable Agreement.

•

Immediately following the Blocker Mergers, the Company Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving company and subsidiary of Thayer, resulting in (i) each outstanding Inspirato Unit (other than any units held by Combined Company or any of its subsidiaries following the Blocker Mergers) being cancelled and converted into a right to receive (A) New Common Units of Inspirato, (B) cash, if any, (C) shares of Combined Company Class V Common Stock and (D) certain rights under the Tax Receivable Agreement; and (ii) each outstanding Inspirato Option being automatically converted into an Assumed Inspirato Option.

•

The limited liability company agreement of Inspirato will be amended and restated to, among other things, reflect the Company Merger and create a seven-person board of managers designated by PubCo and the other members holding outstanding vested New Common Units.

Upon consummation of the foregoing transactions, the Combined Company’s organizational structure will be what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This UP-C structure will allow the Flow-Through Sellers to retain their equity ownership in Inspirato in the form of New Common Units issued pursuant to the Business Combination. Each Flow-Through Seller will also hold a number of shares of Combined Company Class V Common Stock equal to the number of New Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of PubCo. Those institutional investors in Inspirato who, prior to the Business Combination, held Inspirato Units through a Blocker will, by contrast, hold their equity ownership in PubCo in the form of Combined Company Class A Common Stock. The UP-C transaction structure is expected to result in tax-deferral for all continuing securityholders of Inspirato and Thayer. In the UP-C structure, exchanges of Inspirato New Common Units and Combined Company Class V Common Stock for Combined Company Class A Common Stock or cash, or redemptions of Inspirato New Common Units, are expected to generate tax benefits for the Combined Company, mainly by increasing (for tax purposes) the Combined Company’s depreciation and amortization deductions, which could be used to reduce the amount of income tax the Combined Company would be required to pay in the future. Under the Tax Receivables Agreement, 85% of any such tax savings will be paid by the Combined Company to the Blocker Sellers and Flow-Through Sellers as and when the Combined Company realizes reductions in its income tax liability. See the section entitled “Risk Factors—Risks Related to Our Organizational Structure” for additional information on our organizational structure.

Subject to approval of the Proposed Certificate of Incorporation at the special meeting of Thayer stockholders, the Thayer Certificate of Incorporation will be further amended and restated to, among other things, change Thayer’s name to “Inspirato Incorporated” and authorize the issuance of up to 1,000,000,000 shares of Combined Company Class A Common Stock and 500,000,000 shares of Combined Company Class V Common Stock. The A&R Inspirato LLCA will provide unitholders in Inspirato (other than PubCo and its subsidiaries) the right to exchange New Common Units, together with the cancellation of an equal number of shares of Combined Company Class V Common Stock, for an equal number of shares of Combined Company Class A Common Stock (or cash), subject to certain restrictions set forth therein. For more information, see the section titled “Description of Securities.”

Subscription Agreements

In connection with the execution of the Business Combination Agreement, Thayer entered into separate Subscription Agreements with the PIPE Subscribers, pursuant to which the PIPE Subscribers agreed to purchase, and Thayer agreed to sell to the PIPE Subscribers, 8,850,384 PIPE Shares for a purchase price of $10.00 per share for an aggregate purchase price of approximately $88.5 million in the PIPE.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Business Combination. If the conditions precedent to closing of the transactions contemplated by the Business Combination Agreement are not fulfilled or waived and the Business Combination does not close, then the PIPE Shares will not be issued. In this event, the registration statement of which this prospectus forms a part will be withdrawn by Thayer prior to the effectiveness of the registration statement.

Risk Factors Summary

The Combined Company’s business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. References in the summary risk factors below to “Inspirato” generally refer to Inspirato in the present tense or the Combined Company from and after the Business Combination. The following is a summary of the principal risks faced by the Combined Company:

•

The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact Inspirato’s business, results of operations, and financial condition.

•	Inspirato has a history of net losses and may not be able to achieve or sustain profitability.

•	If Inspirato fails to retain existing subscribers or add new subscribers, its business, results of operations, and financial condition would be materially adversely affected.

•	Inspirato’s revenue growth rate has slowed, and it may not increase at the rates Inspirato anticipates in the future or at all.

•	The hospitality market is highly competitive, and Inspirato may be unable to compete successfully with its current or future competitors.

•	Inspirato may be unable to effectively manage its growth.

•

Inspirato’s subscriber support function is critical to the success of Inspirato’s business, and any failure to provide high-quality service could affect its ability to retain its existing subscribers and attract new subscribers.

•	Inspirato may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew its existing supply of luxury accommodations and experiences.

•

Inspirato has limited experience with its pricing models, particularly for Inspirato Pass, and may not accurately predict the long-term rate of subscriber adoption or renewal or the impact these will have on its revenue or results of operations.

•

Inspirato depends on its key personnel and other highly skilled personnel, and if Inspirato fails to attract, retain, motivate or integrate its personnel, its business, financial condition and results of operations could be adversely affected.

•	Inspirato’s business depends on its reputation and the strength of its brand, and any deterioration could adversely impact its business, financial condition, or results of operations.

•	As a result of recognizing revenue in accordance with GAAP, Inspirato’s financial statements may not immediately reflect changes in customer bookings, cancellations and other operating activities.

•	The failure to successfully execute and integrate acquisitions could materially adversely affect Inspirato’s business, results of operations, and financial condition.

•

Inspirato relies on consumer discretionary spending and any decline or disruption in the travel or hospitality industries or economic downturn would materially adversely affect its business, results of operations, and financial condition.

•

The subscription travel market and the market for Inspirato’s subscription offerings is still relatively new, and if it does not continue to grow, grows more slowly than expected or fails to grow as large as expected, Inspirato’s business, financial condition and results of operations could be adversely affected.

•	If Inspirato is unable to manage the risks presented by its international business model, its business, results of operations, and financial condition would be materially adversely affected.

•	Inspirato may experience significant fluctuations in its results of operations, which make it difficult to forecast its future results.

•	The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in Inspirato’s results of operations and financial condition.

•

Inspirato’s management has identified material weaknesses in their internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of its financial statements or cause it to fail to meet its periodic reporting obligations.

•	Inspirato faces risks related to Inspirato’s intellectual property.

•	Inspirato’s processing, storage, use and disclosure of personal data exposes it to risks of internal or external security breaches and could give rise to liabilities and/or damage to reputation.

•	Unfavorable changes in government regulation or taxation of the evolving hospitality, internet and e-commerce industries could harm Inspirato’s results.

Implications of Being an Emerging Growth Company

Thayer is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in Thayer’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Thayer has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies. Thayer, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible to compare Thayer’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

The Combined Company will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Thayer’s initial public offering, (b) in which Thayer has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which, in addition to certain other criteria, means the market value of Thayer’s common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter and (2) the date on which the Combined Company has issued more than $1 billion in non-convertible debt securities during the prior three-year period.

THE OFFERING

Issuer	Thayer Ventures Acquisition Corporation

In connection with the closing of the Business Combination, Thayer will change its name to Inspirato Incorporated. If the Business Combination is not consummated, the PIPE Shares will not be issued and the registration statement of which this prospectus forms a part will be withdrawn. No sales or issuances of securities will be made under this prospectus until after the Closing.

Issuance of Thayer Class A Common Stock

Shares of Thayer Class A Common Stock issuable upon exercise of Warrants	Up to 15,800,000 shares of Thayer Class A Common Stock

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Resale of Thayer Class A Common Stock

Thayer Class A Common Stock offered by the Selling Securityholders	Up to 16,025,384 shares of Thayer Class A Common Stock (including (a) 7,175,000 shares that may be issued upon exercise of the Private Warrants and (b) 8,850,384 PIPE Shares which are to be issued in a private placement in connection with, and immediately prior to the Closing of the Business Combination). In connection with the Closing, each share of Thayer Class A Common Stock will be reclassified as a share of Combined Company Class A Common Stock.

Private Warrants offered by the Selling Securityholders hereunder	Up to 7,175,000 Private Warrants

Redemption	The Warrants are redeemable in certain circumstances. See the section of this prospectus titled “Description of Securities–Warrants” for further discussion.

Combined Company Common Stock outstanding after the consummation of this offering and the Business Combination (assuming no redemptions)(1)	132,988,279 shares

Combined Company Common Stock outstanding after the consummation of this offering and the Business Combination (assuming maximum redemptions)(2)	120,488,279 shares

Use of Proceeds	We will not receive any proceeds from the sale of the Combined Company Class A Common Stock and Warrants offered by the

Selling Securityholders under this prospectus. We will receive up to an aggregate of approximately $181.7 million from the exercise of all Warrants, assuming the exercise in full of such Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors	See the section titled “Risk Factors” beginning on page 12 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in the Combined Company Class A Common and Warrants.

Market for Common Stock	Thayer Class A Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “TVAC” and “TVACW”, respectively. Following the closing of the Business Combination, we expect that Combined Company Class A Common Stock and Warrants will be listed on Nasdaq under the symbols “ISPO” and “ISPOW”, respectively.

Exchange Rights	After the closing of the Business Combination, the Flow-Through Sellers from time to time, may, subject to the terms of the A&R Inspirato LLCA, exchange their New Common Units, together with the corresponding shares of Combined Company Class V Common Stock, for shares of Combined Company Class A Common Stock, on a one-for-one basis. When a New Common Unit, together with a share of Combined Company Class V Common Stock is exchanged for a share of Combined Company Class A Common Stock, the corresponding shares of Combined Company Class V Common Stock will be cancelled.

(1)

Assumes no shares of Thayer Class A Common Stock are redeemed and no Warrants are exercised. If the actual facts are different than these assumptions the number of shares of Combined Company Class A Common Stock outstanding at Closing will be different.

(2)

Assumes that 12,500,000 shares of Thayer Class A Common Stock are redeemed and no Warrants are exercised. If the actual facts are different than these assumptions, the number of shares of Combined Company Class A Common Stock outstanding at Closing will be different.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF INSPIRATO

The selected consolidated historical statements of operations data of Inspirato for the years ended December 31, 2018, 2019 and 2020 and the historical consolidated balance sheet data as of December 31, 2019 and 2020 are derived from Inspirato’s audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated historical statements of operations data of Inspirato for the nine months ended September 30, 2020 and 2021 and the consolidated historical balance sheet data as of September 30, 2021 are derived from Inspirato’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. In Inspirato’s management’s opinion, the unaudited interim consolidated historical financial statements include all adjustments necessary to state fairly Inspirato’s financial position as of September 30, 2021 and the results of operations for the nine months ended September 30, 2020 and 2021.

Inspirato’s historical results are not necessarily indicative of the results that may be expected in the future and Inspirato’s results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. You should read the following selected consolidated historical financial data together with the section titled “Inspirato Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Inspirato’s financial statements and related notes included elsewhere in this prospectus.

	For the years ended December 31,			For the nine months ended September 30,
	2018	2019	2020	2020	2021
	(in thousands except per unit amounts)
Statement of Operations Data:
Revenue	$178,652	$217,079	$165,590	$125,703	$166,390
Cost of revenue	114,508	138,768	100,599	70,200	110,106
Gross margin	64,144	78,311	64,991	55,503	56,284
General and administrative	24,193	27,522	25,940	20,819	37,188
Sales and marketing	22,893	25,527	14,764	10,908	19,105
Operations	19,000	24,396	18,814	14,139	17,336
Technology and development	2,220	2,579	2,787	2,016	2,957
Depreciation and amortization	4,871	3,471	2,898	2,713	1,876
Interest, net	2,232	999	542	282	483
Warrant fair value (gains) losses	72	66	(214)	—	456
Gain on forgiveness of debt	—	—	—	—	(9,518)

Net income (loss) and comprehensive income (loss)	$(11,337)	$(6,249)	$(540)	$4,626	$(13,599)
Basic weighted average common units	1,166	1,166	1,166	1,166	1,166
Basic income (loss) per common unit	$(9.72)	$(5.36)	$(0.46)	$3.97	$(11.66)
Diluted weighted average common units	1,166	1,166	1,166	2,787	1,166
Diluted income (loss) per common unit	$(9.72)	$(5.36)	$(0.46)	$1.66	$(11.66)

Statement of Cash Flows Data:
Net cash provided by operating activities	$10,050	$3,948	$11,579	$4,569	$18,355
Net cash used in investing activities	(4,461)	(4,425)	(3,892)	(3,516)	(2,695)
Net cash provided by (used in) financing activities	(36)	6,076	16,550	9,406	(846)
Net increase in cash and cash equivalents	$5,553	$5,599	$24,237	$10,459	$14,814

Balance Sheet Data:

	As of December 31,		As of September 30,
	2019	2020	2021
	(in thousands)
Cash and cash equivalents	$40,096	$62,772	$78,855
Prepaid subscriber travel	14,159	11,804	15,660
Total assets	107,817	120,606	139,340
Deferred revenue	148,197	148,962	173,335
Debt	7,000	23,550	13,267
Total liabilities	189,492	200,031	229,598
Temporary equity	83,780	83,780	83,780
Members’ deficit	(165,455)	(163,205)	(174,038)
Total liability, temporary equity and members’ deficit	$107,817	$120,606	$139,340

SELECTED HISTORICAL FINANCIAL INFORMATION OF THAYER

The following tables show selected historical financial information of Thayer for the periods and as of the dates indicated. The selected historical financial information of Thayer was derived from the audited historical financial statements of Thayer included elsewhere in this prospectus. The following tables should be read in conjunction with “Thayer Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Thayer’s historical financial statements and the notes and schedules related thereto, included elsewhere in this prospectus.

	Nine Months Ended September 30, 2021	For the Period from July 31, 2020 (inception) to December 31, 2020
	(in thousands except per share amounts)
Statement of Operations Data:
Net loss	$(3,662)	$(2,959)
Net loss per Class A common share—basic and diluted	(0.17)	$(0.50)
Net loss per Class B common share—basic and diluted	$(0.17)	$(0.50)

Statement of Cash Flows Data:
Net cash used in operating activities	$(846)	$(538)
Net cash used in investing activities	—	(175,950)
Net cash provided by financing activities	—	177,730

	As of September 30, 2021	As of December 31, 2020
	(in thousands)
Balance Sheet Data:
Total cash	$396	$1,242
Total assets	176,642	177,702
Total liabilities	25,825	23,222
Total stockholders’ deficit	(25,132)	(21,471)
Total liabilities and stockholders’ deficit	$176,642	$177,702

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information (the “selected pro forma data”) gives effect to the reverse acquisition of Inspirato by Thayer as further described below in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Thayer will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Inspirato issuing shares for the net assets of Thayer, accompanied by a recapitalization. The net assets of Thayer will be stated at historical cost, with no goodwill or other intangible assets recorded. The selected unaudited pro forma condensed combined balance sheet data as of September 30, 2021 gives effect to the Business Combination and financing activities described above as if they had occurred on September 30, 2021. The selected unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the Business Combination and financing activities described above as if they had occurred on January 1, 2020.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) of Thayer and Inspirato appearing below and the accompanying notes to the Pro Forma Financial Statements. In addition, the Pro Forma financial statements were based on, and should be read in conjunction with, the historical financial statements and related notes of the entities for the applicable periods included elsewhere in this prospectus. The selected unaudited pro forma data has been presented for informational purposes only and are not necessarily indicative of what the actual combined financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. The Pro Forma Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. In addition, the selected unaudited pro forma data does not purport to project the future financial position or operating results of Thayer and Inspirato subsequent to the close of the Business Combination.

	As of September 30, 2021
	Assuming No Redemptions	Assuming Max Redemptions
	(in thousands)
Selected Unaudited Pro Forma Combined Balance Sheet Data:
Total assets	$368,486	$243,994
Total liabilities	248,523	248,523
Total equity (deficit)	$119,963	$(4,529)

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
	(in thousands except per share amounts)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations:
Revenue	$165,590	$166,390
No redemptions
Weighted average shares outstanding—basic and diluted	123,782	123,782
Net loss per share—basic and diluted	$(0.05)	$(0.05)
Maximum redemptions
Weighted average shares outstanding—basic and diluted	111,332	111,332
Net loss per share—basic and diluted	$(0.05)	$(0.05)

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the Combined Company Class A Common Stock and Warrants could decline, and you could lose part or all of your investment. The risks discussed below may not prove to be exhaustive and are based on certain assumptions that later may prove to be incorrect or incomplete. Thayer and Inspirato may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair our business or financial condition.

Unless the context otherwise requires, all references to “we,” “us,” or “our” in this section refer to Thayer prior to the Business Combination and the Combined Company after giving effect to the Business Combination.

Risks Related to Inspirato’s Business and Industry

The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact Inspirato’s business, results of operations, and financial condition.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. In an attempt to limit the spread of the virus, governments have imposed various restrictions, including emergency declarations at the federal, state, and local levels, school and business closings, quarantines, “shelter at home” orders, restrictions on travel, limitations on social or public gatherings, and other social distancing measures, which have had and may continue to have a material adverse impact on Inspirato’s business and operations and on travel behavior and demand.

The COVID-19 pandemic, which has required and may continue to require cost reduction measures, has materially adversely affected Inspirato’s near-term operating and financial results and will continue to materially adversely impact Inspirato’s long-term operating and financial results. In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, Inspirato does not believe it is possible to predict the COVID-19 pandemic’s cumulative and ultimate impact on its future business, results of operations, and financial condition. The extent of the impact of the COVID-19 pandemic on Inspirato’s business and financial results will depend largely on future developments, including the duration and extent of the spread of COVID-19 both globally and within the U.S., the prevalence of local, national, and international travel restrictions, significantly reduced flight volume, the impact on capital and financial markets and on the U.S. and global economies, foreign currencies exchange, and governmental or regulatory orders that impact Inspirato’s business, all of which are highly uncertain and cannot be predicted. Moreover, even after all shelter-in-place and quarantine orders and travel bans, restrictions, and advisories are completely lifted, demand for Inspirato’s offerings, particularly those related to cross-border and international travel, may experience a depression for a significant length of time. In addition, Inspirato could not predict the impact that the COVID-19 pandemic has had and cannot predict the impact that the COVID-19 pandemic will continue to have on its business partners and third-party vendors and service providers. In addition, Inspirato may continue to be materially adversely impacted as a result of the material adverse impacts Inspirato’s business partners and third-party vendors suffered previously and may suffer now and in the future. To the extent the COVID-19 pandemic continues to materially adversely affect Inspirato’s business, results of operations, and financial condition, it may also have the effect of heightening many of the other risk factors described herein.

Inspirato has a history of net losses and may not be able to achieve or sustain profitability.

Inspirato incurred net losses of $11.3 million, $6.2 million, $0.5 million, and $13.6 million for the fiscal years ended December 31, 2018, 2019 and 2020 and the nine months ended September 30, 2021, respectively. As of December 31, 2020, and September 30, 2021, Inspirato had an accumulated deficit of $185 million and $196 million, respectively. Inspirato’s accumulated deficit and net losses historically resulted primarily from the substantial investments required to grow its business. Inspirato has invested significantly in efforts to grow its subscriptions, introduce new or expanded offerings, increase its marketing spend, expanded its operations and hire additional employees. In 2021, Inspirato started to incur significant costs related to the Business Combination and operating the Combined Company as a public company after the consummation of the Business Combination. Inspirato expects to continue making significant investments in its business in the future. These efforts may prove more expensive than currently anticipated, and Inspirato may not succeed in increasing its revenue sufficiently to offset these higher expenses. In particular, the impacts of the COVID-19 pandemic on Inspirato’s business have also contributed to the losses incurred during 2020 and Inspirato expects the ongoing economic impact from the COVID-19 pandemic to have a material adverse impact on its revenue and financial results for 2021 and in the future depending on the pandemic’s future impact.

If Inspirato fails to retain existing subscribers or add new subscribers, its business, results of operations, and financial condition would be materially adversely affected.

Inspirato has experienced significant subscriber growth over the past several years, particularly with respect to Inspirato Pass. Inspirato’s continued business and revenue growth is dependent on its ability to retain existing subscribers and add new subscribers, and Inspirato cannot be sure that it will be successful in these efforts, or that subscriber retention levels will not materially decline. There are a number of factors that could lead to a decline in subscribers or that could prevent Inspirato from increasing its subscribers, including:

•	Inspirato’s failure to deliver offerings that subscribers find attractive;

•	Inspirato’s ability to achieve and sustain market acceptance, particularly with respect to Inspirato Pass;

•	harm to Inspirato’s brand and reputation;

•	pricing and perceived value of Inspirato’s offerings;

•	subscribers engaging with competitive products and services;

•	problems affecting subscribers’ experiences;

•	a decline in the public’s interest in luxury travel;

•	deteriorating general economic conditions or a change in consumer discretionary spending preferences or trends;

•	political, social or economic instability; and

•

events beyond Inspirato’s control such as the COVID-19 pandemic, other pandemics and health concerns, increased or continuing restrictions on travel, immigration, trade disputes, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations.

In addition, if Inspirato’s platform is not easy to navigate; subscribers have an unsatisfactory sign-up, search, booking or payment experience on Inspirato’s platform; the content on Inspirato’s platform is not displayed effectively to subscribers; Inspirato is not effective in engaging subscribers across its various offerings and tiers; or Inspirato fails to provide an experience in a manner that meets rapidly changing demand, Inspirato could fail to acquire first-time subscribers and fail to retain with existing subscribers.

As a result of these factors, Inspirato cannot be sure that its subscriber levels will be adequate to maintain or permit the expansion of its operations. A decline in subscriber levels could have an adverse effect on Inspirato’s business, financial condition, and operating results.

Inspirato’s revenue growth rate has slowed, and it may not increase at the rates Inspirato anticipates in the future or at all.

Inspirato has experienced significant revenue growth in the past; however, its revenue growth has slowed in recent periods, and there is no assurance that historic growth rates will return. For the year ended December 31, 2020, as a result of the COVID-19 pandemic, Inspirato’s revenue decreased significantly compared to the year ended December 31, 2019. Inspirato’s future revenue growth depends on the growth of supply and demand for its offerings, and its business is affected by general economic and business conditions worldwide as well as trends in the global travel and hospitality industries. In addition, Inspirato believes that its revenue growth depends upon a number of factors, including:

•	the COVID-19 pandemic and its impact on the travel and accommodations industries;

•	Inspirato’s ability to retain and grow its number of subscribers;

•	Inspirato’s ability to retain and grow the number of luxury accommodations and experiences it offers;

•

events beyond Inspirato’s control such as pandemics and other health concerns, increased or continuing restrictions on travel and immigration, trade disputes, economic downturns, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations;

•	competition;

•

the legal and regulatory landscape and changes in the application of existing laws and regulations or adoption of new laws and regulations that impact Inspirato’s business, and/or subscribers, including changes in tax, short-term occupancy, and other laws;

•	the attractiveness of Inspirato’s offerings to current and prospective subscribers, including the degree to which Inspirato correctly anticipates trends in consumer travel preferences;

•	the level of consumer awareness and perception of Inspirato’s brand;

•	the level of spending on sales and marketing to attract subscribers;

•	Inspirato’s ability to grow new offering tiers, such as Inspirato Pass, and to deepen its presence in certain geographies;

•	timing, effectiveness, and costs of expansion and upgrades to Inspirato’s platform and infrastructure; and

•	other risks described elsewhere in this prospectus.

A softening of demand, whether caused by events outside of our control, such as COVID-19, changes in subscriber preferences, any of the other factors described above, or in this prospectus will result in decreased revenue. If Inspirato’s revenue does not improve, it may not achieve profitability and its business, results of operations, and financial condition would be materially adversely affected.

The hospitality market is highly competitive, and Inspirato may be unable to compete successfully with its current or future competitors.

The market to provide hospitality services is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. Inspirato’s current or potential competitors include global hotel brands, regional hotel chains, independent hotels, online travel agencies and home-sharing and rental services, and short term/vacation rental. Inspirato’s competitors may adopt aspects of its business model, which could reduce its ability to differentiate its offerings. Additionally, current or new competitors may introduce new business models or services that Inspirato may need to adopt or otherwise adapt to in order to compete, which could reduce Inspirato’s ability to differentiate its business or services from those of its competitors. Increased competition could result in a reduction in revenue, fewer attractive properties, higher lease rates, higher costs, or reduced market share.

Inspirato believes it competes primarily on the basis of the quality of its residences, the variety and attractiveness of its residences, the quality of its subscribers’ experience through its concierge and planning services and other subscriber service, and brand identity. Competitive factors in its industry are subject to change, such as the increased emphasis on cleaning and social distancing due to the COVID-19 pandemic. If subscribers choose to use other competitive offerings in lieu of Inspirato’s, Inspirato’s revenue could decrease, and it could be required to incur additional expenditures to compete more effectively. Any of these events or results could harm Inspirato’s business, operating results and financial condition.

In addition, some of Inspirato’s current or potential competitors, such as major hotel brands, are larger and have more resources than it does. Many of Inspirato’s current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, well-established loyalty programs, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. Moreover, the hospitality services industry has experienced significant consolidation, and Inspirato expects this trend may continue as companies attempt to strengthen or hold their market positions in a highly competitive industry. Consolidation amongst Inspirato’s competitors will give them increased scale and may enhance their capacity, abilities, and resources, and lower their cost structures. In addition, Inspirato’s current or potential competitors may have access to larger developer, landlord or customer bases. As a result, its competitors may be able to respond more quickly and effectively than Inspirato can to new or changing opportunities, technologies, standards, or landlord or customer requirements. Furthermore, because of these advantages, existing and potential landlords and subscribers might accept Inspirato’s competitors’ offerings, even if Inspirato’s offerings are superior in other regards. For all of these reasons, Inspirato may not be able to compete successfully against its current and future competitors.

Inspirato may be unable to effectively manage its growth.

Inspirato has experienced rapid growth, and Inspirato continues to pursue rapid growth in existing and new markets throughout the world. The number of Inspirato’s Active Subscribers increased from approximately 1,500 as of December 31, 2012 to 13,802 as of December 31, 2021. After Inspirato’s reduction in force as a result of the COVID-19 pandemic in March 2020, Inspirato’s worldwide employee base grew from 498 employees as of December 31, 2020 to 791 as of December 31, 2021. Inspirato’s business is becoming increasingly complex due in part to the continued rapid evolution of the hospitality industry, the ongoing COVID-19 pandemic, Inspirato’s expansion into new markets, the increasing number of residences and hotels within its portfolio and changing local and national regulatory requirements. This increased complexity and rapid growth have demanded, and will continue to demand, substantial resources and attention from Inspirato’s management. Inspirato may need to increase headcount and hire additional specialized personnel in the future as it pursues its growth objectives. For example, Inspirato may need to hire, train and manage additional qualified data scientists, website and app developers, software engineers, financial operations and accounting personnel, and sales and marketing staff to properly manage its growth. When Inspirato enters or expands operations in a particular city, it may also need to hire a substantial number of staff to effectively manage the new operations, including staff to research local laws and regulations and monitor legal compliance. If Inspirato’s new hires are not available when needed or perform poorly, or if Inspirato is unsuccessful in hiring, training, managing and integrating new employees or if it is unsuccessful in retaining existing employees, Inspirato may not be able to meet its business and growth objectives.

Inspirato’s subscriber support function is critical to the success of Inspirato’s business, and any failure to provide high-quality service could affect its reputation and ability to retain its existing subscribers and attract new subscribers.

Inspirato’s ability to provide high-quality support to its subscribers is important for the growth of its business and any failure to maintain such standards of subscriber support, or any perception that Inspirato does not provide high-quality service, could affect Inspirato’s ability to retain and attract subscribers. Meeting the support expectations of Inspirato’s subscribers requires significant time and resources from Inspirato’s support team and significant investment in staffing and technology. In particular, many travel reservations made through Inspirato include planning assistance, daily housekeeping, related property services and a local concierge to assist subscribers during their travel. If Inspirato or its third-party services providers fail to provide these services in a high-quality manner, or these services are not commensurate with those offered by other luxury travel providers such as hotel brands, its brand would be harmed. In addition, as Inspirato expands the destinations offered to its subscribers, particularly outside of North America and Europe, Inspirato needs to be able to provide effective support that meets subscribers’ expectations in a variety of countries and languages.

Inspirato’s local support is performed by a combination of its internal teams and third-party service providers. Inspirato relies on its internal teams and these third parties to provide timely, responsive and high-quality service to its subscribers. Reliance on these third parties requires that Inspirato provide proper guidance and training for their employees, maintain proper controls and procedures for interacting with Inspirato’s subscribers, and ensure acceptable levels of quality and subscriber satisfaction are achieved.

Inspirato relies on information provided by subscribers and is at times limited in its ability to provide adequate support or help subscribers resolve issues due to its lack of information or control of local third-party staff. To the extent that subscribers are not satisfied with the timeliness, responsiveness or quality of Inspirato’s support, Inspirato may not be able to retain subscribers, and its reputation and brand, as well as its business, results of operations, and financial condition, could be materially adversely affected.

Providing support that is timely, responsive and high-quality is costly, and Inspirato expects such cost to continue to rise in the future as it grows its business.

Inspirato may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew its existing supply of luxury accommodations and experiences.

Inspirato continually pursues entering into additional leases, adding residences to existing leases, and renewing and extending current leases as well as other occupancy arrangements with property owners, resorts, hotels and developers. If Inspirato fails to secure or renew leases or other occupancy arrangements for attractive luxury properties, resorts, and hotels, it will not be able to expand its portfolio of locations and may not achieve its growth and financial forecasts.

Inspirato may not be able to add sufficient properties that meet its brand standards at an acceptable cost to meet its strategic goals and financial forecasts. Due to the number of properties that Inspirato has already secured under leases or other occupancy arrangements in many locations and its emphasis on providing a luxury travel experience, it may find it more difficult to find additional attractive properties in those markets. In certain international markets, Inspirato has less experience and fewer real estate staff, and local regulations and real estate industry practices (including customary lease provisions and governing law) may make it more difficult to identify properties that are consistent with Inspirato’s brand and standards. Even where Inspirato identifies suitable properties, Inspirato may not be able to negotiate leases or other occupancy arrangements on commercially reasonable terms or at all or may incur additional expenses engaging local counsel to assist with lease or other occupancy arrangement negotiations. Inspirato’s leases and other occupancy arrangements are often complex and require substantial time to negotiate, which makes forecasting Inspirato’s revenue from new properties more difficult.

Even where Inspirato succeeds in signing a lease for a new property, the landlord or developer may be unable or unwilling to deliver the property at the time provided for, or Inspirato may encounter other unforeseen delays, such as constructions delays in the case of new developments or in preparing the property for initial subscriber stays. Many newly leased properties become available for Inspirato subscriber stays only after a considerable period of time, which increases the risk of unforeseen delays in recognizing revenue from such properties. In addition, the success of any new property will depend on Inspirato’s ability to integrate it into existing operations and successfully market it to Inspirato’s subscribers. Newly leased properties could be more difficult or expensive to onboard, have undisclosed conditions that result in unanticipated expenses or claims against Inspirato for which it may have little or no effective recourse against the landlord, or otherwise may not provide their anticipated benefits.

In addition to providing luxury accommodations, Inspirato’s business also depends on its ability to provide high-quality, personalized service including travel planning, on-site concierges, daily housekeeping and unique travel experiences. If Inspirato is not successful in providing high-quality, luxury experiences to its subscribers, the perceived benefits of subscriptions may decrease and its business, financial condition and operating results may be adversely impacted.

Inspirato has limited experience with its pricing models, particularly for Inspirato Pass, and may not accurately predict the long-term rate of subscriber adoption or renewal or the impact these will have on its revenue or results of operations.

Inspirato generates revenue primarily from travel bookings and subscriptions to its Inspirato Club and Inspirato Pass offerings. Inspirato’s subscriptions provide varying degrees of travel booking rights, and additional bookings and travel-related services are available on an ad-hoc basis. Inspirato has limited experience with respect to determining the optimal prices and pricing models for its subscription plans and other travel-related services, particularly with respect to Inspirato’s newer offerings such as Inspirato Pass, which launched in 2019 and experienced significant disruption in 2020 due to the COVID-19 pandemic. As the markets for Inspirato’s offerings mature, as it creates new offerings, or as new competitors introduce competing offerings, Inspirato may be unable to attract new subscribers or retain existing subscribers at the same price or based on the same pricing model as it has used historically.

Inspirato also has limited experience in determining complementary offerings to provide in conjunction with its subscription plans and which to offer as add-on offerings. Inspirato’s limited experience in determining the optimal manner in which to bundle its various offerings could reduce its ability to capture the value delivered by its offerings, which could adversely impact its business, results of operations, and financial condition.

Inspirato depends on its key personnel and other highly skilled personnel, and if Inspirato fails to attract, retain, motivate or integrate its personnel, its business, financial condition and results of operations could be adversely affected.

Inspirato’s success depends to a significant degree on the retention of its founders, senior management team, key technical, financial and operations employees and other highly skilled personnel. Inspirato’s success also depends on its ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of its organization. Inspirato may not be successful in attracting and retaining qualified personnel to fulfill its current or future needs, and future governmental or regulatory orders related to COVID-19, which remain uncertain and cannot be predicted, may also impact Inspirato’s employee retention. Members of Inspirato’s management team or other key employees may terminate their employment with Inspirato at any time, and it may be difficult to find suitable replacements on a timely basis, on competitive terms or at all. If Inspirato is unable to attract and retain the necessary personnel, particularly in critical areas of its business, it may not achieve its strategic goals.

Inspirato faces intense competition for highly skilled personnel, especially in Denver, Colorado, where it maintains its headquarters. To attract and retain qualified personnel, Inspirato has had to offer, and it believes it will need to continue to offer, competitive compensation and benefits packages. Job candidates and existing personnel often consider the value of the equity awards they receive in connection with their employment. If the perceived value of Inspirato’s equity awards declines, it may adversely affect its ability to attract and retain highly qualified personnel. Inspirato may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and it may never realize returns on these investments. If Inspirato is unable to effectively manage its hiring needs or successfully integrate new hires, its efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could adversely affect its business, financial condition and results of operations.

Inspirato’s business depends on its reputation and the strength of its brand, and any deterioration could adversely impact its business, financial condition, or results of operations.

Inspirato’s business depends on its reputation and the strength of its brand as a provider of luxury accommodations and experiences. Inspirato believes that the strength of its brand is particularly important to its ability to attract and retain subscribers and to compete for attractive new properties. Many factors can affect Inspirato’s reputation and the value of its brand, including its level of service, safety of its subscribers, its approach to health and cleanliness, publicized incidents in or around its properties, ability to protect and use its brand and trademarks, levels of marketing, and the prevalence of other luxury accommodations and experiences in the destinations it serves. In addition, Inspirato’s brand and reputation could be harmed if it fails to act responsibly or is perceived as not acting responsibly, or fails to comply with regulatory requirements as interpreted by certain governments or agencies thereof in a number of other areas, such as safety and security, data security, privacy practices, provision of information about users and activities on its platform, sustainability, human rights, diversity, non-discrimination, and support for employees and local communities.

Reputational value is also based on perceptions, and broad access to social media makes it easy for anyone to provide public feedback that can influence perceptions of Inspirato, its brand and its properties and experiences. It may be difficult to control or effectively manage negative publicity, regardless of whether it is accurate. Social media compounds the potential scope of the negative publicity that could be generated and the speed with which such negative publicity may spread. Inspirato’s efforts to preserve and enhance consumer awareness of its brands may not be successful, and even if Inspirato is successful in its branding efforts, such efforts may not be cost-effective or as efficient as they have been historically, resulting in increased customer acquisition costs.

Inspirato’s brand and reputation may suffer as a result of any failure to provide service to its subscribers that is commensurate with their expectations. Subscriber complaints or negative publicity about Inspirato’s company, properties, experiences or services could diminish subscribers’ confidence in Inspirato or its brand and impair its relationships with landlords, regulators and other governmental authorities, third-party partners, and others that are important or impactful to its business. Effective subscriber service requires significant personnel and technology expense, and this expense, if not managed properly, could significantly impact Inspirato’s profitability. Failure to manage or train subscriber service representatives properly could compromise Inspirato’s ability to provide travel and experiences that are acceptable to Inspirato’s subscribers. Inspirato also relies on third-party companies to provide some subscriber services, including trip planning assistance, concierge services, daily housekeeping and related property services. Inspirato does not directly control these companies or their personnel. Negative publicity related to any of Inspirato’s third-party partners, including publicity related to quality standards or safety concerns, could adversely affect Inspirato’s reputation and brand, and could potentially lead to increased regulatory or litigation exposure. Inspirato may also be the subject of blog, social media or forum postings that include inaccurate or negative statements about its properties or services or its business in general that create negative publicity. Any deterioration of Inspirato’s brand could adversely impact its business, financial condition, or results of operations.

As a result of recognizing revenue in accordance with GAAP, Inspirato’s financial statements may not immediately reflect changes in customer bookings, cancellations and other operating activities.

Inspirato experiences a difference in timing between when a booking is made for travel and when it recognizes revenue, which occurs upon check-in. The effect of significant downturns in bookings in a particular quarter may not be fully reflected in Inspirato’s results of operations until future periods because of this timing in revenue recognition. Inspirato’s booking metrics are also not necessarily reflective of revenue in a specific time period as a result of potential cancellations between booking and check-in. For example, the COVID-19 pandemic resulted in cancellations of bookings and those bookings were not recognized as revenue until the trips were taken.

The failure to successfully execute and integrate acquisitions could materially adversely affect Inspirato’s business, results of operations, and financial condition.

One element of Inspirato’s growth strategy is to acquire businesses. Inspirato may expend significant cash or incur substantial debt to finance such acquisitions, which indebtedness could result in restrictions on Inspirato’s business and significant use of available cash to make payments of interest and principal. In addition, the Combined Company may finance acquisitions by issuing equity or convertible debt securities, which could result in further dilution to the Combined Company’s stockholders. Inspirato may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If Inspirato fails to evaluate and execute acquisitions successfully, Inspirato’s business, results of operations, and financial condition could be materially adversely affected.

In addition, Inspirato may not be successful in integrating acquisitions or the businesses Inspirato acquires may not perform as well as Inspirato expects. Any future failure to manage and successfully integrate acquired businesses could materially adversely affect Inspirato’s business, results of operations, and financial condition. Acquisitions involve numerous risks, including the following:

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difficulties in integrating and managing the combined operations, technology platforms, or offerings of the acquired companies and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays, and failure to execute on the intended strategy and synergies;

•	failure of the acquired businesses to achieve anticipated revenue, earnings, or cash flow;

•	diversion of management’s attention or other resources from Inspirato’s existing business;

•	Inspirato’s inability to maintain the business relationships of acquired businesses;

•	uncertainty of entry into businesses or geographies in which Inspirato has limited or no prior experience or in which competitors have stronger positions;

•	unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;

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responsibility for the liabilities of acquired businesses, including those that were not disclosed to Inspirato or exceed Inspirato’s estimates, such as liabilities arising out of the failure to maintain effective data protection and privacy controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including short-term occupancy and tax laws;

•	difficulties in or costs associated with assigning or transferring to Inspirato the acquired companies’ intellectual property or its licenses to third-party intellectual property;

•	inability to maintain Inspirato’s culture and values, ethical standards, controls, procedures, and policies;

•	challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;

•	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP; and

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potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, business relationships, or intellectual property, are later determined to be impaired and written down in value.

Inspirato relies on consumer discretionary spending and any decline or disruption in the travel and hospitality industries or economic downturn would materially adversely affect its business, results of operations, and financial condition.

Inspirato’s business is particularly sensitive to trends in the travel, real estate and vacation rental markets, and trends in the general economy, which are all unpredictable. Travel, including accommodation, is significantly dependent on discretionary spending levels. As a result, sales of travel services tend to decline during general economic downturns, recessions and times of political or economic uncertainty as consumers engage in less discretionary spending, are concerned about unemployment or inflation, have reduced access to credit or experience other concerns or effects that reduce their ability or willingness to travel. Leisure travel in particular, which accounts for substantially all of Inspirato’s current business, is dependent on discretionary consumer spending levels. Downturns in worldwide or regional economic conditions, such as the current downturn resulting from the COVID-19 pandemic, have led to some decrease in leisure travel and travel spending, and similar downturns in the future may materially adversely impact demand for Inspirato’s offerings. Such a shift in consumer behavior could materially adversely affect Inspirato’s business, results of operations, and financial condition. Inspirato’s operating results, to the extent they reflect changes in the broader travel, real estate and vacation rental industries, may be subject to significant fluctuations.

The subscription travel market and the market for Inspirato’s subscription offerings is still relatively new, and if it does not continue to grow, grows more slowly than expected or fails to grow as large as expected, Inspirato’s business, financial condition and results of operations could be adversely affected.

Inspirato offers a distinctive type of luxury travel service for which the market is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Inspirato’s success will depend on the willingness of potential subscribers and the market at large to adopt its particular model of luxury travel, which differs from both traditional hotels and home-sharing or rental marketplaces. In many geographies, including geographies that Inspirato hopes to enter in the future, the market for its subscription-based luxury travel is unproven, with little data or research available regarding the market and industry. If potential subscribers do not perceive Inspirato’s accommodations or experiences as compelling, or choose different accommodations due to concerns regarding safety, the availability of on-site staffing, amenities or services associated with traditional hotels, affordability or other reasons, then the market for Inspirato’s luxury travel may not further develop, may develop more slowly than expected or may not achieve its expected growth potential. Such outcomes could adversely affect Inspirato’s business, financial condition and results of operations. Additionally, Inspirato’s ability to develop the market in which it operates will depend to a substantial extent on the willingness of landlords and property developers to enter into leases, property development or other occupancy arrangements with Inspirato, and Inspirato’s ability to operate in markets without clear or well-established regulations covering properties used in Inspirato’s business. Regulation of short-term occupancy is an evolving field, and in numerous localities, local regulations have been adopted in recent years that seek to discourage short-term occupancy. Moreover, homeowners’ associations and other associations in communities where Inspirato’s properties are located may seek to restrict limit the ability of landlords to enter into lease agreements with companies such as Inspirato. Additionally, the majority of Inspirato’s revenue is driven by Inspirato’s subscription offerings, and the adoption of subscription models in the travel industry is relatively new. For example, Inspirato Pass was first launched in 2019. If customers do not shift to subscription travel models and subscription travel services do not achieve widespread adoption, or if there is a reduction in demand for subscription travel services, our business, financial condition, and results of operations could be adversely affected. For these and other reasons, Inspirato may be unable to accurately predict the demand for and the supply of potential units in certain markets, which could cause it to spend more in a certain market than is justified by the resulting revenues, or to miss its financial targets, and could otherwise harm its business.

If Inspirato is unable to manage the risks presented by its international business model, its business, results of operations, and financial condition would be materially adversely affected.

Inspirato has leased properties, works with hotel and resort partners, and offers Inspirato Only Experiences around the world and continues to expand its operations. Currently, Inspirato features destinations in the U.S., Canada, Europe, Central and South America, the Caribbean and Oceania, and plans to continue its efforts to expand internationally, including in jurisdictions where it does not currently operate to a significant degree, such as many countries in Europe, Asia, South America and Oceania. Operating in international markets also requires significant management attention and financial resources. Due to the COVID-19 pandemic, international travel restrictions and other regulations related to the pandemic are regularly and rapidly changing, causing disruptions to travel plans. For example, one of the 2021 African Safari and Winelands Inspirato Only Experiences was postponed, likely to be rescheduled for 2022 or 2023, following South Africa implementing level 4 lockdown regulations, as a result of the COVID-19 pandemic.

Expansion into new international emerging markets may have risks due to factors specific to those markets. Emerging markets are countries which have less developed economies and may be vulnerable to economic and political instability, such as significant fluctuations in gross domestic product, interest and currency exchange rates, civil disturbances, government instability, nationalization and expropriation of private assets, trafficking and the imposition of taxes or other charges by governments. The occurrence of any of these events in markets where Inspirato operates and the resulting instability may adversely affect Inspirato’s business.

Inspirato has expanded and expects to continue to expand our service to countries in the Caribbean and Latin America, some of which have less developed legal systems, financial markets, and business and political environments than the U.S., and therefore present greater political, legal, regulatory, economic and operational risks. Inspirato has emphasized legal compliance and has implemented and continues to implement and refresh policies, procedures and certain ongoing training of employees with regard to business ethics and compliance, anti-corruption policies and many key legal requirements; however, there can be no assurance Inspirato’s employees or third party service providers in such locations will adhere to its code of business conduct, anti-corruption policies, other Company policies, or other legal requirements. If Inspirato fails to enforce its policies and procedures properly or maintain adequate record-keeping and internal accounting practices to accurately record its transactions, it may be subject to sanctions. In the event Inspirato believes or has reason to believe its employees have or may have violated applicable laws or regulations, it may be subject to investigation costs, potential penalties and other related costs which in turn could negatively affect its reputation, and its results of operations and cash flow.

Managing a multinational organization is difficult, time consuming and expensive, and any international expansion efforts that Inspirato undertakes may not be profitable in the near or long term or otherwise be successful. Inspirato has limited operating experience in many foreign jurisdictions and is making significant investments to build its international operations. Conducting international operations subjects Inspirato to risks that it generally does not face in the U.S. These risks include:

•	costs, resources and uncertainties associated with tailoring its services in international jurisdictions as needed to better address the needs of subscribers;

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costs and risks associated with local and national laws and regulations governing zoning, hotels and other accommodations, accessibility, property development and rental, health and safety, climate change and sustainability, and employment;

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differences in local real estate and hotel industry practices, including leasing and hotel transaction terms, that may make it difficult for Inspirato to add properties on satisfactory terms or that may require higher than expected upfront payments or other costs;

•	operational and compliance challenges caused by distance, language, and cultural differences;

•	costs and risks associated with compliance with international tax laws and regulations;

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costs and risks associated with compliance with the U.S. Foreign Corrupt Practices Act and other laws in the U.S. related to conducting business outside the U.S., as well as the laws and regulations of non-U.S. jurisdictions governing bribery and other corrupt business activities;

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being subject to other laws and regulations, including laws governing online advertising and other Internet activities, email and other messaging, collection, use, and other processing of personal data and other content, ownership of intellectual property, taxation and other activities important to Inspirato’s online business practices;

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competition with companies that understand the local market better than Inspirato does or who have pre-existing relationships with landlords, property developers, regulators and travelers in those markets; and

•	reduced or varied protection for intellectual property rights in some countries.

Inspirato cannot guarantee that its international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.

Inspirato has experienced and may continue to experience significant fluctuations in its results of operations, which make it difficult to forecast its future results.

Inspirato’s results of operations have historically varied from period-to-period and it expects that its results of operations will continue to fluctuate for a variety of reasons, many of which are outside of its control and difficult to predict. Inspirato experiences seasonal fluctuations in its financial results. Because its results of operations may vary significantly from quarter-to-quarter and year-to-year, the results of any one period should not be relied upon as an indication of future performance. Inspirato’s revenue, expenses, operating results and cash flows, as well as its key operating metrics, have fluctuated from quarter-to-quarter in the past and are likely to continue to do so in the future. These fluctuations are due to, or may result from, many factors, including:

•	the quantity of its accommodations;

•	the timing and success of changes in amenities and services;

•	the impact of the COVID-19 pandemic or other public health crises on demand for its accommodations, and on its operating expenses and capital requirements;

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the introduction and performance of new properties, experiences, amenities, technologies and services, including how quickly new properties are ready for booking by subscribers and the degree to which Inspirato correctly anticipates trends in consumer travel preferences;

•	the timing, cost and success of advertising and marketing initiatives;

•	the amount and timing of financing activities, operating expenses and capital expenditures;

•	changes in prevailing lease rates for attractive properties, and any adjustments in rental rates under existing leases;

•	changes in cash flow due to lease renewals and amendments and new lease acquisitions and property onboardings;

•	changes in cash flow due to the seasonal nature of vacation travel and the unpredictability of subscriber cancellations;

•	economic instability in major markets, and fluctuations in exchange rates;

•	the introduction of new properties, amenities or services by its competitors;

•	declines or disruptions in the hospitality industry, particularly in cities or regions where Inspirato has significant operations;

•	changes in the timing of holidays or other vacation events;

•	unanticipated disruptions or costs due to regulatory issues, including changes in hospitality laws, hotel regulations, or zoning or accessibility laws;

•	litigation and settlement costs, including unforeseen attorneys’ fees and costs;

•	new accounting pronouncements and changes in accounting standards or practices, particularly any affecting the recognition of revenue as well as accounting for leases;

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new laws or regulations, or new interpretations of existing laws or regulations, that harm its business or restrict the hospitality industry, travel, the Internet, e-commerce, online payments or online communications; and

•	other risks described elsewhere in this prospectus.

Fluctuations in operating results may, particularly if unforeseen, cause Inspirato to miss projections it may have provided to the public. In addition, a significant portion of Inspirato’s expenses and investments are fixed and such fluctuations in operating results may cause Inspirato to face short-term liquidity issues, impact its ability to retain or attract key personnel or expand its portfolio of properties, or cause other unanticipated issues.

The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in Inspirato’s results of operations and financial condition.

The hospitality industry is seasonal in nature. The periods during which Inspirato’s properties experience higher occupancy vary from property to property, depending principally upon their location, type of property and competitive mix within the specific location, and may change with changes in overall availability of lodging and hospitality options within a local market. Based on historical results, Inspirato generally expects its revenues to be lower in the second quarter of each year than in each of the three other quarters. In addition, the hospitality industry is cyclical and demand generally follows the general economy on a lagged basis. The hospitality industry as a whole experienced a downturn driven by the COVID-19 pandemic. Inspirato expects to enter into a recovery phase as vaccines and treatments become more widely available and travel restrictions abate. However, this recovery may not occur when or to the degree expected. The seasonality and cyclicality of Inspirato’s industry may contribute to fluctuations in its results of operations and financial condition.

Inspirato’s leases may be subject to premature termination, which can be disruptive and costly.

Inspirato’s leases or management contracts may be subject to premature termination in certain circumstances, such as the bankruptcy of a developer or landlord, noncompliance with underlying covenants governing the property, or, under some agreements, failure to meet specified financial or performance criteria, which Inspirato may fail or elect not to waive or cure, or, in certain leases, termination for convenience by a landlord by providing Inspirato prior notice (typically one year). Some of Inspirato’s leased properties have been pledged as collateral for mortgage loans entered into by the owners of the properties when those properties were purchased or refinanced. If those owners cannot repay or refinance maturing indebtedness on favorable terms or at all, such owners may declare bankruptcy and/or lenders could declare a default, accelerate the related debt, and foreclose on the subject property. Such foreclosures or bankruptcies could in some cases result in the termination of Inspirato’s leases and eliminate its anticipated income and cash flows, which could have a significant negative effect on its results of operations. Landlords or other business partners may also assert the right to terminate leases or other significant contracts even where the agreements do not provide such a right. If terminations occur for these or other reasons, Inspirato may need to enforce its right to damages for breach of contract and related claims, which may cause it to incur significant legal fees and expenses. Any damages Inspirato ultimately collects could be less than the projected future value of the revenues and income it would have otherwise generated from the property. For example, if a landlord breaches a lease agreement by terminating without cause, Inspirato may choose not to or it may be financially impractical to enforce lease provisions requiring such landlord to pay an administrative fee plus the cost of relocating reservations, and Inspirato may choose to settle for a lower amount. Premature terminations of significant agreements could hurt Inspirato’s financial performance or its ability to grow its business.

In addition, Inspirato’s ability to negotiate favorable terms to extend an expiring lease or to secure an alternate location will depend on then-prevailing conditions in the real estate market, such as overall rental cost increases, competition from other would-be tenants for desirable leased spaces, Inspirato’s relationships with current and prospective building owners and landlords, and other potential factors that are not within Inspirato’s control. If Inspirato is not able to renew or replace an expiring lease, it will incur significant costs related to vacating that space and developing alternative space, if any.

The relatively long-term and fixed-cost nature of Inspirato’s leases may limit its operating flexibility and could adversely affect its liquidity and results of operations.

Inspirato currently leases most of its properties. Inspirato’s obligations to landlords under these agreements extend for periods that frequently significantly exceed the duration of customers’ subscriptions, often by several years.

Inspirato’s leases generally provide for fixed monthly payments that are not tied to occupancy rates or revenues, and its leases typically contain minimum rental payment obligations. As a result, if Inspirato is unable to maintain sufficient occupancy rates, its lease expenses may not be sufficiently offset by its revenue from subscribers. In addition, Inspirato may not be able to lower its fixed monthly payments under its leases in an amount sufficient to offset any revenue lost as a result of future prices that Inspirato charges its subscribers, which may also reduce its margins and cash flow. In any such event, Inspirato would not have the ability to reduce its rent under the lease or otherwise terminate the lease in accordance with its terms.

Inspirato has limited flexibility to rapidly alter its portfolio of properties and its lease commitments in response to changing circumstances. Leases require substantial time to negotiate, and there is often a significant delay between a lease signing and the availability of a property to Inspirato’s subscribers. In addition, Inspirato’s leases generally require the landlord’s consent to assign the lease or sublease the property, which may not be granted or may be granted only on unfavorable terms. Even if Inspirato is able to assign or sublease an unprofitable property, it may incur significant costs, including transaction costs associated with finding and negotiating with potential transferees, upfront payments or other inducements, costs to restore the property to its previous condition, and other costs to exit the property.

Moreover, Inspirato’s leases contain a variety of contractual rights and obligations that may be subject to interpretation. Inspirato’s interpretations of its leases are sometimes disputed by landlords, which result in expensive and disruptive litigation in some instances. For example, certain landlords have asserted breach of contract for failure to maintain a property in “substantially the same condition” and in 2020, certain landlords disputed “force majeure” clauses in relation to the COVID-19 pandemic. Similar disputes may occur in the future. Inspirato’s failure to satisfy its contractual obligations in these leases could result in defaults under the leases. Any default, claim or dispute regarding Inspirato’s leases or its other occupancy arrangements could result in litigation, damage to Inspirato’s reputation, disruption of operations and Inspirato’s subscribers’ experiences at the affected property, a requirement that Inspirato exit the property earlier than planned, and damages or other legal remedies against Inspirato, any of which could have a material and adverse effect on Inspirato’s business, results of operations and financial condition.

If Inspirato is unable to adapt to changes in technology, Inspirato’s business could be harmed.

Because the Inspirato website, custom applications supporting the Inspirato website, the Inspirato app and the algorithms Inspirato uses to generate trip lists are critical to its business, and subscribers increasingly demand technology-driven features and amenities when they seek accommodations, Inspirato will need to continuously modify and enhance its services and business systems to keep pace with technological changes. Inspirato may not be successful in developing or obtaining from third parties necessary, functional and popular modifications and enhancements. Furthermore, uncertainties about the timing and nature of these necessary changes could result in unplanned research and development expenses. In addition, if Inspirato’s properties, website or app, or internal systems fail to operate effectively with future technologies, Inspirato may experience subscriber dissatisfaction, lost revenue, difficulties in providing subscriber service or adding new properties to its portfolio, or other disruptions in its operations may result, any of which could harm its business.

Inspirato may become involved in claims, lawsuits, and other proceedings that could adversely affect its business, financial condition, and results of operations.

Inspirato is involved in various legal proceedings relating to matters incidental to the ordinary course of its business and may be subject to additional legal proceedings from time to time. Legal proceedings can be time-consuming, divert management’s attention and resources, and cause Inspirato to incur significant expenses or liability. The expense of litigation and the timing of this expense from period to period are difficult to estimate and subject to change and could adversely affect Inspirato’s financial condition and results of operations. In particular, the international nature of Inspirato’s operations and the number of countries in which it operates could subject it to increased risk of litigation in foreign jurisdictions, which may be lengthier, costlier or less predictable than comparable litigation in the U.S. Because of the potential risks, expenses and uncertainties of litigation, Inspirato may, from time to time, settle disputes even where it has meritorious claims or defenses. Any of the foregoing could adversely affect Inspirato’s business, financial condition, and results of operations.

Inspirato’s properties are relatively concentrated in a limited number of travel destinations.

Inspirato’s operations are relatively concentrated in a limited number of travel destinations. Inspirato’s accommodations and experiences are located in popular vacation destinations, some of which are more heavily utilized on a seasonal basis. As a result, its ability to realize a benefit from its properties in these regions is heavily dependent upon its ability to maintain occupancy during key seasonal periods. In addition, factors influencing the desirability of its properties in a particular city or region or during a specific season could adversely affect Inspirato’s ability to attract new subscribers and retain existing subscribers. Moreover, to the extent that consumer travel preferences change, Inspirato may not correctly anticipate these changes in a timely manner, or at all, which could adversely impact its ability to maintain occupancy in its properties.

Geographic concentration magnifies the risk to Inspirato of localized economic, political, public health and other conditions. Inspirato expects that its operations will continue to be concentrated in a limited number of travel destinations. Civil unrest, public health crises, unusual weather, natural disasters or other factors affecting travel to these destinations or other markets in which Inspirato is expanding, as well as changes in local competitive conditions, may have a disproportionate effect on its revenue and on its ability to secure sufficient staffing, supplies or services for its largest markets. In addition, Inspirato’s property leasing and onboarding process can take substantial time, which may make it more difficult to compete for subscribers in a newly popular travel destination.

Inspirato faces possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Inspirato is subject to the risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires, any of which could have a material adverse effect on Inspirato’s business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, Inspirato’s coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to

Inspirato’s properties and result in a reduced number of properties in these areas. Climate change may also affect Inspirato’s business by increasing the cost of, or making unavailable, property insurance on terms Inspirato or its landlords find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring Inspirato or its landlords to expend funds as they seek to repair and protect their properties in connection with such events. As a result of the foregoing and other climate-related issues, Inspirato may be unable to provide properties in certain areas due to climate change, and it may lose both landlords and guests, which could have a material adverse effect on our business, results of operations, and financial condition.

Inspirato requires additional capital to support business growth, and this capital might not be available in a timely manner or on favorable terms.

Inspirato intends to continue to make investments to support its business growth and may require additional funds to respond to business challenges, including the need to develop or acquire new properties or experiences or enhance its existing properties or experiences, enhance its operating infrastructure or acquire complementary businesses and technologies. Accordingly, the Combined Company may need to engage in equity or debt financings to secure additional funds. If additional funds are raised through further issuances of equity or convertible debt securities, existing stockholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Combined Company Common Stock. Any debt financing could involve restrictive covenants relating to financial and operational matters, which may make it more difficult for Inspirato to obtain additional capital and to pursue business opportunities, including potential acquisitions or strategic partnerships. In addition, Inspirato may not be able to obtain additional financing on favorable terms, if at all. If Inspirato is unable to obtain adequate or satisfactory financing when it requires it, its ability to continue to support its business growth and to respond to business challenges could be significantly limited.

Inspirato is subject to risks associated with the employment of hospitality personnel and the use of third-party subscriber services contractors.

Inspirato’s hospitality employees and other subscriber services personnel are critical to its ability to add properties, maintain its properties, strengthen its reputation for subscriber service, and attract and retain subscribers. If its relationship with employees in any city or key property, or within its central subscriber services function, deteriorates for any reason, its reputation, subscriber relationships and revenue may suffer, and it may incur costs to replace and retrain additional personnel or third-party contractors. In addition, many of Inspirato’s subscriber services representatives and housekeepers who provide services to Inspirato and its subscribers are employed by third-party agencies, that it does not control. Inspirato’s business and reputation could be harmed in the event of any dispute with these agencies, whether by their staff or with Inspirato, or if their staff fail to provide services that meet Inspirato’s or its subscribers’ standards and expectations. In addition, labor costs are a significant component of Inspirato’s operating expenses, and any increase in the cost of wages, benefits or other employee-related costs could cause its results of operations and cash flow to be lower than anticipated. Inspirato’s costs associated with any future governmental or regulatory orders related to COVID-19, which remain uncertain and unpredictable, may also impact worker retention and increase costs associated with any re-training of newly hired or newly engaged workers.

Inspirato may also incur increased legal costs and indirect labor costs because of disputes involving its workforce. The resolution of labor disputes or labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise operating costs. Labor disputes and disruptions may also occur within landlords’ workforces at buildings Inspirato occupies, which could harm its subscribers’ experience and reduce bookings at the affected property.

Inspirato incurs costs relating to the preparation, maintenance, refurbishment and remediation of its luxury properties, which are typically high compared to other travel companies and may be higher than anticipated.

Inspirato typically incurs expenses to prepare a newly-leased property for its initial subscribers and to keep its leased properties in an attractive condition. Although Inspirato attempts to have the landlord or developer bear some of the capital repair costs, it is often responsible for all or a significant portion of routine property care and maintenance. Even where landlords and developers are contractually responsible for some costs, they may dispute or fail to comply with their obligations. In addition, the terms of Inspirato’s leases generally require that it ensure that the spaces it occupies are kept in good repair throughout the term of the lease. Inspirato’s leases may also require that it return the space to the landlord at the end of the lease term in essentially the same condition it was delivered to Inspirato, which may require removing all fixtures and improvements to the space, and often requires repainting and other repair work. The costs associated with Inspirato’s onboarding, maintenance, removal and repair work are often significant and may vary from its forecasts.

Because of Inspirato’s focus on providing unique, luxury accommodations, it may incur significantly greater expenses, with greater frequency, to maintain its accommodations in a condition that is satisfactory to Inspirato’s subscribers as compared to other companies in the travel industry. For example, Inspirato may expend significantly more on premium fixtures than other travel companies and may be unable to realize economies of scale available to larger hotel companies that utilize standard furniture across rooms in their properties. Accordingly, the costs incurred by Inspirato for refurbishing its properties may be less predictable than other travel companies. Any failure to provide luxury accommodations that are acceptable to its subscribers would harm Inspirato’s brand and reputation. If Inspirato does not effectively anticipate subscriber preferences and tastes, it may incur additional costs related to further refurbishment or may experience under-utilization of a given property, either of which could harm its business, financial condition and results of operations.

Inspirato is exposed to fluctuations in currency exchange rates.

Since Inspirato conducts a significant portion of its business outside the U.S. but reports its results in U.S. dollars, it faces exposure to adverse movements in currency exchange rates, which may cause its revenue and operating results to differ materially from expectations. In addition, fluctuation in its mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar weakens relative to foreign currencies Inspirato’s non-U.S. expenses would be adversely affected when translated into U.S. dollars. Conversely, a rise in the U.S. dollar relative to foreign currencies would decrease Inspirato’s non-U.S. expenses when translated into U.S. dollars. As exchange rates vary, cost of revenue, operating expenses and other operating results, when translated, may differ materially from expectations. In addition, Inspirato’s operating results are subject to fluctuation if its mix of U.S. and foreign currency denominated transactions and expenses changes in the future. Inspirato may enter into hedging arrangements in order to manage foreign currency exposure, but such activity may not completely eliminate fluctuations in its operating results.

Inspirato is subject to claims and liabilities associated with potential health and safety issues and hazardous substances at Inspirato’s properties.

Inspirato and the owners of its leased properties are exposed to potentially significant liabilities and compliance costs as a result of any hazardous or unsafe conditions at its properties, including under environmental, health and safety laws and regulations. These laws and regulations govern matters such as the release, use, storage and disposal of hazardous and toxic substances, and unsafe or unhealthy conditions at hotels and other residential premises. Failure to comply with these laws, including any required permits or licenses, can result in substantial fines or possible revocation of the authority to conduct operations. Any impairment of Inspirato’s or its landlords’ authority to permit hospitality operations at its leased properties, due to these factors, could harm its reputation and revenue. Inspirato could also be liable under environmental, health and safety laws for the costs of investigation, removal or remediation of hazardous or toxic substances or unsafe or unhealthy conditions at its currently or formerly leased or managed properties, even if it did not know of or cause the presence or release of the substances or conditions, and even where this is contractually the responsibility of its landlord.

The presence or release of toxic, unhealthy or hazardous substances or conditions at Inspirato’s properties, such as asbestos, mold, radon gas, or lead, could result in governmental investigations and third-party claims for personal injury, property or natural resource damages, business interruption or other losses, and costly disputes with its landlords and subscribers. Inspirato may encounter claims, governmental investigations and potential enforcement actions about property conditions and related matters in the future. These claims and the need to investigate, remediate or otherwise address hazardous, toxic or unsafe conditions could adversely affect its business, reputation, results of operations and financial condition. Environmental, health and safety requirements have also become increasingly stringent, and Inspirato’s costs may increase as a result. New or revised laws and regulations or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of Inspirato’s properties or result in significant additional expense and restrictions on its business operations.

Inspirato relies on its third-party landlords to deliver properties to it in a safe and suitable condition, and it does not undertake to independently verify the safety, suitability or condition of the properties it leases. Inspirato expects to continue to rely on landlords to disclose information about their properties, though such disclosures may be inaccurate or incomplete, and to keep the properties in a safe and compliant condition in accordance with the terms of its leases and applicable law. If unsafe or unhealthy conditions are present or develop at Inspirato’s properties, its subscribers may be harmed, it may be subject to expensive and disruptive claims, and its reputation, business, results of operations, and financial condition could be materially and adversely affected.

Operating as a public company will require the Combined Company to incur substantial costs and will require substantial management attention. In addition, key members of Inspirato’s management team have limited experience managing a public company.

Following the consummation of the Business Combination, the Combined Company will face increased legal, accounting, administrative and other costs and expenses as a public company that Inspirato did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Combined Company to carry out activities Inspirato has not done previously. For example, the Combined Company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the Combined Company identifies a material weakness or significant deficiency in the internal control over financial reporting), the Combined Company could incur additional costs rectifying those issues, and the existence of those issues could harm the Combined Company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the Combined Company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the PubCo Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Combined Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. In addition, the Combined Company may be subject to stockholder activism, which can lead to additional substantial costs, distract management, and impact the manner in which the Combined Company operates its business in ways that it cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, Inspirato’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors.

Inspirato’s executive officers have limited experience in the management of a publicly traded company. Inspirato’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the Combined Company. Inspirato may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that Inspirato will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Inspirato’s management has identified material weaknesses in their internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of its financial statements or cause it to fail to meet its periodic reporting obligations.

Inspirato has identified and is currently working to remediate material weaknesses in internal control over financial reporting related to its financial closing and reporting process and to its information technology general controls (“ITGCs”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

As a public company, the Combined Company will be required to maintain an effective system of internal controls over financial reporting and to report any material weaknesses in such internal controls. Inspirato is currently a private company that does not have to comply with these requirements and historically had limited accounting and financial reporting personnel and other resources in its internal control over financial reporting.

Inspirato’s management has concluded that the material weaknesses in its internal control over financial reporting are due to the fact that Inspirato has lacked sufficient number of personnel with the appropriate level of knowledge and experience in the application of GAAP, including the application of new accounting standards, and in the design and implementation of internal controls and has not had the necessary business processes and related internal controls. The material weakness relating to ITGCs are due to a lack of the design and implementation of certain ITGCs related to Inspirato’s financial applications and data being adequately restricted. To remediate these material weaknesses, Inspirato has hired personnel with appropriate levels of knowledge and also engaged third-party consultants and is developing formal policies and procedures over its financial closing and reporting processes and ITGCs. Inspirato believes these measures will remediate the material weaknesses identified. Inspirato is committed to continuing to improve its internal control over financial reporting and will continue to review and improve its internal control over financial reporting controls and ITGCs.

While Inspirato continues to remediate the material weaknesses described above, Inspirato cannot predict the success of such remediation steps. If the steps taken are insufficient to remediate the material weaknesses successfully and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of Inspirato’s financial reporting, investor confidence in Inspirato, and the value of the Combined

Company Common Stock could be materially and adversely affected. Inspirato can give no assurance that the implementation of this plan will remediate these deficiencies in internal control or that additional material weaknesses or significant deficiencies in Inspirato’s internal control over financial reporting will not be identified in the future. Inspirato’s failure to implement and maintain effective internal controls over financial reporting could result in errors in the Combined Company’s financial statements that could result in a restatement of its financial statements and could cause the Combined Company to fail to meet its reporting obligations, any of which could diminish investor confidence in the Combined Company and cause a decline in the price of the Combined Company Common Stock. Failure to implement and maintain effective internal controls over financial reporting could also subject the Combined Company to potential delisting from Nasdaq or any other stock exchange on which its stock is listed or to other regulatory investigations and civil or criminal sanctions.

Risks Related to Our Organizational Structure

The Combined Company’s principal asset after the consummation of the Business Combination will be its interest in Inspirato, and the Combined Company will be dependent upon Inspirato and its consolidated subsidiaries for its results of operations, cash flows, and distributions.

Upon the consummation of the Business Combination, the Combined Company will be a holding company and will have no material assets other than its ownership of New Common Units. As such, the Combined Company will have no independent means of generating revenue or cash flow, and its ability to pay taxes and operating expenses, including payments under the Tax Receivable Agreement, or declare and pay dividends in the future, if any, will be dependent upon the results of operations and cash flows of Inspirato and its consolidated subsidiaries and distributions the Combined Company receives from Inspirato. There can be no assurance that Inspirato and its subsidiaries will generate sufficient cash flow to distribute funds to the Combined Company or that applicable state law and contractual restrictions, including negative covenants in its debt instruments, will permit such distributions.

The Combined Company’s ability to pay taxes and expenses, including payments under the Tax Receivable Agreement, may be limited by its structure.

Upon the consummation of the Business Combination, the Combined Company’s principal asset will be a controlling equity interest in Inspirato. As such, the Combined Company will have no independent means of generating revenue. Inspirato will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to holders of its New Common Units, including the Combined Company. Accordingly, the Combined Company will incur income taxes on its allocable share of any net taxable income of Inspirato and will also incur expenses related to its operations. Pursuant to the A&R Inspirato LLCA, Inspirato will make cash distributions to the owners of New Common Units in an amount sufficient to fund their tax obligations in respect of the taxable income for the taxable year in excess of taxable losses of Inspirato allocated to them, to the extent previous tax distributions from Inspirato for the taxable year have been insufficient. In addition to tax expenses, the Combined Company also will incur expenses related to its operations, plus payments under the Tax Receivable Agreement, which may be substantial. The Combined Company intends to cause Inspirato to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow it to pay its taxes and operating expenses, including distributions to fund any payments due under the Tax Receivable Agreement. However, Inspirato’s ability to make such distributions may be subject to various limitations and restrictions. If the Combined Company does not have sufficient funds to pay tax or other liabilities or to fund its operations (as a result of Inspirato’s inability to make distributions due to various limitations and restrictions or as a result of the acceleration of the obligations under the Tax Receivable Agreement), it may have to borrow funds and thus its liquidity and financial condition could be materially and adversely affected. To the extent that the Combined Company does not make payments under the Tax Receivable Agreement when due, as a result of having insufficient funds or otherwise, interest will generally accrue at a rate equal to LIBOR plus 100 basis points or in some cases LIBOR plus 500 basis points until paid. Nonpayment of the Combined Company’s obligations for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement, and therefore, may accelerate payments due under the Tax Receivable Agreement resulting in a lump-sum payment.

The Combined Company will be required to pay the Flow-Through Sellers and Blocker Sellers for certain tax benefits it may claim, and it is expected that the payments the Combined Company will be required to make may be substantial.

Future exchanges or redemptions of New Common Units for cash or shares Combined Company Class A Common Stock are expected to produce favorable tax attributes for the Combined Company. When the Combined Company acquires New Common Units from Flow-Through Sellers through these exchanges or redemptions, anticipated tax basis adjustments are likely to increase (for tax purposes) the Combined Company’s depreciation and amortization deductions and therefore reduce the amount of income tax it would be required to pay in the future in the absence of this increased basis. This increased tax basis may also decrease the gain (or increase the loss) on future dispositions of certain assets to the extent the tax basis is allocated to those assets. Under the Tax Receivable Agreement, PubCo generally expects to retain the benefit of 15% of the applicable tax savings after its payment obligations as described below are taken into account.

Upon the consummation of the Business Combination, PubCo will be a party to the Tax Receivable Agreement. Under the Tax Receivable Agreement, PubCo generally will be required to pay to the Blocker Sellers or Flow-Through Sellers, as applicable, 85% of the tax savings that PubCo realizes as a result of increases in tax basis in Inspirato’s assets resulting from the sale of New Common Units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of New Common Units for shares of Combined Company Class A Common Stock (or cash) pursuant to the A&R Inspirato LLCA, and certain pre-existing tax attributes of the Blockers, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement.

The increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges or redemptions, the price of Combined Company Class A Common Stock at the time of the exchange or redemption, whether such exchanges or redemptions are taxable, the amount and timing of the taxable income PubCo generates in the future, the U.S. federal and state tax rates then applicable, and the portion of its payments under the Tax Receivable Agreement constituting imputed interest. Payments under the Tax Receivable Agreement are expected to give rise to certain additional tax benefits attributable to either further increases in basis or in the form of deductions for imputed interest, depending on the circumstances. Any such benefits are covered by the Tax Receivable Agreement and will increase the amounts due thereunder. In addition, the Tax Receivable Agreement will provide for interest, generally at a rate equal to LIBOR plus 100 basis points or in some cases LIBOR plus 500 basis points, accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the Tax Receivable Agreement.

PubCo anticipates that the payments that it will be required to make under the Tax Receivable Agreement may be substantial. To the extent that PubCo is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement. Furthermore, PubCo’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Combined Company determines. Although PubCo is not aware of any issue that would cause the U.S. Internal Revenue Service, or IRS, to challenge a tax basis increase or other tax attributes subject to the Tax Receivable Agreement, if any subsequent disallowance of tax basis or other benefits were so determined by the IRS, generally it would not be reimbursed for any payments previously made under the Tax Receivable Agreement (although it would reduce future amounts otherwise payable under the Tax Receivable Agreement). As a result, payments could be made under the Tax Receivable Agreement in excess of the tax savings that PubCo realizes in respect of the attributes to which the Tax Receivable Agreement relate.

The amounts that PubCo may be required to pay under the Tax Receivable Agreement may be accelerated in certain circumstances and may also significantly exceed the actual tax benefits that it ultimately realizes.

The Tax Receivable Agreement provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur or if, at any time, PubCo elects an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement will terminate and its obligations, or its successor’s obligations, to make future payments under the Tax Receivable Agreement would accelerate and become immediately due and payable. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that PubCo would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. PubCo may need to incur debt to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet its obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. In these situations, PubCo’s obligations under the Tax Receivable Agreement could have a substantial negative impact on its liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that PubCo will be able to finance its obligations under the Tax Receivable Agreement.

PubCo’s organizational structure, including the Tax Receivable Agreement, confers certain benefits upon holders of New Common Units that will not benefit holders of the Combined Company Class A Common Stock to the same extent as it will benefit the holders of New Common Units.

The Combined Company’s organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the holders of New Common Units (other than PubCo and its Subsidiaries) that will not benefit the holders of Combined Company Class A Common Stock to the same extent as it will benefit such holders of New Common Units. PubCo will enter into the Tax Receivable Agreement with the Blocker Sellers and Flow-Through Sellers and it will provide for the payment by PubCo to the Blocker Sellers or Flow-Through Sellers, as applicable, of 85% of the tax savings that PubCo realizes as a result of increases in tax basis in Inspirato’s assets resulting from the sale of New Common Units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of New Common Units for shares of Combined Company Class A Common Stock (or cash) pursuant to the A&R Inspirato LLCA, and certain pre-existing tax attributes of the Blockers, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. Although PubCo will retain 15% of the amount of such tax benefits, this and other aspects of its organizational structure may adversely impact the future trading market for the Combined Company Class A Common Stock.

Subject to the obligation of Inspirato to make tax distributions and to reimburse PubCo for corporate and other overhead expenses, the Inspirato LLC Board will have the right to determine when distributions will be made to the Inspirato unitholders and the amount of any such distributions. Following the completion of the Business Combination, if the Inspirato LLC Board authorizes a distribution, such distribution will be made to the Inspirato unitholders, including PubCo, on a pro rata basis in accordance with their respective percentage ownership of New Common Units. However, PubCo is not required to distribute any corresponding amounts as dividends to the holders of Combined Company Class A Common Stock. Further, because PubCo may have liabilities for taxes following the completion of the Business Combination, under the Tax Receivable Agreement or otherwise, any amounts PubCo may distribute as dividends to the holders of the Combined Company Class A Common Stock could be less on a per share basis than the amounts distributed by Inspirato to the holders of New Common Units on a per unit basis.

Generally, PubCo will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

If the IRS challenges the tax basis or other tax attributes that give rise to payments under the Tax Receivable Agreement and the tax basis or other tax attributes are subsequently required to be adjusted, generally the recipients of payments under the Tax Receivable Agreement will not reimburse PubCo for any payments previously made to them. Instead, any excess cash payments made by PubCo under the Tax Receivable Agreement will be netted against any future cash payments that PubCo might otherwise be required to make under the terms of the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by PubCo may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that PubCo might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with PubCo’s tax reporting positions. As a result, it is possible that PubCo could make cash payments under the Tax Receivable Agreement that are substantially greater than its actual cash tax savings.

The disparity between the U.S. corporate tax rate and the U.S. tax rate applicable to non-corporate Members of Inspirato may complicate PubCo’s ability to maintain its intended capital structure, which could impose transaction costs on it and require management attention.

If and when Inspirato generates taxable income, Inspirato will generally make quarterly tax distributions to each of its Members, including PubCo, based on each Member’s allocable share of net taxable income (calculated under certain assumptions) multiplied by an assumed tax rate. The assumed tax rate for this purpose will be the highest effective marginal combined federal, state, and local income tax rate applicable to an individual or corporate resident of California (whichever is higher). Currently, the highest marginal federal income tax rate applicable to corporations such as PubCo is significantly lower than the highest marginal federal income tax rate applicable to non-corporate taxpayers. As a result of this disparity, PubCo expects to receive tax distributions from Inspirato significantly in excess of its actual tax liability and its obligations under the Tax Receivable Agreement, which could result in it accumulating a significant amount of cash. This would complicate the Combined Company’s ability to maintain certain aspects of its capital structure. Such cash, if retained, could cause the value of a New Common Unit to deviate from the value of a share of Combined Company Class A Common Stock. In addition, such cash, if used to purchase additional New Common Units, could result in deviation from the one-to-one relationship between Combined Company Class A Common Stock outstanding and New Common Units held by PubCo and its Subsidiaries unless a corresponding number of additional shares of Combined Company Class A Common Stock are distributed as a stock dividend. PubCo may, if permitted under its debt agreements, choose to pay dividends to all holders of Combined Company Class A Common Stock with any excess cash. These considerations could have unintended impacts on the pricing of the Combined Company Class A Common Stock and may impose transaction costs and require management efforts to address on a recurring basis. To the extent that PubCo does not distribute such excess cash as dividends on Combined Company Class A Common Stock and instead, for example, holds such cash balances or lends them to Inspirato, holders of New Common Units during a period in which PubCo holds such cash balances could benefit from the value attributable to such cash balances as a result of redeeming or exchanging their New Common Units and obtaining ownership of Combined Company Class A Common Stock (or a cash payment based on the value of Combined Company Class A Common Stock). In such case, these holders of New Common Units could receive disproportionate value for their New Common Units exchanged during this time frame.

Risks Related to Intellectual Property and Data Privacy

Inspirato faces risks related to its intellectual property.

Inspirato’s intellectual property is important to its success, and Inspirato relies on domain name registrations, registered and unregistered trademarks, copyright law, trade secret protection and confidentiality and/or license agreements with its employees, third party providers, partners and others to protect its proprietary rights. Inspirato has also applied for patent rights with respect to certain aspects of its technology. Inspirato endeavors to defend its intellectual property rights diligently, but intellectual property litigation is expensive and time-consuming, and may divert managerial attention and resources from its business objectives. Inspirato may not be able to successfully defend its intellectual property rights, which could have a material adverse effect on its business, brand, and results of operations.

From time to time, in the ordinary course of business, Inspirato may be subject to legal proceedings and claims relating to the intellectual property rights of others, and Inspirato expects that third parties will continue to assert intellectual property claims, in particular trademark claims, against it, particularly as Inspirato expands the complexity and scope of its business. Successful claims against Inspirato could result in a significant monetary liability or prevent Inspirato from operating its business, or portions of its business. In addition, resolution of claims may require Inspirato to obtain licenses to use intellectual property rights belonging to third parties, which may be expensive to procure, or to cease using those rights altogether. Any of these events could have a material adverse effect on its business, results of operations and financial condition.

Inspirato’s technology contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to operate as intended or could increase its costs.

Certain of Inspirato’s owned and third-party technology contains software modules licensed to it by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise or copy Inspirato’s technology.

Some open source licenses contain requirements that could obligate Inspirato to make available source code for modifications or derivative works it creates based upon the type of open source software it uses, or grant other licenses to its intellectual property. If Inspirato combines its proprietary software with open source software in a certain manner, it could, under certain open source licenses, be required to release the source code of its proprietary software to the public. This would allow its competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of its competitive advantages. Alternatively, to avoid the public release of the affected portions of its source code, Inspirato could be required to expend substantial time and resources to re-engineer some or all of its software.

Although Inspirato monitors its use of open source software to avoid subjecting its technology to conditions it does not intend, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on Inspirato’s ability to provide or distribute its technology. From time to time, there have been claims challenging the use of open source software against companies that incorporate open source software into their solutions. As a result, Inspirato could be subject to lawsuits by parties claiming violation by Inspirato of the terms of an open source license or ownership of what such parties believe to be their open source software. Moreover, Inspirato cannot assure you that its processes for controlling its use of open source software in its technology will be effective. If Inspirato is held to have breached or failed to fully comply with all the terms and conditions of an open source software license, it could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing its offerings on terms that may not be economically feasible, re-engineer its technology, discontinue or delay the provision of its offerings if re-engineering could not be accomplished on a timely basis or make generally available, in source code form, its proprietary code, any of which could adversely affect its business, financial condition and results of operations.

Inspirato’s processing, storage, use and disclosure of personal data exposes it to risks of internal or external security breaches and incidents and could give rise to liabilities and/or damage to reputation.

The security of data when engaging in electronic commerce is essential to maintaining consumer confidence. Among other things, Inspirato may collect subscribers’ credit card data, proof of identity and other personal information as part of the booking process. Additionally, Inspirato collects and processes other personal information, such as personal information of its employees and contractors, and it processes and maintains other confidential and proprietary information, such as its confidential and proprietary business information. Cyberattacks by individuals, groups of hackers and state-sponsored organizations are increasing in frequency and sophistication and are constantly evolving. Because Inspirato’s subscribers are generally high-income or high net-worth individuals, Inspirato may be particularly attractive as a target for cyberattacks. Security breaches and incidents may also occur due to misuse or misappropriation of subscribers’ personal data by employees or third-party contractors. Additionally, Inspirato makes use of third-party service providers to store and otherwise process data on its behalf, and they face similar risks of security breaches and incidents. Any security breach, cyberattack, or other security incident, whether instigated internally or externally on Inspirato’s systems or third-party systems, or the perception that any such breach or incident has occurred, could significantly harm Inspirato’s reputation and therefore its business, brand, market share and results of operations. It is possible that computer circumvention capabilities, new discoveries or advances or other developments, including Inspirato’s own acts or omissions, could result in a compromise or systems used in Inspirato’s business or a security breach or incident impacting breach of subscriber data or other data stored or processed by Inspirato or on its behalf. For example, third parties may attempt to fraudulently induce employees or subscriber services contractors, travel service provider partners or consumers to disclose usernames, passwords or other sensitive information (“phishing”), which may in turn be used to access Inspirato’s information technology systems or to defraud its partners or subscribers. Third parties may also attempt to take over subscribers’ accounts by using passwords, usernames and other personal information obtained elsewhere. Inspirato has experienced targeted and organized phishing and account takeover attacks and may experience more in the future. These risks are likely to increase as Inspirato expands its business and stores and processes more data, including personal information. Inspirato’s efforts to protect information from unauthorized access may be unsuccessful or may result in the rejection of legitimate attempts to book reservations, each of which could result in lost business and have a material adverse effect on its business, reputation and results of operations.

Inspirato’s existing security measures may not be successful in preventing security breaches and other security incidents. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent Inspirato’s security systems could gain unauthorized access to Inspirato’s systems and steal subscriber information, transaction data or other information. In the last few years, several major companies experienced high-profile security breaches that exposed their systems and information and/or their consumers’ or employees’ personal information, and it is expected that these types of events will continue to occur. Inspirato is increasing resources to protect against security breaches and incidents. It has experienced and responded to cyberattacks, which it believes have not had a significant impact on the integrity of its systems or the security of data, including subscriber data maintained by it. These issues are likely to become more difficult to manage as Inspirato expands the number of places where it operates and the number of its subscribers, and as the tools and techniques used in such attacks become more advanced. Security breaches or incidents, including ransomware attacks and other cyberattacks, could result in severe damage to its information technology infrastructure, including damage that could impair its ability to book stays, collect payments or otherwise operate its business, or the ability of consumers to make reservations or access its properties or in-room features and services, as well as loss of subscriber, financial or other data that could materially and adversely affect its ability to conduct its business or satisfy its commercial obligations. Security breaches and cyberattacks or other security incidents, or the perception that any of these has occurred, could also result in negative publicity, damage its reputation, expose it to risk of loss or litigation and possible liability, subject it to regulatory investigations and other proceedings, and penalties and sanctions, or cause consumers to lose confidence in its security and choose to stay with its competitors, any of which would have a negative effect on its brand, market share, results of operations and financial condition. Inspirato’s insurance policies have coverage limits and deductibles and may not be adequate to reimburse it for all losses caused by security breaches and incidents.

Inspirato also faces risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could negatively affect consumers’ willingness to provide private information or affect online commercial transactions generally. Additionally, Inspirato’s subscribers could be affected by security breaches and incidents at third parties such as travel service providers. A security breach at any such third party could be perceived by consumers as a security breach of Inspirato’s systems and in any event could result in negative publicity, subject it to notification requirements, damage its reputation, expose it to risk of loss or litigation and possible liability and subject it to regulatory penalties and sanctions. In addition, such third parties may not comply with applicable disclosure requirements, which could expose Inspirato to liability.

If Inspirato fails to comply with federal, state, and foreign laws and regulations relating to privacy, data protection, and information security, it may face potentially significant liability, negative publicity, and an erosion of trust, and increased regulation could materially adversely affect its business, results of operations, and financial condition.

In Inspirato’s processing of travel transactions and information about subscribers and their stays, it receives and stores a large volume of data, including personal data and other data relating to individuals. Numerous federal, state, local, and international laws and regulations relate to privacy, data protection, information security, and the storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions, or conflict with other rules. These data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the EU’s General Data Protection Regulation (the GDPR), in effect since May 25, 2018, imposes more stringent data protection requirements than previous EU data protection laws and provides for penalties for noncompliance of up to the greater of €20 million or four percent of worldwide annual revenues. In addition, the Court of Justice of the European Union (CJEU) invalidated the U.S.-EU Privacy Shield in July 2020. The GDPR requires certain measures in order for the personal data of EU residents to be transferred to the U.S. for processing. The U.S.-EU Privacy Shield was one such measure. The CJEU’s decision also called into question the validity of the EU Standard Contractual Clauses (SCCs)—the other widely used means for transferring data to the U.S. The CJEU opinion found the SCCs a valid basis for transfer but found that a data processor must also have in place additional safeguards to provide GDPR-level protection for EU personal data. The CJEU opinion has necessitated additional steps to legitimize impacted personal data transfers, and Inspirato may find it necessary or desirable to further modify its data handling practices in connection with this decision or future legal challenges relating to cross-border data transfers. This could result in increased costs of compliance and limitations on Inspirato and its service providers and other third parties it works with. This CJEU decision or future legal challenges also could result in Inspirato being required to implement duplicative, and potentially expensive, information technology infrastructure and business operations in Europe or could limit its ability to collect or process personal information in Europe, and may serve as a basis for its personal data handling practices, or those of its service providers or other third parties it works with, to be challenged. Any of these changes with respect to EU data protection law could disrupt Inspirato’s business and otherwise adversely impact its business, financial condition and operating results.

The number of data protection laws globally is rising as more jurisdictions explore new or updated comprehensive data protection regimes. In the U.S., the California Consumer Privacy Act (the CCPA) went into effect on January 1, 2020 and accompanying regulations were issued by the California Office of the Attorney General in June 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and afford such consumers new abilities to access and delete their personal information, and to opt-out of certain sales of personal information. On November 3, 2020, California voters approved the California Privacy Rights and Enforcement Act (the CPRA), which is expected to go into effect on January 1, 2023. The CPRA significantly modifies the CCPA and further aligns California privacy laws with the GDPR.

Similar legislation has been proposed or adopted in other states. On March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act, or CDPA, a comprehensive privacy statute that becomes effective on January 1, 2023 and shares similarities with the CCPA, CPRA, and legislation proposed in other states. Colorado enacted the similar Colorado Privacy Act on June 8, 2021, which will become effective July 1, 2023. Aspects of the CCPA, the CPRA and these other state laws and regulations, as well as their enforcement, remain unclear.

Inspirato will need to closely monitor developments, including enforcement actions or private litigation under the GDPR, CCPA, CPRA, and other laws to determine whether Inspirato will need to modify its data processing practices and policies, which may result in Inspirato incurring additional costs and expenses in an effort to comply.

Inspirato is also subject to the terms of its privacy policies and contractual obligations to third parties related to privacy, data protection, and information security. Inspirato strives to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection worldwide is evolving rapidly, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or Inspirato’s practices.

Any failure or perceived failure by Inspirato to comply with its privacy policies, its privacy-related obligations to subscribers or other third parties, applicable laws or regulations, or any of its other legal obligations could materially adversely affect its business.

Additionally, if third parties Inspirato works with, such as sub-processors, vendors, or developers, violate applicable laws or regulations, contractual obligations, or its policies—or if it is perceived that such violations have occurred—such actual or perceived violations may also have an adverse effect on its business. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security, disclosure, or other processing of data, or regarding the manner in which the express or implied consent of users for the collection, use, retention, disclosure, or other processing of data is obtained, could increase its costs and require Inspirato to modify its business practices.

Risks Related to Inspirato’s Reliance on Third Parties

Inspirato relies on partners and third-party service providers and if such third parties do not perform adequately or terminate their relationships, Inspirato’s costs may increase and its business, financial condition and results of operations could be adversely affected.

Inspirato’s success depends in part on its relationships with its partners and third-party service providers. For example, Inspirato uses third-parties to provide housekeeping services and maintain its subscription platform. If any of Inspirato’s third-party providers terminates their relationship with Inspirato or refuses to renew their agreement with Inspirato on commercially reasonable terms, Inspirato would need to find alternate providers and may not be able to secure similar terms or replace such providers in acceptable time frames. Moreover, Inspirato is limited by exclusivity terms and other restrictions with certain third-party service providers which may limit Inspirato’s ability to enter into relationships with new or alternative third-party service providers.

Inspirato’s relationships with its partners continue to shift as industry dynamics change, and its partners may be less willing to partner with Inspirato as such shifts occur. If any significant partner decided to compete with Inspirato, it could adversely impact Inspirato’s sales and harm Inspirato’s business, operating results, and prospects.

Furthermore, any negative publicity related to any of its third-party partners, including any publicity related to quality standards or safety concerns, could adversely affect its reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

Inspirato depends on landlords for maintenance and other significant obligations related to its properties, and any failures in this area could hurt its business.

Inspirato does not own any of its properties and manages and operates them under leases or other occupancy arrangements with third-party landlords. At certain of its properties, Inspirato’s subscriber units comprise only a portion of the building, and common areas and amenities are often shared with other tenants or unit owners. Inspirato depends on its landlords to deliver properties in a suitable condition and to perform important maintenance, repair and other activities that affect Inspirato’s operations and subscribers’ experience at certain properties. Inspirato has no control over common areas of buildings in which certain of its units are located. If Inspirato’s landlords do not fulfill their obligations or fail to maintain and operate their buildings appropriately, Inspirato’s business, reputation and subscriber relationships may suffer. The nature of Inspirato’s rights and responsibilities under its leases may be subject to interpretation and will from time to time give rise to disagreements, which may include disagreements over the timing and amount of capital investments or improvements, operational and repair responsibilities, liability to third parties, a party’s right to terminate a lease, and reimbursement for certain renovations and costs.

Inspirato seeks to resolve any disagreements and develop and maintain positive relations with current and potential landlords, but it cannot always do so. Failure to resolve such disagreements has resulted in litigation in the past and could result in litigation in the future. If any such litigation results in an adverse judgment, settlement, or court order, Inspirato could suffer significant losses, its profits could be reduced, and its ability to operate its business could be constrained.

Inspirato incorporates technology from third parties into Inspirato’s technology.

Inspirato incorporates technology from third parties into Inspirato’s technology. Inspirato cannot be certain that its licensors are not infringing the intellectual property rights of others or that its suppliers and licensors have sufficient rights to the technology in all jurisdictions in which Inspirato may operate. If Inspirato is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against its suppliers and licensors or against Inspirato, Inspirato’s ability to operate some aspects of its business could be limited and its business could be harmed. In addition, some of Inspirato’s license agreements may be terminated by its licensors for convenience. If Inspirato is unable to obtain necessary technology from third parties, it may be forced to acquire, license or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay its ability to provide new or competitive offerings and increase its costs. In addition, Inspirato may be unable to enter into new agreements on commercially reasonable terms or develop its own technologies and amenities relying on or containing technology previously obtained from third parties. If alternate technology cannot be obtained, licensed or developed, Inspirato may not be able to offer certain functionality to subscribers or manage its business as it had intended, which could adversely affect its business, financial condition and results of operations.

Inspirato relies on third-party payment processors to process payments made by subscribers, and if it cannot manage its relationships with such third parties and other payment-related risks, its business, financial condition and results of operations could be adversely affected.

Inspirato relies on a limited number of third-party payment processors to process payments made by its subscribers. If any of its third-party payment processors terminates its relationship with Inspirato or refuses to renew its agreement with Inspirato on commercially reasonable terms, Inspirato would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Furthermore, the software and services provided by its third-party payment processors may fail to meet Inspirato’s expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause Inspirato to lose its ability to accept online payments or other payment transactions, any of which could adversely affect Inspirato’s ability to attract and retain subscribers or disrupt Inspirato’s operations.

Nearly all payments made by Inspirato’s subscribers are made by credit card, debit card or through third-party payment services, which subjects Inspirato to certain regulations and to the risk of fraud. Inspirato may in the future offer new payment options to subscribers that may be subject to additional regulations and risks. Inspirato is also subject to a number of other laws and regulations relating to the payments it accepts from its subscribers, including with respect to money laundering, money transfers, privacy and information security, and these regulations may differ by locality and can be expected to change over time.

For example, if Inspirato is deemed to be a money transmitter as defined by applicable regulation, it could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. and numerous state and local agencies who may define money transmitter differently. For example, certain states may have a more expansive view of who qualifies as a money transmitter. Additionally, outside of the U.S., Inspirato could be subject to additional laws, rules and regulations related to the provision of payments and financial services, and if Inspirato expands into new jurisdictions, the foreign regulations and regulators governing its business that it is subject to will expand as well. If Inspirato is found to be a money transmitter under any applicable regulation and it is not in compliance with such regulations, Inspirato may be subject to fines or other penalties in one or more jurisdictions levied by federal or state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. In addition to fines, penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets or other enforcement actions. Inspirato could also be required to make changes to its business practices or compliance programs as a result of regulatory scrutiny.

Industry-specific payment regulations and standards are evolving and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm Inspirato’s business.

Inspirato’s payment processors expect attestation of compliance with the Payment Card Industry Data Security Standard (the PCI-DSS). If Inspirato is unable to comply with the PCI-DSS or other applicable policies, guidelines or controls, or if its third-party payment processors are unable to obtain regulatory approval to use its services where required, its business may be harmed. For example, failing to maintain Inspirato’s Attestation of Compliance for the PCI-DSS could result in monthly fines or other adverse consequences until compliance is re-established via an external qualified security assessor, and may result in increased costs of processing credit card payments, as well as potential. Existing third parties or future business partnerships may opt out of processing payment card transactions if Inspirato is unable to achieve or maintain industry-specific certifications or other requirements or standards relevant to its subscribers and business partners.

Risks Related to Government Regulation

Unfavorable changes in, or interpretations or enforcement of, government regulations or taxation of the evolving hospitality, Internet and e-commerce industries could harm Inspirato’s operating results.

Inspirato operates in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements. Its regulatory compliance efforts are burdensome because each local jurisdiction has different requirements, including with respect to zoning, licensing and permitting, sanitation, accessibility, taxes, employment, labor and health and safety, and regulations in the industry are constantly evolving. Inspirato operates units in multiple states and international jurisdictions. Its business efficiencies and economies of scale depend on reducing variations among properties and subscriber services across all jurisdictions in which it operates. Compliance requirements that vary significantly from jurisdiction to jurisdiction reduce Inspirato’s ability to achieve economies of scale, add compliance costs, and increase the potential liability for compliance deficiencies. In addition, laws or regulations that may harm Inspirato’s business could be adopted, or interpreted in a manner that affects its activities, including but not limited to the regulation of personal and consumer information, consumer advertising, labor laws, accessibility, health and safety, and real estate and hotel licensing and zoning requirements. Violations or new interpretations of these laws or regulations may result in penalties, disrupt Inspirato’s ability to operate existing properties or to develop new ones, negatively impact Inspirato’s subscriber relations or operations in other ways, increase its expenses, and damage its reputation and business.

In addition, since Inspirato began its operations, there have been, and continue to be, regulatory developments that affect the travel industry and the ability of companies like Inspirato to offer accommodations for specified durations or in certain neighborhoods. These include short-term occupancy regulations and restrictions adopted by municipalities and homeowners’ associations where Inspirato’s properties are located. In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used in ways not originally intended that could harm Inspirato’s business. These and other similar new and newly interpreted regulations could increase Inspirato’s costs, require it to reduce or even cease operations in certain locations, reduce the diversity and number of units available for it to lease and offer to subscribers, and otherwise harm its business and operating results.

From time to time, Inspirato may become involved in challenges to, or disputes with government agencies regarding, laws and regulations. There can be no assurance that Inspirato will be successful in these challenges or disputes. Furthermore, if Inspirato were required to comply with regulations and government requests that negatively impact its relations with subscribers, its business, operating results and financial results could be adversely impacted.

Additionally, new, changed, or newly interpreted or applied laws, statutes, rules, regulations or ordinances, including tax laws, could increase landlords’ compliance, operating and other costs. This, in turn, could deter landlords from renting their properties to Inspirato, negatively affect lease renewals, impair landlords’ ability or willingness to repair and maintain leased properties, or increase costs of doing business. Any or all of these events could adversely impact Inspirato’s business and financial performance.

Furthermore, as Inspirato expands or changes its business and the services that it offers or the methods by which it offers them, it may become subject to additional legal regulations, tax requirements or other risks. Whether it complies with or challenges these additional regulations, Inspirato’s costs may increase and its business may otherwise be harmed.

Changes in the Combined Company’s effective tax rate could harm its future operating results.

The Members of Inspirato, including PubCo, are subject to federal and state income taxes in the U.S. and in various international jurisdictions. The Combined Company’s provision for income taxes and its effective tax rate are subject to volatility and could be adversely affected by several factors, including:

•	earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

•	effects of certain non-tax-deductible expenses, including those arising from the requirement to expense stock-based compensation;

•	changes in the valuation of its deferred tax assets and liabilities;

•	adverse outcomes resulting from any tax audit, including transfer pricing adjustments with respect to intercompany transactions;

•	limitations on its ability to utilize its net operating losses and other deferred tax assets; and

•

changes in accounting principles or changes in tax laws and regulations, or the application of tax laws and regulations, including those relating to income tax nexus or possible U.S. changes to the deductibility of expenses attributable to foreign income or the foreign tax credit rules.

Significant judgment is required in the application of accounting guidance relating to uncertainty with respect to income taxes. If tax authorities challenge the Combined Company’s or Inspirato’s tax positions, any such challenges that are settled unfavorably could adversely impact the Combined Company’s provision for income taxes. Additionally, as the Inspirato Members exchange their New Common Units for shares of the Combined Company’s Class A Common Stock, PubCo will be responsible for a greater share of the tax payments due as a result of Inspirato’s operations.

The Combined Company’s and Inspirato’s structure and intercompany arrangements cause it to be subject to the tax laws of various jurisdictions, and it could be obligated to pay additional taxes, which could materially adversely affect its business, financial condition, results of operations, and prospects.

Inspirato is expanding its international operations and personnel to support its business in international markets. Inspirato generally conducts its international operations through wholly-owned subsidiaries and is or may be required to report its taxable income in various jurisdictions worldwide based upon its business operations in those jurisdictions. Inspirato’s intercompany relationships are subject to complex transfer pricing regulations administered by tax authorities in various jurisdictions. The amount of taxes Inspirato pays in different jurisdictions may depend on the application of the tax laws of such jurisdictions, including the U.S., to its international business activities, changes in tax rates, new or revised tax laws, interpretations of existing tax laws and policies, and Inspirato’s ability to operate its business in a manner consistent with its structure and intercompany arrangements. The relevant tax authorities may disagree with Inspirato’s determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and its position was not sustained, Inspirato could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of its operations.

If existing tax laws, rules or regulations are amended, or if new unfavorable tax laws, rules or regulations are enacted, including with respect to occupancy, sales, value-added, withholding, or revenue based taxes, unclaimed property, or other tax laws applicable to the multinational businesses, the results of these changes could increase Inspirato’s or the Combined Company’s tax liabilities. Possible outcomes include double taxation, multiple levels of taxation, or additional obligations, prospectively or retrospectively, including the potential imposition of interest and penalties. If such costs are passed on to Inspirato’s subscribers, demand for Inspirato’s products and services could decrease, or there could be increased costs to update or expand Inspirato’s technical or administrative infrastructure, or the scope of Inspirato’s business activities could be effectively limited should Inspirato decide not to conduct business in particular jurisdictions.

The Combined Company and Inspirato are subject to federal, state, and local income, sales, and other taxes in the U.S. and income, withholding, transaction, and other taxes in numerous foreign jurisdictions. Evaluating their tax positions and its worldwide provision for taxes is complicated and requires exercising significant judgment. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, the Combined Company and Inspirato’s tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting, and other laws, regulations, principles, and interpretations. The Combined Company or Inspirato may be audited in various jurisdictions, and such jurisdictions may assess additional taxes (including income taxes, sales taxes, and value added taxes) against it. Although Inspirato believes its tax estimates are reasonable, the final determination of any tax audits or litigation could differ materially from its historical tax provisions and accruals, which could have an adverse effect on the Combined Company’s and Inspirato’s results of operations or cash flows in the period or periods for which a determination is made.

Tax authorities may successfully assert that Inspirato should have collected, or in the future should collect, sales and use, value added or similar taxes, and it could be subject to substantial liabilities with respect to past or future sales, which could materially adversely affect its business, financial condition and results of operations.

Inspirato currently collects and remits applicable sales taxes and other applicable transfer taxes in jurisdictions where it, through its employees or economic activity, has a presence and where Inspirato has determined, based on applicable legal precedents, that Inspirato’s business activities are classified as taxable. Inspirato does not currently collect and remit state and local excise, utility user, or ad valorem taxes, fees, or surcharges in jurisdictions where it believes it does not have sufficient “nexus.” The application of indirect taxes, such as sales and use, value added, goods and services, business, and gross receipts taxes, to businesses that transact online, such as Inspirato’s, is a complex and evolving area. There is uncertainty as to what constitutes sufficient nexus for a state or local jurisdiction to levy taxes, fees, and surcharges on sales made over the Internet, and there is also uncertainty as to whether Inspirato’s characterization of its traveler accommodations in certain jurisdictions will be accepted by state and local tax authorities.

There are substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which Inspirato conducts or may conduct business. The application of existing or future indirect tax laws, whether in the U.S. or internationally, or the failure to collect and remit such taxes, could materially adversely affect Inspirato’s business, financial condition and results of operations.

The costs and other risks associated with the Americans with Disabilities Act and similar legislation outside of the U.S. may be substantial.

Inspirato is subject to the Americans with Disabilities Act, commonly referred to as the ADA, and similar laws and regulations in certain jurisdictions outside of the U.S. These laws and regulations require public accommodations to meet certain requirements related to access and use by disabled people. Inspirato’s landlords may not have designed, constructed or implemented procedures on their properties to comply fully with the ADA or similar laws, and efforts by them or by Inspirato to achieve compliance may be costly, may delay planned openings of newly-leased properties, and could be disruptive to existing subscribers. Operators of websites or other online tools are also occasionally targeted by complaints that they have failed to make their sites sufficiently accessible. Inspirato may be required to expend substantial resources to remedy any noncompliance at its leased properties or in its app or website, or to defend against complaints of noncompliance, even if they lack merit. If Inspirato fails to comply with the requirements of the ADA or similar laws, it could be subject to fines, penalties, injunctive action, costly legal proceedings, reputational harm and other business effects that could materially and adversely affect its brand and results of operations.

Failure to comply with consumer protection, marketing and advertising laws, including with regard to direct marketing and internet marketing practices, could result in fines or place restrictions on Inspirato’s business.

Inspirato’s business is subject to various laws and regulations governing consumer protection, advertising and marketing. Inspirato may encounter governmental and private party investigations and complaints in areas such as the clarity, accuracy and presentation of information on its website. In addition, Inspirato’s marketing activities will be subject to various laws and regulations in the U.S. and internationally that govern online and other direct marketing and advertising practices. Its marketing activities could be restricted, its subscriber relationships and revenues could be adversely affected, and its costs could increase, due to changes required in its marketing, listing or booking practices, or any investigations, complaints or other adverse developments related to these laws and regulations.

Risks Related to an Investment in Securities of the Combined Company

There may not be an active trading market for the Combined Company Class A Common Stock, which may make it difficult to sell shares of Combined Company Class A Common Stock.

It is possible that after the Business Combination, an active trading market will not develop or, if developed, that any market will not be sustained. This would make it difficult for you to sell shares of Combined Company Class A Common Stock at an attractive price or at all. The market price per share of Thayer Class A Common Stock may not be indicative of the price at which shares of Combined Company Class A Common Stock will trade in the public market after the Business Combination.

The market price of shares of the Combined Company Class A Common Stock may be volatile, which could cause the value of your investment to decline.

Even if an active trading market develops following the Business Combination, the market price of Combined Company Class A Common Stock may be highly volatile and could be subject to wide fluctuations.

Securities markets worldwide experience significant price and volume fluctuations. The securities markets have experienced significant volatility as a result of the COVID-19 pandemic. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of Combined Company Class A Common Stock regardless of its operating performance. The Combined Company’s operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including: (1) variations in quarterly operating results or dividends, if any, to stockholders, (2) additions or departures of key management personnel, (3) publication of research reports about the Inspirato’s industry, (4) litigation and government investigations, (5) changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting Inspirato’s business, (6) adverse market reaction to any indebtedness incurred or securities issued in the future, (7) changes in market valuations of similar companies, (8) adverse publicity or speculation in the press or investment community, (9) announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments and (10) the impact of the COVID-19 pandemic on Inspirato’s management, employees, partners, customers, and operating results. In response, the market price of shares of Combined Company Class A Common Stock could decrease significantly. You may be unable to resell your shares of Combined Company Class A Common Stock at or above your purchase price. Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted against the Combined Company, could result in substantial costs and a diversion of management’s attention and resources.

The Combined Company’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm the Combined Company’s business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of the Combined Company Class A Common Stock.

We and Inspirato cannot be certain when or if the operations of Inspirato will generate sufficient cash to fund its ongoing operations or the growth of its business. The Combined Company intends to make investments to support Inspirato’s current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance its software, improve its operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, the Combined Company may be unable to invest in Inspirato’s future growth opportunities, which could harm its business, operating results and financial condition. If the Combined Company incurs debt, the debt holders could have rights senior to holders of Combined Company Class A Common Stock to make claims on the Combined Company’s assets. The terms of any debt could restrict the Combined Company’s operations, including its ability to pay dividends on Combined Company Class A Common Stock. If the Combined Company issues additional equity securities following the Closing, stockholders will experience dilution, and the new equity securities could have rights senior to those of Combined Company Class A Common Stock. Because the decision to issue securities in the future will depend on numerous considerations, including factors beyond the Combined Company’s control, the Combined Company cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their Combined Company Class A Common Stock and diluting their interest.

A small number of stockholders will continue to have substantial control over the Combined Company after this offering, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Combined Company.

Upon completion of the Business Combination, the directors and executive officers of the Combined Company, and beneficial owners expected to own 5% or more of its voting securities and their respective affiliates, will beneficially own, in the aggregate, approximately 30.0% of outstanding Combined Company Common Stock, assuming no Public Stockholders redeem their common stock. This significant concentration of ownership may have a negative impact on the trading price for the Combined Company Class A Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Combined Company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

There can be no assurance that the Combined Company’s securities will be approved for listing on Nasdaq or that the Combined Company will be able to comply with the continued listing standards of Nasdaq.

In connection with the Closing, we have applied to list the Combined Company Class A Common Stock and Warrants on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively. The Combined Company’s continued eligibility for listing may depend on the number of our shares that are redeemed. If, after the Business Combination, Nasdaq delists the Combined Company’s securities from trading on its exchange for failure to meet the listing standards, the Combined Company and its stockholders could face significant negative consequences including:

•	limited availability of market quotations for the Combined Company’s securities;

•	a determination that the Combined Company Class A Common Stock is a “penny stock” which will require brokers trading in the Combined Company Class A Common Stock to adhere to more stringent rules,

•	possible reduction in the level of trading activity in the secondary trading market for shares of the Combined Company Class A Common Stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Combined Company’s operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the Combined Company Class A Common Stock may decline.

The Combined Company may, but is not obligated to, provide public guidance on its expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in the Combined Company’s other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast its results of operations, may be impacted by the COVID-19 pandemic. The Combined Company’s actual results may not always be in line with or exceed any guidance it has provided, especially in times of economic uncertainty, such as the current global economic uncertainty being experienced as a result of the COVID-19 pandemic. If, in the future, the Combined Company’s operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if the Combined Company reduces its guidance for future periods, the market price of the Combined Company Class A Common Stock may decline as well. Even if the Combined Company does issue public guidance, there can be no assurance that it will continue to do so in the future.

Thayer has no operating or financial history and its results of operations and those of the Combined Company may differ significantly from the unaudited pro forma financial data included in this prospectus.

Thayer is a blank check company and it has no operating history and no revenues. This prospectus includes unaudited pro forma condensed combined financial statements for the Combined Company. The unaudited pro forma condensed combined statement of operations of the Combined Company combines Thayer’s historical audited statement of operations for the period from July 31, 2020 (inception) through December 31, 2020, with the historical audited consolidated statement of operations of Inspirato for the year ended December 31, 2020, and combines Thayer’s historical unaudited statement of operations for the nine months ended September 30, 2021, with the historical unaudited condensed consolidated statement of operations of Inspirato for the nine months ended September 30, 2021, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet of the Combined Company combines Thayer’s historical unaudited balance sheet as of September 30, 2021, and the unaudited condensed consolidated balance sheet of Inspirato as of September 30, 2021 and gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Inspirato been consummated on the dates indicated above, or the future consolidated results

The Combined Company will qualify as an “emerging growth company”. The reduced public company reporting requirements applicable to emerging growth companies may make its common stock less attractive to investors.

Following the consummation of the Business Combination, the Combined Company will qualify as an “emerging growth company” under SEC rules. As an emerging growth company, the Combined Company will be permitted and plans to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (1) presenting only two years of audited financial statements, (2) presenting only two years of related selected financial data and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, (3) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (4) not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (5) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements, and proxy statements, and (6) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information the Combined Company provides will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find the Combined Company Class A Common Stock less attractive as a result, there may be a less active trading market for the Combined Company Class A Common Stock, and the market price of the Combined Company Class A Common Stock may be more volatile. The Combined Company will remain an emerging growth company until the earliest of: (1) December 31, 2024, (2) the last day of the fiscal year in which it has gross revenue exceeding $1.07 billion, (3) the date on which it has, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities, and (4) the end of any fiscal year in which the market value of the Combined Company Class A Common Stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

If securities or industry analysts do not publish research or reports about the Combined Company’s business or publish negative reports, the market price of the Combined Company Class A Common Stock could decline.

The trading market for the Combined Company Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about the Combined Company or its business. If regular publication of research reports ceases, the Combined Company could lose visibility in the financial markets, which in turn could cause the market price or trading volume of the Combined Company Class A Common Stock to decline. Moreover, if one or more of the analysts who cover the Combined Company downgrade the Combined Company Class A Common Stock or if reporting results do not meet their expectations, the market price of the Combined Company Class A Common Stock could decline.

If the Combined Company’s security holders exercise their registration rights, it may negatively impact the market price of the Combined Company Class A Common Stock and the existence of these rights may make it more difficult to effect a business combination.

In connection with the Closing, Thayer’s existing registration rights agreement will be amended and restated to: (i) provide that the Combined Company will file a registration statement within 15 business days following the Closing to register for resale (A) the Founder Shares and shares of Thayer Class A Common Stock issuable upon exercise of the Private Warrants held by the Sponsor and (B) the shares of the Combined Company Class A Common Stock to be issued to the Inspirato unitholders in the Business Combination; (ii) provide the Inspirato unitholders with unlimited demand registration rights; (iii) provide the Inspirato unitholders and the Sponsor with customary underwritten takedown rights (subject to customary priorities, minimums, frequency, and quantity limits, cutbacks, deferrals and other terms); and (iv) afford each of the Inspirato unitholders and the Sponsor, on a pari passu basis, “piggy back” registration rights with respect to any underwritten offerings by the other stockholders and by the Combined Company. The issuance and/or resale of certain of these securities is being registered under the registration statement of which this prospectus forms a part. The sale or possibility of sale of these additional securities trading in the public market may negatively impact the market price of the Combined Company’s securities.

The Combined Company has no current plans to pay cash dividends on its common stock; as a result, stockholders may not receive any return on investment unless they sell their Combined Company Class A Common Stock for a price greater than the purchase price.

The Combined Company has no current plans to pay dividends on the Combined Company Class A Common Stock. Any future determination to pay dividends will be made at the discretion of the Combined Company Board, subject to applicable laws. It will depend on a number of factors, including the Combined Company’s financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that the board of directors may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on the Combined Company Class A Common Stock. As a result, stockholders may not receive any return on an investment in Combined Company Class A Common Stock unless they sell their shares for a price greater than that which they paid for them.

The Combined Company may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Combined Company Class A Common Stock.

You may experience dilution after the completion of the Business Combination upon the exercise of 7,680,526 Assumed Inspirato Options and 15,800,000 Warrants, including 7,175,000 Private Warrants held by the Sponsor, for an aggregate of 23,480,526 shares of Combined Company Class A Common Stock. Pursuant to the 2021 Plan, following the consummation of the Business Combination, the Combined Company may issue an aggregate of up to 23,353,734 shares of Combined Company Class A Common Stock, which amount may be subject to increase from time to time. The Combined Company may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in the Combined Company will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding common stock may be diminished; and

•	the market price of the Combined Company Class A Common Stock may decline.

Provisions in the Combined Company’s organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

The Proposed Certificate of Incorporation and Proposed Bylaws to be in effect following the Closing will contain several provisions that may make it more difficult or expensive for a third party to acquire control of the Combined Company without the approval of the board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

•	the division of the board of directors into three classes and the election of each class for three-year terms;

•	advance notice requirements for stockholder proposals and director nominations;

•	provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;

•	restrictions on business combinations with interested stockholders;

•

in certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

•	no cumulative voting;

•	the required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and

•

the ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of the Proposed Certificate of Incorporation and the Proposed Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of Combined Company Class A Common Stock in the future, which could reduce the market price of Combined Company Class A Common Stock. For more information, see the section titled “Description of Securities—Certain Anti-Takeover Provisions of Delaware Law.”

The provision of the Proposed Certificate of Incorporation to be in effect following the Business Combination requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the U.S. for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

The Proposed Certificate of Incorporation will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of the Combined Company, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to the Combined Company or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Certificate of Incorporation or the Proposed Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Certificate of Incorporation will provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. The Proposed Certificate of Incorporation will further provide that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, or other employees in a venue other than in the federal district courts of the United States. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Proposed Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and we cannot assure you that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the shareholders of the Combined Company may face additional risks and uncertainties.

Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the Combined Company Class A Common Stock, and, accordingly, the stockholders of the Combined Company will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the shares of the Combined Company Class A Common Stock, Thayer stockholders must rely on the information included in this prospectus. Although Thayer’s management conducted a due diligence review and investigation of Inspirato in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Combined Company because it may not have uncovered facts that would be important to a potential investor.

Moreover, the Public Stockholders will not benefit from possible recourse against an underwriter for material misstatements or omissions in this prospectus or additional roles of the underwriters in a traditional underwritten initial public offering, such as the book-building process, which helps inform efficient price discovery, and underwriter support to help stabilize the public price of the new issue immediately after listing.

The lack of such recourse process and support in connection with the Combined Company Class A Common Stock could result in greater potential for errors, diminished investor demand, inefficiencies in pricing and a more volatile public price for the shares during the period immediately following the listing.

In addition, because the Combined Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company Class A Common Stock could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Combined Company Class A Common Stock.

Risks Related to the Business Combination

The Combined Company’s ability to successfully operate the business following the Business Combination will be largely dependent upon the efforts of certain key personnel of Inspirato, all of whom we expect to stay with the Combined Company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

The Combined Company’s ability to successfully operate the business following the Closing is dependent upon the efforts of certain key personnel of Inspirato. Although we expect such key personnel to remain with the Combined Company following the Business Combination, there can be no assurance that they will do so. It is possible that Inspirato will lose some key personnel, which could negatively impact the operations and profitability of the Combined Company. Furthermore, following the Closing, certain of the key personnel of Inspirato may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the Combined Company to have to expend time and resources helping them become familiar with such requirements.

We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then-outstanding Public Warrants.

The Warrants were issued in registered form under the Thayer Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Thayer Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants prior to the Business Combination (or at least a majority of the then outstanding Warrants after the Business Combination) to make any change that adversely affects the interests of the registered holders.

Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants prior to the Business Combination (or at least a majority of the then outstanding Warrants after the Business Combination) approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least a majority of the then outstanding Public Warrants prior to the Business Combination (or at least a majority of the then outstanding Warrants after the Business Combination) is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of an Warrant.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

We have the ability to redeem outstanding Public Warrants (excluding the private warrants and any warrants issued to the Sponsor, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Thayer Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time the Combined Company redeems the Public Warrants, the Combined Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the Public Warrants become redeemable by the Combined Company, the Combined Company may not exercise its redemption right if it is unable to register or qualify the component securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Private Warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

The Private Warrants will be treated as Public Warrants under the Warrant Agreement following their transfer (except for transfers to Permitted Transferees (as defined in the Warrant Agreement)) and, accordingly, will become subject to the redemption and other provisions in the Warrant Agreement applicable to the public warrants.

The Warrant Agreement provides that, for so long as the Private Warrants are held by the Sponsor or its Permitted Transferees (as defined therein), the redemption provisions applicable to the Public Warrants shall not apply to the Private Warrants. However, once such Private Warrants are transferred (other than to Permitted Transferees), we may redeem the Private Warrants pursuant to and in accordance with the terms of the Warrant Agreement. See “—We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.” Additionally, Private Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Warrants and shall become Public Warrants under the Warrant Agreement, including for purposes of the amendment provisions of the Warrant Agreement. See “—We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then-outstanding Public Warrants.” For more information regarding the terms of the Warrants, see “Description of Securities—Warrants.”

General Risk Factors

Inspirato may be subject to liability claims and its insurance may be inadequate to cover its losses.

Inspirato is subject to numerous obligations in its contracts with third parties and otherwise. Despite the procedures, systems and internal controls Inspirato has implemented to comply with its contracts and avoid or mitigate various risks, it may breach these commitments, whether through a weakness in these procedures, systems and internal controls, or because of negligence or the willful act of an employee, contractor or third party. Inspirato’s insurance policies may be inadequate to compensate it for the potentially significant losses that may result from claims arising from breaches of its contracts, disruptions in its service, including those caused by cybersecurity incidents, failures or disruptions to its infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to Inspirato in the future on economically reasonable terms, or at all. Further, the insurance may not cover all claims made against Inspirato and defending a suit, regardless of its merit, could be costly and divert management’s attention.

Inspirato’s business is subject to the risks of catastrophic events.

The occurrence of any catastrophic event, including an earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunctions, epidemic or pandemic diseases (such as the ongoing COVID-19 pandemic), cyber-attack, war, or terrorist attack, could result in significant disruptions to Inspirato’s business. In addition, acts of terrorism could cause disruptions to the Internet or the economy as a whole. Although Inspirato has implemented disaster recovery arrangements, there can be no assurance that these arrangements will appropriately address all potential disaster scenarios. If Inspirato’s systems were to fail or be negatively impacted as a result of a natural disaster or other event, its business would be impaired or it could lose critical data.

Inspirato’s partners, suppliers, and subscribers are also subject to the risk of catastrophic events. In those events, Inspirato’s ability to operate its business, as well as the demand for its offerings, may be impaired as a result of factors outside its control.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the exercise of all Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $181.7 million but will not receive any proceeds from the sale of the shares of Combined Company Class A Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis”, we would not receive any proceeds from the exercise of such Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Thayer and Inspirato adjusted to give effect to the Business Combination, PIPE Investment and the other related events contemplated by the Business Combination Agreement (the “Transactions”). Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to Inspirato and its consolidated subsidiaries after giving effect to the Transactions. Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Transactions as if they were consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 give pro forma effect to the Transactions as if they were consummated on January 1, 2020.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

•	Thayer’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2021 included in the prospectus.

•	Inspirato’s unaudited financial statements and related notes as of and for the nine months ended September 30, 2021 included in the prospectus.

•	Thayer’s audited financial statements and related notes as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 included in the prospectus.

•	Inspirato’s audited financial statements and related notes as of and for the year ended December 31, 2020 included in the prospectus.

•	Thayer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the prospectus.

•	Inspirato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the prospectus.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The following describes the above entities:

Thayer

Thayer is a blank check company formed under the laws of the State of Delaware on July 31, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, or initial business combination. Thayer has generated no operating revenues to date and does not expect to generate operating revenues until the consummation of an initial business combination.

Inspirato

Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

For travelers, Inspirato offers access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to its subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Inspirato’s portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with Inspirato’s personalized service envelope—including pre-trip planning, on-site concierge, and daily housekeeping – designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.

Description of the Business Combination

On June 30, 2021, Thayer, Merger Subs, Blockers and Inspirato entered into the Business Combination Agreement, pursuant to which Thayer will acquire certain of the outstanding equity interests of Inspirato. The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by Thayer’s board of directors, Inspirato’s board of managers, and the governing bodies of each of the Merger Subs.

Prior to the Closing, the units representing equity interests in Inspirato are held by (i) Blockers, which are corporations (or entities treated as corporations for U.S. federal tax purposes) that are affiliated with certain institutional investors, and (ii) other Members of Inspirato, which consist of entities and individuals, including members of management and other employees of Inspirato or its subsidiaries.

The Business Combination Agreement provides for, among other things, the following:

•

each Blocker will merge with and into a Blocker Merger Sub (including any Non-Party Blocker, if any, that signs a joinder to the Business Combination Agreement with the consent of Inspirato) with the respective Blocker Merger Sub surviving as a wholly owned subsidiary of Thayer (collectively, the “Blocker Mergers”), resulting in the equity interests of each Blocker being cancelled and converted into the right to receive (i) shares of Combined Company Class A Common Stock based on such Blocker’s pro rata ownership of Inspirato (adjusted upward for cash and cash equivalents of such Blocker and adjusted downward for debt and transaction expenses of such Blocker), plus (ii) cash, if any, based on such Blocker’s pro rata ownership, plus (iii) certain rights under the Tax Receivable Agreement;

•

immediately following the Blocker Mergers, the Company Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving company and subsidiary of Thayer, resulting in (i) each outstanding Inspirato Unit (other than any units held by the Combined Company or any of its subsidiaries following the Blocker Mergers) being cancelled and converted into a right to receive (A) New Common Units of Inspirato, (B) cash, if any, (C) shares of Combined Company Class V Common Stock and (D) certain rights under the Tax Receivable Agreement; and (ii) each outstanding Inspirato Option being automatically converted into an Assumed Inspirato Option; and

•

the limited liability company agreement of Inspirato will be amended and restated to, among other things, reflect the Company Merger and create a seven-person board of managers designated by PubCo and the other members holding outstanding vested New Common Units.

Following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This UP-C structure will allow the Flow-Through Sellers to retain their equity ownership in Inspirato in the form of New Common Units issued pursuant to the Business Combination. Each Flow-Through Seller will also hold a number of shares of Combined Company Class V Common Stock equal to the number of New Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of PubCo. Those institutional investors in Inspirato who, prior to the Business Combination, held Inspirato Units through a Blocker will, by contrast, hold their equity ownership in PubCo in the form of Combined Company Class A Common Stock. See the section entitled “Risk Factors — Risks Related to Our Organizational Structure” for additional information on our organizational structure, including the Tax Receivable Agreement.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Thayer will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato will have a majority of the voting power of the Combined Company, Inspirato’s operations will comprise all of the ongoing operations of the Combined Company, and Inspirato will comprise a majority of the governing body of the Combined Company. Following the Transaction, Inspirato will be managed by a seven-person board of managers designated by PubCo and the other members holding outstanding vested New Common Units. Accordingly, the financial statements will reflect the net assets of Thayer and Inspirato at historical cost with no goodwill or other intangible assets recognized.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the combined historical financial information of Thayer and Inspirato give effect to transaction accounting adjustments that (1) depict in the pro forma condensed combined balance sheet, the accounting for the Transactions required by GAAP, and (2) depict in the pro forma condensed combined statement of operations, the effects of the pro forma balance sheet adjustments, assuming those adjustments were made as of the beginning of the fiscal year presented. The pro forma condensed combined financial information does not give effect to any management adjustments or any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. In addition, as (i) Thayer and Inspirato have not had any historical relationship prior to the Transactions and (ii) there is no historical activity with respect to Merger Subs, preparation of the accompanying pro forma financial information did not require any adjustments with respect to such activities.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. Accordingly, the unaudited pro forma condensed combined financial information includes, among other things, pro forma adjustments to reflect the completion of the Business Combination, the PIPE Investment, the settlement of transaction costs that have been reported in the companies’ historical financial statements or will be incurred upon consummation of the Business Combination, and the impact of certain other associated pro forma adjustments necessary to give full effect to the Transactions.

Pursuant to the Thayer Certificate of Incorporation, Thayer is providing the holders of shares of Thayer Class A Common Stock originally sold as part of the Thayer Units issued in Thayer’s IPO with the opportunity to redeem, upon the Closing, the Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit as of two business days prior to the Closing, in the Trust Account that holds the proceeds (including interest not previously released to Thayer to pay its income taxes or any other taxes payable) from the Thayer IPO.

Due to the redemption rights held by Thayer’s public stockholders, the unaudited pro forma condensed combined financial information have been prepared assuming two alternative levels of redemptions of Thayer’s publicly traded shares:

•	Assuming no redemptions: This presentation assumes that no Thayer stockholders exercise redemption rights with respect to their Public Shares upon consummation of the Business Combination; and

•

Assuming maximum redemption of Thayer Class A Common Stock for cash: This presentation assumes that Thayer stockholders exercise their redemption rights with respect to a maximum of 12.5 million Public Shares upon consummation of the Business Combination. The maximum number of shares subject to redemption was derived from the condition in Business Combination Agreement requiring that the Transactions result in a minimum of $140 million cash proceeds from (i) Thayer (inclusive of cash available to be released from the Trust Account) and (ii) the PIPE Investment, after giving effect to the payments to redeeming stockholders. Scenario 2 gives effect to all pro forma adjustments contained in Scenario 1, as well as additional adjustments to reflect the effect of the maximum redemption.

The following table provides a pro forma summary of the shares of the Combined Company’s common stock that would be outstanding under each of the two redemption scenarios if the Transactions had occurred on January 15, 2022 (in thousands):

	Assuming no redemption		Assuming max redemption
	Shares	%	Shares	%
Thayer public shareholders	17,250	14%	4,800	4%
Thayer Class B	2,813	2%	2,813	3%

Total Thayer	20,063	16%	7,613	7%
PIPE	8,850	7%	8,850	8%
Inspirato LLC unitholders	94,869	77%	94,869	85%

Total Shares at Closing	123,782	100%	111,332	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(in thousands except per share amounts)

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming no redemption)	Additional Pro Forma Adjustments (Assuming Max Redemption)		Combined Pro Forma (Assuming Max Redemption)
Assets
Current assets:
Cash and cash equivalents	$396	$78,855	$175,988	2a	$307,743	$(124,492)	2h	$183,251
			88,504	2b
			(6,900)	2d
			(29,100)	2e
Restricted cash	—	2,960	—		2,960	—		2,960
Accounts receivable, net	—	3,140	—		3,140	—		3,140
Prepaid expenses	258	6,335	—		6,593	—		6,593
Prepaid subscriber travel	—	15,660	—		15,660	—		15,660
Accounts receivable, related parties	—	762	—		762	—		762
Other current assets	—	832	—		832	—		832
Deferred tax asset	—	—	—	2i	—	—		—

Total current assets	654	108,544	228,492		337,690	(124,492)		213,198
Cash and marketable securities held in Trust Account	175,988	—	(175,988)	2a	—	—		—
Property and equipment, net	—	8,490	—		8,490	—		8,490
Goodwill	—	21,233	—		21,233	—		21,233
Other long-term, assets	—	1,073	—		1,073	—		1,073

Total assets	$176,642	$139,340	$52,504		$368,486	$(124,492)		$243,994

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$509	$28,390			$28,899			$28,899
Accrued liabilities	72	5,330			5,402			5,402
Franchise tax payable	174	—			174			174
Deferred revenue	—	155,488			155,488			155,488
Deferred rent	—	900			900			900
Debt	—	13,267			13,267			13,267

Total current liabilities	755	203,375	—		204,130	—		204,130
Deferred underwriting fee payable	6,900	—	(6,900)	2d	—			—
Debt	—	—			—			—
Deferred revenue	—	17,847			17,847			17,847
Deferred rent	—	7,828			7,828			7,828
Warrants	18,170	548			18,718			18,718
Tax receivable agreement liability	—	—	—	2j	—			—

Total liabilities	25,825	229,598	(6,900)		248,523	—		248,523

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming no redemption)	Additional Pro Forma Adjustments (Assuming Max Redemption)		Combined Pro Forma (Assuming Max Redemption)
Series A-1		$13,108	(13,108)	2g	$—			$—
Series A-2		5,489	(5,489)	2g	—			—
Series B		19,860	(19,860)	2g	—			—
Series B-1		15,282	(15,282)	2g	—			—
Series D		20,125	(20,125)	2g	—			—
Series E		9,916	(9,916)	2g	—			—
Thayer Class A Common stock: 17,250,000 shares subject to possible redemption at $10.20 per share	175,950	—	(175,950)	2a	—	—		—

Total temporary equity	175,950	83,780	(259,730)		—	—		—
Preferred stock, $0.0001 par value; 1,000 shares authorized; none issued and outstanding	—	—	—		—			—
Noncontrolling interest	—	—	58,199	2k	58,199	(60,642)	2k	(2,443)
Combined Company Class A common stock, $0.0001 par value; 100,000 shares authorized; 2,595 issued and outstanding (excluding 14,655 shares subject to possible redemption)	—	—	11	2f	11			11
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,313 issued and outstanding	—	—	—		—			—
Series C	—	21,477	(21,477)	2g	—			—
Additional paid-in capital	—	—	175,950	2a	257,268	(124,492)	2h	193,418
			88,504	2b
			(25,133)	2c
			(29,100)	2e
			(11)	2f
			105,257	2g
			(58,199)	2k		60,642	2k
Accumulated deficit	(25,133)	(195,515)	25,133	2c	(195,515)			(195,515)

Total shareholders’ equity	(25,133)	(174,038)	319,134		119,963	(124,492)		(4,529)

Total liabilities and shareholders’ equity	$176,642	$139,340	$52,504		$368,486	$(124,492)		$243,994

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(in thousands except per share data)

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming No Redemption)
Revenue	$—	$166,390	$—		$166,390
Cost of revenue	—	110,106	—		110,106
General and administrative	1,253	37,188	—		38,441
Franchise Tax expenses	148	—	—		148
Sales and marketing	—	19,105	—		19,105
Operations	—	17,336	—		17,336
Technology and development	—	2,957	—		2,957
Depreciation and amortization	—	1,876	—		1,876
Interest, net	(37)	483	37	3b	483
Warrant fair value losses	2,298	456	—		2,754
Gain on forgiveness of debt	—	(9,518)			(9,518)

Income (loss) before income taxes	(3,662)	(13,599)	(37)		(17,298)
Income tax expense (benefit)	—	—	(4,325)	3c, 3e	(4,325)

Net income (loss)	(3,662)	(13,599)	4,288		(12,973)
Net income (loss) attributable to noncontrolling interest	—	—	(6,294)	3d	(6,294)

Net loss attributable to Inspirato Incorporated	$(3,662)	$(13,599)	$10,582		$(6,679)

Basic and diluted weighted average common units		1,166
Basic and diluted loss per common units		$(11.66)
Weighted average shares outstanding of Class B non-redeemable common stock	4,313
Basic and diluted net loss per share, Class B	$(0.17)
Weighted average shares outstanding of Class A redeemable common stock	17,250				123,782
Basic and diluted net loss per share, Class A	$(0.17)				$(0.05)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(in thousands except per share data)

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming Max Redemption)
Revenue	$—	$166,390	$—		$166,390
Cost of revenue	—	110,106	—		110,106
General and administrative	1,253	37,188	—		38,441
Franchise Tax expenses	148	—	—		148
Sales and marketing	—	19,105	—		19,105
Operations	—	17,336	—		17,336
Technology and development	—	2,957	—		2,957
Depreciation and amortization	—	1,876	—		1,876
Interest, net	(37)	483	37	3b	483
Warrant fair value losses	2,298	456	—		2,754
Gain on forgiveness of debt	—	(9,518)			(9,518)

Income (loss) before income taxes	(3,662)	(13,599)	(37)		(17,298)
Income tax expense (benefit)	—	—	(4,325)	3c, 3e	(4,325)

Net income (loss)	(3,662)	(13,599)	4,288		(12,973)
Net income (loss) attributable to noncontrolling interest	—	—	(6,998)	3d	(6,998)

Net loss attributable to Inspirato Incorporated	$(3,662)	$(13,599)	$11,286		$(5,975)

Basic and diluted weighted average common units		1,166
Basic and diluted loss per common units		$(11.66)
Weighted average shares outstanding of Class B non-redeemable
common stock	4,313
Basic and diluted net loss per share, Class B	$(0.17)
Weighted average shares outstanding of Class A redeemable common stock	17,250				111,332
Basic and diluted net loss per share, Class A	$(0.17)				$(0.05)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(in thousands except per share data)

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming No Redemption)
Revenue	$—	$165,590	$—		$165,590
Cost of revenue	—	100,599	—		100,599
General and administrative	109	25,940	13,350	3a	39,399
Franchise tax expenses	84	—	—		84
Sales and marketing	—	14,764	—		14,764
Operations	—	18,814	—		18,814
Depreciation and amortization	—	2,898	—		2,898
Technology and development	—	2,787	—		2,787
Interest, net	(1)	542	1	3b	542
Financing costs—derivative warrant liabilities	411	—	—		411
Warrant fair value (gains) losses	2,356	(214)	—		2,142

Loss before income taxes	(2,959)	(540)	(13,351)		(16,850)
Income tax benefit			(4,213)	3c, 3e	(4,213)

Net loss	(2,959)	(540)	(9,138)		(12,637)
Net loss attributable to noncontrolling interest			(6,131)	3d	(6,131)

Net loss attributable to Inspirato Incorporated	$(2,959)	$(540)	$(3,007)		$(6,506)

Basic and diluted weighted average common units		1,166
Basic and diluted loss per common unit		$(0.46)
Weighted average shares outstanding of Class B non-redeemable common stock	3,818
Basic and diluted net loss per share, Class B	$(0.50)
Weighted average shares outstanding of Class A redeemable common stock	2,080				123,782
Basic and diluted net loss per share, Class A	$(0.50)				$(0.05)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(in thousands except per share data)

	Thayer (Historical)	Inspirato LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma (Assuming Max Redemption)
Revenue	$—	$165,590	$—		$165,590
Cost of revenue	—	100,599	—		100,599
General and administrative	109	25,940	13,350	3a	39,399
Franchise tax expenses	84	—	—		84
Sales and marketing	—	14,764	—		14,764
Operations	—	18,814	—		18,814
Depreciation and amortization	—	2,898	—		2,898
Technology and development	—	2,787	—		2,787
Interest, net	(1)	542	1	3b	542
Financing costs—derivative warrant liabilities	411	—	—		411
Warrant fair value (gains) losses	2,356	(214)	—		2,142

Loss before income taxes	(2,959)	(540)	(13,351)		(16,850)
Income tax benefit			(4,213)	3c, 3e	(4,213)

Net loss	(2,959)	(540)	(9,138)		(12,637)
Net loss attributable to noncontrolling interest			(6,816)	3d	(6,816)

Net loss attributable to Inspirato Incorporated	$(2,959)	$(540)	$(2,322)		$(5,821)

Basic and diluted weighted average common units		1,166
Basic and diluted loss per common unit		$(0.46)
Weighted average shares outstanding of Class B non-redeemable common stock	3,818
Basic and diluted net loss per share, Class B	$(0.50)
Weighted average shares outstanding of Class A redeemable common stock	2,080				111,332
Basic and diluted net loss per share, Class A	$(0.50)				$(0.05)

Note 1. Basis of Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Thayer will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato will have a majority of the voting power of the Combined Company, Inspirato’s operations will comprise all of the ongoing operations of the Combined Company, and Inspirato will comprise a majority of the governing body of the Combined Company. Following the Transaction, Inspirato LLC will be governed by a board of managers consisting of three managers designated by Inspirato Incorporated. Accordingly, the financial statements will reflect the net assets of Thayer and Inspirato at historical cost with no goodwill or other intangible assets recognized. Operations prior to the Business Combination will be those of Inspirato.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Combined Company additional paid-in capital and are assumed to be cash settled.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Thayer believes are reasonable under the circumstances. Thayer believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Thayer and Inspirato.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

•	Thayer’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2021 included in the prospectus.

•	Inspirato’s unaudited financial statements and related notes as of and for the nine months ended September 30, 2021 included in the prospectus.

•	Thayer’s audited financial statements and related notes as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 included in the prospectus.

•	Inspirato’s audited financial statements and related notes as of and for the year ended December 31, 2020 included in the prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

There were no significant intercompany balances or transactions between Thayer and Inspirato as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Thayer and Inspirato filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Thayer’s shares outstanding, assuming the Business Combination and related transactions occurred at January 1, 2020.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)

Reflects the reclassification of $176 million of cash and cash equivalents held in Thayer’s trust account that becomes available for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination assuming no redemptions.

b)	Reflects the gross cash proceeds from PIPE financing of 8.85 million shares of Thayer Class A common stock for $88.5 million from private investors.

c)	Reflects the elimination of Thayer’s retained earnings.

d)	Reflects the settlement of deferred underwriting fees.

e)

Reflects the payment Thayer and Inspirato’s transaction costs of $29.1 million, expected to be incurred in connection with the closing of the business combination, of which $13.3 million will be expensed.

f)	Reflects the issuance of 112 million shares to seller at $0.0001 par value as consideration for the Business Combination.

g)	Reflects the recapitalization of Inspirato including the reclassification of members’ equity to common stock and additional paid in capital.

h)	Represents an adjustment to cash and common stock assuming maximum redemption of Class A shares subject to possible redemption.

i)

Represents adjustments to reflect applicable deferred tax assets. Under both the no redemption and maximum redemption scenarios, the Combined Company’s deferred tax assets are not more likely than not expected to be realized in accordance with ASC 740—Income Taxes. As such, the Combined Company has reduced the full carrying amount of the deferred tax assets with a valuation allowance under both scenarios. The deferred taxes are primarily related to the tax basis step up of the Combined Company’s investment in Inspirato LLC, and the Combined Companies’ net loss tax effected at a constant federal income tax rate of 21.0% and a state tax rate of 4%.

j)

Upon the completion of the Transaction, the Combined Company will be a party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, the Combined Company will be required to pay to certain parties to the agreement 85% of the tax savings that it is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Transaction and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. In both the no redemptions and maximum redemption scenarios, the Combined Company does not expect to record net deferred tax assets related to the tax basis adjustments associated with the exchange of Units in Inspirato as those deferred tax assets are not more likely than not expected to be realized in accordance with ASC 740—Income Taxes. Accordingly, the Combined Company has not recorded a liability related to the Tax Receivable Agreement as of September 30, 2021, as the liability is not considered to be probable in accordance with ASC 450 - Contingencies.

k)	Noncontrolling interest ownership of 48.5% in the no redemption and 53.9% in the maximum redemption scenario represents ownership of Inspirato LLC to be held by Flow-Through Sellers.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

a)	Reflects Thayer’s and Inspirato’s transaction costs to be expensed of $13.3 million in 2020.

b)	Represents the elimination of $37 thousand of interest income on Thayer’s trust account for the nine months ended September 30, 2021 and $1 thousand for the year ended December 31, 2020.

c)	Following the transaction, PubCo will be subject to U.S. federal income taxes as well as state and local taxes, estimated at 25%.

d)	Noncontrolling interest ownership of 48.5% in the no redemption and 53.9% in the maximum redemption scenario.

e)	Under both redemption scenarios, there is not expected to be a material change to the aforementioned tax benefit nor liability related to the Tax Receivable Agreement.

Note 4. Net loss per share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2021 and the year ended December 31, 2020. The unaudited condensed combined pro forma net loss per share, basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, Thayer had two classes of shares: Class A shares and Class B shares. The Class B shares are held by the Sponsor. In connection with the closing of the Business Combination, each currently issued and outstanding share of Thayer Class B common stock not forfeited, was automatically converted on a one-for-one basis, into shares of Thayer Class A common stock. Immediately thereafter, each currently issued and outstanding share of Class A common stock was automatically converted on a one-for-one basis into shares of the Combined Company.

Thayer has 8.6 million outstanding public warrants sold during the initial public offering and 7.2 million warrants sold in a private placement to purchase an aggregate of 0.9 million Class A shares simultaneous to the initial public offering. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Thayer’s Class A common stock. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. Inspirato Options and Inspirato Profits Interests are anti-dilutive.

As a result, pro forma diluted net loss per share is the same as pro forma basic net loss per share for the periods presented.

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
	(in thousands except per share data)
Assuming no redemption
Pro forma net loss attributable to Inspirato Incorporated	$(6,506)	$(6,679)
Basic and diluted weighted average shares outstanding	123,782	123,782
Pro forma basic and diluted loss per share	$(0.05)	$(0.05)
Pro forma basic and diluted weighted average shares
TVAC public shareholders	17,250	17,250
Thayer class B	2,813	2,813

Total Thayer	20,063	20,063
Inspirato LLC unitholders	94,869	94,869
PIPE investors	8,850	8,850

Total pro forma basic weighted average shares	123,782	123,782

Assuming maximum redemption
Pro forma net loss attributable to Inspirato Incorporated	$(5,821)	$(5,975)
Basic and diluted weighted average shares outstanding	111,332	111,332
Pro forma basic and diluted loss per share	$(0.05)	$(0.05)
Pro forma basic and diluted weighted average shares
TVAC public shareholders	4,800	4,800
Thayer class B	2,813	2,813

Total Thayer	7,613	7,613
Inspirato LLC unitholders	94,869	94,869
PIPE investors	8,850	8,850

Total pro forma basic weighted average shares	111,332	111,332

THAYER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections titled “Risk Factors,” “Information About Thayer” and the audited consolidated financial statements, including the related notes, appearing elsewhere in this prospectus. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “Thayer” refer to Thayer Ventures Acquisition Corporation.

Overview

We are a blank check company incorporated in Delaware on July 31, 2020. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, or the initial business combination. We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, we had not commenced any operations. All activity for the period from July 31, 2020 (inception) through September 30, 2021 relates to our formation and our initial public offering, or IPO. We will not generate any operating revenues until after the consummation of our initial Business Combination, at the earliest. We generate non-operating income in the form of income earned on investments held in the Trust Account on cash and cash equivalents from the proceeds derived from the Thayer IPO. We have selected December 31 as our fiscal year end.

Our sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company. The registration statement for our IPO was declared effective on December 10, 2020. On December 15, 2020, we closed the Thayer IPO and issued 17,250,000 units, which included 2,250,000 additional units to cover an over-allotment option we granted to the underwriters, at $10.00 per unit, generating gross proceeds of $172.5 million, and incurring offering costs of $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of $1.7 million. We refer to the shares of Class A Common Stock included in the units as the public shares.

Simultaneously with the closing of the Thayer IPO, we consummated a private placement of 7,175,000 warrants, at a price of $1.00 per Private Warrant, to our Sponsor, generating proceeds of $7.2 million.

Upon the closing of the Thayer IPO and the private placement, $176.0 million ($10.20 per Unit) of the net proceeds of the Thayer IPO and certain of the proceeds from the private placement were placed in a Trust Account located in the U.S. with Continental Stock Transfer & Trust Company acting as trustee, which will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account as described below.

If we are unable to complete a business combination before June 15, 2022, which is 18 months from the closing of our IPO, and our stockholders have not amended our Thayer Certificate of Incorporation to extend such date, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Liquidity and Going Concern

As of September 30, 2021, we had $396,000 outside of the Trust Account and $74,000 of working capital (not taking into account approximately $174,000 in tax obligations that may be paid using investment income classified in the Trust Account).

Our liquidity needs to date have been satisfied through a payment of $25,000 from our Sponsor to cover certain on our IPO in exchange for the issuance of the Founder Shares, and loan proceeds from the Sponsor of $400,000 under a promissory note. We repaid the promissory note in full on December 15, 2020, concurrent with the closing of our IPO. Subsequent to the closing of the Thayer IPO, our liquidity needs have been satisfied through the net proceeds from the Thayer IPO and the private placement that are held outside of the trust account.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

On January 30, 2020, the World Health Organization, or WHO, announced a global health emergency because of a new strain of coronavirus (COVID-19). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 pandemic continues to evolve. The impact of the COVID-19 pandemic on our results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the pandemic and related advisories and restrictions. These developments and the impact of the COVID-19 pandemic on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected. Additionally, our ability to complete an initial business combination, may be adversely affected due to significant governmental measures being implemented to contain the COVID-19 pandemic or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. Our ability to consummate an initial business combination may also depend on our ability to raise additional equity and debt financing, which may be impacted by the COVID-19 pandemic.

Results of Operations

Our entire activity since inception through September 30, 2021, was related to our formation, the preparation for the Thayer IPO, and since the closing of the Thayer IPO, the search for a prospective initial business combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial business combination. We generate non-operating income in the form of income earned on investments held in the Trust Account. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2021, we had net income of $1.9 million, which consisted of approximately $2.4 million change in fair value of derivative warrant liabilities, approximately $5,000 earned on investments held in Trust Account of approximately, partially offset by general and administrative expenses of approximately $480,000 and $50,000 of franchise tax expense.

For the nine months ended September 30, 2021, we had net loss of $3.7 million, which consisted of $1.3 million in general and administrative costs, approximately $148,000 of franchise tax expense and approximately $2.3 million change in fair value of derivative warrant liabilities, partially offset by income earned on investments held in Trust Account of approximately $38,000.

For the period from July 31, 2020 (inception) through September 30, 2020, we had net loss of $53,000, which consisted of $20,000 in general and administrative costs and approximately $33,000 of franchise tax expense.

As a result of the restatement described in Note 2 of the notes to the financial statements included herein, we classify the warrants issued in connection with our IPO and private placement as liabilities at their fair value and adjust the warrant instruments to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. For the period from July 31, 2020 (inception) through December 31, 2020, the change in fair value of warrants was an increase in liabilities of $2,356,000.

Contractual Obligations

Registration Rights

The holders of the Founder Shares and Private Warrants are entitled to registration rights pursuant to a registration rights agreement we entered into in connection with our IPO. The holders of these securities are entitled to make up to three demands that we register such securities, subject to specified conditions. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $3.45 million in the aggregate, paid upon the closing of the Thayer IPO. The underwriters also made a payment to us in an amount equal to 1.0% of the gross proceeds of the Thayer IPO, or $1.7 million in the aggregate to reimburse certain of our expenses.

An additional fee of $0.40 per unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete our initial business combination, subject to the terms of the underwriting agreement.

Deferred Consulting Fees

In September 2020, we entered into an engagement letter with a consultant to obtain advisory services in connection with our search for a business combination target, pursuant to which we agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of our initial business combination.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following as our critical accounting policies:

Investments Held in Trust Account

Our portfolio of investments held in trust is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. Our investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in trust account in the accompanying statement of operations. The estimated fair values of investments held in the trust account are determined using available market information.

Derivative Warrant liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC Topic 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.

The Public Warrants and the Private Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The initial fair value of the Public Warrants have been measured at fair value using a Monte Carlo simulation model and the Private Warrants were estimated using Black-Scholes. The fair value of the Public Warrants as of September 30, 2021 is based on observable listed prices for such warrants. As the transfer of Private Warrants to anyone who is not a permitted transferee would result in the Private Warrants having substantially the same terms as the Public Warrants, we determined that the fair value of each Private Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

We account for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 Distinguishing Liabilities from Equity. Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely our control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. Our Class A common stock feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of the Initial Public Offering, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.

Effective with the closing of the Initial Public Offering, we recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Share of Common Stock

We comply with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. We have two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be antidilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the three and nine months ended September 30, 2021 and for the period from July 31, 2020 (inception) through September 30, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

Recent Adopted Accounting Standards

In August 2020, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under GAAP. This ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. We early adopted the ASU on January 1, 2021. Adoption of the ASU did not impact our financial position, results of operations or cash flows.

We do not believe that any recently issued, but not yet effective, ASUs, if currently adopted, would have a material effect on our financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INSPIRATO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Inspirato’s financial condition and results of operations should be read in conjunction with Inspirato’s audited annual and unaudited interim condensed consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus. This discussion includes both historical information and forward-looking statements based upon current expectations that involve risk, uncertainties and assumptions. Inspirato’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” starting on page 12 and elsewhere in this prospectus. Inspirato’s historical results are not necessarily indicative of the results that may be expected for any period in the future. Unless the context otherwise requires, all references in this section to “we,” “us,” “our”, “Inspirato,” or “the Company” refer collectively to the business operations of Inspirato LLC and its consolidated subsidiaries.

OVERVIEW

Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

For travelers, we offer access to a diverse portfolio of curated luxury vacation options that includes over 400 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 430 luxury hotel and resort partners in more than 235 destinations around the world as of September 30, 2021. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope—including pre-trip planning, on-site concierge, and daily housekeeping—designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.

The Business Combination and Public Company Costs

On June 30, 2021, Thayer, Merger Subs, Blockers and Inspirato entered into the Business Combination Agreement, pursuant to which Thayer will acquire certain of the outstanding equity interests of Inspirato. The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by Thayer’s board of directors, Inspirato’s board of managers, and the governing bodies of each of the Merger Subs.

Prior to the Closing, the units representing equity interests in Inspirato are held by (i) Blockers, which are corporations (or entities treated as corporations for U.S. federal tax purposes) that are affiliated with certain institutional investors, and (ii) other Members of Inspirato, which consist of entities and individuals, including members of management and other employees of Inspirato or its subsidiaries.

The Business Combination Agreement provides for, among other things, the following:

•

each Blocker will merge with and into a Blocker Merger Sub (including any Non-Party Blocker, if any, that signs a joinder to the Business Combination Agreement with the consent of Inspirato) with the respective Blocker Merger Sub surviving as a wholly owned subsidiary of Thayer (collectively, the “Blocker Mergers”), resulting in the equity interests of each Blocker being cancelled and converted into the right to receive (i) shares of Combined Company Class A Common Stock based on such Blocker’s pro rata ownership of Inspirato (adjusted upward for cash and cash equivalents of such Blocker and adjusted downward for debt and transaction expenses of such Blocker), plus (ii) cash, if any, based on such Blocker’s pro rata ownership, plus (iii) certain rights under the Tax Receivable Agreement;

•

immediately following the Blocker Mergers, the Company Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving company and subsidiary of Thayer, resulting in (i) each outstanding Inspirato Unit (other than any units held by the Combined Company or any of its subsidiaries following the Blocker Mergers) being cancelled and converted into a right to receive (A) New Common Units of Inspirato, (B) cash, if any, (C) shares of Combined Company Class V Common Stock and (D) certain rights under the Tax Receivable Agreement; and (ii) each outstanding Inspirato Option being automatically converted into an Assumed Inspirato Option; and

•

the limited liability company agreement of Inspirato will be amended and restated to, among other things, reflect the Company Merger and create a seven-person board of managers designated by PubCo and the other members holding outstanding vested New Common Units.

Following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or UP-C) structure, which is often used by entities classified as a partnership for U.S. federal income tax purposes, such as Inspirato, undertaking an initial public offering, an initial business combination with a SPAC or other going-public transactions. This UP-C structure will allow the Flow-Through Sellers to retain their equity ownership in Inspirato in the form of New Common Units issued pursuant to the Business Combination. Each Flow-Through Seller will also hold a number of shares of Combined Company Class V Common Stock equal to the number of New Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of PubCo. Those institutional investors in Inspirato who, prior to the Business Combination, held Inspirato Units through a Blocker will, by contrast, hold their equity ownership in PubCo in the form of Combined Company Class A Common Stock. See the section entitled “Risk Factors—Risks Related to Our Organizational Structure” for additional information on our organizational structure, including the Tax Receivable Agreement.

For more information about the Business Combination Agreement, see the section titled “The Business Combination Agreement.”

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Thayer will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the unitholders of Inspirato will have a majority of the voting power of the Combined Company, Inspirato’s operations will comprise all of the ongoing operations of the Combined Company, and Inspirato will comprise a majority of the board of the Combined Company. Following the Transaction, Inspirato will be managed by a seven-person board of managers designated by PubCo and the other Members holding outstanding vested New Common Units. Accordingly, the financial statements will reflect the net assets of Thayer and Inspirato at historical cost with no goodwill or other intangible assets recognized.

Upon the closing of the Business Combination, it is expected that the Combined Company’s Class A Common Stock will be listed on Nasdaq and trade under the ticker symbol “ISPO.” As Inspirato’s current management team and business operations will comprise the Combined Company’s management and operations, the Combined Company will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Inspirato expects the Combined Company will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Business Metrics

We review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions.

Active Subscriptions and Active Subscribers

We use Active Subscriptions to assess the adoption of our subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. We define Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which we expect payment for renewal. Active Subscribers are subscribers who have one or more Active Subscription(s). As of September 30, 2020 and 2021, we had 11,876 and 13,191 Active Subscribers. At December 31, 2019, 2020 and 2021, we had 13,130, 11,727 and 13,802 Active Subscribers, respectively.

At September 30, 2020 we had 12,957 Active Subscriptions which consisted of 10,983 legacy Inspirato Club subscriptions, 1,940 Inspirato Pass subscriptions, and 34 new Inspirato Club subscriptions. At September 30, 2021, we had 14,114 Active Subscriptions which consisted of 10,662 legacy Inspirato Club subscriptions, 2,378 Inspirato Pass subscriptions, and 1,074 new Inspirato Club subscriptions.

At December 31, 2019 we had 14,548 Active Subscriptions which consisted of 12,521 legacy Inspirato Club subscriptions and 2,027 Inspirato Pass subscriptions. At December 31, 2020, we had 12,631 Active Subscriptions which consisted of 10,602 legacy Inspirato Club subscriptions, 1,791 Inspirato Pass subscriptions, and 238 new Inspirato Club subscriptions. At December 31, 2021, we had 14,875 Active Subscriptions which consisted of 10,218 legacy Inspirato Club subscriptions, 2,987 Inspirato Pass subscriptions, and 1,424 new Inspirato Club subscriptions. We experienced a decrease in Active Subscriptions from December 31, 2019 to December 31, 2020 primarily due to the impact of the COVID-19 pandemic. The new Inspirato Club subscription was launched in the second half of 2020.

Legacy Inspirato Club subscriptions had substantial enrollment fees and have annual dues that are lower than annualized dues for new Inspirato Club subscriptions. Subscribers who have legacy Inspirato Club subscriptions that add Inspirato Pass pay less in annual dues for their Inspirato Pass subscription than the Inspirato Pass subscribers without Legacy Inspirato Club subscriptions. Legacy Inspirato Club subscriptions are only available as annual contracts and Inspirato Club and Inspirato Pass subscriptions are available as monthly, semi-annual and annual contracts. The majority of our subscriptions are annual contracts including approximately half of the new Inspirato Club and Inspirato Pass subscriptions. Subscription revenue contributed approximately 42% of our total revenue for the nine months ended September 30, 2021.

Annual Recurring Revenue

We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire Active Subscriptions and to maintain our relationship with existing subscribers. ARR represents the amount of revenue that we expect to recur annually, enables measurement of the progress of our business initiatives, and serves as an indicator of future growth. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

ARR consists of contributions from our subscription revenue streams and does not include travel revenue or enrollment fees. We calculate ARR as the number of Active Subscriptions as of the end of a period multiplied by the then-current annualized subscription rate for each applicable subscription type at the end of the period for which ARR is being calculated. The majority of current Active Subscriptions are legacy Inspirato Club subscriptions. ARR is not a forecast of subscription revenue as subscription revenue includes enrollment fees and Active Subscriptions at the date used in calculating ARR may or may not be renewed by our subscribers in the future, but we believe it is a useful measure. In addition, revenues from certain legacy subscriptions may be higher or lower than our then-current annualized subscription rate as a result of previously offered or contractual renewal rates. Our ARR was $95 million and $116 million at September 30, 2020 and 2021 and $101 million, $91 million and $135 million at December 31, 2019, 2020, and 2021 respectively.

Before the launch of Inspirato Pass and new Inspirato Club subscriptions, approximately 15% of our subscription revenue was from enrollment fees. Since the launch of those products in late 2019 and 2020, enrollment fee revenue as a percentage of subscription revenue has declined to approximately 4% in the year ended December 31, 2020 and 3% in the nine months ended September 30, 2021. As the amount of our subscription revenue that comes from enrollment fees has declined, the difference between ARR and subscription revenue has decreased. In addition, our subscription revenue as a percentage of total revenue has increased from approximately 30% in the years ended December 31, 2018 and 2019 prior to the launch of Inspirato Pass and the new Inspirato Club subscriptions, to 55% in the year ended December 31, 2020 when total revenues decreased, and up to 42% in the nine months ended September 30, 2021. In the first nine months of 2020, our subscription revenues were approximately $7 million lower than expected based on our ARR in the second quarter of 2020 as a result of incentives that we offered to our subscribers during the COVID-19 pandemic. ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies in the luxury travel industry or that have subscription-based models.

On slide 26 of our investor presentation filed with the SEC on December 14, 2021, we discuss our Inspirato Pass annual subscription revenue. Annual subscription revenue is defined as the product of the annualized subscription cost multiplied by the number of subscribers. Annual subscription revenue is similar to ARR, but different because ARR is calculated by multiplying the annualized subscription cost by the number of subscriptions. Approximately 7% of Inspirato’s subscribers have multiple subscriptions. The Inspirato Pass annual subscription revenue that was described in the investor presentation is the annual recurring revenue for only one of our products, Inspirato Pass. Because our calculation of ARR is based on the number of subscriptions and not the numbers of subscribers, we believe it is a useful measure of our financial performance and operating results and management uses it for internal planning and analysis.

In addition, the relative significance of ARR may vary across different businesses and business models. Our calculation of ARR may be different than similarly titled measures presented by other companies, including because certain subscribers have multiple subscriptions or certain products are offered at different price points.

Key Factors Affecting Our Performance

We believe that the growth and future success of our business depend on many factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we have to successfully address in order to continue to grow our business and further improve our results of operations.

COVID-19 Pandemic

The ongoing impact of the COVID-19 pandemic on the global economy and the extent to which it will continue to adversely impact Inspirato remains uncertain. Inspirato’s financial results for 2020 were materially adversely affected by the COVID-19 pandemic, and the impact continued into 2021. COVID-19 may continue to materially adversely impact our business operations, results of operations and liquidity in the near term. In early March 2020, as the world locked down, in order to protect our business from the near term market disruptions and the prospect of a prolonged business impact from the COVID-19 pandemic, we took action quickly to reduce costs and applied for and received a $9.4 million PPP loan, which was forgiven in June 2021. While Inspirato’s revenue has been gradually improving since the third quarter of 2020, the extent of the recovery is uncertain and will be largely dependent on the effectiveness of COVID-19 prevention (vaccination and continued social distancing) and treatment and infection rates in the cities and countries in which Inspirato operates. The COVID-19 pandemic transformed how society works, connects, and travels, while at the same time creating incredible challenges, particularly for the hospitality and travel industries and Inspirato.

In particular, to reduce costs during the COVID-19 pandemic, we:

•	rebalanced our portfolio and actively managed lease expenses through negotiations with real estate owners and exercise of force majeure clauses in our leases;

•	temporarily reduced our payroll costs through layoffs and short-term salary reductions; and

•	substantially reduced discretionary expenditures.

Our rapid management of expenses, together with our existing cash position, and the PPP funds helped us prudently manage our business through the effects of the pandemic during 2020.

In the first nine months of 2021, subscriber demand for travel and our occupancy rates increased compared to the same prior year period to pre-pandemic levels, however our subscriber counts have not yet returned to pre-pandemic levels. During the pandemic, while travel restrictions were at their tightest, Inspirato took measures to maintain its subscriber base. Once restrictions eased, we experienced an increase in travel demand we believe was the result of a shift in consumer prioritization of safety, and a resulting change in the way people travel, with Inspirato well positioned to benefit from these shifts.

In particular, to maintain subscribers during the COVID-19 pandemic, we:

•	provided Inspirato Pass subscribers credit for future subscription months in exchange for maintaining their subscriptions payments during the onset of the pandemic;

•	offered a more flexible cancellation policy; and

•	offered subscribers special value through a promotion to welcome them back to booking Inspirato travel.

Subscribers

Our subscriber revenue and operating results are impacted by our ability to attract and maintain subscribers. Increasing our subscriber base, increases our revenues, gross margin and Adjusted EBTIDA. We are continually working on improving our subscription offerings and the trips available on our Inspirato Pass list to make our subscription products more appealing to potential subscribers.

Travel

Our travel revenue and operating results are impacted by the number of trips that we are able to deliver to our subscribers and members as well as the rates we charge for stays. Our business intelligence team establishes nightly rates to achieve a desired occupancy and nightly rates.

Cost and Expense Management

Our operating results are impacted by our ability to manage costs and expenses and achieving a balance between making appropriate investments to retain and grow subscribers while driving increased profitability. We are working on finding opportunities to enhance gross margin and operate more efficiently, including reducing costs by potentially bringing housekeeping, concierge, property management, and other services in-house. We believe these opportunities will increase as our business grows and we increase the number of properties in certain areas and thus lower the cost of revenue.

Economic Conditions

The travel industry is volatile and affected by economic cycles and trends. Travel is typically discretionary for subscribers and customers and may be affected by negative trends in the economy. Consumer confidence, fluctuations in fuel prices, changes in governmental regulations, safety concerns, and other factors all could negatively impact our business. The post-pandemic recovery in the economy and in the travel industry has increased our subscription and travel revenue as a result of pent up travel demand.

Seasonality

Our travel revenues are seasonal, reflecting typical travel behavior patterns of travelers over the course of the calendar year. In a typical year, the first, third, and fourth quarters have higher travel revenues than the second quarter. Our subscription services are seasonal to the extent that interest from potential new subscribers tends to also follow travel revenue, however revenues from existing subscribers is not impacted by seasonality.

Our key metrics, including total revenues, Adjusted EBITDA and Free Cash Flow, are also impacted by the timing of holidays and other events. Holidays and other events generally increase the rates we are able to charge for travel which results in higher gross margin. The majority of our costs are relatively fixed across quarters.

In 2020, we saw the COVID-19 pandemic overwhelm the historical patterns of seasonality resulting in a significant decrease in revenue most notably in the second quarter of 2020.

Key Components of Results of Operations

Revenue

We generate revenue from sales of subscriptions to our platform that grant access to book Inspirato residences and other privileges that vary based on the type of subscription. The two primary components of revenue are subscription revenue and travel revenue.

Subscription revenue is comprised of a one-time enrollment fee paid at the commencement and recurring dues, net of discounts and refunds provided to subscribers. Our subscription agreements typically have monthly or annual contractual terms. Our agreements are generally cancellable at the end of the contract term. Legacy Inspirato Club subscriptions are only available as annual contracts and Inspirato Club and Inspirato Pass subscriptions are available as monthly, semi-annual and annual contracts. The majority of our subscriptions are annual contracts including approximately half of the new Inspirato Club and Inspirato Pass subscriptions. Revenue is recognized ratably over the related contractual term generally beginning on the date that our platform is made available to a subscriber. We typically bill in advance for monthly contracts and annually in advance for contracts of one year. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized. Enrollment fees for Inspirato Pass and Inspirato Club subscriptions are typically recognized immediately when paid. Enrollment fees earned from legacy subscriptions are recognized over the estimated life of the subscriptions which is typically five years.

We derive our travel revenue from our travel operations, including per trip, nightly and service fees charged to our subscribers and guests per trip. In addition to subscribers, approximately 7% of total revenue in 2019, 2020 and the first nine months of 2021 was earned from guests who are not subscribers. These guests include guests who receive trial subscriptions under promotions with partners, including Wheels Up, Exclusive Resorts and others. Travel revenue related to stays in our residences is higher than travel revenue related to stays at our hotel partners because our residences generally have substantially higher average nightly rates, as residences are typically larger and accommodate more guests than hotel rooms. In 2019, we delivered 66,700 nights in our residences and 40,300 nights in our hotel rooms. In 2020, we delivered 56,000 nights in our residences and 28,400 nights in our hotel rooms. In the first three quarters of 2021, we delivered 70,400 nights in our residences and 30,100 nights in our hotel rooms. Travel revenue is generally recognized when travel occurs and amounts that have been billed are initially recorded as deferred revenue until recognized when travel occurs.

Cost of Revenue

Cost of revenue includes costs directly related to delivering travel to our subscribers and guests as well as depreciation and amortization related to leasehold improvements and equipment at residences. These costs include payments for properties we lease, operating and maintenance costs of those properties, including on-site service personnel costs as well as costs paid to our hotel partners for subscriber stays. We expect our cost of revenue will continue to increase on an absolute dollar basis for the foreseeable future due to inflation, escalation clauses in leases, increased operating costs and the addition of properties. Cost of revenue may vary as a percentage of revenue from period to period based on the number of properties that we have under lease, and the mix of subscription and travel revenue that we earn.

Gross margin

Our gross margin may fluctuate from period to period based on the number and type of subscribers, trips taken and nightly rates charged. We generally expect our gross margin to increase or decrease in both the near term and long term with increases or decreases in subscriber counts, nightly rates, and occupancy rates.

General and Administrative

General and administrative expenses include costs related to overall operations of the company, including executive management, finance and accounting, legal, people operations, and corporate information services. General and administrative expenses also include all equity-based compensation costs related to all employees. We expect to incur additional general and administrative costs as a result of operating as a public company, including expenses to comply with the rules and regulations of the SEC and stock exchange, as well as higher expenses for corporate insurance, director and officer insurance, investor relations, and professional services. Overall, Inspirato expects its general and administrative costs will vary from period to period as a percentage of revenue for the foreseeable future.

Sales and Marketing

Sales and marketing expenses includes costs related to the sales and marketing of our products, including personnel related costs as well as costs paid for advertising and lead generation. Inspirato expects its sales and marketing expense will vary from period to period as a percentage of revenue for the foreseeable future.

Operations

Operations expenses includes costs related to providing, acquiring, and overall management of our properties as well as providing subscriber services. These costs include the cost of personnel working in our subscriber services teams, real estate development teams as well as the cost of subscriber benefits including lounges and events. Inspirato expects operations to increase on an absolute dollar basis for the foreseeable future to the extent that Inspirato continues to expand its property offerings.

Depreciation and amortization

Depreciation and amortization expense primarily consist of depreciation of property and equipment including furniture and fixtures, as well as amortization of capitalized internal-use software development costs.

Technology and development

Technology and development expenses includes costs related to development of our technology that supports our products, including website and app development, maintenance and ongoing maintenance. These costs include the costs of personnel working on our development teams. Inspirato expects technology and development costs to increase on an absolute dollar basis for the foreseeable future to the extent that Inspirato continues to develop and expand its product offerings.

Interest, net

Interest consists primarily of interest expense incurred on the revolving line of credit.

Warrant fair value gains/losses

Warrant fair value gains or losses consists of the periodic change in the fair value of warrant liabilities. The fair value of the liability is evaluated at each period and the gain or loss flows through this line item.

Forgiveness of debt

Forgiveness of debt relates to a gain realized on the PPP loan, which was forgiven.

Results of Operations

The period to period comparisons of our results of operations have been prepared using the historical periods included in our audited consolidated financial statements. The following discussion should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this document.

Consolidated Results of Operations for the nine months ended September 30, 2020 and 2021:

	For the nine months ended September 30,		Amount of Increase / (Decrease)	Percent Change Favorable / (Unfavorable)
	2020	2021
	(in thousands)
Revenue	$125,703	$166,390	$40,687	32%
Cost of revenue	70,200	110,106	39,906	(57)%

Gross margin	55,503	56,284	781	1%
General and administrative	20,819	37,188	16,369	(79)%
Sales and marketing	10,908	19,105	8,197	(75)%
Operations	14,139	17,336	3,197	(23)%
Technology and development	2,016	2,957	941	(47)%
Depreciation and amortization	2,713	1,876	(837)	31%
Interest, net	282	483	201	(71)%
Warrant fair value losses	—	456	456	N/A
Gain on forgiveness of debt	—	(9,518)	(9,518)	N/A

Net income (loss) and comprehensive income (loss)	$4,626	$(13,599)	$(18,225)	N/A

N/A—not meaningful or applicable.

Revenue. For the nine months ended September 30, total revenue was $126 million in 2020 and increased by 32% to $166 million for 2021 due to reduced travel demand resulting from the COVID-19 pandemic which had a more significant impact in the first nine months of 2020 than in the first nine months of 2021 as we believe travel restrictions were at their highest in the second quarter of 2020. Since the second quarter of 2020 through the nine months ended September 30, 2021, travel restrictions eased in many jurisdictions and demand for travel increased.

Subscription revenue was consistent at $70 million for the first nine months of both 2020 and 2021. At September 30, 2020, we had 12,957 Active Subscriptions which increased 9% to 14,114 Active Subscriptions at September 30, 2021. Our subscription revenues in the first nine months of 2020 were lower than in the first nine months of 2021 relative to the number of Active Subscriptions as a result of incentives we offered our subscribers during the second quarter of 2020 related to the COVID-19 pandemic which reduced Subscription revenue in the second quarter for 2020 by approximately $7 million.

Travel revenue was $55 million for the first nine months of 2020 rising $41 million to $96 million in the first nine months of 2021 due to the COVID-19 pandemic, which significantly reduced travel in the second quarter of 2020 and as COVID-19 pandemic related restrictions eased, travel revenue increased in 2021.

Cost of revenue. Cost of revenues increased 57% from $70 million for the first nine months of 2020 to $110 million for the first nine months of 2021. This increase was primarily a result of lower lease expenses in

2020 as we did not make lease payments on a large portion of our residences in the second quarter of 2020 because we exercised force majeure clauses in our leases for certain residences due to the COVID-19 pandemic.

General and administrative. General and administrative expenses were $21 million in the first nine months of 2020 compared to $37 million in the first nine months of 2021, increasing 79% as the company started to incur public company costs, including $7 million in public company readiness costs. General and administrative employees were 96 and 144 at September 30, 2020 and 2021.

Sales and marketing. Sales and marketing expenses increased by 75% from $11 million in the first nine months of 2020 to $19 million in the first nine months of 2021. In 2020, we implemented significant cost reductions, especially in sales and marketing costs due to the uncertainty of the COVID-19 pandemic, and as demand for travel has returned, we have increased our sales and marketing efforts. Sales and marketing employees were 61 and 129 at September 30, 2020 and 2021.

Operations. Operations expenses increased by 23% from $14 million in the first nine months of 2020 to $17 million in the first nine months of 2021. In 2020, we implemented significant cost reductions due to the uncertainty of the COVID-19 pandemic including employee reductions, and as members and member travel have returned, we have increased operations as members travel. Operations employees were 278 and 391 at September 30, 2020 and 2021.

Technology and development. Technology and development expenses increased 47% from $2 million in the first nine months of 2020 to $3 million for in the first nine months 2021, respectively. In 2020, we implemented significant cost reductions due to the uncertainty of the COVID-19 pandemic, and as demand for our services has returned, we have increased our investment in technology and development. Technology and development employees were 25 and 30 at September 30, 2020 and 2021.

Depreciation and amortization. Depreciation and amortization expenses decreased 31% from $3 million in the first nine months of 2020 to $2 million in the first nine months of 2021 due to lower asset additions in 2020 as the company reduced its capital expenditures in 2020 due to the pandemic.

Forgiveness of debt. In June 2021, we recorded a gain on forgiveness of debt of $9.5 million as we received notice from the Small Business Administration that the PPP loan that we had received in 2020 under the Coronavirus Aid, Relief, and Economic Security Act had been forgiven and repaid on our behalf.

Consolidated Results of Operations for the years ended December 31, 2018, 2019 and 2020:

	For the years ended December 31,			Amount of increase (decrease)	Percent Change Favorable (Unfavorable)	Amount of increase (decrease)	Percent Change Favorable (Unfavorable)
	2018	2019	2020	2018 to 2019		2019 to 2020
	(in thousands)
Revenue	$178,652	$217,079	$165,590	$38,427	22%	$(51,489)	(24)%
Cost of revenue	114,508	138,768	100,599	24,260	21%	(38,169)	28%

Gross margin	64,144	78,311	64,991	14,167	22%	(13,320)	(17)%
General and administrative	24,193	27,522	25,940	3,329	(14)%	(1,582)	6%
Sales and marketing	22,893	25,527	14,764	2,634	(12)%	(10,763)	42%
Operations	19,000	24,396	18,814	5,396	(28)%	(5,582)	23%
Technology and development	2,220	2,579	2,787	359	(16)%	208	(8)%
Depreciation and amortization	4,871	3,471	2,898	(1,400)	29%	(573)	17%
Interest, net	2,232	999	542	(1,233)	55%	(457)	46%
Warrant fair value (gains) losses	72	66	(214)	(6)	8%	(280)	424%

Net loss and comprehensive loss	$(11,337)	$(6,249)	$(540)	$5,088	45%	$5,709	91%

Comparison of years ended December 31, 2019 and 2020

Revenue. Total revenue was $217 million for the year ended December 31, 2019 as compared to $166 million for the year ended 2020, a decrease of 24% primarily due to the decrease in demand for travel due to the COVID-19 pandemic.

Subscription revenue increased from $73 million in 2019 to $92 million in 2020 as a result of launching the Inspirato Pass subscription product in late 2019 and new Inspirato Club subscription product in 2020. These new subscription products have a significantly lower enrollment fee than prior subscription products and this resulted in an increase in overall subscription sales. At December 31, 2019, we had 14,548 Active Subscriptions compared to 12,631 Active Subscriptions at December 31, 2020. Revenues increased despite the decrease in subscribers at the end of 2020 as new subscription products have higher per subscriber annual revenues than legacy products.

Travel revenue decreased significantly from $144 million in 2019 to $74 million in 2020 due to the COVID-19 pandemic, which significantly reduced travel throughout most of 2020.

Cost of revenue. Cost of revenues decreased 28% from $139 million in 2019 to $101 million in 2020. This decrease was primarily a result of reduced direct travel costs resulting from reduced travel as a result of the pandemic. Lease payments on properties we lease also declined year over year. Many of our lease agreements include force majeure clauses which enabled us to not make payments on those leases when the related properties were not in use due to the COVID-19 pandemic. Our gross margin increased from 36% in 2019 to 40% in 2020 due to the increase in subscription revenue which has lower associated cost of revenue.

General and administrative. General and administrative expenses decreased from $28 million in 2019 to $26 million in 2020. General and administrative employees at December 31, 2019 and 2020 were 120 and 108. Overall our headcount and costs decreased as a result of cost reduction measures implemented in response to reduced travel demand resulting from the pandemic.

Sales and marketing. Sales and marketing expenses decreased 42% from $26 million in 2019 to $15 million in 2020. This was due to cost reduction measures implemented as a result of the pandemic. Sales and marketing employees were 117 and 72 at December 31, 2019 and 2020.

Operations. Operations expenses decreased 23% from $24 million in 2019 to $19 million in 2020. This was due to the cost reduction measures that were implemented in response to the pandemic and reduced travel resulting in less indirect travel related costs such as personal vacation advisors. Operations employees were 326 and 282 at December 31, 2019 and 2020.

Technology and development. Technology and development expenses stayed relatively consistent at $3 million in both 2019 and 2020.

Depreciation and amortization. Depreciation and amortization expenses decreased 17% from $3.5 million in 2019 to $2.9 million in 2020 as a result of fewer purchases of new assets in 2020 due to the pandemic.

Interest, net. Interest expense decreased 46% from $1.0 million in 2019 to $0.5 million in 2020. This is due to a reduction in borrowing against the revolving line of credit as a result of decrease in overall expenses.

Comparison of the years ended December 31, 2018 and 2019

Revenue. Total revenue was $179 million in 2018, increasing by 22% to $217 million in 2019 as a result of increases in both subscription and travel revenue.

Subscription revenue increased from $52 million in 2018 to $73 million in 2019 due to the increase in sales of subscriptions as a result of launching the Inspirato Pass subscription product in late 2019. Pass subscriptions have a significantly lower enrollment fee than prior subscription products but higher dues and this resulted in an increase in overall subscription revenue. At December 31, 2018, we had 12,433 Active Subscriptions compared to 14,458 Active Subscriptions at December 31, 2019.

Travel revenue increased from $127 million in 2018 to $144 million in 2019 due to an increase in the bookings as a result of an increase in the number of subscribers.

Cost of revenue. Cost of revenue increased 21% from $115 million in 2018 to $139 million in 2019 primarily as a result of an increase in travel revenue resulting in higher related cost of revenue. Our gross margin stayed relatively consistent at 36% in both 2018 and 2019.

General and administrative. General and administrative expenses increased 14% from $24 million to $28 million in 2019. General and administrative employees at December 31, 2018 and 2019 were 109 and 120. This increase was a result of company growth. General and administrative costs stayed relatively consistent at 13% of revenue.

Sales and marketing. Sales and marketing expenses increased 12% from $23 million in 2018 to $26 million in 2019. This was due to increased advertising spend as a result of growth and is in line with the increase in revenue. Sales and marketing employees were 95 and 120 at December 31, 2018 and 2019.

Operations. Operations expenses increased from $19 million in 2018 to $24 million in 2019. This was due to the increase in travel demand and growth experienced by the company. Operations employees were 265 and 326 at December 31, 2018 and 2019.

Technology and development. Technology and development expenses increased 16% from $2.2 million in 2018 to $2.6 million in 2019.

Depreciation and amortization. Depreciation expense decreased 29% from $4.9 million in 2018 to $3.5 million in 2019.

Interest, net. Interest expense decreased 55% from $2.2 million in 2018 to $1.0 million in 2019 due to a reduction in borrowing against the revolving line of credit.

Liquidity and Capital Resources

Overview

Our principal sources of liquidity have historically consisted of our operations activities primarily from subscription and travel revenue as well as our financing activities, including borrowings under the revolving line of credit. As of September 30, 2021, we had $63 million of cash and cash equivalents, $4 million of restricted cash and no amounts available for future borrowings under our credit facilities.

Since inception, we have consistently maintained a working capital deficit, in which our current liabilities exceed our current assets, primarily due to our significant deferred revenue. Prior to 2019, our subscriptions included substantial enrollment fees that are recognized over the expected life of subscriptions, which is typically five years. In addition, we also have significant deferred revenue related to travel that is paid in advance but not yet taken. Our cash needs vary from period to period primarily based on the timing of travel and sales promotions.

Inspirato’s future capital requirements will depend on many factors including our rate of subscriber and revenue growth, travel bookings, addition of new residences and the timing and extent of spending on residences and other growth initiatives, our ability to achieve further reductions in operating expenses, and overall economic conditions. Providing incentives or promotions for booking travel can and has historically increased our liquidity.

We believe our cash and cash equivalents on hand will be sufficient to meet our projected working capital and capital expenditure requirements for a period of at least the next 12 months.

The following table sets forth general information derived from our consolidated statements of cash flows:

	For the nine months ended September 30,
	2020	2021
	(in thousands)
Net cash provided by operating activities	$4,569	$18,355
Net cash used in investing activities	(3,516)	(2,695)
Net cash provided by (used in) financing activities	9,406	(846)

Net increase in cash and cash equivalents	$10,459	$14,814

We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies, our competitive position could weaken, and our business, financial condition and results of operations could be adversely affected.

Cash Flows

Comparison of nine months ended September 30, 2020 and 2021

Cash flows provided by operating activities. Cash flow from operating activities increased from $5 million in the first nine months of 2020 to $18 million in the first nine months of 2021. A decrease in revenue and expenses in 2020 resulted in a use of $6 million of cash for working capital, whereas in 2021, the increase in revenues and expenses generated $35 million in cash from working capital. The change in working capital was offset by a $27 million decrease in net income excluding depreciation, amortization, warrant fair value adjustments, equity-based compensation and gain on forgiveness of debt.

Cash flows used in investing activities. Cash invested in property and equipment decreased from $4 million in the first nine months of 2020 to $3 million in the first nine months of 2021. Even though we added more residences to our portfolio in the first nine months of 2021 than in the first nine months of 2020, those properties required less up-front investment to onboard. Additions to internal-use software also decreased due to cost reduction measures implemented in response to the pandemic.

Cash flows used in financing activities. The loan facility had a balance of $7 million outstanding on September 30, 2020 compared to $13 million at September 30, 2021.

	For the years ended December 31,
	2019	2020
	(in thousands)
Net cash provided by operating activities	$3,948	$11,579
Net cash used in investing activities	(4,425)	(3,892)
Net cash provided by (used in) financing activities	6,076	16,550

Net increase in cash and cash equivalents	$5,599	$24,237

Comparison of years ended December 31, 2019 and 2020

Cash flows provided by operating activities. Cash flow from operating activities increased from $4 million in 2019 to $12 million in 2020. This increase was primarily due to the decrease in net loss of $6 million. In addition, there was $18 million less cash provided by deferred revenue as a result of reduced travel bookings as well as enrollment fees as a result of reduced travel due to the COVID-19 pandemic. Inspirato Pass and Inspirato Club subscriptions, which were introduced in 2019 and 2020 respectively, do not include deferred revenue whereas previous subscriptions included a substantial enrollment fee, a component of which is deferred and recognized over time.

Cash flows used in investing activities. Cash invested in property and equipment stayed relatively consistent at $4 million in 2019 and 2020.

Cash flows provided by financing activities. The loan facility had a balance of $7 million at December 31, 2019 compared to $14 million outstanding on December 31, 2020. At December 31, 2020, the Company had outstanding a PPP loan in the amount of $9.4 million with a maturity date of April 2022. The PPP Loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). The PPP loan was forgiven by the SBA in June 2021.

Non-GAAP Financial Metrics

In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, interest income, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, pandemic related severance costs, public company readiness expenses, and gain on forgiveness of debt.

The above items are excluded from our Adjusted EBITDA measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business. The following table represents a reconciliation of our net income (loss), to Adjusted EBITDA:

	For the nine months ended September 30,
	2020	2021
	(in thousands)
Net income (loss)	$4,626	$(13,599)
Interest expense, net	282	483
Depreciation and amortization	4,018	3,159
Equity-based compensation	1,877	2,847
Warrant fair value losses	—	456
Public company readiness costs	—	6,677
Pandemic-related severance costs	607	—
Gain on forgiveness of debt	—	(9,518)

Adjusted EBITDA	$11,410	$(9,495)

Adjusted EBITDA Margin(1)	9.1%	(5.7)%

	For the year ended December 31,
	2018	2019	2020
	(in thousands)
Net loss	$(11,337)	$(6,249)	$(540)
Interest expense, net	2,232	999	542
Depreciation and amortization	6,524	5,108	4,632
Equity-based compensation	1,157	1,434	2,790
arrant fair value losses (gains)	72	66	(214)
Pandemic-related severance costs	—	—	607

Adjusted EBITDA	$(1,352)	$1,358	$7,817

Adjusted EBITDA Margin(1)	(0.8)%	0.6%	4.7%

(1)	We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Our Free Cash Flow is impacted by the timing of bookings because we collect travel revenue between the time of booking and 30 days before a stay or experience occurs.

	For the nine months ended September 30,
	2020	2021
	(in thousands)
Net cash provided by operating activities	$4,569	$18,355

Development of internal-use software	(1,769)	(919)
Purchase of property and equipment	(1,747)	(1,776)

Net cash used in investing activities	(3,516)	(2,695)

Free Cash Flow	$1,053	$15,660

	For the year ended December 31,
	2018	2019	2020
	(in thousands)
Net cash provided by operating activities	$10,050	$3,948	$11,580

Development of internal-use software	(1,289)	(1,125)	(2,274)
Purchase of property and equipment	(3,172)	(3,299)	(1,618)

Net cash used in investing activities	(4,461)	(4,425)	(3,892)

Free Cash Flow	$5,589	$(477)	$7,688

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon the Inspirato consolidated financial statements included elsewhere in this prospectus, which have been prepared in accordance with GAAP. Our significant accounting policies and estimates are more fully described in Note 2 to the Inspirato consolidated financial statements for the year ended December 31, 2020. Certain of our accounting estimates are particularly important to our financial position and results of operations and require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. We evaluate our estimates on an ongoing basis. Estimates are based on, among other things, historical experience, terms of existing contracts, our observance of trends in the travel industry and on various other assumptions that we believe to be reasonable under the circumstances. Our actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies that involve significant estimates and judgments of management include the following:

Revenue Recognition

Effective January 1, 2019, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, using the modified retrospective method. The adoption had a material impact to the financial statements, and the Company’s revenue recognition practices were adjusted as a result of applying ASC 606. Periods prior to January 1, 2019, continue to be accounted for under ASC 605 under the modified retrospective method.

The Company recognizes revenue from monthly or annual subscription fees over the time. The Company has determined that enrollment fees for subscriptions that are not substantive do not provide a material right to customers. These enrollment fees are recognized upon receipt. Certain legacy subscriptions included substantive upfront enrollment fees. These enrollment fees may have entitled the subscriber to annual dues, travel or other perks. The value of those services, estimated based on their stand-alone selling price, were deferred and recognized when those services are provided. The remaining revenue is recognized on a straight-line basis over the expected average life of these subscription types. The average estimated life of these subscriptions is five years. The option to renew is considered a material right of the customer and is treated herein as an additional performance obligation.

The calculation of the expected average life of subscriptions with substantive upfront enrollment fees is a critical estimate in the recognition of revenue associated with enrollment fees. The calculation includes certain management judgments and projections regarding the estimated period that customers are expected to remain subscribers and continue to benefit from these subscriptions along with annual renewal rates for these subscriptions. Management relies on multiple metrics to determine the average customer life. These include historical average renewal and attrition rates, expected future renewal rates, and other qualitative measures obtained through market research. The Company review its estimates and assumptions with regard to the average customer life based on the Company’s projections and historical experience on an annual basis. For the years ended December 31, 2020, and 2019, the expected average life of subscriptions with substantive upfront enrollment fees was five years. For the year ended December 31, 2018 the expected average life of subscriptions with substantive upfront enrollment fees was three to five years.

Revenue from travel is recognized when performance obligations are met, generally over the period of the stay.

Goodwill

Goodwill is not amortized, but rather is assessed annually for impairment in the fourth quarter and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. We have determined that the Company has one reporting unit. The test impairment test for requires that the Company first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, the Company then performs a quantitative impairment test. Otherwise, the quantitative impairment test is not required. Under the quantitative impairment test, the Company would compare the estimated fair value of each reporting unit to it carrying value. The Company determined based on the qualitative assessments that it is not more likely than not that the fair value of the Company’s reporting unit is less than its carrying value, therefore no quantitative impairment tests were performed at December 31, 2019 and 2020 and no goodwill impairment charges were recognized in the years ended December 31, 2018, 2019 and 2020.

Equity-based compensation

The Company accounts for equity-based payments in accordance with GAAP for all transactions in which an entity exchanges its equity instruments for goods or services, which generally requires us to measure the cost of employee services received in exchange for an award of equity instruments in earnings based on the fair value and vesting provisions of the award on the date of grant. Forfeitures are accounted for as they occur by reversing the expense previously recognized in the period of the forfeiture.

Capitalized Software

Direct costs incurred in the development of internal-use software products are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. We cease capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of three years.

Recently Issued Accounting Standards

For further information on recent accounting pronouncements, see Note 2 to Inspirato’s consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Our principal market risks are our exposure to interest rates and commodity risks.

Interest Rate Risk

We are exposed to interest rate risk primarily related to our outstanding debt. Changes in interest rates affect the interest earned on its total cash as well as interest paid on its debt.

We have not been exposed to, nor anticipate exposure to, material risks due to changes in interest rates. A hypothetical 100 basis points increase or decrease in interest rates would not have had a material impact on our consolidated financial statements as of December 31, 2020.

Foreign Currency Risk

We are exposed to foreign currency risk related expenditures that we incur in foreign countries. Many of our leases, which are the most significant component of operating costs in foreign countries are denominated in U.S. dollars and thus do not result in foreign currency risk. In the year ended December 31, 2020, our expenditures included approximately $6 million in foreign currencies, primarily in Mexican Pesos and Euros. A hypothetical 100 basis points increase or decrease in the value of the U.S. dollar relative to the Mexican Peso and Euro would not have had a material impact on our consolidated financial statements for the year ended December 31, 2020.

INSPIRATO’S BUSINESS

References in this section to “we,” “our,” “us,” “the Company,” or “Inspirato” generally refer to Inspirato LLC and its consolidated subsidiaries.

Overview

Inspirato is an innovative luxury travel subscription company on a mission to inspire lasting memories and relationships by changing the way family and friends experience the world.

Our History

More than two decades ago, Brent and Brad Handler took a much-anticipated vacation with their families in Hawaii. While the Maui sunsets were breathtaking, the brothers weren’t completely satisfied with the experience. They spent their vacation wishing they had more space to spread out, more bedrooms to accommodate extended family and friends, a kitchen to prepare meals for the kids, and more personalized local insights about the best things to see and do on the island. The brothers envisioned a private club that combined the luxury, space, and character of private vacation homes with warm, personalized service and a host of rich resort amenities. In 2002, the brothers co-founded Exclusive Resorts, a closed-ended luxury vacation rental club with high initiation fees, set annual dues for a fixed number of nights each year, and owned real estate around the globe.

Brent and Brad subsequently sold their interests in Exclusive Resorts. Brent and Brad, along with co-founders Brian Corbett and Martin Pucher, founded Inspirato in 2010, an open-ended luxury vacation club offering travelers access to a curated collection of high-end vacation options, expert trip planning, and personalized service, but without the six-figure initiation fees or the business constraints imposed by owned real estate.

In the beginning, the focus was developing a better way for families to vacation together. Today, Inspirato offers so much more. The founders’ vision, realized through Inspirato, is revolutionizing luxury hospitality. Inspirato Pass, the world’s first luxury travel subscription inclusive of nightly rates, taxes, and fees, is poised to capture a growing share of the luxury travel market which, as of 2019, was estimated to be $135 billion.

Who We Are Now

Inspirato is a subscription-based luxury travel company that provides unique solutions for (i) affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and (ii) hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

For travelers, we offer access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation homes available exclusively to our subscribers, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.

Our portfolio of luxury vacation options is accessed through our subscription platform, which creates a frictionless booking journey for discerning travelers seeking accommodations and experiences that they know will meet their high standards. We currently offer two subscriptions, Inspirato Club and Inspirato Pass. Both offer travelers (i) the ability to book trips of their choice within our luxury vacation portfolio up to one year in advance, paying applicable nightly rates for each trip, (ii) the full Inspirato service experience, and (iii) access to Inspirato benefits such as member events, luxury travel agent services, and partner benefits. Importantly,

Inspirato Pass subscribers enjoy the additional benefit of being able to book trips from the Inspirato Pass trip list, which is a constantly updated selection that, as of December 31, 2021, was comprised of more than 1.8 million vacations, with no fees required beyond their subscription payments.

In addition to offering a better way to travel, Inspirato also solves critical pain points for hospitality suppliers, including luxury vacation homeowners seeking to monetize their property with rental income. For example, because Inspirato Pass does not show nightly rates, it provides an opaque distribution channel through which luxury hotels, resorts, and vacation homeowners can generate revenue from their excess inventory — unoccupied hotel rooms or vacation rentals — without undercutting rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations. We also have arrangements with hotels and resort partners to lease rooms under long term agreements, providing them with fixed income for excess inventory versus uncertain occupancy-based income. We provide luxury vacation homeowners with a simplified, hassle-free ownership experience by providing a fixed monthly lease payment, expert property management services, and flexible usage benefits in exchange for leasing their home to us for inclusion within our portfolio.

We serve a large and growing addressable market for luxury travel, where demand is expected to reach $230 billion by 2025 in the U.S. alone, a 70% increase from 2019 demand of $135 billion. Our business is supported by broader industry trends, including the recent post-COVID travel recovery and the rise of the “work from anywhere” lifestyle.

From our inception, we have generated more than $1.3 billion in revenue, with subscribers booking more than 756,000 total nights. As of September 30, 2021, we had 14,144 Active Subscriptions and at December 31, 2021 we had 14,875 Active Subscriptions. During the nine months ended September 30, 2020 and 2021, we generated revenue of $126 million and $166 million, respectively and had net income of $5 million and net loss of $13.6 million, respectively.

Our COVID-19 Response

The COVID-19 pandemic transformed how society works, connects, and travels, while at the same time creating a variety of business challenges, particularly for the hospitality and travel industries, including Inspirato. In early March 2020, we began to experience the early effects of the pandemic. As the world locked down, in order to protect our business from near-term market disruptions and the prospect of a prolonged negative impact, we applied for and received a $9.4 million U.S. Small Business Association Paycheck Protection Program loan, or “PPP loan,” which was forgiven in June 2021, and quickly took action to reduce costs. In particular, we (i) rebalanced our portfolio and actively managed lease expenses through negotiations with real estate owners and exercise of “force majeure” clauses in our leases; (ii) temporarily reduced our payroll costs through layoffs and short-term salary reductions; and (iii) substantially reduced discretionary expenditures. Our rapid management of expenses, together with our existing cash position, and the PPP loan funds helped us prudently manage our business through the effects of the pandemic during 2020. In addition, while travel restrictions were at their tightest during the pandemic, we also took measures to maintain our subscriber base, including (i) providing Inspirato Pass subscribers credit for future subscription months in exchange for maintaining their subscriptions payments during the onset of the pandemic; (ii) offering a more flexible cancellation policy; and (iii) offering subscribers special value through a promotion to welcome them back to booking Inspirato travel.

As pandemic concerns ease and restrictions continue to lift, pent-up demand for our travel subscriptions has proven to be stronger than expected. In the first half of 2021, the number of nights our subscribers booked increased versus comparable time periods in years prior to the pandemic. We enjoyed robust momentum in January and February of 2021, as total nights booked and new subscriber additions rebounded from pandemic lows. Historically, the fourth quarter of our fiscal year represents the strongest quarter each year, which is typically followed by a slowdown in the first quarter. However, in the second quarter of 2021, our subscribers booked approximately 43% more nights than in the fourth quarter of 2019 (pre-pandemic), despite the continuing impact of the pandemic on March 2021.

Moving forward, we believe the COVID-19 pandemic has led to a shift in the way affluent consumers travel, including more prioritization on safety and privacy, with Inspirato well positioned to benefit. While the long-term impacts of the pandemic on the global economy and the extent to which it will continue to impact our business remain uncertain, consumers’ desire to explore the world and share experiences has not diminished. Travel uniquely addresses this fundamental need and will continue to play an integral role in bringing people together. We believe our portfolio of luxury accommodations and experiences, including our selection of private luxury vacation homes, is well-suited to satisfy the changing needs of traveling in the post-pandemic world.

Our Value Proposition

We provide exceptional vacations with outstanding value for luxury travelers (who drive demand) and attractive economics and certainty for hospitality suppliers including hotels, resorts and luxury vacation rental property owners (who drive supply).

Value Proposition for Luxury Travelers

Inspirato addresses the following core marketplace problems faced by luxury travelers:

•

Inconsistent quality of accommodations. Booking vacation residences through online platforms that are simply intermediaries for the actual property owner/manager, in contrast with booking with Inspirato where we directly manage and control the residence and deliver the experience, involves inherent uncertainty. Travelers cannot be certain of the quality of their accommodations until they enter the residence. This is an acute problem for luxury travelers who do not want to subject themselves to “vacation roulette” and a potentially poor experience that does not meet their expectations.

•

Inconsistent quality of service. High-quality personal service is a primary expectation for luxury travelers. However, luxury vacation rental properties are typically available through online booking platforms acting as intermediaries for the actual property owner/manager, rather than true hospitality brands like Inspirato with deep service expertise. As a result, professional on-site service is often unpredictable, not standardized, or only available at additional cost, resulting in a disappointing experience.

•

Anxiety regarding nightly rate value. With the proliferation of online booking sites and travel platforms, we believe it is increasingly difficult for travelers to feel confident that they obtained a “good rate” when booking luxury accommodations. In addition, real-time revenue management practices can drive rapidly changing pricing that create challenges for consumers seeking peace of mind about value. Together, these conditions can make the booking process stress-inducing, time-consuming, and ultimately an anxiety-driven and tedious comparison-shopping process.

•

Frustration with unclear and undisclosed fees. Travelers continue to express frustration with high nightly hotel rates, high resort fees, and other additional costs. Consumers often click on digital ads featuring attractive nightly rates only to later find that the real rate is significantly higher than the advertised price. The frustration has resulted in multiple lawsuits against major hotel companies as well as pushes for legislation at the state and federal levels. A consumer research study from American Society of Travel Advisors (ASTA) found that 61% of travelers support prohibiting the practice of hotels adding mandatory resort fees on top of advertised room rates.

•

Concern over exposure to other travelers with COVID-19. Ongoing health concerns due to the COVID-19 pandemic are expected to continue through the remainder of 2021 and will likely continue to be a consideration for travelers in 2022. A leading consultancy reported that overall exposure to other travelers is one of the top concerns for consumers, with over 40% of survey respondents reporting exposure as a driver of journey anxiety.

Our subscription offerings are intended to solve these pain points by offering the following benefits to luxury travelers:

•

Certainty of luxury accommodations. Both Inspirato Club and Inspirato Pass subscriptions provide exclusive access to a high-quality portfolio of luxury properties that we directly manage to our high standards. For example, when we onboard luxury vacation homes into our portfolio we typically outfit them with premium linens, kitchenware, technology, and other amenities and then refresh them at regular intervals to ensure they meet our standards. In addition, after each guest checks out from a stay, we perform a detailed walkthrough to ensure it is ready for the next arrival, thus ensuring a consistent quality experience for our members.

•

Certainty of high-quality personalized service. Inspirato is a hospitality company, rather than an online booking platform, with an expert team of dedicated professionals that offer personalized service comparable to the finest hotel and resort brands. Every Inspirato trip includes pre-trip itinerary planning, on-site concierge service, and daily housekeeping. In particular, our on-site staff are available to our subscribers to assist with their needs during their stay, to ensure we provide the level of confidence and assurance that luxury travelers expect.

•

Confidence with regard to value. We believe our subscription model and partnerships with hospitality suppliers lead to reduced rates versus comparable luxury vacation alternatives, while saving our subscribers from the hassle of scouring travel websites to confirm whether they have found the best rate or value for their stay. For a fixed monthly subscription fee, Inspirato Pass is inclusive of nightly rates, taxes and fees for travel from the Inspirato Pass list of trips, which as of December 31, 2021, gave Pass subscribers access to more than 1.8 million trips.

•

Simple, transparent fee structure. Inspirato Pass subscribers pay a monthly subscription fee in exchange for their Pass travel and are not subject to per-trip taxes, resort fees, and other add-on charges imposed by certain hotels. This provides them with predictability and certainty regarding their travel costs and spares them the frustration of encountering unclear or undisclosed fees.

•

Safe, private luxury residences. We believe our portfolio of private luxury residences inherently offers a level of safety and cleanliness that traditional hospitality companies are not able to offer since private residences do not expose travelers to shared amenities such as elevators, lounges, restaurants, gyms, and pools. In addition, as part of our response to the COVID-19 pandemic, we instituted heightened housekeeping standards to help ensure our homes are clean and safe, which we see as a critical near-term differentiator.

Value Proposition for Hospitality Suppliers

Inspirato addresses the following core problems faced by hospitality suppliers, including hotels and owners of luxury vacation rental properties:

•

Spoilage due to inability to discount hotel rooms. A leading data analytics firm specializing in global hospitality, estimated that on a worldwide basis, hotels lost hundreds of billions in 2019 as a result of unoccupied room nights, or spoilage — an amount equal to approximately one third of total worldwide potential hotel room revenue. The luxury segment accounted for a sizeable portion of this spoilage. According to the report, one primary factor driving spoilage is the inability to discount hotel rooms due to (i) rate parity rules that require consistent pricing across distribution channels and (ii) hospitality suppliers’ need to avoid undercutting rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations.

•

Unpredictable booking income. Hotels and luxury vacation homeowners that generate and receive booking income experience revenue unpredictability based on seasonal swings, variable cancellation policies, and other factors. This unpredictability can make it difficult to efficiently plan and budget for debt service, maintenance, property improvements, and other expenses.

•

Less profitable guests booking through traditional opaque and “flash sale” channels. To the extent hospitality suppliers are able to leverage opaque and “flash sale” channels to sell excess inventory that would otherwise spoil, the inventory is often booked by less affluent, more cost-conscious guests who then spend less while on-property on food and beverage, golf, spa services, and other profit centers.

•

Hassle of dealing with rental property guest logistics. Monetizing a luxury vacation home as a rental property requires significant time and expertise to ensure sufficient bookings and deliver a satisfactory guest experience. The property must be properly marketed and priced, each reservation requires communication and planning, and each stay requires on-site service and responsiveness to create a flywheel of positive reviews and booking income. For many destinations, property owners have limited options to secure these services, leaving them with the choice of handling them themselves, or paying a premium to outsource them and thereby diminishing their rate of return.

•

Hassle and expense of maintaining rental properties. Maintaining a luxury vacation home as a rental property requires a significant investment of time and money to ensure booking income, as well as to help ensure asset appreciation. Many luxury vacation homeowners want to enjoy the benefits of their property, but typically do not want to deal with the hassle of maintaining the home to a luxury standard. Unfortunately, in many instances, property management companies charge significant fees for these services without taking on any financial risk, resulting in unpredictable and variable booking income for the homeowner.

Our platform solves these pain points by providing the following benefits to hospitality suppliers:

•

Innovative opaque pricing model to reduce spoilage. Inspirato Club and Inspirato Pass both feature opaque pricing. With Inspirato Club, nightly rates are not viewable to the public, and can only be seen by Inspirato Club subscribers once logged into inspirato.com. With Inspirato Pass, subscribers book Pass trips in exchange for their monthly subscription fee and do not see or pay nightly rates for their stays. As a result, hospitality suppliers can reduce spoilage and generate additional cash flow from their excess inventory of unoccupied hotel rooms or vacation rentals without undercutting the rates on their own website and other brand assets, which can lead to customer complaints, refund requests, and harm to their overall brand reputations.

•

More predictable revenue. Inspirato enters into long-term leases with hospitality suppliers which provide fixed rental payments that do not deviate based on bookings, thus helping to provide predictable revenue regardless of seasonality, guest cancellations, and other factors.

•

Affluent subscribers with higher propensity for on-site spend. Unlike traditional opaque booking channels which we believe tend to attract more cost-conscious, less affluent travelers prioritizing value when they book vacations, Inspirato subscribers typically have annual income exceeding $250,000, and we believe this translates to spending more on dining and other on-site amenities while in-residence with our hotel partners.

•

Inspirato handles all rental property guest logistics. For luxury vacation homeowners who want to monetize their property as a rental, Inspirato provides access to a vetted luxury clientele of subscribers and manages the entire guest experience, including bookings, payment, arrivals, on-site service, and any property issues that may arise. We also manage issues caused by guests, including recovery for any property damage from their stay. As a result, property owners enjoy a completely hassle-free experience where they never have to deal with a customer and instead simply collect their monthly fixed lease payments.

•

Worry-free property management and asset appreciation. For luxury vacation homeowners who want peace of mind that their property is being maintained to an expert standard, both to ensure its attractiveness as a rental and help maximize appreciation, Inspirato provides comprehensive property management service. This includes periodic, pro-active inspections and maintenance, as well as daily housekeeping when guests are in-residence and regularly scheduled “deep cleans” to help minimize wear-and-tear and identify necessary repairs.

The Inspirato Portfolio

Inspirato subscribers enjoy exclusive access to a diverse portfolio of curated luxury vacation options that, as of December 31, 2021, included over 425 private luxury vacation residences, and accommodations at over 420 luxury hotel and resort partners in more than 230 destinations around the world. Our portfolio also includes Inspirato Only, featuring one-of-a-kind luxury safaris, cruises, adventures and other experiences, and Bespoke, which offers custom-designed “bucket list” itineraries. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge, and daily housekeeping — designed to meet the needs of affluent travelers and drive exceptional customer satisfaction.

Inspirato Residences

As of December 31, 2021, over 425 private luxury vacation residences make up the heart of the Inspirato portfolio as they are exclusively available to our subscribers. Further, travel revenue related to stays in our residences is higher than travel revenue related to stays at our hotel partners because our residences generally have substantially higher average nightly rates, as residences are typically larger and accommodate more guests than hotel rooms. In 2019, we delivered 69,700 nights in our residences and 40,300 nights in our hotel rooms. In 2020, we delivered 56,000 nights in our residences and 28,400 nights in our hotel rooms. In 2021, we delivered 96,000 nights in our residences and 47,900 nights in our hotel rooms. We carefully select each multi-million dollar residence in accordance with our expert standards to ensure it offers the exceptional quality and attention-to-detail of an accommodation at a five-star luxury hotel, combined with the comfort and space of a private home. Once selected, our in-house design team commences a thorough onboarding process to equip the home with premium linens, kitchenware, technology, and amenities. Once placed in service, we directly manage, control, and staff each home similar to the way that top hotel and resort brands manage their inventory, ensuring a consistently exceptional experience for our subscribers. Our residences typically feature:

•	Up to nine bedrooms

•	Fully equipped kitchens fit for a gourmet chef

•	Spacious gathering areas to entertain family and friends

•	On-site amenities including private pools, hot tubs, theater rooms, and expansive private outdoor space

•	Luxury furnishings and design

•	Desirable locations with attractive views, often within or adjacent to top resorts

•	Easy access to amenities like golf, spa, fitness, and fine dining

For example, some of our properties include:

Joya del Mar, Los Cabos, Mexico

Joya del Mar is a 6,700 square foot, five-bedroom oceanfront villa located in the private Punta Ballena resort community in Los Cabos. One of 37 Inspirato residences in Los Cabos, this property sleeps 16 and features a private infinity-edge pool, hot tub, and palapa with glass floor perched just above the beach. Guests have access to the exclusive Punta Ballena Beach Club while in-residence, and at their leisure can also take their private golf cart to the neighboring restaurants and spa at the acclaimed Esperanza Resort within the resort community.

Resolution, Vail, Colorado

Resolution is a 5,000 square foot, six-bedroom penthouse residence located in the heart of Vail Village. With an expansive view of Vail Mountain, this spacious home sleeps 14 and features complimentary on-mountain ski storage, access to a heated indoor pool, an in-residence Peloton bike, and two heated parking spaces. Guests are just steps away from noted chef and restauranteur Nobu Matsuhisa’s gourmet Japanese seafood and sushi restaurant as well as an Inspirato Lounge available for the exclusive use of our subscribers, both of which are located in the same building.

Il Campanile, Tuscany, Italy

Il Campanile is a 12,700 square foot, nine-bedroom estate in Tuscany. Approximately 35 minutes from Siena, this 11th century estate is comprised of three luxury villas and features a private pool and tennis court, expansive outdoor dining and living areas with a custom-built pizza oven, and sweeping views of the Tuscan countryside. Among other unique touches, the property includes an ancient stone church available to guests for special events.

Luxury Hotel and Resort Partners

In addition to our growing selection of Inspirato residences, our portfolio, as of December 31, 2021, also included rooms and suites at hotels and resorts in more than 230 destinations around the world. Some of our notable hotel partners include Casa Palmero at Pebble Beach; Montage properties in Los Cabos, Deer Valley, Healdsburg, and Maui; Andaz properties in Riviera Maya and Maui; and 26 units at The Dominick Hotel in New York City’s trendy SoHo neighborhood constituting our first boutique “hotel within a hotel” concept. When booking hotel rooms using Inspirato Club access benefits, our subscribers are eligible to receive a variety of perks that can include preferred rates, room upgrades, early check-ins and late check-outs, and amenity credits.

Inspirato Only Experiences

Experiential travel is an important and growing component of the overall luxury travel market. We address demand for this type of travel among our subscribers with our Inspirato Only program, which offers one-of-a-kind experiences thoughtfully planned and curated by our expert team. Each year we announce a new slate of adventures that typically includes cruises and safaris, custom itineraries at iconic events like The Masters, Kentucky Derby, and Formula 1 races, and specialty experiences such as road trips, catamaran charters, and national park tours. Inspirato Only experiences planned for 2022 include an Antarctic expedition, a Botswana safari, a Rome-to-Venice cruise, an Amazon River cruise, and a rail adventure through the Scottish Highlands. Each experience is typically staffed by a team of Inspirato hospitality professionals, features a customized itinerary with VIP programming that can include private tours, after-hour visits to landmarks, and special guest speakers, and is available exclusively to our subscribers. We believe that our Inspirato Only program will continue to grow in popularity over the coming years, particularly in light of the trend toward experiential travel prompted by the COVID-19 pandemic.

Bespoke

The newest component of the Inspirato portfolio is our Bespoke program, which delivers 100% customized travel experiences for subscribers who want to take “bucket list”-type trips as part of their overall travel lifestyle. Our Bespoke team consists of expert travel planners who maintain and work with a network of third-party partners around the world with the ability to coordinate almost any type of itinerary. Examples of Bespoke trips we have crafted for subscribers in the past include African safaris and custom yacht charters. Our Bespoke program is designed to address two important strategic priorities: (i) it allows us to capitalize on growing demand for custom travel and (ii) because it gives us the ability to fulfill any travel wish, it significantly minimizes the need for our subscribers to turn to alternative travel providers.

Inventory Management and Expansion

Overall Approach

We are highly disciplined in our overall approach to growing and managing our luxury vacation portfolio.

•	We carefully choose new destinations, accommodations, and experiences based on market trends, booking results, subscriber feedback, and other factors to align our additions with demand.

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We only seek to partner with hotels and resorts that align well with the Inspirato luxury hospitality brand and offer service commensurate with our own, to ensure that every trip booked through our platform meets or exceeds our subscribers’ expectations.

•	We engage best-in-class partners for our Inspirato Only experiences, including Silversea, National Geographic, and Uniworld.

Managing our Residences

Since our founding over ten years ago we have developed a highly flexible, asset-light approach to controlling and managing our residences. The central tenet of this approach is that we lease our homes, paying the owners fixed rental income, rather than buying them. Our leases typically permit us to terminate with one years’ notice, giving us the ability to remove underperforming residences as well as curate the portfolio generally in response to market opportunities and travel demand trends. Many of our leases also have “force majeure” clauses in anticipation of impossible-to-predict disruptive market events. During the COVID-19 pandemic, we were able to collaborate with our landlord partners regarding these clauses to significantly reduce operating costs.

In addition to traditional leases, we also use other flexible arrangements to secure less than approximately 10% of our residences. These include net rate and profit-sharing agreements whereby we pay the property owner based on occupancy and costs instead of fixed monthly payments.

Inspirato Real Estate

Historically, we have identified prospective new homes for our portfolio through our network of developers and organic outreach to real estate brokers and owners within our target destinations. In September 2021, we launched “Inspirato Real Estate,” a new platform designed to enhance our supply pipeline by leasing luxury vacation homes from new home buyers who want to leverage Inspirato’s unique expertise to help them reach their real estate and financial goals — whether to vacation more often, invest smartly, or both.

Launched as a new consumer-facing brand, Inspirato Real Estate offers an easy way to find, buy, own, and enjoy a luxury vacation home. Prospective buyers can explore a vetted collection of properties in dozens of top vacation destinations directly on the Inspirato Real Estate website. Once they decide where to buy, Inspirato Real Estate’s expert team assists them every step of the way as they select the perfect vacation home, including connecting them to a local real estate professional. Prior to closing, they receive a personalized lease overview and financial return profile including a net income projection for their chosen property. At closing, they lease their new home to Inspirato, and enjoy benefits specifically designed to remove the worry and uncertainty of luxury vacation home ownership, such as:

•	Leases that provide for predictable fixed rental income regardless of bookings.

•	Flexible owner usage plans with Inspirato’s luxury hospitality services like daily housekeeping and onsite concierge to make it easy to enjoy their new home with family and friends.

•	24/7 expert property management, including everything from marketing and booking to guest service, housekeeping, bill payment, and maintenance.

•	Pro-active planning and improvements to help maximize property value.

•	A complimentary Inspirato Club subscription, with members-only rates for travel throughout Inspirato’s growing portfolio of luxury vacation homes.

We are making a significant investment to market Inspirato Real Estate, to create awareness among affluent consumers and the broader real estate community about our unique platform. We believe we can leverage our in-house marketing expertise and existing customer and prospect databases to build a proprietary audience of prospective luxury vacation homeowners who in turn will purchase and lease properties to us with favorable terms, thereby allowing us to add new properties to the Inspirato portfolio even more quickly and efficiently.

Our Subscribers

Historically, Inspirato’s typical subscribers have been leisure travelers enjoying luxury vacations with family and friends, including traditional family trips, multi-generational get-togethers, and gatherings with friends. We believe this focus on family travel is evidenced by the fact that, as of February 28, 2021, approximately 82% of our subscribers were married and approximately 54% had children at home. They were relatively affluent, with 67% having an annual income exceeding $250,000, skewed older with 60% aged 45 to 64 years, and reside primarily in North America.

We believe we have three significant opportunities to expand our subscriber base. First, we believe Inspirato Pass is attractive to a younger demographic that is accustomed to and comfortable with purchasing a variety of services via subscription models, particularly as they resume traveling as COVID-19 pandemic restrictions ease. Second, although our subscribers already utilize our residence portfolio to meet up with professional colleagues and hold informal corporate retreats, the growing variety of hotel partners available on Inspirato Pass gives them flexibility to use it more for business travel. Third, because the majority of our current customers reside in North America, we have untapped markets in Europe, Asia and elsewhere where our combined hospitality and subscription expertise creates an opportunity for us to be the “first mover” in subscription travel.

The Inspirato Experience

Hallmark Personalized Service

We believe that our hallmark personalized service is a key factor in differentiating us from other luxury hospitality providers. As a subscription business that prioritizes recurring revenue, we emphasize a long-term, relationship-driven service approach distinguished by sustained personal outreach. We execute this approach in four distinct phases:

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Onboarding and Engagement. All new subscribers are assigned to a dedicated customer service team tasked with cultivating and managing a long-term relationship with our subscribers, or our “Care” team, that is responsible for getting to know them and maximizing their customer satisfaction. These teams conduct personalized onboarding for their new subscribers to educate them on how to get the most from their Inspirato subscription. During this process, they gather information such as food preferences, birthdays, and travel interests to enable them to deliver a more personalized experience when the subscriber travels with us. Once onboarded, our service team continues to gather preference information organically, and also maintains a metric requiring that we call each subscriber multiple times each year to discuss their vacation goals. In addition, we constantly measure each subscriber’s engagement with Inspirato using a varied set of data that includes booking behavior, email and website metrics, survey responses, and other factors, and use this information to tailor additional ongoing outreach, travel recommendations, and targeted promotional messaging.

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The Booking Journey. We have developed a carefully considered booking and travel journey for our subscribers. It starts with our Care teams recommending destinations, accommodations, and experiences and then assisting with booking and planning the trips. This phase typically involves multiple touchpoints to ensure that we are responsive to every question and concern that may arise, ranging from the number of bedrooms and bedding configurations in a residence, to the availability of cribs and highchairs, to last-minute cancellations and re-scheduling requests. One of the most important and value-add services we provide at this stage is pro-actively keeping our subscribers informed about developments at their destination that may impact their experience, whether it is on-site construction, hurricane or other inclement weather forecasts, or changing COVID-19 requirements. As each trip approaches, our Care team coordinates with our on-site concierge staff and partners to share the subscriber’s information and expectations.

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Trip Planning and In-Residence Service. Once a trip is booked, our on-site concierge teams begin the itinerary planning process. They specialize in sharing insider tips and local recommendations, with the goal of crafting an itinerary to match the subscriber’s personal objectives for the trip. This can include restaurant reservations, private chefs, spa appointments, golfing reservations, excursion bookings, and other typical vacation activities. It can also include coordinating celebrations like birthdays and anniversaries, and even assisting with weddings and corporate retreats. The teams then welcome each arriving subscriber at the home to provide a tour (with contactless welcome options available on request) and review the trip itinerary. In addition, they provide grocery service in our residences to ensure a well-stocked refrigerator and pantry upon arrival and coordinate daily housekeeping service at no extra charge. They also check-in with each subscriber while in-residence to handle itinerary changes and are available to assist in the event of unexpected issues with the home or other emergencies.

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Additional Services. We offer a variety of additional services beyond assisting with travel within the Inspirato portfolio, all designed to increase “stickiness” among our subscribers and promote satisfaction, loyalty, and retention. For example, through our Subscriber Events program we conduct hundreds of events around the U.S. each year exclusively for subscribers. Examples of events include wine tastings, subscriber dinners and movie screenings. We also maintain a “travel desk” for the exclusive use of our subscribers, similar to a full-service luxury travel agency, with a team of experts who can book flights, rental cars, and cruises for any trip around the world.

Our Luxury Travel Subscriptions

We currently offer two luxury travel subscriptions, Inspirato Club and Inspirato Pass.

Inspirato Club

Launched in 2011, Inspirato Club subscribers pay an enrollment fee and monthly or annual subscription for access to our portfolio of private luxury vacation homes, luxury hotels and resort partners, Inspirato Only experiences, and custom Bespoke itineraries. In addition to their monthly or annual subscription, subscribers pay exclusive nightly rates to book the trips of their choice. Inspirato Club subscribers can book vacations up to one year in advance. Every Club trip includes first-class, personalized service from a team of hospitality experts, including pre-trip planning, on-site concierge, and daily housekeeping. We revenue manage these rates to achieve occupancy and average daily rate goals while also delivering value to drive subscriber satisfaction. Every Club trip includes first-class, personalized service from a team of hospitality experts, including pre-trip planning, on-site concierge, and daily housekeeping.

Inspirato Pass

Launched in 2019, Inspirato Pass subscribers pay an enrollment fee and a monthly subscription that is inclusive of nightly rates, taxes, and fees for Pass trips. Inspirato Pass subscribers book Pass trips from the Inspirato Pass trip list, which is a constantly updated selection that, as of December 31, 2021 was comprised of more than 1.8 million vacations, ranging from Inspirato residences and hotel partners to custom experiences such as luxury cruises and safaris. Inspirato Pass subscribers have full access to all the benefits of Inspirato Club, including the ability to pay exclusive nightly rates to book trips of their choice, access to our booking promotions, and personalized service on every trip.

This timeline shows Pass trips taken by an actual Inspirato Pass subscriber who joined in October 2019, which we believe is generally representative of our subscriber base:

In October 2021, we announced meaningful improvements to Inspirato Pass, expanding the Inspirato Pass trip list from approximately 145,000 options to over 1.5 million, adding the flexibility to hold multiple Inspirato Pass reservations at the same time, and increasing the average value of Inspirato Pass trips relative to the monthly Inspirato Pass subscription cost.

Partnerships

In addition to partnering with luxury vacation homeowners, hotels and resorts, and leading experiential travel providers as we build our portfolio, we also partner with luxury brands to deliver exclusive privileges for our subscribers that we are also able to leverage in acquisition campaigns for new subscribers. Examples of current partnerships include:

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Travel Services. New Inspirato Pass subscribers are eligible to receive a complimentary six-month Wheels-Up Core Membership after six subscription payments. At the end of the complimentary membership, they may join Wheels Up with no initiation fee by paying the applicable annual dues.

•	In-Residence Benefits. As the official automotive partner of Inspirato, Cadillac provides complimentary vehicles for the exclusive use of our subscribers in select destinations.

We believe there is significant opportunity to expand our partnership program to deliver increased value to our subscribers.

Competitive Strengths

As an innovator within the luxury travel subscription market, we believe we have built significant barriers to entry for competitors with an array of differentiated strengths.

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Managed and Controlled Residential Inventory. As of December 31, 2021, our selection of Inspirato residences included over 425 private luxury vacation homes in over 90 destinations. These residences include leased properties where we directly manage, maintain, and operate the asset, as well as resort-based properties where we work closely with resort partners to ensure an exceptional subscriber experience. By managing and controlling these assets directly, including staffing them with Inspirato team members, we are able to deliver a consistent experience comparable to top luxury hospitality resort brands, versus a “vacation roulette” experience that is dependent on the expertise and attention of the individual homeowner or a local property management company.

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Rate and Calendar Control. Inspirato manages nightly rates and calendar availability for our residences and leased hotel inventory, without owner interference. This allows us to revenue-manage each inventory unit to (i) help maximize occupancy by ensuring our rates are competitive with comparable accommodations in the applicable market, (ii) help reduce spoilage, and (iii) leverage availability to increase subscriber engagement and retention through booking promotions, “surprise and delight” outreach, and other tactics.

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Control Over Bookings and Property Maintenance. We control the booking calendar for the majority of our Inspirato residences, giving us visibility into actionable metrics such as how often and what times of year homes are typically used. This provides us greater control over proactive property maintenance planning and necessary repairs and upgrades. For example, we are able to more precisely plan renovations and other significant activities such as painting, flooring, and furniture updates compared to companies that don’t control the calendars for their properties.

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Flexible Cost Structure. Our leases and other inventory agreements, as well as our overall strategic property mix, provide us with flexibility to respond to changes in travel demand and events beyond our control. For example, as of December 31, 2021, 89% of our leases included “force majeure” clauses in the event of severe unexpected business disruption. Further, in addition to leasing individual luxury vacation homes, we also lease inventory from hotel and resort partners with flexible termination provisions. Together, these approaches enable us to tailor our overall inventory cost structure to meet changing demand.

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Expert Sales and Service Teams. We maintain an expert sales and service organization, including sales professionals to welcome new subscribers, relationship-driven Care teams to create the overall Inspirato experience, and on-site concierge teams to deliver memorable vacations. Each of these teams undergoes regular training to enrich their expertise as hospitality specialists and ambassadors of the Inspirato brand. We believe the high-quality service they deliver is a key differentiator separating Inspirato from other hospitality companies.

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Predictable Subscription Revenue. Our subscriber base provides predictable, consistent cash flow and stability relative to many traditional hospitality and revenue models. Inspirato Club and Pass enrollment fees generate guaranteed revenue. Incentives for upfront prepayment of monthly subscription fees, typically in the form of a waived enrollment fee, travel credit or a free trip, ensure that new subscribers remain customers for a minimum period of time, and enhances retention.

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Multiple Customer Journeys. Inspirato trips can only be booked through our website, iOS application, or Care teams. They cannot be booked on online travel agencies or other third-party channels. In addition, our Care teams and on-site concierge staff help with trip planning, which is a service many hotel companies do not offer. As a result, we engage with our subscribers throughout the entire booking journey on every trip they take, from consideration, booking, planning, in-residence, checkout, and post-trip feedback. We also engage with them through a parallel renewal journey, pro-actively marketing booking promotions, subscriber benefits, upgrade opportunities, and other aspects of our value proposition to maximize retention. We believe our deep involvement in these twin customer journeys gives us greater influence and impact over their customer experience than luxury hospitality companies that do not utilize our service approach or a subscription platform.

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Trusted Luxury Brand, Proprietary Database. Since 2011 we have made significant investments to build a one-of-a-kind luxury hospitality brand anchored by an innovative subscription platform. At the same time, we have used data-driven marketing to build a proprietary database of over 850,000 affluent households who have demonstrated interest in Inspirato as of December 31, 2021.

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Network Effect. We believe Inspirato’s growth trajectory will benefit from a business phenomenon referred to as the “network effect.” Network effects are typically positive, resulting in individual users deriving more value and utility from a product as other users join the same network. In our case, as we acquire more subscribers, we are able to more aggressively expand our portfolio, which in turn quickly improves the value proposition for subscribers by giving them access to more exceptional luxury vacation options.

Industry Background and Market Trends

Overall Momentum in Travel

As COVID-19 related restrictions ease, data from a variety of sources suggests a significant recovery in demand for travel. We expect this recovery to be a positive tailwind for Inspirato as an increasing number of affluent travelers look to book trips and take luxury vacations.

Increase in Air Travel

Recent airport traffic data has shown daily traveler levels have recently been three times greater than levels seen in 2020. We believe this is evidence of travel recovery and increased confidence and willingness for travelers to resume taking trips to “fly-to” destinations. As of July 24, 2021, the Transportation Security Administration reported the following daily checkpoint travel numbers:

Pace of Leisure Travel Recovery

Historically, leisure travel has been less volatile and faster to recover than business travel following economic downturns and other disruptions to travel patterns. During the global financial crisis, international business travel from the U.S. declined more than 13%, compared with a decline of just 7% for international leisure travel from the U.S., and international leisure travel had fully recovered to pre-recession levels within two years, while business travel took five years to recover. Given Inspirato’s focus on the leisure traveler and a large number of vacation-oriented destinations, we are well positioned to take advantage of what we believe will be an accelerated leisure recovery.

Leisure Travel — Pent-Up Demand & Shifting Preferences

There is substantial evidence that indicates sizable pent-up demand for leisure travel as COVID-19 pandemic restrictions ease. A leading consultancy report indicated that over half of US consumers plan to “treat themselves” in 2021, with leisure travel, lodging and vacations seen as one of the most popular spending categories based on survey results. We believe Inspirato can capitalize on the expected increase in consumers’ willingness to spend more on travel as leisure travel returns.

Further supporting this trend, an international survey conducted by American Express (“Amex”), which surveyed travelers from Australia, Canada, Mexico, Japan, India, the United Kingdom and the U.S. about their travel plans in January 2021, revealed similar themes of pent-up demand for travel, while also indicating a shift in consumer preferences for more flexible booking options. Amex reported that 78% of respondents said that they wanted to travel in 2021 in order to relieve stress from 2020, while 87% of respondents reported that having a trip planned in the future gave them something to which they could look forward to. Of these respondents, 56% indicated that they miss travel so much that they are willing to book a trip even if they might have to cancel it in the future. This suggests a strong demand for flexible booking options and cancellation policies. We believe Inspirato is well positioned to provide travelers with enhanced flexibility and cancellation policies based on its current product offerings.

Lodging Industry Recovery & Positive Sector Outlook

The positive trends and signs of recovery in leisure travel during the first half of 2021 have flowed through to segments of the U.S. hospitality industry. In a number of leisure destinations, U.S. hotel demand, occupancy, average daily rate, or ADR, and revenue per available room, or RevPAR, are at or near pre-pandemic highs. Given Inspirato’s focus on leisure markets and vacation travelers, we view the recent positive data on leisure travel as a key demand driver, particularly in markets where we have a high concentration of destinations. For example, Inspirato had 52 residences in Florida as of December 31, 2021, making it one of the top three states by residence count in the Inspirato portfolio. Notably, Florida is also one of the three largest demand states in the U.S. (measured by room nights) for us and as of May 2021, demand levels are nearly at pre-pandemic.

Going forward, the hotel industry is expected to expand due to a recovering global economy and increased rates of overall travel. The COVID-19 pandemic reduced travel spending and tourism in 2020, and many consumers canceled or postponed travel. These consumers will likely rebook, which will boost demand in the years immediately following the pandemic. Increased consumer and business spending will likely contribute to more demand for the industry over the next five years, and new supply will follow a sustained boost. We believe Inspirato is well positioned to capture the benefits of the broader increases in demand in the luxury travel sector as it expands its portfolio and offers differentiated supply to its subscribers.

Key Hospitality Trend — The Changing Landscape of Luxury Travel

The preferences of luxury travelers have continued to evolve, as more personal, customized vacations become a priority. In a recent survey, Amex found that the most desirable luxury amenities for travelers consisted of personalized experiences (82%), high cleanliness standards (81%), and privacy (79%), all of which Inspirato is well positioned to provide. Amex Travel has also seen increased interest in customers searching for unique getaways and spacious, fully equipped villas on AmexTravel.com, which is precisely what Inspirato offers its subscribers.

Given the complexity of the travel landscape, consumers are seeking out trusted travel advisors to help them navigate and plan their future travels. More than half of the respondents (59%) indicated that they wanted to use a travel agent to help plan and customize their next trip. The consistency and high standard offered by Inspirato across its portfolio paired with its extensive staff and services — comprised of a Care team, Bespoke travel advisers, destination planners, and on-site concierges, all with no incremental fees — will enable us to capitalize on current luxury traveler preferences while simultaneously guaranteeing a high-quality experience.

Key Hospitality Trend — Shift Towards Second-City Destinations

Willingness to travel to destinations during the offseason to avoid crowds has grown, with 80% of respondents indicating this is the case. Looking to avoid large crowded destinations, 69% of Amex respondents expressed interest in visiting lesser-known locations. Amex Travel booking data reinforces this trend, showing a rise in reservations for second-city destinations. For example, Dallas and Charlotte saw a higher share of bookings from International Card Members in January 2021 than the previous year. American Express Travel consultants are also seeing requests for smaller cities like Porto (instead of Lisbon) in Portugal, and Wellington

(instead of Auckland) in New Zealand. Many customers are open to going anywhere they can safely travel right now, which suits Inspirato’s business model of offering subscribers trips in hundreds of destinations around the world.

Key Hospitality Trend — “Work from Anywhere”

The COVID-19 pandemic contributed to the trend of remote work and resulted in many companies investing in technological infrastructure that makes a remote working environment more efficient than it previously had been. According to a Pew Research poll, most workers said their job responsibilities can mainly be done from home, a large shift from the approximately 20% that said they worked from home most of the time prior to the pandemic. The survey also indicated that this trend will likely have a long-term impact, as over 50% of people said given a choice, they would want to keep working from home even after the pandemic. Additionally, higher income individuals are more likely to have the option of teleworking, which we believe could be a strong demand driver for Inspirato. Over two thirds of employed adults with a postgraduate degree and nearly 60% of those with a bachelor’s degree say the responsibilities of their job can mostly be done from home. In contrast, 83% of those with a high school diploma or less education and 71% of those with some college say that, for the most part, their job cannot be done from home. Inspirato’s subscription platform represents an attractive opportunity for remote workers, looking for luxury travel accommodations and booking flexibility.

Teleworking Trends — Income Brackets

Source: Pew Research Center

Inspirato’s subscription platform represents an attractive opportunity for remote workers, looking for luxury travel accommodations and booking flexibility.

Our Market Opportunity

Leisure travel is a vital piece of high-net-worth individuals’ lifestyle. The identified total addressable market has been largely untapped by Inspirato to date and presents opportunity for growth. Inspirato views its addressable market in terms of both potential new subscribers to be added to its platform (the demand side) as well as potential new rooms and residences that could be added to the platform in the future (the supply side).

The following discusses our markets, both in terms of customer demand and product supply. Customer demand is further broken down into the size of the total spend on lodging by high-net worth individuals addressed by our current business model (our demand serviceable addressable market, or “demand SAM”), as well as the total demand for lodging by these individuals (our demand total addressable market, or “demand TAM”). Product supply is broken down into the annual market rental value of luxury rooms and residences available to us under our current business model (“supply SAM”), as well as the total market rental value from all luxury rooms and residences (“supply TAM”).

Demand

A leading consultancy has estimated our demand SAM as of 2019 was approximately $100 billion and is expected to grow to $175 billion by 2025. The demand SAM includes lodging spend by high-net worth individuals, which are defined as households with annual income greater than $250,000 or a net worth greater than $1 million, who are frequently engaged in luxury travel or otherwise actively interested in luxury travel.

The demand TAM as of 2019 was approximately $135 billion and is expected to grow to $230 billion by 2025. The demand TAM represents total spend on lodging by high-net worth individuals, including both high net worth individuals who frequently engage in luxury travel as well as those who do not.

Our current business model and product offerings focus on the demand SAM by tailoring what we offer to high-net worth individuals who frequently engage in luxury travel. We believe that we may in the future be able to address the entire demand TAM by offering additional innovative products at different price points that may appeal to individuals who do not frequently engage in luxury travel.

We believe the substantial size of both the demand SAM and demand TAM serves as a significant advantage to us, and supports our belief that demand for travel from high net worth households is a large market that is expected to continue to grow through 2025.

Market Demand TAM

Supply

Our supply SAM was estimated to be approximately $65 billion as of 2019 and is expected to grow to $90 billion by 2025. The supply SAM includes the annual market rental value of lodging available through partnerships with luxury hotels with excess inventory and through luxury residences.

The supply TAM was estimated to be approximately $275 billion and is expected to grow to $385 billion by 2025. The supply TAM includes the annual market rental value of luxury hotels and luxury residences.

Our current business model focuses on the supply SAM in part by partnering with hotels and other luxury accommodation providers to obtain their excess rooms, or spoilage. These are room nights that the provider may not otherwise be able to sell at a given time at their desired rates. To access the total supply TAM, however, we will need to expand our supply of rooms in luxury hotels to include rooms that are not considered spoilage by these hotels.

The large and growing supply TAM and supply SAM demonstrate the overall market for luxury travel, support our belief that overall investment in luxury lodgings will grow and support our assumptions around the availability of future supply to add to our platform through 2025.

Market Supply TAM

Our Growth Strategy

We believe that by retaining existing and attracting new subscribers, both in the U.S. and internationally, through the following initiatives, we are positioned to achieve significant and sustained growth:

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Expand our portfolio of rental properties. To retain existing subscribers and attract new subscribers, we expect to continue to grow our portfolio of residences both organically and inorganically. We intend to expand our inventory through strategic transactions with luxury vacation rental managers, through which we can acquire their inventories of rental properties. We believe this space is highly fragmented and ripe for consolidation. In addition, by recycling capital through strategic purchase and leaseback partnerships with vacation rental owners, Inspirato will be able to remain asset-light while growing its inventory footprint. We are currently experiencing high occupancy rates, and thus expanding our portfolio provides us with more options for subscriber travel which we believe will drive subscriber growth as well increase travel revenue.

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Expand our portfolio of hotel and resort partners. We partner with hotels and resorts to offer inventory at their properties. We are able to take advantage of hotel vacancy and spoilage without showing room rates through its subscription pricing model, making it an attractive channel for luxury hotel companies. There is significant opportunity to grow these partnerships with hotels and resorts around the globe in both number and magnitude by contract, particularly as we become a more widely known brand.

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Invest in platform innovation. Our Inspirato Pass platform is an innovative new way for luxury hospitality suppliers to monetize inventory that would otherwise spoil. We believe there is significant opportunity to enhance the Inspirato Pass customer experience with new functionality, features, and user experience optimization. We believe these will improve Inspirato Pass subscriber acquisition and retention, and may also potentially provide a model for us to adapt to serve additional markets beyond travel that could also benefit from a more efficient way to distribute perishable inventory in the future.

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Optimize sales and marketing. We believe that Inspirato has historically spent less on marketing as a percentage of total revenue than other comparable luxury brands. As COVID-19 travel restrictions begin to ease, investing in the resumption and expansion of “high-funnel” brand awareness marketing tactics, combined with new audience targeting techniques, creates the potential to significantly increase word-of-mouth and conversion within our supply and demand SAM.

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Expand subscription offerings to new price points. Inspirato has historically created subscription plans that target high net-worth individuals. We believe we will also have an opportunity to offer additional subscription offerings at different price points to serve different categories of travelers in our demand TAM in the future.

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Form partnerships to enhance offerings. By partnering with other companies in the travel and hospitality space, we believe we can enhance the benefits available through our platform, allowing us to retain existing subscribers and attract new subscribers. Historically, we have partnered with Wheels Up to offer our own subscribers access to Wheels Up’s private aviation services, as well as offering Wheels Up’s customers access to our book travel within luxury vacation portfolio. We believe we have the opportunity to enter into partnerships with companies in adjacent industries such as the commercial air or rental car industries and to bundle our product offerings.

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Expand to adjacent industries. We believe that our subscription platform and technology for matching unused inventory with untapped demand has the potential to be leveraged in adjacent industries where economic spoilage is prevalent. For example, tickets at sporting events, concerts and other entertainment events, as well as dinner reservations, often go unused and could benefit from an efficient, subscription-based distribution system.

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Build corporate partnerships. We believe we have an opportunity to partner with companies interested in offering Inspirato trips to their employees as gifts and incentives. For example, in the future we could develop and use a custom version of our Inspirato Pass trip list to offer a curated selection of trips for employees to select from depending on their travel needs. We could control the trip selection to reduce cannibalization with existing subscribers while increasing occupancy of select properties. Potential partnerships would also expose non-subscribers to our platform with limited marketing spend.

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Powerful Flywheel Dynamic. As Inspirato grows supply, acquiring subscribers becomes more efficient. This leads to a powerful flywheel dynamic that will help accelerate growth and improve retention through the following:

•	Greater efficiency, higher occupancy, improved economic utilization, and increased nightly rates;

•	Lower inventory cost, lower subscriber acquisition cost, and increased volume with captive, zero cost demand; and

•	Enhanced service offerings and higher customer retention and engagement.

Technology

Our technology platform was built for the unique needs of our subscribers; it allows us to quickly adapt to what our subscribers require and delivers deep business intelligence insights to help us manage our platform. It was built to scale and operates through a patented algorithm, which can be adjusted depending on business needs. We believe that this algorithm will enable us to efficiently manage trips with scale to optimize profitability of the inventory.

Our subscriber experiences sit on a technology platform that has allowed for maximum flexibility in our product development strategy. Inspirato has invested significantly for many years in engineering, product, and design in order to build out the platform. We operate a modern technology stack that allows for rapid development and deployment as well as integrations. We have a dedicated engineering team responsible for development and the creation of new features to support our products and services across a full range of devices (desktop, mobile web and native mobile applications). Our engineering teams use an agile development process that allows us to deploy frequent iterative releases for product and service features.

Design has been at the core of everything we do, and it has enabled us to create an intuitive and attractive user interface. Inspirato uses customer feedback to optimize the platform and have employees dedicated to supporting subscribers through the booking process. Our subscribers vary in age and technological sophistication, and we believe that our user interface is built for a broad subscriber base.

Sales and Marketing

Our sales and marketing strategy is designed to support new subscriber acquisition, subscriber upgrades, subscriber bookings, and subscriber retention. We rely on a mix of tactics to generate demand for each of these revenue lines, using a full-funnel approach to reach its audiences at multiples stages within each consideration process. These include print, digital, video and television buys to build general brand awareness; performance marketing tactics such as direct mail, paid digital media, and paid search; multiple brand urgency campaigns each year to help drive predictable results; and a highly trained team of Sales and Care professionals.

Prior to 2018, we relied principally on direct mail and a co-marketing relationship with American Express to generate new leads, together with relatively small investments in print advertising and paid digital media. In 2018, we supplemented our marketing program with our first-ever nationwide television media buy. In early 2020, as part of our effort to contain costs in connection with the COVID-19 pandemic, we paused our direct mail program and television media buys, shifting the vast majority of our marketing spend to digital paid media and paid search. We track each channel to monitor response and conversion rates, along with cost-per-lead and cost-per-sale data. We utilize regular testing and consumer insights exercises to optimize within each channel, typically leading to rapid improvement.

Since inception, we have prioritized the development and growth of our prospect database which includes more than 850,000 prospects who have registered with us as of December 31, 2021. With all of our performance marketing programs for new subscriber acquisition, we use iterative data-driven models developed in partnership with leading data providers to help us target high net worth individuals as potential new customers. For example, our direct mail acquisition model with one of our primary ad-targeting partners is currently in its sixth iteration. The model identifies over five million affluent households using demographic, aggregated credit data, along with a variety of niche data, all within a predictive modeling methodology designed to optimally select prospective customers in terms of ROI.

We communicate with our prospect database regularly to educate them on our value proposition and inform them about brand offers and other closing incentives, which typically provide value in exchange for pre-payment of monthly subscription fees. Our Sales team interacts with prospects using a defined pipeline approach and predictive in-month metrics to monitor pacing and quota attainment, supplemented by sophisticated email and website engagement monitoring tactics to help determine the best subscription and purchase timeframe for their needs.

We also conduct a variety of broad-based marketing initiatives to promote bookings, upgrades, and retention within our subscriber base. These initiatives include:

•	A content strategy to educate subscribers about the destinations and accommodations within our luxury vacation portfolio.

•

Recurring trip merchandising campaigns including new property announcements; a weekly discount program called Jaunt; two annual brand promotions offering special value for eligible bookings; and a special event in the first quarter of each year to promote travel over the following Christmas and New Year’s weeks.

•	Virtual events to educate our subscribers on how to use their Inspirato subscription to achieve their travel goals.

•

More targeted marketing tactics using data points such as state of residence, last trip booked, next trip booked, last net promoter score, and renewal date to deliver messages to defined subsets of our subscriber base to help drive engagement.

•	Ongoing personal outreach from our Care team to cultivate personal relationships and understanding of our subscribers’ travel goals, tracked within our CRM.

We have paralleled the growth of our prospect database and subscriber marketing strategy with significant investment in leading marketing technology such as Salesforce Marketing Cloud, as well as leading marketing CRM practices designed to drive sales and marketing alignment.

New Subscriber Acquisition

Prior to 2018, we relied principally on direct mail and a co-marketing relationship with American Express to generate new leads, together with relatively small investments in print advertising and paid digital media. In

2018, we supplemented our marketing program with its first-ever nationwide television media buy, running thirty and sixty-second spots on targeted cable channels with favorable audience demographics. In early 2020, as part of our effort to contain costs in connection with the COVID-19 pandemic, we paused our direct mail program and television media buys, shifting the vast majority of our marketing spend to digital paid media and paid search. We track each channel to monitor response and conversion rates, along with cost-per-lead and cost-per-sale data. We utilize regular testing and consumer insights exercises to optimize within each channel.

With all of our performance marketing programs, whether direct mail, digital media, or search, we use iterative data-driven acquisition models developed in partnership with leading data providers to help us target high net worth individuals as potential new customers. For example, our direct mail acquisition model with one of our primary ad-targeting partners is currently in its sixth iteration. The model identifies over five million affluent households using demographic, aggregated credit data, along with a variety of niche data, all within a predictive modeling methodology designed to optimally select prospective customers in terms of ROI.

We communicate with our prospect database regularly to educate them on our value proposition and inform them about quarterly brand offers, which typically provide value in exchange for pre-payment of monthly subscription fees. Our inside sales team interacts with prospects using sophisticated email and website engagement monitoring tactics to help them choose the best subscription and timeframe for their needs. We have paralleled the growth of our prospect database with significant investment in best-in-class marketing technology such as Salesforce Marketing Cloud, as well as leading marketing CRM practices designed to drive sales and marketing alignment.

We believe that, with COVID-19 travel restrictions beginning to ease, the resumption of “high-funnel” brand awareness media buys, especially when combined with new audience targeting techniques on streaming services and other emerging media platforms, has the potential to significantly increase awareness and word-of-mouth about Inspirato among affluent households.

Our People and Culture

Inspirato’s culture is embodied by our three core values: We Care. We Inspire. We Dream Big. By staying true to these values, we have created a company where talented people can do great work and drive value for all of our stakeholders. These values guide us in everything we do, from individual everyday tasks to high-level strategic planning. They foster a culture of dialogue, collaboration, recognition, achievement, and sense of family that contributes to our long-term success.

We engage and empower our team with ongoing career and learning and development opportunities. Fostering a growth mindset facilitates a culture where all voices are heard and team members can take informed risks, make mistakes, ask questions, and seek creative solutions to tough problems. This approach helps us build a strong bench of leaders for tomorrow’s business challenges. Continued growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. We espouse the principal that all Inspirato team members can bring their whole selves to work and thrive.

As of December 31, 2021, we had 791 full-time employees across 35 states in the U.S., and approximately 12 employees located in one country outside of the U.S. These employees are highly concentrated in Operations (425 employees) and Sales and Marketing (156 employees). Our focus on customer-facing employees helps us to provide luxury service to our subscribers that we believe is industry-leading.

Importantly, our values and the culture they inspire extend to our relationships with every Inspirato subscriber. Led by our Sales and Care teams, we foster a long-term, personal, rapport with each Inspirato family, not only to promote our customer satisfaction and retention goals, but also to fulfill our mission of inspire lasting memories and relationships by changing the way family and friends experience the world. After more than ten years, we believe our culture is real, valued, deeply ingrained, and sustained in part by robust and scalable training that helps create consistently positive subscriber interactions and experiences.

Regulatory Compliance

Our overall business approach and strategy includes rigorous attention to regulatory compliance, as our operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions.

Property and Accommodations Regulation

Our business is subject to U.S. and foreign federal, state and local laws and regulations that vary widely by city, country and property type. In many cities, local regulations affect our ability to offer accommodations for specified durations or in certain neighborhoods. Hospitality and transient accommodations operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, fire and life safety, environmental and other property condition matters, staffing and employee training, cleaning protocols and other COVID-19 requirements, and property “star” ratings where required. Additionally, our real estate owners are also responsible for their own compliance with laws, including with respect to their employees, property maintenance and operations, environmental laws and other matters.

Before signing any new leases in a new market, we engage local legal counsel to help identify relevant regulatory requirements. This research includes analysis on licensing and zoning, building code, accessibility and operations requirements, fire and life safety regulations, tax compliance, and local employment laws. Every leased property has unique characteristics, requiring further due diligence and regulatory analysis before each new lease signing.

We monitor regulatory changes in each existing market on an ongoing basis. To facilitate growth and compliance work in each city, we also proactively establish relationships with local regulatory agencies, elected officials, business and community groups to build trust and improve understanding of our business model.

Privacy and Data Protection Regulation

In processing travel transactions and information about guests and their stays, we receive and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. States and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and UK Data Protection Act.

We take a variety of technical and organizational security measures and other procedures and protocols to protect data, including data pertaining to guests and employees, and we are engaged in an ongoing process of evaluating and considering additional steps to comply with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and UK Data Protection Act.

Employment

We are also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration, workplace safety and health, and hotel-specific ordinances.

Other Regulation

Our business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As we expand into additional markets, we will be subject to additional laws and regulations.

The regulatory environment in each market is often complex and evolving, and can be subject to significant change. Some relevant laws and regulations are inconsistent and ambiguous, and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as us, which often makes their application to our business uncertain. For additional information regarding the laws and regulations that affect our business, see the section titled “Risk Factors” in this prospectus.

Intellectual Property

We rely on trademarks, domain names, copyrights, trade secrets, patents, contractual provisions, and restrictions on access and use to establish and protect its proprietary rights.

As of September 30, 2021, we had 111 trademark registrations and pending applications, including registrations for “Inspirato” in the U.S., Canada and various other countries.

In addition to trademark protection, we reserve and registers domain names when and where deemed appropriate and are the registered holder of more than 166 domain names, including “inspirato.com.”

As of September 30, 2021, we have 17 pending applications in the U.S. and the PCT and two issued US patent covering our subscription-based booking and service tailoring technology.

In addition to the protection provided by its intellectual property rights, we enter into confidentiality and proprietary rights agreements with certain of our employees, consultants, contractors and business partners. Certain employees and contractors are also subject to invention assignment agreements. We further control the use of our proprietary technology and intellectual property through provisions in our terms of use on our website and app.

Facilities and Office Space

Our global headquarters is located in Denver, Colorado, where we lease approximately 45,000 square feet of office space under a lease expiring in October 2026.

Since March 2020, a substantial percentage of our corporate staff has been working remotely due to the COVID-19 pandemic. We believe that our existing facilities are adequate for our near-term needs, and that suitable alternative space would be available if required in the future on commercially reasonable terms.

Legal Proceedings

We have been and expect to continue to become involved in litigation or other legal proceedings from time to time. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, is likely to have a material adverse effect on our business. Regardless of outcome, litigation and other legal proceedings can have an adverse impact on our business because of defense and settlement costs, diversion of management resources, possible restrictions on our business as a result of settlement or adverse outcomes, and other factors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Party Transactions — Thayer

The following is a summary of transactions since our formation on July 31, 2020, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of December 31, 2020, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Founder Shares

On August 11, 2020, our Sponsor subscribed to purchase 5,031,250 shares of Thayer Class B Common Stock, par value $0.0001 per share for an aggregate price of $25,000. On August 13, 2020, our Sponsor paid $25,000 for certain offering costs on our behalf in exchange for the issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to us for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. On November 9, 2020, our Sponsor transferred 25,000 Founder Shares to each of the independent directors. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of our issued and outstanding shares after the Thayer IPO. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last reported sale price of the shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Thayer Class A Common Stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

Private Placement Shares

Simultaneously with the closing of the Thayer IPO, we issued 7,175,000 Private Warrants at a price of $1.00 per Private Warrant to our Sponsor, generating proceeds of $7.175 million.

Each Private Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants to our Sponsor was added to the proceeds from the Thayer IPO held in the Trust Account. If we do not complete our initial business combination prior to 18 months from our IPO, the Private Warrants will expire worthless. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The purchasers of the Private Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants (except to permitted transferees) until 30 days after the completion of our initial business combination.

Related Party Loans

On August 11, 2020, our Sponsor agreed to loan us up to $400,000 to cover expenses related to the Thayer IPO pursuant to a promissory note. This loan was non-interest bearing and payable on the earlier of the completion of the initial public offering or the date we determine not to conduct an initial public offering. We borrowed $400,000 under the promissory note, and on December 15, 2020, we repaid the promissory note in full.

In order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required, or the working capital loans. If we complete a business combination, we will repay the working capital loans out of the proceeds of the trust account released to us. Otherwise, the working capital loans will be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, we may use a portion of the proceeds held outside the trust account to repay the working capital loans but no proceeds held in the trust account would be used to repay the working capital loans. The working capital loans would either be repaid upon consummation of a business combination or, at the lenders’ discretion, up to $1.5 million of such working capital loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Warrants. Except for the foregoing, the terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, we had no borrowings under the working capital loans.

Administrative Support Agreement

Commencing on the date of the Thayer IPO and continuing until the earlier of our consummation of a business combination and our liquidation, we will pay our Sponsor $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the Thayer IPO. As a result, no charges were incurred as of September 30, 2021.

Our Sponsor, executive officers and directors, or their respective affiliates have not been reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations targets to the extent such expenses have exceeded the amount required to be retained in the Trust Account, unless the Business Combination is consummated. Our audit committee has reviewed, and will continue to review, on a quarterly basis, all payments that are made to our Sponsor, executive officers or directors, or their affiliates.

Anchor Investors

CVI Investments, Inc., Glazer Capital, LLC and Polar Asset Management Partners Inc., each a qualified institutional buyer not affiliated with our Sponsor or any member of our management team, purchased a total of 4,497,000 Units in our IPO, which comprised 26.1% of the Units sold in the Thayer IPO. In consideration of providing these significant indications of interest, our anchor investors purchased a membership interest in our Sponsor, for nominal consideration, entitling them to an aggregate interest in up to 13.6% of our Sponsor, subject to adjustment if our anchor investors do not hold a minimum number of shares of Thayer Class A Common Stock at the time of our initial business combination.

Pursuant to each anchor investor’s subscription agreement with our Sponsor, the anchor investors have not been granted any material additional stockholder or other rights and were issued a membership interest in our Sponsor with no right to control our Sponsor or vote or dispose of the anchor Founder Shares held by our Sponsor. Further, the anchor investors are not required to: (i) hold any units, Thayer Class A Common Stock or warrants they purchased in our initial public offering or thereafter for any amount of time, (ii) vote any Thayer Class A Common Stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their Thayer Class A Common Stock at the time of our initial business combination.

In the event that the anchor investors vote in favor of our initial business combination, a smaller portion of affirmative votes from other Public Stockholders would be required to approve our initial business combination.

Sponsor Loans

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1.5 million of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Registration Rights Agreement

Please see the section titled “Thayer Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a description of this agreement.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors has adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Director Independence

Please see the section titled “Management — Director Independence” and “Management — Board Committees” for information regarding the independence of the board of directors and the committees of the board of directors.

Certain Relationships and Related Party Transactions – Inspirato

Other than compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management” and elsewhere in this prospectus, below is a description of transactions since January 1, 2018 to which Inspirato was a party or will be a party, in which:

•	The amounts involved exceeded or will exceed $120,000; and

•

Any members of Inspirato’s board of managers, executive officers or holders of more than 5% of Inspirato’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Exclusive Resorts

Inspirato leases 18 residences from Exclusive Resorts LLC (“Exclusive Resorts”). Exclusive Resorts is an affiliate of Revolution Portico Holdings LLC, which beneficially owns more than 5% of Inspirato’s equity interests. Since January 1, 2018, Inspirato has incurred expenses of approximately $16 million related to rent, maintenance, and utilities for the properties under such leases.

In December 2013, Inspirato entered into a commercial agreement with Exclusive Resorts which provides that Exclusive Resorts members may purchase Inspirato subscriptions without paying an initiation fee. Inspirato then provides certain hospitality services to the Exclusive Resorts’ members that are also Inspirato’s subscribers and these subscribers can book vacations with Inspirato using such subscriber’s Exclusive Resorts annual dues. Exclusive Resorts pays Inspirato for Exclusive Resorts’ members usage of Inspirato’s benefits and services. In the years ended December 31, 2018, 2019 and 2020, balances due from Exclusive Resorts under these arrangements were approximately $689,098, $720,769 and $504,462, respectively.

Series E Preferred Unit Financing

In connection with the Series E Preferred Unit Financing in 2017, Inspirato entered into the Inspirato LLCA, the Amended and Restated Investor Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement with certain members of Inspirato including BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, and Handler Investments, L.P., which is affiliated with Brad Handler. Ted Schlein, a member of Inspirato’s board of managers, is affiliated with KPCB Investment I, Inc. Todd Chaffee, a member of Inspirato’s board of managers, is affiliated with Inspirato Group, Inc. John Sabin, a member of Inspirato’s board of managers, is affiliated with Revolution Portico Holdings LLC. Upon the completion of the Business Combination, the Inspirato LLCA will be amended and restated.

The Amended and Restated Investor Rights Agreement

The Amended and Restated Investor Rights Agreement grants to certain Inspirato members, including Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of managers, registration rights with respect to the registrable securities held by such member, and grants to BRM Ventures, LLC and Revolution Portico Holdings LLC pre-emptive rights over new equity issuances, and information rights.

The Amended and Restated Right of First Refusal and Co-Sale Agreement

The Amended and Restated Right of First Refusal and Co-Sale Agreement provided for Inspirato or its designees rights of first refusal, co-sale and drag-along rights in respect of sales of units by certain members including, BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent Handler, Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, Brad Handler, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of managers. Upon the completion of the Business Combination, the Amended and Restated Right of First Refusal and Co-Sale Agreement terminated.

Guarantee of Surety Bonds

Inspirato’s merchant services agreement with American Express Travel Related Services Company, Inc. requires Inspirato to maintain a reserve of $20,000,000, which Inspirato satisfied by means of a surety bond. The bond surety company required an additional indemnification for issuance of the bond. Inspirato had a reimbursement agreement with each of Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, from March 2018 to September 2019 under which Inspirato agreed to reimburse Messrs. Handler and Handler for indemnification payments made to the bond surety company and paid to Brent Handler and Brad Handler an aggregate of approximately $118,000 and $162,000, respectively, for each of their personal indemnification obligations to the bond surety company. Such amounts were computed as 7% per annum of the indemnified amount.

PIPE Investment

In connection with the Business Combination Agreement, certain PIPE Subscribers entered into Subscription Agreements with Thayer, pursuant to which the PIPE Subscribers have subscribed for shares of Thayer Class A Common Stock in connection with the PIPE. Brent Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and a member of its board of managers, has agreed to purchase 1.0 million shares of Thayer Class A Common Stock, Brad Handler, Inspirato’s Executive Chairman and a member of its board of managers, has agreed to purchase 395,000 shares of Thayer Class A Common Stock, Elk Sierra, LLC, an entity affiliated with Scot Sellers, a member of Inspirato’s board of managers, has agreed to purchase 84,432 shares of Thayer Class A Common Stock, and David Kallery, Inspirato’s President, has agreed to purchase 25,000 shares of Thayer Class A Common Stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Subscribers. KPCB Holdings, Inc., an entity affiliated with KPCB Investment I, Inc., which will beneficently own more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, has agreed to purchase 611,250 shares of Thayer Class A Common Stock, Institutional Venture Partners XIII, L.P., an entity affiliated with Inspirato Group, Inc. (IVP), which will beneficently own more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, has agreed to purchase 570,000 shares of Thayer Class A Common Stock, Alps Investment Holdings LLC, an entity affiliated with Revolution Portico LLC, which will beneficently own more than 5% of the outstanding shares of the Company’s Common Stock after the Business Combination, has agreed to purchase 500,000 shares of Thayer Class A Common Stock, and W Capital Partners III, L.P., an entity affiliated with W Capital Partners III IBC, Inc., which will beneficently own more than 5% of the outstanding shares of Combined Company Common Stock after the Business Combination, has agreed to purchase 395,155 shares of Thayer Class A Common Stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Subscribers.

Lease Transactions

In June, 2021, Inspirato’s board of managers approved a transaction whereby Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, who have each agreed to acquire a condominium from a third-party developer in Charleston, South Carolina and have agreed to lease these condominiums to Inspirato. Construction of the properties is expected to be completed in approximately 14-18 months and upon issuance of the certificates of occupancy, Brent and Brad Handler have agreed to purchase the properties. Inspirato expects to enter into lease agreements with each of Brad and Brent Handler on terms substantially similar to other landlords on Inspirato’s standard lease. Monthly payments under the lease agreements are expected to be approximately $13,000 for each property. Inspirato expects to make monthly payments of approximately $2,500 and $2,400 to Brent Handler and Brad Handler, respectively, through the construction completion date, but not to exceed 36 months, to offset upfront investment costs. Such monthly amounts were computed at 5.5% of the 20% upfront deposit to be paid annually.

Employment Agreements

Inspirato has entered into employment agreements and offer letter agreements with certain of its executive officers. See the section entitled “Executive Compensation — Named Executive Officer Employment Arrangements” and the following description of Inspirato’s employment agreements with Brad Handler.

For 2021, Brad Handler was paid $180,000 of salary with an expected bonus to be paid of $100,000. For 2020, Mr. Handler was paid $172,000 of salary with no cash incentive compensation, and he was granted 7,453 profits interests with an aggregate grant date fair value of $112,610. In September 2021, Inspirato entered into an employment agreement with Mr. Handler as executive chairman that provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provides for an initial grant of restricted stock units following the Closing with a number of shares determined to have a value of $6,250,000 based on the price per share of Class A Common Stock as of the Closing, vesting in sixteen equal quarterly installments. Effective on the Closing, Mr. Handler’s base annual salary is $257,500 and his annual target bonus is 37.5% of his base annual salary. Mr. Handler’s employment agreement provides for severance protection the same terms as those provided for Mr. Brent Handler in the section entitled “Executive Compensation — Potential Payments on Termination or Change in Control.”

Indemnification Agreements

Inspirato has entered into indemnification agreements with its executive officers and members of its board of managers. The indemnification agreements require Inspirato to indemnify its executive officers and members of its board of managers to the fullest extent permitted by Delaware law.

MANAGEMENT

Executive Officers and Directors

Upon the consummation of the Business Combination, the business and affairs of PubCo will be managed by or under the direction of the PubCo Board. It is expected that the directors and executive officers of PubCo upon the consummation of the Business Combination will include the following:

Name	Age	Position
Executive Officers
Brent Handler	53	Chief Executive Officer and Director
Brad Handler	54	Executive Chairman and Director
David Kallery	57	President
Web Neighbor	44	Chief Financial Officer
Non-Employee Directors
Michael Armstrong(1)(2)	49	Director
Eric Grosse(1)(2)	53	Director
Ann Payne(1)(3)	62	Director
Scot Sellers(2)(3)	65	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Brent Handler is a co-founder of Inspirato and has served as its Chief Executive Officer and as a member of its Board of Managers since January 2010 and will serve as the Chief Executive Officer and a director of the PubCo Board following the consummation of the Business Combination. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and served as its President from 2002 to 2009. Mr. Handler holds a B.S. in Business from the University of Colorado, Boulder. We believe Mr. Handler is qualified to serve as a member of the PubCo Board due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.

Brad Handler is a co-founder of Inspirato and has served as Executive Chairman of its Board of Managers since January 2010 and will serve as the Executive Chairman and a director of the PubCo Board following the consummation of the Business Combination. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and from 2002 to 2009 served in roles including Chairman and Chief Executive Officer. Mr. Handler holds a B.A. in history, from the University of Pennsylvania, a B.S.E in Economics with a concentration in Decision Science from the University of Pennsylvania and a J.D. from the University of Virginia School of Law. We believe Mr. Handler is qualified to serve as a member of the PubCo Board due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.

David Kallery has served as Inspirato’s President since March 2013 and will serve in the same capacity with the PubCo following the consummation of the Business Combination. Mr. Kallery previously served as Inspirato’s Chief Customer Officer from November 2012 to March 2013. Before joining Inspirato, Mr. Kallery served in a variety of senior executive roles at Exclusive Resorts from December 2004 to March 2012, including Chief Operating Officer and Senior Vice President of Sales and Marketing. Prior to that, Mr. Kallery served as Chief Operating Officer at Digital Foundry, Chief Operating Officer at PurpleTie, Vice President for Product and Operations at Visa (NYSE:V), and Director of Market Strategy at United Parcel Services (NYSE: UPS).

Web Neighbor has served as Inspirato’s Chief Financial Officer since November 2020 and will serve in the same capacity with the PubCo following the consummation of the Business Combination. Before joining

Inspirato, Mr. Neighbor was a private investor and independent consultant from April 2016 through November 2020. Prior to that, Mr. Neighbor served as Executive Vice President of Strategic Initiatives of the Irvine Company, a real estate development and investment company, from 2013 to March 2016 and as Chief Financial Officer and Treasurer of Archstone, a Real Estate Investment Trust, from 2012 to 2013. Prior to that, Mr. Neighbor was a Senior Vice President at Lehman Brothers. Mr. Neighbor holds a B.S. in Civil Engineering from Oregon State University and an M.B.A. from the University of North Carolina where he was awarded a Kenan-Flagler Fellowship and a Leonard Wood Fellowship.

Non-Employee Directors

Michael Armstrong will serve as a director of the PubCo Board following consummation of the Business Combination. He has been the Executive Vice President, Worldwide Television Licensing & Operations at ViacomCBS Global Distribution Group (Nasdaq:VIAC), a leading global media and entertainment company since August 2018. He spent most of his career at ViacomCBS developing and launching revenue generating media brands around the world. He is a global media expert and business development and operations executive. Mr. Armstrong previously served as General Manager of BET Networks (A division of ViacomCBS) from July 2017 to August 2018 and launched and led the BET Networks International division for over 11 years. He was also Executive Vice President and General Manager, Revenue & Emerging Brands at Viacom International Media Networks from December 2014 to July 2017. Mr. Armstrong has served as an Independent Director of Canada Goose (NYSE:GOOS, TSX:GOOS) since January 2021. Mr. Armstrong is on the board of non-profit audio journalism company PRX and is a member of the Board of Trustees at his alma mater, Hampton University. He previously chaired the boards of Dance Theatre of Harlem and National Association of Multi-Ethnicity in Communications (NAMIC). Mr. Armstrong is also a member of the International Academy of Television Arts & Sciences. He holds a B.S. from Hampton University and an M.B.A. from the University of Chicago, Booth School of Business, where he was honored in 2012 with the Distinguished Young Alumni Award. We believe Mr. Armstrong is qualified to serve on the PubCo Board because of his strong executive and business operations skills.

Eric Grosse will serve as a director of the PubCo Board following consummation of the Business Combination. Since November 2021, Mr. Grosse has been President of Suki AI, technology and services company that uses artificial intelligence and machine learning to deliver voice powered digital assistant solutions to physicians. From October 2020 to October 2021, Mr. Grosse served as an advisor to a number of Bay Area technology companies. Mr. Grosse also co-founded Chairish, an online vintage furniture, and home accessories marketplace, in 2012 and rotated between the Chief Executive Officer, President and Chief Financial Officer roles from December 2012 and October 2020. From June 2012 to November 2012 he was an Executive in Residence at Matrix Partners, a venture capital firm. From October 2011 through June 2012, Mr. Grosse was Chief Executive Officer of TaskRabbit, Inc., an online marketplace that connects freelance labor with local demand. Mr. Grosse also served as President of Expedia Worldwide, part of Expedia Group Inc (NASDAQ: EXPE), an online travel company, from October 2008 through October 2010. Prior to Expedia Worldwide, Mr. Grosse Co-Founded Hotwire, Inc., an online travel company, in 2000 and held a number of senior executive positions before serving as President from January 2006 through October 2008. Mr. Grosse started his career in the Mergers & Acquisitions department of Morgan Stanley (NYSE: MS), and also spent time as a Research Analyst with DMG Technology Group, where he helped lead the Amazon.com IPO. Mr. Grosse holds a B.A. from Williams College and a M.B.A. from Harvard Business School. We believe that Mr. Grosse is qualified to serve on the PubCo Board because of his extensive experience in the consumer technology and hospitality industries.

Ann Payne will serve as a director of the PubCo Board following consummation of the Business Combination. Ms. Payne served as an Audit Partner at PricewaterhouseCoopers LLP (“PWC”), a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US based Audit outsourcing center from its opening to its maturity; and provided support services for PwC’s Audit Practice’s National Quality Office. Ms. Payne currently holds leadership roles on several non-profit boards. Since September 2020, Ms. Payne has served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the Treasurer and Board Member for Jack & Jill Children’s Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a B.S., summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT—Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the National Association of Corporate Directors’ Virtual Director Professionalism Program. We believe that Ms. Payne is qualified to serve on the PubCo Board because of her extensive experience in auditing and accounting, along with her financial expertise.

Scot Sellers has served as a member of Inspirato’s Board of Managers since November 2011, and will serve as a director of the PubCo Board following the consummation of the business combination. From January 1993 through February 2013, Mr. Sellers served in various roles at Archstone, a real estate investment trust and member of the S&P 500, and its predecessor companies, including Chairman and Chief Executive Officer. Mr. Sellers has served on the board of directors of Howard Hughes Corporation (NYSE:HHC) since November 2010, and also serves on the boards of directors of the Irvine Company and Milhaus LLC. Mr. Sellers holds a B.S. from Lewis & Clark College and an M.B.A. from Stanford University, where he graduated as an Arjay Miller Scholar. We believe that Mr. Sellers is qualified to serve on the PubCo Board because of his extensive experience in the real estate industry.

Family Relationships

Brent Handler and Brad Handler are brothers. They co-founded Inspirato and will continue to serve as executive officers and members of the PubCo Board upon the consummation of the Business Combination.

Director Independence

Upon the consummation of the Business Combination, the PubCo Board is expected to determine that each of the directors on the PubCo Board other than Mr. Brent Handler and Mr. Brad Handler, will qualify as “independent directors,” as defined under the rules of Nasdaq, and the PubCo Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, the Combined Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the PubCo Board in Risk Oversight/Risk Committee

Upon the consummation of the Business Combination, one of the key functions of the PubCo Board will be informed oversight of the Combined Company’s risk management process. The PubCo Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the PubCo Board as a whole, as well as through various standing committees of the PubCo Board that address risks inherent in their respective areas of oversight. In particular, (i) the PubCo Board will be responsible for monitoring and assessing major risks facing the Combined Company, (ii) the PubCo Board will oversee risks relating to financial matters, financial reporting and auditing, and (iii) the compensation committee of the PubCo Board will oversee risks relating to the design and implementation of the Combined Company’s compensation policies and procedures.

Board Committees

Effective upon the consummation of the Business Combination, the PubCo Board will have three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Following the consummation of the Business Combination, copies of the charters for each committee will be available on the Combined Company’s website.

Audit Committee

The PubCo audit committee will consist of Michael Armstrong, Eric Grosse and Ann Payne. The PubCo Board will determine that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act and be able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the PubCo Board will examine each audit committee member’s scope of experience, the nature of their prior and/or current employment and all other factors determined to be relevant under the rules and regulations of Nasdaq and the SEC.

Ms. Payne will serve as the chair of the audit committee. The PubCo Board will determine that Ms. Payne qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. In making this determination, the PubCo Board will consider formal education and previous professional experience in financial roles. Both the Company’s independent registered public accounting firm and management will periodically meet privately with the PubCo’s audit committee.

The functions of the audit committee are expected to include, among other things:

•

evaluating the performance, independence and qualifications of the Combined Company’s independent auditors and determining whether to retain the Combined Company’s existing independent auditors or engage new independent auditors;

•	reviewing the Combined Company’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of the Combined Company’s independent auditors to perform audit services and any permissible non-audit services;

•

reviewing the quality and adequacy of the Combined Company’s internal control policies and procedures, including the responsibilities, budget and staffing of the Combined Company’s internal audit function;

•	reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;

•

obtaining and reviewing at least annually a report by the Combined Company’s independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and the Combined Company, if any;

•	monitoring the rotation of the lead partner of the Combined Company’s independent auditor on the Combined Company’s engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Combined Company’s independent auditor;

•

reviewing the Combined Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Inspirato’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with the Combined Company’s independent auditors and management;

•	reviewing with Combined Company’s independent auditors and management significant issues in internal audit reports and responses by management;

•	reviewing with management and the Combined Company’s auditors any earnings press releases and other public announcements;

•	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Combined Company’s regarding accounting, internal accounting controls or auditing matters;

•	preparing the report that the SEC requires in the PubCo’s annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with the PubCo’s related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;

•	reviewing the Combined Company’s major financial risk exposures; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Compensation Committee

The PubCo compensation committee will consist of Michael Armstrong, Eric Grosse and Scot Sellers. The PubCo Board will determine that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. Mr. Armstrong will serve as the chair of the compensation committee. The functions of the committee are expected to include, among other things:

•	reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of the PubCo’s executive officers;

•	making recommendations to the PubCo Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the PubCo Board;

•	reviewing and making recommendations to the PubCo Board regarding the type and amount of compensation to be paid or awarded to the PubCo’s non-employee board members;

•	reviewing and establishing stock ownership guidelines for executive officers and non-employee board members;

•	reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering the PubCo’s equity incentive plans, to the extent such authority is delegated by the PubCo Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for the PubCo’s executive officers;

•	approving or recommending for approval the creation or revision of any clawback policy allowing the PubCo to recoup compensation paid to employees;

•

reviewing with management PubCo’s disclosures under the caption “Compensation Discussion and Analysis” in the PubCo’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in the PubCo’s annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the PubCo Board.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Nominating and Corporate Governance Committee

The PubCo’s nominating and corporate governance committee will consist of Brad Handler, Scott Sellers and Ann Payne. PubCo Board will determine that each of the members of PubCo’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq and the SEC.

Mr. Handler will serve as the chair of the PubCo’s nominating and corporate governance committee. The functions of the nomination and corporate governance committee are expected to include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the PubCo Board;

•	evaluating the performance of the PubCo Board, committees of the PubCo Board and individual directors and determining whether continued service on the PubCo Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to the PubCo Board;

•	evaluating the current size, composition and governance of the PubCo Board and its committees and making recommendations to the PubCo Board for approvals;

•	reviewing the PubCo Board’s leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of the PubCo Board;

•	reviewing corporate governance policies and principles and recommending to the PubCo Board any changes to such policies and principles;

•	reviewing issues and developments related to corporate governance and identifying; and

•

reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the PubCo Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable.

Compensation Committee Interlocks and Insider Participation

None of the intended members of the PubCo’s compensation committee has ever been an executive officer or employee of the PubCo. None of the PubCo’s intended executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the PubCo Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Certificate of Incorporation which will be effective upon the consummation of the Business Combination limits the PubCo’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the PubCo’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Proposed Bylaws provide that the PubCo will, in certain situations, indemnify the PubCo’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the PubCo will enter into separate indemnification agreements with the PubCo’s directors and officers. These agreements, among other things, require that the PubCo will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the PubCo’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Proposed Certificate of Incorporation and the Proposed Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the PubCo will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

The Combined Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the PubCo’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. The Company believes these provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The PubCo Board will adopt a code of business conduct and ethics, or Code of Conduct, applicable to all of the Combined Company’s employees, executive officers and directors, as well as contractors, consultants and agents. The Code of Conduct will be available on the Combined Company’s website. Information contained on or accessible through the Combined Company’s website is not a part of this prospectus, and the inclusion of the Combined Company’s website address in this prospectus is an inactive textual reference only. The PubCo Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any waiver or modification of the Code of Conduct for the principal executive officer, principal financial officer, principal accounting officer, controller, or any other persons performing similar functions in the Combined Company will be disclosed to stockholders if and as required by applicable law or Nasdaq rules.

Non-Employee Director Compensation

The PubCo Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the PubCo is able to recruit and retain qualified directors. The PubCo expects that following the Business Combination, the compensation committee of the PubCo Board will establish an outside director compensation policy that will set forth the annual compensation to be paid to the members of the PubCo’s Board.

EXECUTIVE COMPENSATION

THAYER

The following disclosure concerns the compensation of Thayer’s officers prior to the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” or “our” in this section refer to Thayer.

None of our executive officers or directors have received any cash compensation for services rendered to us. Our Sponsor, executive officers and directors, or any of their respective affiliates will not be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations to the extent such expenses exceed the amount required to be retained in the Trust Account, unless the Business Combination is consummated. Our audit committee will review on a quarterly basis all payments that may be made to our Sponsor, executive officers or directors, or our or their affiliates, if any. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of any such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, if any, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination. There have not been any material out-of-pocket expenses subject to reimbursement incurred or accrued as of the date of this prospectus, and we do not anticipate any such expenses to be incurred or accrued prior to Closing.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees have been fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

INSPIRATO

This section provides an overview of Inspirato’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2021, Inspirato’s named executive officers were:

•	Brent Handler, Inspirato’s Chief Executive Officer;

•	David Kallery, Inspirato’s President; and

•	Web Neighbor, Inspirato’s Chief Financial Officer

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to Inspirato’s named executive officers for services rendered to Inspirato in all capacities for 2020 and 2021.

Name and Principal Position	Year	Salary		Bonus	Profits Interests(1)	All Other Compensation		Total
Brent Handler	2021	$460,000		$500,000	—	$31,040	(2)	$991,040
Chief Executive Officer	2020	$438,000		—	$450,426	$32,250	(3)	$920,676
David Kallery	2021	$440,000		$500,000	—	$37,500	(4)	$977,500
President	2020	$419,000		$500,000	$2,522,049	$13,406	(5)	$3,454,455
Web Neighbor	2021	$400,000		$200,000	—	$18,320	(6)	$618,320
Chief Financial Officer	2020	$35,064	(7)	$66,667	$961,581	$1,500	(8)	$1,064,812

(1)

The amounts in the “Profits Interests” column reflect the aggregate grant date fair value of profits interests granted during 2020 or 2021 computed in accordance with FASB ASC Topic 718, rather than the amounts paid or realized by the named individual.

(2)

The amount includes $1,500 for matching contributions under our 401(k) plan and $29,540 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(3)

The amount includes $1,500 for matching contributions under our 401(k) plan and $30,750 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(4)

The amount includes $1,500 for matching contributions under our 401(k) plan, and $36,000 for personal use of travel benefits with Inspirato, estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits), and the personal use of a club membership that is primarily maintained for business purposes.

(5)

The amount includes $1,500 for matching contributions under our 401(k) plan, personal use of travel benefits with Inspirato, estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits), and the personal use of a club membership that is primarily maintained for business purposes.

(6)

The amount includes $1,500 for matching contributions under our 401(k) plan and $16,820 for personal use of travel benefits with Inspirato and estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits).

(7)	The amount represents the amounts actually paid to Mr. Neighbor for the period from the commencement of his employment on November 30, 2020 through December 31, 2020.
(8)	The amount includes $1,500 for matching contributions under our 401(k) plan.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth information regarding outstanding profits interests held by Inspirato’s named executive officers as of December 31, 2021. For additional information, please see below under the section titled “Executive Compensation — Employee Benefit and Stock Plans — Profits Interest Agreements”.

Name	Grant Date	Number of Unvested Profits Interests (#)		Threshold Price Per Profits Interest ($)
Brent Handler	8/11/2020	15,527	(1)	$25.88
David Kallery	8/11/2020	10,846	(2)	$25.88
	8/11/2020	1,706	(3)	$25.88
Web Neighbor	12/01/2020	54,415	(4)	$25.88

(1)

One forty-eighth (1/48th) of the original profits interest subject to the grant are scheduled to be released from the applicable forfeiture provision therein on each monthly anniversary of January 29, 2020, subject to Mr. Handler’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest immediately prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement).

(2)

One forty-eighth (1/48th) of the original profits interest subject to the grant are scheduled to be released from the applicable forfeiture provision on each monthly anniversary of September 6, 2018, subject to Mr. Kallery’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests issued pursuant to the Kallery Interest will vest prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement).

(3)

One forty-eighth (1/48th) of the original profits interests subject to the grant are scheduled to be released from the applicable forfeiture provision on each monthly anniversary of August 11, 2021, subject to Mr. Kallery’s continuous service to Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest prior to a “deemed liquidation event” (as defined in Inspirato’s operating agreement). This profits interest was amended on August 6, 2021 to provide that an aggregate of 105,665 profits interests had been released from forfeiture as of that date with the remaining profits interests vesting in equal installments over the next 4 quarters.

(4)

The profits interests are scheduled to be released from the applicable forfeiture provision in two equal tranches, referred to respectively as the “Initial Neighbor Interest” and the “Delayed Neighbor Interest.” Twenty-five percent (25%) of the profits interests comprising the Initial Neighbor Interest are scheduled to be released from the forfeiture provision therein on the first anniversary of November 30, 2020, and 1/48th of such profits interests are scheduled to vest each month thereafter, subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. One forty-eighth (1/48th) of the profits interests subject to the Delayed Neighbor Interest are scheduled to be released from the forfeiture provision therein each month following the first anniversary of November 30, 2020 subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a “deemed liquidation event” (as defined in Inspirato’s operating agreement) prior to November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest will immediately vest and all outstanding profits interests subject to the Delayed Neighbor Interest will continue to vest, as described above. Upon the occurrence of a deemed liquidation event which occurs after November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest and the Delayed Neighbor Interest will immediately vest.

Named Executive Officer Employment Arrangements

In connection with the Business Combination, Inspirato has entered into employment agreements setting forth the terms and conditions of employment for each of Inspirato’s named executive officers, as described below. These agreements provide for at-will employment. In addition, each of Inspirato’s named executive officers has executed Inspirato’s standard form of proprietary rights and invention assignment agreement.

Brent Handler

In September 2021, Inspirato entered into an employment agreement with Brent Handler, its chief executive officer. Mr. Handler’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provides for an initial grant of restricted stock units following the Closing with a number of shares determined to have a value of $12,500,000 based on the price per share of Combined Company Class A Common Stock as of the Closing, vesting in sixteen equal quarterly installments. Effective on the Closing, Mr. Handler’s base annual salary is $515,000 and his annual target bonus is 75% of his base annual salary.

David Kallery

In September 2021, Inspirato entered into an employment agreement with David Kallery, its President, that will be effective as of the Closing. Mr. Kallery’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms no less favorable than those provided to similarly situated executives. Additionally, Mr. Kallery’s employment agreement provides for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, that Mr. Kallery will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kallery will be established at the time of grant by the Combined Company’s compensation committee, and, unless determined otherwise at the time of grant by the Combined Company’s compensation committee, the service-based portion of any annual equity award granted to Mr. Kallery will vest in sixteen equal quarterly installments. Effective on the Closing, Mr. Kallery’s base annual salary is $475,000 and his annual target bonus is 50% of his base annual salary.

Web Neighbor

In September 2021, Inspirato entered into an employment agreement with Web Neighbor, its Chief Financial Officer, that will be effective as of the Closing. Mr. Neighbor’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms no less favorable than those provided to similarly situated executives. Additionally, Mr. Neighbor’s employment agreement provides for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, that Mr. Neighbor will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Neighbor will be established at the time of grant by the Combined Company’s compensation committee, and, unless determined otherwise at the time of grant by the Combined Company’s compensation committee, the service-based portion of any annual equity award granted to Mr. Neighbor will vest in sixteen equal quarterly installments. Effective on the Closing, Mr. Neighbor’s base annual salary is $450,000 and his annual target bonus is 50% of his base annual salary.

Potential Payments upon Termination or Change in Control

Brent Handler

Under the terms of his employment agreement, if Mr. Handler’s employment is terminated by Inspirato without cause or by Mr. Handler for good reason (as such terms are defined in Mr. Handler’s employment agreement), then Mr. Handler will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:

•	a lump-sum payment, less applicable withholdings, equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination; and

•

a lump sum payment, less applicable withholdings, equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, prorated based on the number of complete months of service provided to the Combined Company in the year of termination; and

•

a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Handler and his eligible dependents, if any, for 24 months; and

•

100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards and extension of the post-termination exercise period for any stock options will be extended for 2 years after the termination of employment; and

•	continuation of his entitlement to Inspirato travel benefits.

David Kallery

Under the terms of his employment agreement, if Mr. Kallery’s employment is terminated by Inspirato without cause or by Mr. Kallery for good reason (as such terms are defined in Mr. Kallery’s employment agreement), then Mr. Kallery will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:

•

an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings; and

•

an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings; and

•

subject to Mr. Kallery’s copayment of premium amounts at the applicable active employees’ rate and Mr. Kallery’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Kallery a monthly payment, for up to 24 months, equal to the monthly employer contribution that Inspirato would have made to provide health insurance to Mr. Kallery if Mr. Kallery had remained employed by Inspirato during such period; and

•

the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Kallery’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Kallery’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Web Neighbor

Under the terms of his employment agreement, if Mr. Neighbor’s employment is terminated by Inspirato without cause or by Mr. Neighbor for good reason (as such terms are defined in Mr. Neighbor’s employment agreement), then Mr. Neighbor will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:

•

an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings; and

•

an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings; and

•

subject to Mr. Neighbor’s copayment of premium amounts at the applicable active employees’ rate and Mr. Neighbor’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Neighbor a monthly payment, for up to 24 months, equal to the monthly employer contribution that Inspirato would have made to provide health insurance to Mr. Neighbor if Mr. Neighbor had remained employed by Inspirato during such period; and

•

the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Neighbor’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Neighbor’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Employee Benefit and Stock Plans

Employee Incentive Compensation Plan

In August 2021, Inspirato’s board of managers approved its Employee Plan, or Master Bonus Plan, which will become effective with respect to incentive compensation paid for 2021. Each of Inspirato’s named executive officers will participate in the Master Bonus Plan. After Closing, the PubCo Board is expected to approve and ratify the Master Bonus Plan.

Unless and until Inspirato’s board of managers determines otherwise, Inspirato’s compensation committee will administer the Master Bonus Plan. The Master Bonus Plan allows the administrator to provide awards to employees selected for participation, who may include Inspirato’s named executive officers, which awards may be based upon performance goals established by the administrator. The administrator, in its sole discretion, may establish a target award for each participant under the Master Bonus Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period, a fixed dollar amount, or such other amount or based on such other formula as the administrator determines to be appropriate.

Under the Master Bonus Plan, the administrator determines the performance goals, if any, applicable to any target award (or portion thereof) for a performance period, which may include, without limitation, goals related to: attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. As determined by the administrator, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the administrator for onetime items or unbudgeted or unexpected items and/or payments of awards under the Master Bonus Plan when determining whether the performance goals have been met. The performance goals may be based on any factors the administrator determines relevant, including without limitation on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines, including without limitation: (a) in absolute terms, (b) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (c) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (d) on a per-share basis, (e) against our performance as a whole or a segment and/or (f) on a pre-tax or after-tax basis. The performance goals may differ from participant to participant and from award to award. Failure to meet the applicable performance goals will result in a failure to earn the target award, subject to the administrator’s discretion to modify an award. The administrator also may determine that a target award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) as determined by the administrator.

The administrator may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the administrator’s discretion. The administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards under the Master Bonus Plan generally will be paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by the administrator, provided that the administrator reserves the right, in its sole discretion, to settle an actual award with a grant of an equity award with such terms and conditions, including vesting requirements, as determined by the administrator in its sole discretion. Unless otherwise determined by administrator, to earn an actual award, a participant must be employed by Inspirato (or an affiliate of Inspirato, as applicable) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after the end of the applicable performance period, but in no case after the later of (i) the 15th day of the third month of the fiscal year immediately following the fiscal year in which the bonuses vest and (ii) March 15 of the calendar year immediately following the calendar year in which the bonuses are no longer subject to substantial risk of forfeiture.

Awards under the Master Bonus Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy that Inspirato adopts pursuant to the listing standards of any national securities exchange or association on which Inspirato’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Master Bonus Plan as the administrator determines necessary or appropriate, including without limitation a reacquisition right in respect of previously acquired cash, stock, or other property provided with respect to an award.

The administrator will have the authority to amend or terminate the Master Bonus Plan. However, such action may not materially alter or materially impair the existing rights of any participant with respect to any earned bonus without the participant’s consent. The Master Bonus Plan will remain in effect until terminated in accordance with the terms of the Master Bonus Plan.

2021 Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan.

Purposes of the 2021 Plan

The purposes of the 2021 Plan are to attract and retain personnel for positions with the Combined Company, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with Combined Company (such entities are referred to herein as the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of the Combined Company’s business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2021 Plan may determine.

Eligibility

The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to the Combined Company’s employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of the Combined Company and the company group. Following the Closing, we expect the Combined Company to have, collectively, 5 non-employee directors and approximately 708 employees (including employee directors).

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum number of shares of the Combined Company’s Class A Common Stock that may be issued pursuant to awards under the 2021 Plan is (i) 15,900,000 shares of the Combined Company’s Class A Common Stock, plus (ii) any shares of subject to stock options other awards that were assumed in the Business Combination and expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Combined Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Combined Company due to failure to vest, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (ii) equal to 7,453,734 shares of the Combined Company’s Class A Common Stock. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of the Combined Company’s Class A Common Stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:

•	19,900,000 shares of the Combined Company’s Class A Common Stock;

•	5% of the total number of shares of all classes of the Combined Company’s common stock as of the last day of our immediately preceding fiscal year; and

•	such lesser amount determined by the administrator.

The 2021 Plan provides that the evergreen provision will operate only until the tenth (10th) anniversary of the earlier of the Combined Company’s Board or stockholder approval of the 2021 Plan.

Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.

If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Combined Company, other change in the corporate structure of the Combined Company affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares occurs (including a change in control of the Combined Company), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2021 Plan.

Plan Administration

The Combined Company’s Board or a committee appointed by the Combined Company’s Board will administer the 2021 Plan and are referred to as the administrator. Different administrators may administer the 2021 Plan with respect to different groups of service providers. The Combined Company’s Board may retain the authority to concurrently administer the 2021 Plan and revoke the delegation of some or all authority previously delegated.

Subject to the terms of the 2021 Plan and applicable laws, the administrator generally will have the power, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Plan. The administrator will have the power to administer the 2021 Plan, including but not limited to the power to construe and interpret the 2021 Plan and awards granted under the 2021 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of the Combined Company’s Class A Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2021 Plan. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to the Combined Company or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.

Stock Options

Options may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of the Combined Company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least

110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Combined Company’s Class A Common Stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to U.S. taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Plan.

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.

Performance Awards

Performance awards may be granted under the 2021 Plan. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before to the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.

Non-Employee Directors

The 2021 Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the 2021 Plan) with an aggregate value of more than $750,000, increased to $1,500,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the 2021 Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

Dissolution or Liquidation

If there is a proposed liquidation or dissolution of the Combined Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control

The 2021 Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Plan) of the Combined Company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Plan.

If the successor corporation does not continue an award (or some portion of such award), the participant will fully vest in (and have the right to exercise) 100% of then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and restricted stock units will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an award accelerate as to more than 100% of the award. If options or stock appreciation rights are not continued when a change in control or a merger of the Combined Company with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).

With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.

Forfeiture and Clawback

All awards granted under the 2021 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination

The 2021 Plan will become effective upon the Closing and will continue in effect until terminated by the administrator, but (i) no incentive stock options may be granted after ten (10) years from the earlier of the Thayer Board or stockholder approval of the 2021 Plan and (ii) the 2021 Plan’s automatic share reserve increase (as described below) will operate only until the tenth (10th) anniversary of the earlier of the Combined Company’s Board or stockholder approval of the 2021 Plan. In addition, the Combined Company’s Board will have the authority to amend, suspend, or terminate the 2021 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.

2021 Employee Stock Purchase Plan

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP.

Purpose

The purpose of the ESPP is to provide eligible employees of the Combined Company with an opportunity to purchase shares of the Combined Company’s Class A Common Stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator (as discussed below) to grant purchase rights that qualify for preferential tax treatment under Code Section 423. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives. The Combined Company intends to issue purchase rights that do not qualify under Code Section 423 unless and until it may issue purchase rights that are eligible to satisfy the requirements of Code Section 423.

Shares Available for Issuance

Subject to adjustment upon certain changes in the Combined Company’s capitalization as described in the ESPP, the maximum number of shares of the Combined Company’s Class A Common Stock that will be available for issuance under the ESPP will be 3,200,000 shares. The shares may be authorized, but unissued, or reacquired the Combined Company’s Class A Common Stock. The number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year equal to the least of:

•	4,000,000 shares of the Combined Company’s Class A Common Stock;

•	1% of the total number of shares of all classes of the Combined Company’s Common Stock as of the last day of our immediately preceding fiscal year; and

•	such lesser amount determined by the administrator.

We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of the Combined Company’s Class A Common Stock.

Administration

The ESPP will be administered by the Combined Company’s Board or a committee appointed by the Combined Company’s Board that is constituted to comply with applicable laws. We expect the Combined Company’s compensation committee to be the administrator of the ESPP. Subject to the terms of the ESPP, the administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 Component and the Non-Section 423 Component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The administrator also is authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the U.S. Every finding, decision and determination made by the administrator will, to the full extent permitted by law, be final and binding upon all parties.

Eligibility

Generally, all of our employees will be eligible to participate if they are customarily employed by the Combined Company’s, or any participating subsidiary or affiliate of the Combined Company’s, for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, may, prior to an enrollment date, for all options to be granted on such enrollment date in an offering, determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the U.S Securities Exchange Act of 1934, as amended, is or is not eligible to participate in such offering period.

However, an employee may not be granted rights to purchase shares under the ESPP if such employee:

•

immediately after the grant would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Combined Company or of any parent or subsidiary of the Combined Company; or

•

holds rights to purchase shares under all employee stock purchase plans of the Combined Company or any parent or subsidiary of the Combined Company that accrue at a rate that exceeds $25,000 worth of shares for each calendar year in which such rights are outstanding at any time.

Following the Closing, we expect the Combined Company to have, collectively, 5 non-employee directors and approximately 708 employees (including employee directors).

Offering Periods

The ESPP will include a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows the Combined Company to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in the ESPP. Offering periods will begin and end on such dates as may be determined by the administrator in its discretion, in each case on a uniform and nondiscriminatory basis, and may contain one or more purchase periods. The administrator may change the duration of offering periods (including commencement dates) with respect to future offerings so long as such change is announced prior to the scheduled beginning of the first offering period affected. No offering period may last more than twenty-seven (27) months.

Contributions

The ESPP will permit participants to purchase shares of the Combined Company Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for commissions, incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. Unless otherwise determined by the administrator, a participant may not change the rate of his or her contributions during an offering period.

Exercise of Purchase Right

Amounts contributed and accumulated by the participant will be used to purchase shares of the Combined Company’s Class A Common Stock at the end of each purchase period. A participant may purchase a maximum number of shares of during a purchase period as determined by the administrator in its discretion and on a uniform and nondiscriminatory basis. The purchase price of the shares will be 85% of the lower of the fair market value of the Combined Company’s Class A Common Stock on the first trading day of the offering period or on the exercise date, which is generally the last trading day of a purchase period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.

Termination of Participation

Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or the Combined Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.

Non-Transferability

Neither contributions credited to a participant’s account nor rights to purchase shares of the Combined Company’s Class A Common Stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.

Certain Transactions

If any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or the Combined Company’s other securities, or other change in the Combined Company’s corporate structure affecting the Combined Company’s Class A Common Stock, or any other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares of the Combined Company’s Class A Common Stock occurs (including a change in control), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the ESPP, will adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share, the class and the number of shares covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.

In the event of the Combined Company’s proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before completion of the proposed dissolution or liquidation following the purchase of shares under the shortened offering periods, unless provided otherwise by the administrator. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.

In the event of our merger or “change in control” (as defined in the ESPP), each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.

Amendment; Termination

The administrator will have the authority to amend, suspend or terminate the ESPP. The ESPP automatically will terminate in 2041, unless it is terminated sooner. If the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the administrator in its discretion may terminate all outstanding offering periods either immediately or after completion of the purchase of shares under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.

2012 Unit Option Plan

The Inspirato 2012 Unit Option Plan, as amended, or 2012 Plan, was originally adopted by the Inspirato board of managers and approved by the Inspirato Members in January 2012. The 2012 Plan was most recently amended in August 2019 and approved by the Inspirato Members in August 2019.

The 2012 Plan allows Inspirato to provide unit options (each, an “option” and the recipient of such option, an “optionee”) to eligible employees, managers, and consultants of Inspirato and any subsidiary of Inspirato. It is expected that as of one business day prior to the Closing, the 2012 Plan will be terminated and Inspirato will not grant any additional options under the 2012 Plan thereafter. However, the 2012 Plan will continue to govern the terms and conditions of the outstanding options previously granted under the 2012 Plan.

As of January 15, 2021, the following options were outstanding under the 2012 Plan: unit options to acquire 207,877 Inspirato common units, or units.

Plan Administration

The 2012 Plan is administered by the Inspirato board of managers or one or more committees appointed by the Inspirato board of managers. The administrator has all authority and discretion necessary or appropriate to administer the 2012 Plan and to control its operation, including the authority to construe and interpret the terms of the 2012 Plan and the options granted under the 2012 Plan. The administrator’s decisions are final and binding on all optionees.

The administrator’s powers include the power to institute an exchange program under which (i) outstanding options are surrendered or cancelled in exchange for options of the same type (which may have higher or lower exercise prices and different terms), options of a different type or cash, (ii) optionees would have the opportunity to transfer any outstanding options to a financial institution or other person or entity selected by the administrator or (iii) the exercise price of an outstanding option is increased or reduced. The administrator’s powers also include the power to prescribe, amend and rescind rules and regulations relating to the 2012 Plan, to modify or amend each option and to make all other determinations deemed necessary or advisable for administering the 2012 Plan.

Eligibility

Employees, managers and consultants of Inspirato and Inspirato’s subsidiary companies are eligible to receive options.

Unit Options

Options have been granted under the 2012 Plan. Subject to the provisions of the 2012 Plan, the administrator determines the term of an option, the number of units subject to an option and the time period in which an option may be exercised.

The term of an option is stated in the applicable option agreement, but the term of an option may not exceed ten years from the grant date. The administrator determines the exercise price of options, which may not be less than 100% of the fair market value of Inspirato units.

The administrator determines how an optionee may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable option agreement. If an optionee’s status as a “service provider” (as defined in the 2012 Plan) terminates, that optionee may exercise the vested portion of his or her option through the termination date or for such other period of time stated in the applicable option agreement. Vested options generally will remain exercisable for six (6) months or such longer period of time as set forth in the applicable option agreement if an optionee’s status as a service provider terminates by reason of the optionee’s death or disability. In no event will an option remain exercisable beyond its original term. If an optionee does not exercise his or her option within the time specified in the option agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.

If an optionee’s status as a service provider is terminated for any reason, Inspirato has the right, but not the obligation to repurchase any units acquired pursuant to the exercise of the option for a per unit price equal to the purchase price paid by the optionee, or the repurchase right. Inspirato may exercise its repurchase right for ninety (90) days from the longer of the date of termination or the end of the applicable post-termination exercise period.

Non-transferability of Options

Unless determined otherwise by the administrator, options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution. In addition, during an applicable optionee’s lifetime, only that optionee may exercise their option. If the administrator makes an option transferable, such option may only be transferred (i) by will, (ii) by the laws of descent and distribution of cash, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act.

Trigger Event

Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a “trigger event” (as defined in the 2012 Plan), all options granted under the 2012 Plan will be exchanged for or converted into, in such transaction, options to acquire shares of the resulting corporation’s common stock with terms substantially equivalent to the terms of the options, as the case may be, they are intended to replace. At the effective time of the Company Merger, outstanding unit options will be converted into Assumed Inspirato Options.

Certain Adjustments

Subject to any required action by the Inspirato Members, in the event of any split, reverse split, dividend recapitalization, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of units or other Inspirato securities, other distribution of units or other securities of Inspirato without the receipt of consideration by Inspirato, or other change in Inspirato corporate structure affecting the units, the administrator will make proportionate adjustments to the number and type of units that may be delivered under the 2012 Plan or the number, type and price of units covered by each outstanding option. The administrator’s determination regarding such adjustments will be final, binding and conclusive.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action.

Deemed Liquidation Event

In the event of a “deemed liquidation event” (as defined in the 2012 Plan) each outstanding option will be treated as the administrator determines, including, without limitation, that (i) options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a optionee, that the optionee’s options will terminate upon or immediately prior to the consummation of such deemed liquidation event; (iii) outstanding options will vest and become exercisable, in whole or in part prior to or upon consummation of such deemed liquidation event, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such transaction; (iv) (A) the termination of an option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such option as of the date of the occurrence of the transaction, or (B) the replacement of such option with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all options or all options held by an optionee, similarly.

Amendment and Termination

The Inspirato board of managers may, at any time, terminate or amend the 2012 Plan in any respect, including, without limitation, amendment of any form of option agreement or instrument to be executed pursuant to the 2012 Plan. To the extent necessary and desirable to comply with applicable laws, Inspirato will obtain Member approval of any amendment to the 2012 Plan. No amendment or alteration of the 2012 Plan will impair the rights of an optionee, unless mutually agreed otherwise between the optionee and the administrator in writing. As noted above, it is expected that as of one business day prior to the Closing, the 2012 Plan will be terminated and Inspirato will not grant any additional options under our 2012 Plan thereafter.

Profits Interest Agreements

As described below, during 2020 certain profits interests were granted pursuant to profits interest agreements between the recipient and Inspirato and the terms and conditions of the Amended and Restated Limited Liability Company Agreement of Inspirato dated February 9, 2020, as amended from time to time (the “Operating Agreement”). A profits interest is a type of unit in Inspirato LLC and, accordingly, in connection with the Business Combination the profits interest were treated like other units in Inspirato LLC with respect to the consideration received as part of the Business Combination.

Brent Handler

Brent Handler was issued an award of 29,811 profits interests in August 2020, pursuant to a profits interest agreement between Mr. Handler and Inspirato and the terms and conditions of the Operating Agreement. The profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $771,509 in the aggregate. Pursuant to the profits interest agreement, 1/48th of the profits interests are scheduled to be released from the forfeiture provision therein on each monthly anniversary of January 29, 2019, subject to Mr. Handler’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests will vest immediately prior to a “deemed liquidation event” (as defined in the Operating Agreement). In the event of Mr. Handler’s termination of service, any unvested profits interests will be forfeited to Inspirato.

David Kallery

David Kallery was issued an award of 57,843 profits interests, or the “Initial Kallery Interest,” and an award of 109,076 profits interests, or the “Additional Kallery Interest”. Each award of profits interests was issued to Mr. Kallery in August 2020 pursuant to profits interest agreements between Mr. Kallery and Inspirato and the terms and conditions of the Operating Agreement. Each profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $1,496,977 in the aggregate with respect to the Initial Kallery Interest, and approximately $2,822,887 with respect to the Additional Kallery Interest. The Additional Kallery Interest was amended on August 6, 2021 to provide that an aggregate of 105,665 profits interests had been released from forfeiture as of that date with the remaining profits interests vesting in equal installments over the next 4 quarters, subject to Mr. Kallery’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, all outstanding profits interests issued pursuant to the Kallery Interest will vest prior to a “deemed liquidation event” (as defined in the Operating Agreement). In the event of Mr. Kallery’s termination of service, any unvested profits interests will be forfeited to Inspirato.

Web Neighbor

Web Neighbor was issued an award of 63,705 profits interests in December 2020, pursuant to a profits interest agreement between Mr. Neighbor and Inspirato and the terms and conditions of the Operating Agreement. The profits interest agreement provides for a profits interest threshold amount of $25.88 per common unit, or approximately $1,648,685 in the aggregate. Pursuant to the profits interest agreement, the profits interests are scheduled to be released from the forfeiture provision therein in two equal tranches, referred to respectively as the “Initial Neighbor Interest” and the “Delayed Neighbor Interest.” 25% of the profits interests comprising the Initial Neighbor Interest are scheduled to be released from the forfeiture provision therein on the first anniversary of November 30, 2020, and 1/48th of such profits interests are scheduled to vest each month thereafter, subject to Mr. Neighbor’s continuous service to the Company through each applicable vesting date. 1/48th of the profits interests subject to the Delayed Neighbor Interest are scheduled to be released from the forfeiture provision therein each month following the first anniversary of November 30, 2020 subject to Mr. Neighbor’s continuous service to the Company through each applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a “deemed liquidation event” (as defined in the Operating Agreement) prior to November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest will immediately vest and all outstanding profits interests subject to the Delayed Neighbor Interest will continue to vest, as described above. Upon the occurrence of a deemed liquidation event which occurs after November 30, 2021, all outstanding profits interests subject to the Initial Neighbor Interest and the Delayed Neighbor Interest will immediately vest. In the event of Mr. Neighbor’s termination of service, any unvested profits interests will be forfeited to Inspirato.

Director Compensation

Historically, Inspirato has neither had a formal compensation policy for its non-employee directors, nor has it had a formal policy of reimbursing expenses incurred by its non-employee directors in connection with their board service. In connection with the consummation of the Business Combination, Inspirato plans to put a director compensation policy in place.

The following table presents the total compensation each of our non-employee directors received during 2020 and 2021.

Name	Year	Options(1)	All Other Compensation	Total
Scot Sellers	2021	—	$15,000	$15,000	(2)
	2020	—	$15,000	$15,000	(2)

(1)

Mr. Sellers had 23,312 outstanding unit options granted in connection with his service on Inspirato’s board of managers. These unit options were all outstanding and fully vested as of December 31, 2021. $92,646 represents the incremental fair value associated with the repricing of Mr. Sellers’s options as part of a broad based repricing of Inspirato options.

(2)	The amount represents $15,000 in Inspirato travel credits credited to Mr. Sellers.

Inspirato did not provide its non-employee directors with any cash, equity or other compensation in 2020. Neither Brent Handler nor Brad Handler received any additional compensation for service as a director in 2020. The compensation of Brent Handler as a named executive officer is set forth above under “Executive Compensation — Summary Compensation Table.” The compensation of Brad Handler as an executive officer is set forth above under “Certain Relationships and Related Party Transactions — Employment Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding (i) the actual beneficial ownership of Thayer Capital Stock as of September 30, 2021 (the “Ownership Date”), which is prior to the consummation of the Business Combination (pre-Business Combination) and (ii) expected beneficial ownership of Combined Company Common Stock immediately following the Closing (post-Business Combination) based on Inspirato’s capitalization table as of January 15, 2022, assuming that no Public Shares are redeemed, and alternatively that the maximum possible number of Public Shares (12.5 million shares) are redeemed for an aggregate payment of approximately $127.5 million (based on the estimated per share redemption price of approximately $10.20 per share) from the Trust Account, by:

•	Each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of Thayer Capital Stock or of Combined Company Common Stock;

•	Each of Thayer’s current executive officers and directors;

•	Each person who will become an executive officer or director of the Combined Company post-Business Combination; and

•	All executive officers and directors of Thayer as a group pre-Business Combination and all executive officers and directors of the Combined Company post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.

The beneficial ownership of shares of Thayer Capital Stock pre-Business Combination is based on 21,562,500 shares of Thayer Capital Stock (consisting of 17,250,000 shares of Thayer Class A Common Stock, and 4,312,500 shares of Thayer Class B Common Stock on an as-converted basis) issued and outstanding as of the Ownership Date.

The expected beneficial ownership of shares of the Combined Company Common Stock post-Business Combination assumes:

•	The Sponsor will forfeit 1,500,000 shares of Thayer Class B Common Stock;

•	8,850,384 shares of Thayer Class A Common Stock will be issued to the PIPE Subscribers;

•

34,818,663 shares of Combined Company Class A Common Stock and 69,256,732 shares of Combined Company Class V Common Stock are issued to Inspirato’s unitholders, not including any Combined Company Common Stock that may be issuable pursuant to the exercise of Assumed Inspirato Options; and

•	No exercise of the 8,625,000 Public Warrants or the 7,175,000 Private Warrants that will remain outstanding post-Business Combination.

The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination Assuming No Redemption in the table below has been determined based upon the following assumptions: (i) no Public Stockholders exercise their redemption rights and (ii) that there will be 63,731,547 shares of Combined Company Class A Common Stock and 69,256,732 shares of Combined Company Class V Common Stock issued and outstanding immediately following the consummation of the Business Combination. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership by a person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Ownership Date to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination Assuming Maximum Redemption in the table below has been determined based upon the following assumptions: (i) that 12.5 million Public Shares, the maximum possible number of redemptions which would permit the satisfaction of the $140 million minimum closing cash condition under the Business Combination Agreement to be satisfied without the need for additional investments, are redeemed for an aggregate payment of approximately $127.5 million (based on the estimated per share redemption price of approximately $10.20 per share based on the fair value of marketable securities held in the Trust Account as of September 30, 2021 of approximately $176 million) from the Trust Account and (ii) that there will be 51,231,547 shares of Combined Company Class A Common Stock and 69,256,732 shares of Combined Company Class V Common Stock issued and outstanding immediately following the consummation of the Business Combination.

			After the Business Combination
	Before the Business Combination		Assuming No Redemption						Assuming Maximum Redemption
	Total Shares		Class A		Class V		Total Shares		Class A		Class V		Total Shares
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Name and Address of Beneficial Owner(1)
5% or More Holders:
Thayer Ventures Acquisition Holdings LLC(2)	4,187,500	19.4%	2,687,500	4.2%	—	—	2,687,500	2.0%	2,687,500	5.2%	—	—	2,687,500	2.2%
Glazer Capital, LLC(3)	1,775,000	8.2%	1,775,000	2.8%	—	—	1,775,000	1.3%	1,775,000	3.5%	—	—	1,775,000	1.5%
Polar Asset Management Partners Inc.(4)	1,500,000	7.0%	1,900,000	3.0%	—	—	1,900,000	1.4%	1,900,000	3.7%	—	—	1,900,000	1.6%
CVI Investments, Inc.(5)	1,498,500	6.9%	1,498,500	2.4%	—	—	1,498,500	1.1%	1,498,500	2.9%	—	—	1,498,500	1.2%
Revolution Portico Holdings LLC(6)	—	—	500,000	*	18,754,027	27.1%	19,254,027	14.5%	500,000	*	18,754,027	27.1%	19,254,027	16.0%
KPCB Holdings, Inc., as nominee(7)	—	—	11,806,841	18.5%	—	—	11,806,841	8.9%	11,806,841	23.0%	—	—	11,806,841	9.8%
Inspirato Group, Inc. (IVP)(8)	—	—	10,641,560	16.7%	—	—	10,641,560	8.0%	10,641,560	20.8%	—	—	10,641,560	8.8%
W Capital Partners III IBC, Inc.(9)	—	—	7,632,768	12.0%	—	—	7,632,768	5.7%	7,632,768	14.9%	—	—	7,632,768	6.3%
Directors and Executive Officers of PubCo
Mark E. Farrell(10)(11)	4,187,500	19.4%	2,687,500	4.2%	—	—	2,687,500	2.0%	2,687,500	5.2%	—	—	2,687,500	2.2%
Christopher Hemmeter(10)(11)	4,187,500	19.4%	2,687,500	4.2%	—	—	2,687,500	2.0%	2,687,500	5.2%	—	—	2,687,500	2.2%
H. Charles Floyd(11)	25,000	*	25,000	*	—	—	25,000	*	25,000	*	—	—	25,000	*
R. David Edelman(11)	25,000	*	25,000	*	—	—	25,000	*	25,000	*	—	—	25,000	*
Lawrence M. Kutscher(11)	25,000	*	25,000	*	—	—	25,000	*	25,000	*	—	—	25,000	*
Ren Riley(11)	25,000	*	25,000	*	—	—	25,000	*	25,000	*	—	—	25,000	*
Caroline Shin(11)	25,000	*	25,000	*	—	—	25,000	*	25,000	*	—	—	25,000	*
All executive officers and directors as a group (7 persons)	4,312,500	20.0%	2,812,500	4.4%	—	—	2,812,500	2.1%	2,812,500	5.5%	—	—	2,812,500	2.3%
Directors and Executive Officers of PubCo
Brent Handler(12)	—	—	1,000,000	1.6%	27,560,124	39.8%	28,560,124	21.5%	1,000,000	2.0%	27,560,124	39.8%	28,560,124	23.7%
Brad Handler(13)	—	—	395,000	*	839,276	1.2%	1,234,276	*	395,000	*	839,276	1.2%	1,234,276	1.0%
David Kallery	—	—	25,000	*	5,733,775	8.3%	5,758,775	4.3%	25,000	*	5,733,775	8.3%	5,758,775	4.8%
Web Neighbor	—	—	—	—	2,188,307	3.2%	2,188,307	1.6%	—	—	2,188,307	3.2%	2,188,307	1.8%
Michael Armstrong	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Christopher Hemmeter(10)(11)	4,187,500	19.4%	—	—	—	—	—	—	—	—	—	—	—	—
Scot Sellers(14)	—	—	945,869	1.5%	1,546,436	2.2%	2,492,305	1.9%	945,869	1.8%	1,546,436	2.2%	2,492,305	2.1%
Ann Payne	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Eric Grosse	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All executive officers and directors as a group (9 persons)	4,187,500	19.4%	2,365,869	3.7%	37,595,022	54.3%	39,960,891	30.2%	2,365,869	4.6%	37,595,022	54.3%	39,960,891	33.2%

*	Represents beneficial ownership or voting power of less than one percent.
(1)

Unless otherwise noted, the business address of each of those listed in the table above pre-Business Combination is 25852 McBean Parkway, Suite 508, Valencia, California 91355 and post-Business Combination is 1544 Wazee Street Denver, Colorado 80202.

(2)

Interests shown consist solely of Founder Shares, classified as shares of Thayer Class B Common Stock. Such shares will automatically convert into shares of Combined Company Class A Common Stock at the time of the Business Combination. Thayer Ventures Acquisition Holdings LLC is the record holder of such shares. Messrs. Farrell and Hemmeter are each a manager of Thayer Ventures Acquisition Holdings LLC, and as such, each has voting and investment control with respect to the Founder Shares held of record by Thayer Ventures Acquisition Holdings LLC and may be deemed to have beneficial ownership of the Founder Shares held directly by Thayer Ventures Acquisition Holdings LLC. Messrs. Farrell and Hemmeter each disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)

According to Schedule 13G filed on January 11, 2021. Represents shares held by certain funds and managed accounts for which Glazer Capital, LLC (“Glazer Capital”) serves as investment manager. As the Managing Member of Glazer Capital, Paul J. Glazer shares voting and dispositive power with respect to the shares held by Glazer Capital. The principal business address of Glazer Capital is 250 West 55th Street, Suite 30A, New York, New York 10019.

(4)

According to Schedule 13G filed on February 11, 2021. Represents shares held by Polar Multi-Strategy Master Fund (“PMSMF”) for which Polar Asset Management Partners Inc. (“PAMPI”) serves as investment advisor and has voting and dispositive control over the shares held by PMSMF. The ultimate natural person who has voting and dispositive control over the Thayer shares held by PMSMF is Paul Sabourin, Chief Investment Officer of PAMPI. The business address of PAMPI is 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

(5)

According to Schedule 13G filed on December 21, 2020. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has voting and dispositive control over the shares held by CVI and may be deemed the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have voting and dispositive control over the shares held by CVI Investments, Inc. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI and Mr. Kobinger is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(6)

Consists of (i) 17,637,315 shares of Combined Company Class V Common Stock held by Revolution Portico Holdings LLC and (ii) 500,000 shares of Combined Company Class A Common Stock and 1,116,712 shares of Combined Company Class V Common Stock held by Exclusive Resorts LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC and Exclusive Resorts LLC. Revolution is the sole manager of Exclusive Resorts LLC. Stephen M. Case may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(7)

Consists of 10,885,907 shares of Combined Company Class A Common Stock held by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and 920,934 shares of Combined Company Class A Common Stock held by KPCB XIV Founders Fund, LLC (“XIV FF”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. The managing member of KPCB XIV and KPCB XIV FF is KPCB XIV Associates, LLC (“KPCB XIV Associates”). L. John Doerr, Brook Byers, Theodore E. Schlein and William “Bing” Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares held by KPCB XIV and KPCB XIV FF. The managing members disclaim beneficial ownership of all shares held by KPCB Holdings, Inc. except to the extent of their pecuniary interest therein. The principal business address of Kleiner Perkins is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(8)

Consists of 10,641,560 shares of Combined Company Class A Common Stock held by Institutional Venture Partners XIII, L.P. (“IVP XIII”). IVP XIII is the sole stockholder of Inspirato Group, Inc. Institutional Venture Management XIII LLC (“IVM XIII”) is the general partner of IVP XIII. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, Jr. as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by Inspirato Group, Inc. Each of IVP XIII, IVM XIII and the managing directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(9)

W Capital Partners III, LP is the sole shareholder of W Capital Partners III IBC, Inc. Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(10)

Consists of shares of Combined Company Class A Common Stock held by the Sponsor identified in footnote (2) above. Messrs. Farrell and Hemmeter are each a manager of Thayer Ventures Acquisition Holdings LLC, and as such, each has voting and dispositive control with respect to the Founder Shares held of record by Thayer Ventures Acquisition Holdings LLC and may be deemed to have beneficial ownership of the Founder Shares held directly by Thayer Ventures Acquisition Holdings LLC. Messrs. Farrell and Hemmeter each disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(11)	Does not include any shares indirectly owned by this individual as a result of his/her ownership interest in Thayer Ventures Acquisition Holdings LLC.
(12)

Consists of (i) 1,024,026 shares of Combined Company Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 24,677,190 shares of Combined Company Class V Common Stock held by BRM Ventures, LLC, (iii) 1,000,000 shares of Combined Company Class A Common Stock and 642,165 shares of Combined Company Class V Common Stock held by the Brent L. Handler Revocable Trust, (iv) 943,847 shares of Combined Company Class V Common Stock held by the HFIN 2020 Trust, and (v) 272,896 shares of Combined Company Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the Manager of BRM Ventures, LLC, and has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Handler is a trustee of the Brent L. Handler Revocable Trust, and shares voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(13)

Consists of (i) 395,000 shares of Combined Company Class A Common Stock and 256,015 shares of Combined Company Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 310,365 shares of Combined Company Class V Common Stock held by the Handler Children’s Remainder Trust, and (iii) 272,896 shares of Combined Company Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the trustee of the Handler Children’s Remainder Trust and has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(14)

Includes (i) 84,431 shares of Combined Company Class A Common Stock held by Elk Sierra, LLC, (ii) 1,165,343 shares of Combined Company Class V Common Stock held by Elk Sierra, LLC, (iii) 381,093 shares of Combined Company Class V Common Stock held by Mr. Sellers in his individual capacity, and (iv) 861,438 shares of Combined Company Class A Common Stock subject to stock options exercisable within 60 days of November 23, 2021. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to (i) 16,025,384 shares of Combined Company Class A Common Stock (including (a) 7,175,000 shares that may be issued upon exercise of the Private Warrants and (b) 8,850,384 PIPE Shares which are to be issued in a private placement in connection with, and immediately prior to the consummation of the Business Combination) and (ii) up to 7,175,000 Private Warrants. In the event the conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and Thayer will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Combined Company Class A Common Stock and Private Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Company Class A Common Stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Combined Company Class A Common Stock and number of Private Warrants held by each Selling Securityholder immediately prior any sale of the shares of Company Class A Common Stock or Private Warrants in this offering, the number of shares of Combined Company Class A Common Stock and number of Private Warrants that may be sold by each Selling Securityholder under this prospectus the aggregate number of shares of Combined Company Class A Common Stock and Private Warrants and that each Selling Securityholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) none of the holders of public shares elect to redeem their shares in connection with the special meeting of the Thayer stockholders, (ii) the Business Combination is approved by the Thayer and Inspirato securityholders, (iii) the PIPE Investment closes immediately prior to the Closing, (iv) the Closing occurs and (v) the Selling Securityholders will not acquire beneficial ownership of any additional securities of Thayer prior to the offering on the Combined Company during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

SELLING SECURITYHOLDERS

	Class A Common Stock Beneficially Owned Prior to the Offering	Class A Common Stock Being Offered	Class A Common Stock Beneficially Owned After This Offering
Name of Selling Securityholder(1)			Number	Percent
Entities affiliated with Janus Henderson Investors(2)	2,850,000	2,850,000	0	—
Brent Handler Revocable Trust(3)	1,000,000	1,000,000	0	—
MBI Holdings, LP(4)	1,050,000	1,050,000	0	—
KPCB Holdings, Inc., as nominee(5)	11,806,841	611,250	11,195,591	17.6%
Institutional Venture Partners XIII, L.P.(6)	10,641,560	570,000	10,071,560	15.8%
Alps Investment Holdings LLC(7)	500,000	500,000	0	—
Polar Multi-Strategy Master Fund(8)	1,900,000	400,000	1,500,000	2.4%
W Capital Partners III, L.P.(9)	7,632,768	395,155	7,237,613	11.4%
Brad Handler(10)	395,000	395,000	0	—
Entities affiliated with Millennium Technology Value Partners(11)	1,972,570	308,400	1,664,170	2.6%
Avadis and Nancy Tevanian, Jr, Trust UAD May 29, 1996(12)	120,000	120,000	0	—
Elk Sierra LLC(13)	84,432	84,432	0	—
Cozad Investments, LP(14)	26,500	26,500	0	—
Thayer Ventures Acquisition Holdings LLC(15)	9,862,500	7,175,000	2,687,500	4.2%
Additional Selling Securityholders(16)	439,649	439,649	0	—

*	Represents beneficial ownership or voting power of less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 1544 Wazee Street, Denver, Colorado 80202.

(2)

Consists of (i) 2,679,033 shares of Combined Company Class A Common Stock held of record by Janus Henderson Venture Fund and (ii) 170,967 shares of Combined Company Class A Common Stock held of record by Janus Henderson Capital Funds Plc on behalf of Janus Henderson US Venture Fund. Such shares owned by the Funds may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Funds set forth above and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors (or similar entity) of each Fund. Under the terms of its management contract with each Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The portfolio managers for this fund are Jonathan Coleman and Scott Stutzman. The address for Janus is 151 Detroit Street, Denver, Colorado 80206.

(3)

The shares of Combined Company Class A Common Stock are held of record by the Brent Handler Revocable Trust for which Mr. Handler serves as a trustee. As such, Mr. Handler shares voting and dispositive power with respect to the shares held of record by this trust. See footnote 13 to the Security Ownership of Certain Beneficial Owners and Management table above for additional securities held of record by Mr. Handler.

(4)

Consists of (i) 1,000,000 shares of Class A common stock held of record by MBI Holdings, LP (“MBI”) and (ii) 50,000 shares of Class A common stock held of record by Veroher LP (“Veroher”). Jose Miguel Enrich as General Partner has voting and dispositive control over the shares held by MBI and Veroher. The principal business address for MBI and Veroher is 781 Crandon Blvd, 902, Key Biscayne, FL 33143.

(5)

Consists of (i) 10,885,907 shares of Combined Company Class A Common Stock held by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and (ii) 920,934 shares of Combined Company Class A Common Stock held by KPCB XIV Founders Fund, LLC (“XIV FF”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. The managing member of KPCB XIV and KPCB XIV FF is KPCB XIV Associates, LLC (“KPCB XIV Associates”). L. John Doerr, Brook Byers, Theodore E. Schlein and William “Bing” Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares held by KPCB XIV and KPCB XIV FF. The managing members disclaim beneficial ownership of all shares held by KPCB Holdings, Inc. except to the extent of their pecuniary interest therein. The principal business address of Kleiner Perkins is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(6)

The shares of Combined Company Class A Common Stock are held of record by Institutional Venture Partners XIII, L.P. Institutional Venture Management XIII, LLC (“IVM XIII”) is the general partner of Institutional Venture Partners XIII, L.P. (“IVP XIII”). Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, and Dennis B. Phelps as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by IVP XIII, L.P. Each of IVP XIII, IVM XIII and the managing directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The address for these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(7)

The shares of Combined Company Class A Common Stock are held by Alps Investment Holdings LLC (“Alps”). Revolution Management Company LLC is the sole manager of Alps. Stephen M. Case may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(8)

The shares of Combined Company Class A Common Stock are held of record by Polar Multi-Strategy Master Fund (“Polar Fund”) which is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.

(9)

The shares of Combined Company Class A Common Stock are held of record by W Capital Partners III IBC, Inc. W Capital Partners III, LP is the sole shareholder of W Capital Partners III IBC, Inc. Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Avenue, New York, New York 10022

(10)

The shares of Combined Company Class A Common Stock are held of record by Brad Handler. See footnote 12 to the Security Ownership of Certain Beneficial Owners and Management table above for additional securities held of record by Mr. Handler.

(11)

Consists of (i) 213,277 shares of Combined Company Class A Common Stock held of record by Millennium Technology Value Partners II, L.P. (“MTVP II LP”) and (ii) 95,123 shares held of record by Millennium Technology Value Partners II-A, L.P. (“MTVP II-A LP”). Samuel L. Schwerin, the Managing Member of Millennium TVP II (UGP) LLC, the General Partner of Millennium Technology Value Partners II (GP), L.P, the General Partner of MTVP II LP and MTVP II-A LP, may be deemed to beneficially own the shares of Combined Company Class A Common Stock held of record by MTVP II LP and MTVP II-A LP. The address for these entities is c/o Millennium Technology Value Partners, 60 East 42nd Street, New York, New York 10165.

(12)

The shares of Combined Company Class A Common Stock are held of record by Avadis and Nancy Tevanian, Jr. Trust UAD May 29, 1996 (the “Trust”). Avadis Tevanian and Nancy Tevanian share voting and dispositive power with respect to the shares of Combined Company Class A Common Stock held of record by the Trust.

(13)

The shares of Combined Company Class A Common Stock are held of record by Elk Sierra LLC (“Elk Sierra”). As the sole member and manager of Elk Sierra, Scot Sellers has sole voting and dispositive control with respect to the shares of Combined Company Class A Common Stock held of record by Elk Sierra. The business address of Elk Sierra is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

(14)

The shares of Combined Company Class A Common Stock are held of record by Cozad Investments, LP (“Cozad”). As the sole managing member of the general partner of Cozad, Jeffrey A. Cozad has sole voting and dispositive control with respect to the shares of Combined Company Class A Common Stock held of record by Cozad. The business address of Cozad is 4740 W. Mockingbird Lane, P.O. box #195579, Dallas, TX 75209.

(15)

The shares included under the column “Class A Common Stock Being Offered” include 7,175,000 shares of Combined Company Class A Common Stock underlying the Private Warrants held by Thayer Ventures Acquisition Holdings LLC, assuming all such Private Warrants are exercised for cash. The table above does not reflect the offer and sale of the Private Warrants, which are also registered for resale under the registration statement of which this prospectus forms a part.”

(16)

Represents shares of Combined Company Class A Common Stock held of record by 14 selling stockholders not listed above who in the aggregate own less than 1% of the outstanding Combined Company Class A Common Stock prior to this offering.

DESCRIPTION OF SECURITIES

The following description of PubCo’s capital stock reflects PubCo capital stock as it will exist as of the effective time of the Business Combination, assuming that the Proposed Certificate of Incorporation is approved by our stockholders. Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Proposed Certificate of Incorporation, the Bylaws, the Thayer Warrant Agreement, and the Registration Rights Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Authorized and Outstanding Stock

The Proposed Certificate of Incorporation authorizes the Combined Company to issue 1,500,000,000 shares of common stock, $0.0001 par value per share, divided into two classes: 1,000,000,000 shares of Class A Common Stock and 500,000,000 shares of Class V Common Stock, and 100,000,000 shares of undesignated preferred stock, $0.0001 par value. The outstanding shares of Thayer Capital Stock are, and the shares of Thayer Class A Common Stock issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the Record Date for the special meeting, there were 21,562,500 shares of Thayer Capital Stock held by stockholders of record, and no shares of preferred stock of Thayer outstanding.

Combined Company Class A Common Stock Following the Business Combination

Voting Power

Holders of Combined Company Class A Common Stock and Combined Company Class V Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law. The holders of Combined Company Class A Common Stock and Combined Company Class V Common Stock will at all times vote together as one class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Proposed Certificate of Incorporation (as it may be amended from time to time). Delaware law could require holders of shares of a class of capital stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend the Proposed Certificate of Incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend the Proposed Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Combined Company Class A Common Stock will be entitled to receive dividends out of funds legally available if the PubCo Board in its discretion, determines to issue dividends and then only at the times that the PubCo Board may determine. Any dividends paid to the holders of shares of Combined Company Class A Common Stock shall be paid on a pro rata basis. The holders of the Combined Company Class V Common Stock shall not be entitled to receive any dividends out of any assets of the Combined Company.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, and after the rights of the holders of the preferred stock, if any, have been satisfied, each holder of the Combined

Company Class V Common Stock outstanding at that time shall be entitled to receive $0.0001 per share and the remaining assets of whatever kind available for distribution to stockholders shall be distributable ratably among the holders of Combined Company Class A Common Stock outstanding at that time.

Preemptive or Other Rights

The Combined Company Class A Common Stock and Combined Company Class V Common Stock are not entitled to preemptive rights, and are not subject to conversion, redemption, or sinking fund provisions

Election of Directors

Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the number of directors that constitutes the PubCo Board will be fixed solely by resolution adopted by a majority of the PubCo Board. The Proposed Certificate of Incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.

Preferred Stock

The Proposed Certificate of Incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. The PubCo Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The PubCo Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the PubCo Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Combined Company or the removal of existing management.

Thayer has no preferred stock outstanding at the date hereof and will have no preferred stock outstanding immediately after the Closing.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Combined Company Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of our IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Combined Company Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Combined Company Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least an even number of units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Combined Company Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Combined Company Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Combined Company Class A Common Stock upon exercise of a warrant unless the share of Combined Company Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Combined Company Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Combined Company Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Combined Company Class A Common Stock issuable upon exercise of the warrants is not effective by the sixtieth day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Combined Company Class A Common Stock is, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of shares of the Combined Company Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of the Combined Company Class A Common Stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of the Combined Company Class A Common Stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

In addition, if (x) we issue additional shares of Combined Company Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share of Combined Company Class A Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founder Shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of the shares of Combined Company Class A Common Stock during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of Public

Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $10.00” and “Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•

if, and only if, the last reported sale price of the Combined Company Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Combined Company Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending the third trading day before we send to the notice of redemption to the warrant holders (the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Combined Company Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise their warrant prior to the scheduled redemption date. However, the price of the shares of Combined Company Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Combined Company Class A Common Stock and equity-linked securities for capital raising purposes in connection with the Closing as described elsewhere in this prospectus) as well as the $11.50 warrant exercise price, subject to adjustments as described herein, after the redemption notice is issued.

Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the shares of Combined Company Class A Common Stock (as defined below);

•	if, and only if, the Reference Value (as defined above under “Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds

$18.00”) of the shares of Combined Company Class A Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Combined Company Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus); and

•

if the Reference Value is less than $18.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Combined Company Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination as described elsewhere in this prospectus), the Private Warrants must also be concurrently called for redemption at the same price (equal to a number of shares of Combined Company Class A Common Stock) as the outstanding public warrants, as described above.

The numbers in the table below represent the number of shares of Combined Company Class A Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Combined Company Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume weighted average last reported sale price of our shares of Combined Company Class A Common Stock for the 10 trading days immediately following the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to shares of Combined Company Class A Common Stock shall include a security other than shares of Combined Company Class A Common Stock into which the shares of Combined Company Class A Common Stock has been converted or exchanged for in the event we are not the surviving company in the Business Combination. The numbers in the table below will not be adjusted when determining the number of shares of Combined Company Class A Common Stock to be issued upon exercise of the warrants if we are not the surviving entity following the Business Combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the exercise price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date (period to expiration of warrants)	Fair Market Value of Combined Company Class A Common Stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361

Redemption Date (period to expiration of warrants)	Fair Market Value of Combined Company Class A Common Stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Combined Company Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Combined Company Class A Common Stock as reported for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Combined Company Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of Combined Company Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Combined Company Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Combined Company Class A Common Stock per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Combined Company Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Combined Company Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of Combined Company Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Combined Company Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Combined Company Class A Common Stock than they would have received if they had been able to exercise their warrants for shares of Combined Company Class A Common Stock if and when such shares of Combined Company Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Combined Company Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Combined Company Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Combined Company Class A Common Stock pursuant to the warrant agreement (for instance, if we are not the surviving company in the Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than Combined Company Class A Common Stock, the company (or the surviving company) will use its best efforts to registered under the Securities Act the security issuable upon exercise of the warrants.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Combined Company Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Combined Company Class A Common Stock is increased by a share dividend payable in shares of Combined Company Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Combined Company Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase shares of Combined Company Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Combined Company Class A Common Stock equal to the product of (i) the number of shares of Combined Company Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Combined Company Class A Common Stock ) and (ii) one minus the quotient of (x) the price per share of Combined Company Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Combined Company Class A Common Stock, in determining the price payable for shares of Combined Company Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Combined Company Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Combined Company Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Combined Company Class A Common

Stock on account of such shares of Combined Company Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Combined Company Class A Common Stock in connection with a proposed initial business combination or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Combined Company Class A Common Stock in respect of such event.

If the number of outstanding shares of Combined Company Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Combined Company Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Combined Company Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Combined Company Class A Common Stock.

Whenever the number of shares of Combined Company Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Combined Company Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Combined Company Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Combined Company Class A Common Stock (other than those described above or that solely affects the par value of such shares of Combined Company Class A Common Stock ), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Combined Company Class A Common Stock ), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Combined Company Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Combined Company Class A Common Stock in such a transaction is payable in the form of shares of Combined Company Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating the fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Combined Company Class A Common Stock. After the issuance of shares of Combined Company Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Combined Company Class A Common Stock issued to such holder upon exercise of the warrants on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Combined Company Class A Common Stock to be issued to the warrant holder.

Private Warrants

The Private Warrants (including the shares of Combined Company Class A Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants) and they will not be redeemable by us (except as described above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the warrants sold as part of the units. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units.

Except as described above under “— Redemption of Public Stockholders’ Warrants When the Price Per Share of Combined Company Class A Common Stock Equals or Exceeds $10.00,” if holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Combined Company Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Combined Company Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Combined Company Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if they are in possession of material non-public information. Accordingly, unlike stockholders who could exercise their warrants and sell the shares of Combined Company Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Certain Anti-Takeover Provisions of Delaware Law

Special Meeting of Stockholders

Our current bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman. The bylaws that will be in effect upon consummation of the Business Combination provide that special meetings of our stockholders may be called by the chairperson of our board of directors, our Chief Executive Officer or our board of directors pursuant to adoption of a resolution.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our current bylaws provide, and the bylaws to be in effect upon consummation of the Business Combination will provide, that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. Our current bylaws, and the bylaws to be in effect upon consummation of the Business Combination, also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Thayer Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

The Proposed Certificate of Incorporation is silent on forum selection.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Limitation on Liability and Indemnification of Directors and Officers

The Thayer Certificate of Incorporation and the Proposed Certificate of Incorporation provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the Thayer Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The Proposed Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

We will also enter into agreements with our officers and directors to provide contractual indemnification. Our current bylaws permit, and the bylaws to be in effect upon the consummation of the Business Combination will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be negatively impacted to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent for Combined Company Class A Common Stock will be Computershare.

Listing of Common Stock

Application has been made for the shares of Combined Company Class A Common Stock and Warrants to be approved for listing on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively.

Securities Eligible for Future Sale

As of the date of this prospectus, there are 17,250,000 shares of Thayer Class A Common Stock issued and outstanding and 4,312,500 shares of Thayer Class B Common Stock issued and outstanding. 1,500,000 shares of Thayer Class B Common Stock will be forfeited by the Sponsor upon the consummation of the Business Combination. The 17,250,000 shares of Thayer Class A Common Stock sold in the Thayer IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Thayer’s affiliates within the meaning of Rule 144 under the Securities Act. All of the 4,312,500 shares of Thayer Class B Common Stock were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and may not be sold, assigned or transferred by the Sponsor prior to the Closing. Under the Thayer Certificate of Incorporation, upon the Closing, all outstanding shares of Thayer Class B Common Stock are automatically convertible into shares of Combined Company Class A Common Stock on a one-for-one basis. Any PIPE Shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 15,800,000 Warrants outstanding. Each warrant is exercisable for one share of Thayer Class A Common Stock, in accordance with the terms of the warrant agreement governing the Warrants. 8,625,000 of these Warrants are public warrants and are freely tradable, except for any warrants purchased by one of Thayer’s Affiliates within the meaning of Rule 144 under the Securities Act. Upon the Closing, the shares issuable upon the exercise of the Private Warrants, will be reclassified as a share of Combined Company Class A Common Stock.

Sales of substantial amounts of Combined Company Class A Common Stock in the public market could adversely affect prevailing market prices of the Combined Company Class A Common Stock.

Lock-Ups

Bylaws

The Proposed Bylaws include a lock-up provision applicable to holders (the “Lock-Up Holders”) of shares of Combined Company Common Stock issued in connection with the Business Combination (excluding shares issued in connection with the PIPE), holders of all shares of Combined Company Class V Common Stock, holders of shares of Combined Company Class A Common Stock issued in connection with the exchange of New Common Units pursuant to the A&R Inspirato LLCA and shares of Combined Company Class A Common Stock issued to directors, officers and employees of Inspirato or its subsidiaries upon the exercise of Assumed Inspirato Options (collectively, the “Lock-Up Shares”). The lock-up provides that the holders will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Lock-Up Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Shares, in cash or otherwise, until the end of the period beginning on the Closing Date and ending on the date that is 180 days after the Closing Date (the “Lock-Up Period”).

Notwithstanding the restrictions described in the immediately preceding paragraph, Lock-Up Holders may transfer the Lock-Up Shares during the Lock-up Period:

(i) as a bona fide gift or charitable contribution;

(ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Lock-Up Holder or any other person with whom such Lock-Up Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

(iii) by will or intestate succession upon the death of the Lock-Up Holder;

(iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

(v) if such Lock-Up Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Lock-Up Holder, or (B) to partners, limited liability company members or stockholders of the Lock-Up Holder, including, for the avoidance of doubt, where the Lock-Up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

(vi) if such Lock-Up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vi) above;

(viii) as a pledge of shares of Combined Company Class A Common Stock or Combined Company Class V Common Stock as security or collateral to any lender in connection with any borrowing or the incurrence of any indebtedness by such Lock-Up Holder; provided, however, that such borrowing or incurrence of indebtedness is part of a bona fide loan or similar agreement in connection with the purchase of shares of the Combined Company’s Class A Common Stock in the PIPE;

(ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction, each involving a change in control of the Combined Company;

(x) to the Combined Company in connection with the repurchase of such Lock-Up Holder’s shares in connection with the termination of the Lock-Up Holder’s employment with the Combined Company pursuant to contractual agreements with the Combined Company;

(xi) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Combined Company Class A Common Stock or the vesting of Combined Company stock-based awards; or

(xii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options or warrants to purchase shares of Combined Company Class A Common Stock;

provided that any shares transferred pursuant to (i)-(xii) above shall remain subject to the lock-up restrictions during the Lock-Up Period, except that any lender (or its successors or assigns) to whom shares of Class A Common Stock or Class V Common Stock are pledged pursuant to (viii) above (collectively, the “Pledged Shares”) shall not be subject to the lock-up restrictions upon transfer of such Pledged Shares to such entity or person following a foreclosure or exercise of other remedies by such lender under the applicable loan or other agreement.

The Lock-Up Period is subject to early termination on the date that (i) the Combined Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Combined Company’s stockholders having the right to exchange their shares of Combined Company Class A Common Stock for cash, securities or other property or (iii) the closing price of the Combined Company Class A Common Stock has equaled or exceeded $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 Trading Day period commencing at least 150 days after the Closing Date (the “Early Lock-Up Release”).

If (i) at least 120 days have elapsed since the Closing Date and (ii) the Lock-Up Period is scheduled to end during a period during which trading in the Combined Company’s securities would not be permitted under the Combined Company’s Insider Trading policy (a “Blackout Period”) or within five trading days prior to a Blackout Period, the Lock-Up Period shall end 10 trading days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided, that (i) promptly upon the Combined Company’s determination of the date of the Blackout-Related Release and in any event at least two trading days in advance of the Blackout-Related Release, the Combined Company shall announce the date of the Blackout-Related Release through a major news service, or on a Form 8-K, and (ii) the Blackout-Related Release shall not occur unless the Combined Company shall have publicly released its earnings results for the fiscal year ended December 31, 2021.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Sponsor, Mark E. Farrell, Christopher Hemmeter, H. Charles Floyd, Ren Riley, Lawrence M. Kutscher, Caroline Shin and R. David Edelman (collectively, the “Sponsor Lock-Up Holders) agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Combined Company Common Stock or Warrants or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Combined Company Common Stock or Warrants (collectively, the “Sponsor

Lock-Up Shares”), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Combined Company’s capital stock, in cash or otherwise, until the period ending on the earlier of (A) one year after the Closing Date and (B) subsequent to the Business Combination, (x) if the closing price of the Combined Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (provided that the Sponsor’s lock-up shall not terminate earlier than 180 days following the Closing Date by reason of this clause (x)) or (y) the date on which the Combined Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (ii) with respect to the Warrants, 30 days following the Closing Date (the “Sponsor Lock-Up Period”).

Notwithstanding the restrictions described in the immediately preceding paragraph, Sponsor Lock-Up Holders may transfer the Sponsor Lock-Up Shares during the Sponsor Lock-up Period:

(i) as a bona fide gift or charitable contribution;

(ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Sponsor Lock-Up Holder or any other person with whom such Sponsor Lock-Up Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

(iii) by will or intestate succession upon the death of the Sponsor Lock-Up Holder;

(iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement;

(v) if such Sponsor Lock-Up Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Sponsor Lock-Up Holder, or (B) to partners, limited liability company members or stockholders of the Sponsor Lock-Up Holder, including, for the avoidance of doubt, where the Sponsor Lock-Up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership;

(vi) if such Sponsor Lock-Up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vi) above;

(viii) as a pledge of shares of Combined Company Class A Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by such Sponsor Lock-Up Holder; provided, however, that such borrowing or incurrence of indebtedness is either (A) secured by a portfolio of assets or equity interests issued by multiple issuers or (B) part of a transaction otherwise consented to by the Combined Company;

(ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction, each involving a change in control of the Combined Company;

(x) in transactions relating to Combined Company Common Stock or other securities convertible into or exercisable or exchangeable for Combined Company Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Sponsor Lock-Up Period; or

(xi) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options or warrants to purchase shares of Combined Company Class A Common Stock;

provided that any shares transferred pursuant to (i)-(xi) above shall remain subject to the lock-up restrictions during the Sponsor Lock-Up Period.

A&R Inspirato LLCA

The A&R LLCA will contain restrictions on transfers of units and will require the prior consent of the Combined Company for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Common Units for Combined Company Class A Common Stock after the termination of the applicable Lock-Up Period included in the Bylaws.

Registration Rights

Pursuant to the terms of the Subscription Agreement, the Combined Company is obligated to file a registration statement to register the resale of the Thayer Class A Common Stock purchased by the PIPE Subscribers within 15 business days of the Closing.

Pursuant to the Registration Rights Agreement, the Combined Company will agree that, within 15 business days after the Closing, the Combined Company will file with the SEC (at the Combined Company’s sole cost and expense) a shelf registration statement registering the resale of certain shares of Combined Company Class A Common Stock from time to time, and the Combined Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. The equityholders party to the Registration Rights Agreement may demand underwritten offerings, including block trades, of their registrable securities by the Combined Company from time to time. Each such group of demanding holders may request to sell all or any portion of their registrable securities in an underwritten offering as long as the total offering price is expected to exceed in the aggregate $20.0 million. Parties subject to the Registration Rights Agreement will be entitled to unlimited piggyback registration rights, subject to certain exceptions in the case of demands for underwritten block trades.

Rule 144

A person who has beneficially owned restricted shares of Combined Company Class A Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Combined Company Class A Common or restricted Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:

•	1% of the then outstanding equity shares of the same class; and

•	the average weekly trading volume of Combined Company Class A Common or Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Inspirato under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Inspirato.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, upon the completion of the Business Combination we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Combined Company Class A Common Stock (which, for purposes of this discussion, includes Thayer Class A Common Stock and PIPE Shares) and the purchase, ownership, disposition, exercise and lapse of the Private Warrants reof. This discussion is limited to holders who purchase our Combined Company Class A Common Stock and Private Warrants pursuant to this offering and who hold Combined Company Class A Common Stock and Private Warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law (including, but not limited to, proposed legislation) will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion does not address the U.S. federal income tax consequences to the Sponsor, the anchor investors, or our founders, officers or directors. This summary does not address the Medicare contribution tax on certain net investment income, the alternative minimum tax, special tax accounting rules under Section 451(b) of the Code, U.S. federal estate or gift tax laws, or any state, local or non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to our Combined Company Class A Common Stock or Private Warrants;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	regulated investment companies, mutual funds or real estate investment trusts;

•	“controlled foreign corporations” or “passive foreign investment companies;”

•

persons that acquired our Combined Company Class A Common Stock or Private Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	former citizens or long-term residents of the United States;

•	persons that hold our Combined Company Class A Common Stock or Private Warrants as a part of a straddle, hedge, integrated transaction or similar transaction;

•	persons that directly, indirectly or constructively own 5 percent or more (by vote or value) of our Combined Company Class A Common Stock; or

•	persons deemed to sell our Combined Company Class A Common Stock or Private Warrants under the constructive sale provisions of the Code.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Combined Company Class A Common Stock or Private Warrants, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Combined Company Class A Common Stock or Private Warrants, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of such Combined Company Class A Common Stock and the purchase, ownership, disposition, exercise and lapse of the Private Warrants.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMBINED COMPANY CLASS A COMMON STOCK OR PRIVATE WARRANTS, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH CLASS A COMMON STOCK OR THE PURCHASE, OWNERSHIP, DISPOSITION, EXERCISE AND LAPSE OF PRIVATE WARRANTS, AS APPLICABLE, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY OTHER TAXING JURISDICTION, OR ANY APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL CHANGES IN U.S. FEDERAL TAX LAW AS WELL AS ANY POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Combined Company Class A Common Stock or Private Warrants, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of Combined Company Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Combined Company Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of its Combined Company Class A Common Stock, as applicable, and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants” below.

Dividends we pay to a U.S. Holder that is treated as a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Possible Constructive Distributions

The terms of each Private Warrant provide for an adjustment to the number of shares of Combined Company Class A Common Stock for which the Private Warrant may be exercised or to the exercise price of the Private Warrant in certain events, as discussed in this prospectus under “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. Holder of Private Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Combined Company Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Private Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Combined Company Class A Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Combined Company Class A Common Stock, in each case which is taxable to such U.S. Holders as described under “  U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants

Upon a sale or other taxable disposition of Combined Company Class A Common Stock or Private Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Combined Company Class A Common Stock or Private Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for its Combined Company Class A Common Stock or Private Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Combined Company Class A Common Stock or Private Warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Combined Company Class A Common Stock generally will equal the U.S. Holder’s acquisition cost (or, in the case of Combined Company Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below under “U.S. Holders — Exercise Lapse or Redemption of a Private Warrant”) less any prior distributions treated as a return of capital. A U.S. Holder’s adjusted tax basis in its Private Warrants generally will equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder, as described above under “U.S. Holders — Possible Constructive Distributions.”

Exercise, Lapse or Redemption of a Private Warrant

Except as discussed below with respect to the cashless exercise of a Private Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Private Warrant. The U.S. Holder’s tax basis in the share of our Combined Company Class A Common Stock received upon exercise of the Private Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Private Warrant, the amount of any constructive distributions included in income by such U.S. Holder (as described above under “U.S. Holders —

Possible Constructive Distributions”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Combined Company Class A Common Stock received upon exercise of the Private Warrant would commence on the date of exercise of the Private Warrant or the day following the date of exercise of the Private Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Private Warrant. If a Private Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such Holder’s tax basis in the Private Warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Private Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code.

In either case, a U.S. Holder’s tax basis in the Combined Company Class A Common Stock received generally would equal the Holder’s tax basis in the Private Warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Combined Company Class A Common Stock would commence on the date of exercise of the Private Warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of the Combined Company Class A Common Stock would include the holding period of the Private Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange, in which case a U.S. Holder could be deemed to have surrendered a number of Private Warrants having an aggregate fair market value equal to the aggregate exercise price of the total number of Private Warrants being exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Private Warrants deemed surrendered and the U.S. Holder’s tax basis in such Private Warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Private Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Combined Company Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Private Warrants exercised, the amount of any constructive distributions included in income by such U.S. Holder (as described above under “U.S. Holders — Possible Constructive Distributions”) and the exercise price of such Private Warrants. It is unclear whether a U.S. Holder’s holding period for the Combined Company Class A Common Stock would commence on the date of exercise of the Private Warrant or the day following the date of exercise of the Private Warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Combined Company Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Private Warrants for cash pursuant to the redemption provisions described in this prospectus under “Description of Securities—Warrants,” or if we purchase Private Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition by the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants.”

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid or deemed paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Combined Company Class A Common Stock or Private Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of our Combined Company Class A Common Stock and Private Warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. Holders of Combined Company Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Combined Company Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Non-U.S. Holder’s Combined Company Class A Common Stock, and will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants.”

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our Combined Company Class A Common Stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends received by a Non-U.S. Holder that are treated as effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the holder in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA. In order to obtain this exemption, a Non-U.S. Holder must provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by corporate Non-U.S. Holders that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. Non-U.S. Holders should consult their tax advisor regarding the tax consequences of the ownership and disposition of our Combined Company Class A Common Stock, including the application of any applicable tax treaties that may provide for different rules.

Possible Constructive Distributions

The terms of each Private Warrant provide for an adjustment to the number of shares of Combined Company Class A Common Stock for which the Private Warrant may be exercised or to the exercise price of the

Private Warrant in certain events, as discussed in this prospectus under “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. Holder of our Private Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Combined Company Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Private Warrants, including as a result of a distribution of cash or other property, such as securities, to the Holders of shares of our Combined Company Class A Common Stock, or as a result of the issuance of a stock dividend to Holders of shares of our Combined Company Class A Common Stock, in each case which is taxable to such Non-U.S. Holders as described under “Non-U.S. Holders — Taxation of Distributions” above. A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Gain on Sale, Exchange or other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Combined Company Class A Common Stock or Private Warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States);

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our Combined Company Class A Common Stock or Private Warrants constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the holder’s holding period for, our Combined Company Class A Common Stock or Private Warrants, as applicable.

We believe that we are not currently a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, (i) in the case where shares of our Combined Company Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder disposing of our Combined Company Class A Common Stock will be treated as disposing of a USRPI only if it has owned, directly or constructively, more than 5% of our Combined Company Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Combined Company Class A Common Stock, or (ii) in the case where our Private Warrants are regularly traded on an established securities market, the Non-U.S. Holder disposing of our Private Warrants will be treated as disposing of a USRPI only if it has owned, directly or constructively, more than 5% of our Private Warrants at any time within the within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for our Private Warrants. There can be no assurance that our Combined Company Class A Common Stock or Private Warrants will be treated as regularly traded or not regularly traded on an established securities market for this purpose. However, it is unclear how the rules for determining the five percent threshold for this purpose would be applied with respect to our Private Warrants, including how a Non-U.S. Holder’s ownership of Private Warrants, if any, impacts the five percent threshold determination with respect to its Combined Company Class A Common Stock.

Non-U.S. Holders described in the first bullet above generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Individual Non-U.S. Holders described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Exercise, Lapse or Redemption of a Private Warrant

The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a Non-U.S. Holder’s Private Warrant generally will correspond to the characterization described under “U.S. Holders — Exercise, Lapse or Redemption of a Private Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Company Class A Common Stock or Private Warrants.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the dividends we pay or are deemed to pay to such Holder and the tax withheld, if any, with respect to such dividends. A Non-U.S. Holder will have to comply with specific certification procedures to establish that the Holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends. A Non-U.S. Holder generally will not be subject to U.S. backup withholding with respect to payments of dividends if such Holder establishes an exemption by certifying his, her or its Non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E or other appropriate IRS From W-8 (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our Combined Company Class A Common Stock and Private Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Holder establishes an exemption by certifying his, her or its status as a Non-U.S. Holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a Non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a Non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Subject to the following paragraph, the Foreign Account Tax Compliance Act and the Treasury Regulations and other official IRS guidance issued thereunder (collectively, “FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on, and the gross proceeds from a sale or other disposition of, our Combined Company Class A Common Stock or Private Warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on, and the gross proceeds from a sale or other disposition of, our Combined Company Class A Common Stock or Private Warrants paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from the U.S. nonresident withholding tax described above and backup withholding, including under the exemptions described above. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the holder’s country of residence may modify the requirements described in this section. Holders should consult with your own tax advisors regarding the application of FATCA to your ownership and disposition of our Combined Company Class A Common Stock and Private Warrants.

The U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Combined Company Class A Common Stock and Private Warrants (but not on payments or constructive payments of dividends). The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMBINED COMPANY CLASS A COMMON STOCK OR PRIVATE WARRANTS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 15,800,000 shares of Combined Company Class A Common Stock that may be issued upon exercise of the Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 16,025,384 shares of Combined Company Class A Common Stock (including (a) 7,175,000 shares that may be issued upon exercise of the Private Warrants and (b) 8,850,384 PIPE Shares which are to be issued in a private placement in connection with the Business Combination) and (ii) up to 7,175,000 Private Warrants. In the event the conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and Thayer will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.

We will not receive any of the proceeds from the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $181.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.

The securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of Selling Securityholders;

•	any other method permitted by applicable law;

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through this prospectus.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of the PIPE Shares, until three years from the effective date of this registration statement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, which has acted as counsel to the Combined Company in connection with this offering.

EXPERTS

The consolidated financial statements of Inspirato as of December 31, 2019 and 2020, and for each of the years in the three-year period ended December 31, 2020, included in this prospectus, have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Thayer Ventures Acquisition Corp. as of and for the year ended December 31, 2021, and the financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Inspirato, LLC Consolidated Financial Statements

Thayer Ventures Acquisition Corporation Financial Statements

Report of Independent Registered Public Accounting Firm

Members and Board of Managers

Inspirato LLC

Denver, CO

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Inspirato LLC (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), members’ deficit, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

September 15, 2021

INSPIRATO LLC

CONSOLIDATED BALANCE SHEETS

(in thousands except unit amounts)

	December 31,
	2019	2020
Assets
Current assets
Cash and cash equivalents	$40,096	$62,772
Restricted cash	2,668	4,229
Accounts receivable, net	10,760	2,978
Accounts receivable net – related parties	720	504
Prepaid subscriber travel	14,159	11,804
Prepaid expenses	6,459	6,111
Other current assets	587	908

Total current assets	75,449	89,306
Property & equipment, net	9,694	8,954
Goodwill	21,233	21,233
Other long term assets	1,441	1,113

Total assets	$107,817	$120,606

Liabilities
Current liabilities
Accounts payable	$21,962	$16,055
Accrued liabilities	4,041	3,078
Deferred revenue	111,983	126,029
Debt	7,000	14,000
Deferred rent	380	1,423

Total current liabilities	145,366	160,585
Deferred revenue	36,214	22,933
Debt	—	9,550
Deferred rent	7,607	6,872
Warrants	305	91

Total liabilities	189,492	200,031

Commitments and contingencies (Note 9)
Temporary equity
Series A-1; 222,239 authorized, issued, and outstanding	13,108	13,108
Series A-2; 130,262 authorized, issued, and outstanding	5,489	5,489
Series B; 193,094 authorized, issued, and outstanding	19,860	19,860
Series B-1; 127,609 authorized; 123,621 issued and outstanding	15,282	15,282
Series D; 157,849 authorized, issued, and outstanding	20,125	20,125
Series E; 132,317 authorized; 97,667 issued and outstanding	9,916	9,916

Total temporary equity	83,780	83,780
Members’ deficit
Series C; 491,467 authorized, issued, and outstanding	21,477	21,477
Common units 4,470,000 authorized; 1,166,154 issued and outstanding	—	—
Accumulated deficit	(186,932)	(184,682)

Total members’ deficit	(165,455)	(163,205)

Total liabilities, temporary equity, and members’ deficit	$107,817	$120,606

INSPIRATO LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands except unit and per unit amounts)

	Years Ended December 31
	2018	2019	2020
Revenue	$178,652	$217,079	$165,590
Cost of revenue (including depreciation of $1,653, $1,637, and $1,734 in 2018, 2019 and 2020 respectively)	114,508	138,768	100,599

Gross margin	64,144	78,311	64,991
General and administrative (including equity-based compensation of $1,157, $1,434 and $2,790, in 2018, 2019 and 2020 respectively)	24,193	27,522	25,940
Sales and marketing	22,893	25,527	14,764
Operations	19,000	24,396	18,814
Technology and development	2,220	2,579	2,787
Depreciation and amortization	4,871	3,471	2,898
Interest, net	2,232	999	542
Warrant fair value (gains) losses	72	66	(214)

Net loss and comprehensive loss	$(11,337)	$(6,249)	$(540)

Basic and diluted weighted average common units outstanding	1,166,154	1,166,154	1,166,154
Basic and diluted loss per common unit	$ (9.72)	$ (5.36)	$ (0.46)

INSPIRATO LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

(in thousands except unit amounts)

	Common Units		Series C		Accumulated Deficit	Total
	Units	Value	Units	Value
Balance—January 1, 2018	1,166,154	$—	491,467	$21,477	$(176,584)	$(155,107)
Consolidated net loss					(11,337)	(11,337)
Equity-based compensation					1,157	1,157

Balance—December 31, 2018	1,166,154	—	491,467	21,477	(186,764)	(165,287)
Cumulative effect of change in accounting principle					4,647	4,647
Consolidated net loss					(6,249)	(6,249)
Equity-based compensation					1,434	1,434

Balance—December 31, 2019	1,166,154	—	491,467	21,477	(186,932)	(165,455)
Consolidated net loss					(540)	(540)
Equity-based compensation					2,790	2,790

Balance—December 31, 2020	1,166,154	$—	491,467	$21,477	$(184,682)	$(163,205)

INSPIRATO LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2018	2019	2020
Cash flows from operating activities
Consolidated net loss	$(11,337)	$(6,249)	$(540)
Adjustments to reconcile consolidated net loss to net cash and cash equivalents from operating activities:
Depreciation and amortization	6,524	5,108	4,632
Warrant fair value (gains) losses	72	66	(214)
Equity-based compensation	1,157	1,434	2,790
Changes in current assets and liabilities:
Accounts receivable	(5,930)	6,233	7,782
Accounts receivable - related parties	62	(31)	216
Prepaid subscriber travel	(3,162)	(3,522)	2,355
Prepaid expenses	(169)	(797)	348
Other assets	310	(16)	7
Accounts payable	2,600	(62)	(5,907)
Accrued liabilities	239	(10)	(963)
Deferred revenue	18,667	527	765
Deferred rent	1,017	1,267	308

Net cash, cash equivalents, and restricted cash provided by operating activities	10,050	3,948	11,579
Cash flows from investing activities
Development of internal-use software	(1,289)	(1,125)	(2,274)
Purchase of property and equipment	(3,172)	(3,299)	(1,618)

Net cash, cash equivalents, and restricted cash used in investing activities	(4,461)	(4,425)	(3,892)
Cash flows from financing activities
Repayments of debt	(960)	(924)	(21,000)
Proceeds from debt	924	7,000	37,550

Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	(36)	6,076	16,550

Net increase in cash, cash equivalents, and restricted cash	5,553	5,599	24,237

Cash, cash equivalents, and restricted cash - beginning of year	31,612	37,165	42,764

Cash, cash equivalents, and restricted cash - end of year	$37,165	$42,764	$67,001

Supplemental cash flow information - cash paid for interest	$2,331	$1,160	$584
Significant noncash transaction
Modified retrospective adjustment for accounting principle adoption	$—	$4,647	$—

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of Business

Inspirato LLC was organized on May 12, 2010 as a Delaware limited liability company. Inspirato LLC and its subsidiaries (collectively referred to as the “Company”) provide unique solutions for affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

As of December 31, 2020, the Company had 36 subsidiaries and one branch, of which 28 are wholly owned domestic limited liability companies. The remaining eight and the branch are as follows: (i) a wholly owned Mexican S.R.L; (ii) a wholly owned Turks and Caicos limited company; through direct domestic subsidiaries, (iii) a wholly owned Cayman exempted company; (iv) a wholly owned Costa Rican limited liability company; (v) a wholly owned Italian S.R.L.; (vi) a wholly owned Canadian unlimited liability company; (vii) a wholly owned Dominican Republic branch of a wholly owned domestic liability company; (viii) a wholly owned U.S. Virgin Islands’ limited liability company; and (ix) a wholly owned Puerto Rican limited liability company. These entities typically lease local properties.

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus to be a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak impacted thousands of individuals worldwide. In response, many countries, states, and localities implemented measures to combat the outbreak that impacted global business operations. Management assessed the impact the pandemic had on operations during the year ended December 31, 2020 and through the date of issuance of the consolidated financial statements. The COVID-19 pandemic has materially adversely impacted Inspirato’s results of operations and financial condition. Revenues declined as a result of reduced travel due to the pandemic and also resulted in reduced costs as a result of management’s response to the pandemic. No impairments were recorded as of the consolidated balance sheet date related to the COVID-19 outbreak. However, due to the significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. Management cannot estimate the length or impacts of the COVID-19 outbreak on the Company’s results of future operations, financial position and cash flows, if there are significant impacts that continue in the future. As travel restrictions have lifted, occupancy levels and revenues have increased to levels before the pandemic.

(2) Significant Accounting Policies

(a) Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(b) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Inspirato LLC and its subsidiaries and have been prepared in accordance with GAAP. All intercompany accounts and transactions have been eliminated in consolidation.

(c) Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements include amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation and estimated economic lives of capitalized software, depreciation, contingencies, allowance accounts, expected length of certain subscription types, and the fair value of warrants and options.

(d) Cash and Cash Equivalents

Cash and cash equivalents include cash and investments in highly liquid investments purchased with an original maturity of three months or less. Cash balances held in banks exceed the federal depository insurance limit. The Company’s cash is only insured up to the federal depository insurance limit. A significant portion of the Company’s cash balances are held at a single banking institution and the Company has not experienced any losses as a result of this concentration.

Amounts in transit from credit card processors are also considered cash equivalents because they are both short term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.

(e) Restricted Cash

The Company classifies deposits as required to be maintained by its credit card and ACH processors and the holder of our credit facility as restricted cash.

(f) Accounts Receivable

Accounts receivables from customers are recorded at the original invoiced amounts, net of an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical experience, aging of receivables, economic trends and other factors that may affect the Company’s ability to collect from customers, and was not significant at December 31, 2019 and 2020.

(g) Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives ranging from three to seven years. Direct costs incurred in the development of internal-use software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of three years. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

The carrying amounts of our long-lived assets, are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than we had originally estimated. The recoverability of these assets is measured by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the remaining carrying value is amortized over the new shorter useful life. There was no impairment of any long-lived assets in the three years ended December 31, 2020.

(h) Equity-Based Compensation

The Company accounts for equity-based compensation in accordance with GAAP for all transactions in which an entity exchanges its equity instruments for goods or services, which generally require the Company to measure

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the cost of employee services received in exchange for an award of equity instruments in earnings based on the fair value and vesting provisions of the award on the date of grant. In 2020, the Company granted profits interests to certain key employees of the Company. The awards contain both a service condition and a performance condition that is contingent on a change in control event, as defined in the agreement, and which was not considered probable as of December 31, 2020.

(i) Goodwill

Goodwill arose from the acquisition of certain assets of Portico Club, LLC (“Portico”) on December 16, 2013.

Goodwill was recorded based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed annually for impairment in the fourth quarter and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. The Company has determined that the Company has one reporting unit. The test for impairment requires that the Company first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, the Company then performs a quantitative impairment test. Otherwise, the quantitative impairment test is not required. Under the quantitative impairment test, the Company would compare the estimated fair value of each reporting unit to its carrying value. The Company determined based on the qualitative assessments that it is not more likely than not that the fair value of the Company’s reporting unit is less than its carrying value, therefore no quantitative impairment tests were performed at December 31, 2020 and 2019 and no goodwill impairment charges were recognized in the years ended December 31, 2020, 2019 and 2018.

(j) Revenue

Effective January 1, 2019, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, using the modified retrospective method. The adoption had a material impact to the financial statements, and the Company’s revenue recognition practices were adjusted as a result of applying ASC 606. The Company recognized an adjustment of $4.6 million to deferred revenue and accumulated deficit as of January 1, 2019 due to the implementation. The adjustment is the result of accelerated revenue recognition for certain performance obligations associated with subscription sales, which is partially offset by promotions that result in deferred revenue until a subscriber utilizes the promotion (for example, a trip included with the purchase of a subscription). Periods prior to January 1, 2019, continue to be accounted for under ASC 605 Revenue Recognition under the modified retrospective method. Revenue from contracts with customers would have been approximately $4.0 million higher for the year ended December 31, 2019 if the Company had not been required to adopt Accounting Standards Update No. 2014-09.

Subscription Revenue

The Company’s contracts with customers grants access to book the Company’s residences and other privileges that vary based on the type of subscription. The Company offers Inspirato Club and Inspirato Pass subscriptions. Inspirato Club subscriptions grant access to its portfolio. In addition to Inspirato Club subscription benefits, Inspirato Pass subscriptions include the ability to book certain stays without paying additional nightly rates, taxes or fees. Subscriptions generally include an enrollment fee and monthly or annual fees. The Company has an unconditional right to these fees in its contracts with customers for a subscription as the Company provides the right to book to its customers. Thus, the Company recognizes revenue from monthly or annual fees over their related time period. Certain legacy Inspirato Club subscriptions included substantive upfront enrollment fees.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These enrollment fees may have entitled the subscriber to reduced dues, travel or other perks. The value of those services, estimated based on their stand-alone selling price, were deferred and recognized when those services are provided. The remaining revenue is recognized on a straight-line basis over the expected average life of these subscription types. The average estimated life of these subscriptions is estimated to be five years. The option to renew is considered a material right of the customer and is treated herein as an additional performance obligation.

The calculation of the expected average life of legacy Inspirato Club subscriptions with substantive upfront enrollment fees is a critical estimate in the recognition of revenue associated with enrollment fees. The calculation includes certain management judgments and projections regarding the estimated period that customers are expected to remain subscribers and continue to benefit from these subscriptions along with annual renewal rates for these subscriptions. Management relies on multiple metrics to determine the average customer life. These include historical average renewal and attrition rates, expected future renewal rates, and other qualitative measures obtained through market research. The Company reviews its estimates and assumptions with regard to the average customer life based on the Company’s projections and historical experience on an annual basis. For the year ended December 31, 2018 the expected average life of legacy Inspirato Club subscriptions with substantive upfront enrollment fees was three to five years. For the years ended December 31, 2019 and 2020, the expected average life of legacy Inspirato Club subscriptions with substantive upfront enrollment fees was five years.

Contracts are cancellable at the end of the monthly or annual contract term. The Company has determined that enrollment fees for subscriptions that are not substantive do not provide a material right to a customer and thus, these enrollment fees are recognized upon receipt.

Travel Revenue

Travel related fees for trips are recognized when performance obligations are met over the period of the stay.

The Company offers certain discounts for paying in advance or as promotions. These promotions are recognized when performance obligations are met or upon their expiration.

Deferred Revenue

The Company records any unrecognized portion of enrollment fees and travel to be delivered as deferred revenue until applicable performance obligations are met.

(k) Operating Leases

The Company accounts for operating leases under ASC 840, Leases, and has entered into operating lease agreements for its vacation homes, hotels and corporate offices. Some of these operating leases contain provisions for future rent increases or periods in which rent payments are reduced. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, except as described below. Tenant improvement allowances are recorded as deferred rent and are amortized over the life of the lease. As a result of the COVID-19 pandemic, the Company invoked force majeure clauses in the majority of their operating leases allowing the Company to forego rent payments during the pandemic. The Company has accounted for this relief as a rent concession and recognized a reduction in rent expense associated with these leases during the force majeure period specific to each lease.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(l) Earnings (Loss) Per Common Unit

Basic earnings (loss) per common unit (“EPS”) is computed by dividing net earnings or loss attributable to common unitholders, as applicable, by the weighted average number of common units outstanding during the period. Diluted EPS is computed after adjusting the basic EPS computation for the effect of potentially dilutive securities outstanding during the period. The effect of non-vested units, if dilutive, is computed using the treasury stock method.

(m) Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business as one segment.

(n) Fair Value Measures

ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance also relates to all nonfinancial assets and liabilities that are not recognized or disclosed on a recurring basis (e.g., impairments of long-lived assets). The fair value is the price that the Company estimates would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize inputs to valuation techniques used to estimate fair value. An asset or liability subject to the fair value requirements is categorized within the hierarchy based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The highest priority (Level 1) is given to unadjusted quoted market prices in active markets for identical assets or liabilities, and the lowest priority (Level 3) is given to unobservable inputs. Level 2 inputs are data, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.

The carrying values on the consolidated balance sheet of the Company’s cash and cash equivalents, restricted cash, accounts receivable, prepaids, other current assets, accounts payable, accrued liabilities, deferred rent, deferred revenue, other liabilities, and debt approximate fair values due to their short-term maturities. The Company uses certain fair valuation techniques in performing its annual goodwill impairment test described below and in determining the value of warrants.

(o) Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification 840. ASU 842 requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied upon adoption. The new lease standard is expected to have a significant effect on the Company’s consolidated financial statements as a result of the Company’s operating leases, as disclosed in Note 9, that will be reported on the consolidated balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable and held-to-maturity debt securities, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The ASU also changes the way credit losses are recognized for available-for-sale debt securities. Credit losses are recognized through the recording of an allowance rather than as a write-down of the carrying value. The guidance is effective for the Company beginning January 1, 2023. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. A prospective transition approach is required for debt securities for which another-than-temporary impairment had been recognized before the effective date. Early adoption for all institutions is permitted for fiscal years beginning after December 15, 2018. We do not anticipate this standard to have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The standard simplifies the subsequent measurement of goodwill, requiring only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit’s carrying amount over its fair value, instead of the current two-step test. A qualitative assessment may still be completed first to determine if a quantitative impairment test is required. This standard is effective on a prospective basis for fiscal years beginning after December 15, 2020. We do not anticipate this standard to have a material impact on the Company’s financial statements.

(p) Distinguishment of Liabilities from Equity

The Company has applied ASC 480, Distinguishing Liabilities from Equity, to classify as liability or equity certain redeemable and/or convertible instruments, including the Company’s preferred stock. The Company determines the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

If the Company determines that a financial instrument should not be classified as a liability, it then determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet as temporary equity. The Company determines financial instruments as temporary equity if the redemption of the preferred stock or other financial instrument is outside the control of the Company. Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records temporary equity or permanent equity upon issuance at the fair value, or cash received.

Temporary Equity

At each balance sheet date, the Company evaluates the classification of its redeemable instruments. If an instrument is: (i) redeemable, or (ii) redemption is probable, or (iii) will become redeemable, or (iv) its redemption is outside the control of the Company, the Company records the instruments at its redemption value. If the instrument is not redeemable and it is probable that it will become redeemable, it is recorded at its fair value. The resulting increases or decreases in the carrying value of redeemable instruments are recognized as adjustments to additional paid in capital.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(q) Warrant Liabilities

The Company evaluates all of its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.

Warrants were issued in connection with the issuance of the Series B-1 and Series E preferred shares. These warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrants as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the initial measurement was estimated using a Black-Scholes options pricing model.

(3) Revenue

Revenues are as follows:

	Years Ended December 31,
	2018	2019	2020
	(in thousands)
Travel	$126,689	$144,073	$73,660
Subscription	51,950	72,676	91,548
Other	13	330	382

Total	$178,652	$217,079	$165,590

The Company has recognized assets and liabilities related to contracts with customers as follows:

	December 31,
	2019	2020
	(in thousands)
Assets:
Accounts receivable, net	$10,760	$2,978

Liabilities:
Deferred revenue, current and long term	$148,197	$148,962

As of December 31, 2020, the estimated revenues from substantive initiation fees where revenues are deferred and recognized when those services are provided and when we expect to recognize the revenue are as follows:

Years Ending December 31,	Amount
(in thousands)
2021	$29,430
2022	11,700
2023	5,924
2024	2,506
2025	679
Thereafter	4

Total	$50,243

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Prepaid Expenses and Prepaid Subscriber Travel

Prepaid expenses

Prepaid expenses are as follows:

	December 31,
	2019	2020
	(in thousands)
Property operations	$5,123	$2,797
Software	—	2,185
Rent	891	633
Operating supplies	243	243
Insurance	191	253
Advertising	11	—

Total	$6,459	$6,111

Prepaid Subscriber Travel

Prepaid subscriber travel of $14.2 million and $11.8 million at December 31, 2019 and 2020 respectively include deposits for future member travel.

(5) Property and Equipment

Property and equipment are as follows:

	Useful Life (years)	December 31,
		2019	2020
		(in thousands)
Furniture, fixtures, and equipment	5	$1,227	$1,187
Corporate office leasehold improvements	3	5,138	5,151
Internal-use software	3	6,455	6,930
Computer equipment	3	623	765
Residence vehicles	5	205	235
Residence leasehold improvements	3	5,224	6,075

Total cost		18,872	20,343
Accumulated depreciation and amortization		9,178	11,389

Net property and equipment		$9,694	$8,954

(6) Income Taxes

The Company is a partnership for U.S. federal, state, and local income tax purposes and makes no provision for such taxes, as its taxable income and losses are taken into account by the members of the limited liability company. The Company is qualified and intends to continue to qualify as a partnership for tax purposes.

The Company is required to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. As required by this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards. The Company had no uncertain income tax positions at December 31, 2019 or 2020. It is reasonably possible that the

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company’s existing liabilities for uncertain non-income tax benefits or obligations may increase within the next 12 months, primarily due to the ongoing process of determining the foreign jurisdictions in which the Company may be deemed to have permanent establishment. The Company believes that there are no jurisdictions in which the outcome of these unresolved issues would result in a material adverse impact on the results of its operations, financial position, or cash flows.

The Company files income tax returns in the U.S., Italy, Mexico, and various other jurisdictions. Interest and penalties associated with tax positions are recorded in the period assessed. However, no interest or penalties have been assessed as of December 31, 2019 and 2020.

(7) Debt

Loan Facility

In January 2019, the Company converted a $7.5 million term loan into a $10.0 million revolving line of credit. In October 2020, the Company terminated the revolving line of credit and obtained a new line of credit that matures October 2023. This new revolving line of credit has a limit of $14.0 million. Interest rates associated with these loans adjust based on the prime rate and outstanding balance. The interest rates were 6.5%, 5.75%, and 4.25% as of December 31, 2018, 2019, and 2020, respectively. Interest expense related to the revolving line of credit for the years ended December 31, 2018, 2019 and 2020 totaled $2.3 million, $1.2 million, and $0.6 million, respectively.

To obtain these loans, the Company was required to pledge collateral in the form of the Company’s deposit accounts, intangible assets, and cash. As of December 31, 2020 all covenants associated with the loan facilities have been satisfied.

Paycheck Protection Program

During the year ended December 31, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $9.4 million with a maturity date of April 2022. The loan is an interest only loan with the full balance due upon maturity. The PPP Loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements are met. In addition, because the Company’s loan exceeds $2 million, the SBA will review the Company’s loan file, which will include review of the Company’s eligibility for the program and the good-faith certification of the necessity of the loan. The Company submitted a request for forgiveness of the entire loan balance in September 2020, and in June 2021, the Company received notice from the SBA that the loan has been forgiven and the SBA repaid the lender on the Company’s behalf. The SBA has the ability to review the Company’s loan file for a period subsequent to the date the loan being forgiven and repaid in full. The results of any review could result in the SBA requesting additional documentation to support the Company’s initial eligibility for the loan and request for loan forgiveness, with the potential for the SBA to pursue legal remedies at its discretion.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Earnings per Common Unit

The calculation of the basic earnings or loss per common unit amount is based on the profit or loss for the year attributable to ordinary equity holders of the Company and the weighted average number of common units outstanding during the year. The weighted average number of common units outstanding for purpose of calculating diluted earnings or loss per common unit has been adjusted by deducting the weighted average effect of preferred units, stock options, warrants and profit interests, to the extent such deductions are not anti-dilutive.

	Years Ended December 31,
	2018	2019	2020
Numerator
Net loss attributable to common unitholders (in thousands)	$(11,337)	$(6,249)	$(540)

Denominator
Weighted average common units—basic	1,166,154	1,166,154	1,166,154
Net loss per common unit—basic	$(9.72)	$(5.36)	$(0.46)
Weighted average common units—diluted	1,166,154	1,166,154	1,166,154
Net loss per common unit—diluted	$(9.72)	$(5.36)	$(0.46)

The following securities were anti-dilutive for the years ended December 31, 2018, 2019, 2020:

	2018	2019	2020
Preferred units	1,416,199	1,416,199	1,416,199
Stock options	291,013	343,918	299,728
Preferred warrants	13,684	13,684	11,690
Profit interests	—	—	197,713

Anti-dilutive preferred units, stock options, warrants and profit interests	1,720,896	1,773,801	1,925,330

(9) Commitments and Contingencies

Operating Leases

The Company is party to numerous operating leases, primarily for vacation properties and corporate headquarters. These leases generally require the Company to pay taxes, insurance, utilities, and maintenance costs. During the year ended December 31, 2020, the Company claimed force majeure within a number of its lease agreements due to effects of the COVID-19 pandemic and did not require payment during the force majeure period. Total rent expense under all leases was $42.7 million and $48.3 million for the years ended December 31, 2018 and 2019, respectively. Total rent expense under all leases, net of COVID related rent concessions, was $39.8 million for the year ended December 31, 2020.

Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount
(in thousands)
2021	$48,579
2022	32,805
2023	24,260
2024	15,337
2025	9,350
Thereafter	21,219

Total	$151,550

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation

The Company may be named as a defendant in various actions and proceedings arising in the normal course of business. The Company believes that the impact of any such matters will not have a material adverse effect on its consolidated results of operations, financial position, or cash flows. As of December 31, 2020, the Company had no significant pending or threatened litigation.

Reimbursement and Security Agreement

In March 2017, in association with the surety bond, the Company issued 11,690 warrants to the five original indemnitors to purchase Series E preferred units at an exercise price of $128.29 per unit, which expire at the earlier of a deemed liquidation event, as defined by the agreement, the closing on an initial public offering, or March 2022. The Company resolved to increase the number of Series E preferred units authorized as the warrants are exercised. The Company estimated the fair value of the warrants on the date of issuance to be $862 thousand using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.7%, no dividends, an expected volatility of 68.1%, and a contractual life of four years. The initial fair value was recorded as a deferred financing cost during the year ended December 31, 2017 and is amortized over the term of the agreement. As of December 31, 2020, no warrants have been exercised. In November 2018, the reserve requirement and surety bond were reduced from $30 million to $20 million. The existing surety bond agreement scheduled to expire on March 1, 2019 was replaced with a new agreement backed by two individual indemnitors who are also related parties. The new agreement reduced the indemnitor requirement to $7.5 million or $3.8 million per indemnitor. Interest payable to the indemnitors is accrued at 7.0 percent per annum. The Company incurred interest expense of nil, $1.2 million and $0.6 million during the years ended December 31, 2018, 2019 and 2020, respectively, related to the surety bond agreement.

In September 2019, the existing surety bond agreement which was scheduled to expire on March 1, 2020, was replaced with a new agreement that removed the individual indemnitors leaving only the corporate indemnity. This agreement was renewed in September 2020 through September 2021. Interest payable under this agreement is accrued at one percent per annum.

(10) Warrant Liabilities

In 2013, in association with a $10.0 million loan facility, the Company issued 1,994 warrants exercisable for Series B-1 preferred units at an exercise price of $125.38 per unit, which expire the later of April 25, 2020 or five years from the effective date of an initial public offering.

In 2017, in association with the issuance of Series E preferred units, the company issued 19,717 warrants at an exercise price of $128.29 per unit.

The Company evaluated the warrants under ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in stockholders’ equity and should be classified as liabilities. Since the warrants meet the definition of a derivative under ASC 815, the Company recorded the warrants as liabilities on the balance sheet at their estimated fair value. As of December 31, 2019 and 2020, the Company used level 3 inputs for the valuation of its preferred stock warrants liabilities. The fair value of the preferred stock warrant liabilities is based in part on aggregate equity value indications, consistent with the analysis of the Company’s common stock valuation using the option pricing method.

Subsequent changes in the estimated fair value of the warrants are reflected in the change in fair value of warrant liabilities in the accompanying consolidated statement of operations.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company determined the estimated fair values for the outstanding warrants at December 31, 2019 and 2020 of $305 thousand and $91 thousand, respectively.

(11) Members’ Equity and Temporary Equity

The Company was organized on May 12, 2010 as a Delaware limited liability company and, for the year ended December 31, 2020, is operating under the Sixth Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”). The Operating Agreement provides for eight classes of units: common units, Series A-1 convertible preferred units (Series A-1 preferred units), Series A-2 convertible preferred units (Series A-2 preferred units), Series B convertible preferred units (Series B preferred units), Series B-1 convertible preferred units (Series B-1 preferred units), Series C convertible preferred units (Series C preferred units), Series D convertible preferred units (Series D preferred units), and Series E convertible preferred units (Series E preferred units).

The Company’s Operating Agreement was amended most recently in February 2020. Effective on that date, the Company is authorized to issue 4,470,000 common units, 222,239 Series A-1 preferred units, 130,262 Series A-2 preferred units, 193,094 Series B preferred units, 127,609 Series B-1 preferred units, 491,467 Series C preferred units, 157,849 Series D preferred units, and 132,317 Series E preferred units. In September 2018 and August 2019, the board authorized the increase of common units reserved for issuance to employees, managers, and others to 325,045 and 385,045 common units, respectively. Neither Series C preferred units nor the common units are redeemable at the option of the holder. The liquidation preferences of the preferred units are all pari passu and then based on the original issue prices, less certain items, all as defined in the Operating Agreement.

Series A-1, A-2, B, B-1, D, and E preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the provisions of ASC 480-10-S99-3A, preferred stock is required to be classified as temporary equity if any event that is outside the Company’s control regardless of probability could trigger the security to become redeemable. As such, the Company determined that the Series A-1, A-2, B, B-1, D, and E preferred stocks are redeemable upon the occurrence of an event that is not within the Company’s control resulting in these preferred stocks being classified as temporary equity.

Profits, losses, and distributions are allocated to the members in proportion to their respective number of units on an as converted to common units’ basis.

Each common unit holder is entitled to cast one vote on any matter requiring approval of such units, and each preferred unit holder is entitled to cast one vote for each common unit into which such preferred unit is then convertible, on an aggregate basis for each holder of preferred units, on any matter requiring approval of such units. The holders of preferred units and common units vote together on all matters as a single class.

Any holder of preferred units has the right, at his or her option, to convert all or any portion of the holder’s units into common units. Upon either (i) the closing of a qualified public offering, or (ii) written consent by the requisite preferred unit holders, all preferred units will automatically be converted into common units. Each preferred unit will be convertible into that number of common units that is equal to the preferred unit issue price divided by the preferred unit conversion price; however, certain circumstances, such as common unit splits, dividends, or otherwise, may impact this conversion ratio.

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Equity Based Compensation

Unit Option Plan

In December 2011, the board approved the Unit Option Plan, which provides for the granting of options to purchase the Company’s common units to employees, managers, and consultants.

The units are unvested and subject to each employee’s continued employment with the Company. The vesting start date for units issued to existing employees as part of the first grant is equal to the employee’s hire date. Subsequent unit grants have a vesting start date equal to the unit grant date. Once granted, the units vest over a period of three to five years. The term of each option is stated in the individual option agreement, provided, however, that the term is no more than 10 years from the date of the grant thereof. The unit exercise price is no less than the fair market value per unit established on the date of grant.

Forfeitures are accounted for as they occur by reversing the expense previously recognized. Historical data by participant groupings is used to estimate option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. Compensation cost is recognized on a straight-line basis over the requisite service period.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used:

	2018	2019	2020
Approximate risk-free rate	1.44%	1.55%	0.33%
Average expected life	6 years	6 years	6 years
Volatility	65.7%	64.3%	65.2%
Estimated per unit fair value of options granted	$53.01	$60.78	$28.75

As of December 31, 2020, stock option expense remaining to be recognized was $2,431 thousand.

Profit Interests

In February 2020, the Company authorized and issued 204,183 profit interests to certain executives of the Company. The profit interests vest over the time period defined in each individual grant agreement or upon a change of control event. Profit interests are non-voting profits interest incentive units pursuant to individual award agreements, which set forth such additional terms and conditions, including the vesting and forfeiture terms. The profits interests participate in the distributions upon vesting of the units. As of December 31, 2020, 267,888 profit interests were issued and outstanding, and $3,396 thousand in profit interest expense remained to be recognized.

(13) Employee Benefit Plan

The Company sponsors a defined contribution 401(k) plan (the “Plan”) that covers substantially all employees. Employees are eligible to begin participating in the Plan at the beginning of the first month following 30 days of employment with the Company. Employees participating in the Plan may contribute an unlimited percentage of their compensation up to Internal Revenue Service (IRS) annual limitations. The Company matches 50 percent of an employee’s contribution up to 6 percent of eligible pay with immediate 100 percent vesting. This match has a $1,500 per employee cap each year. Costs incurred in connection with the Plan were minimal for the years ended December 31, 2018, 2019 and 2020. The Plan provides for the Company to make a discretionary matching contribution. Thus, contributions to the Plan totaled $75 thousand, $286 thousand and $286 thousand for the

INSPIRATO LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

years ended December 31, 2018, 2019 and 2020, respectively. The Company discontinued the match policy effective March 31, 2020.

(14) Related Party Transactions

As of December 31, 2020, the founders collectively own 705,303 common units, either directly or indirectly, through an entity called BRM Ventures LLC. Other related parties own 58,468 common units. Certain of the Company’s founders also own stock in Exclusive Resorts LLC (“Exclusive Resorts”).

As part of the 2013 Portico acquisition, Inspirato entered into certain ancillary and commercial arrangements with Exclusive Resorts, primarily involving the continuation of services to Portico members until such memberships terminate. At December 31, 2019 and 2020, balances due from related parties for these arrangements totaled $721 thousand and $504 thousand, respectively.

Under the property usage agreements, Inspirato pays Exclusive Resorts to use and operate certain Exclusive Resorts homes for Inspirato subscribers’ usage. At December 31, 2020, Inspirato had paid all amounts related to the property usage agreements.

Inspirato’s merchant services agreement with American Express Travel Related Services Company, Inc. requires Inspirato to maintain a reserve, which Inspirato satisfied by means of a surety bond. The bond surety company required an additional indemnification for issuance of the bond. Inspirato had a reimbursement agreement with each of Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of managers, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers, from March 2018 to September 2019 under which Inspirato agreed to reimburse Messrs. Handler and Handler for indemnification payments made to the bond surety company and paid to Brent Handler and Brad Handler an aggregate of approximately $118 thousand and $162 thousand, respectively, for each of their personal indemnification obligations to the bond surety company. Such amounts were computed as 7% per annum of the indemnified amount.

(15) Subsequent Events

The Company has evaluated subsequent events in accordance with GAAP through September 15, 2021 noting no items which require adjustment or disclosure except as noted below.

On June 30, 2021, the Company executed a definitive business combination agreement with Thayer Ventures Acquisition Corporation (“Thayer”). Upon the consummation of the proposed business combination and related transactions, the Company will become a subsidiary of Thayer and Thayer will change its name to Inspirato Incorporated. Inspirato Incorporated will be organized in an umbrella partnership corporation (commonly known as an “UP-C structure”), which is often used by partnerships and limited liability companies undertaking an initial public offering. The UP-C structure allows current equity unit holders of the Company to retain their equity ownership in the Company, which will continue to be classified as a partnership for U.S. federal income tax purposes.

INSPIRATO LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except unit amounts)

	December 31, 2020	September 30, 2021
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$62,772	$78,855
Restricted cash	4,229	2,960
Accounts receivable, net	2,978	3,140
Accounts receivable - related parties	504	762
Prepaid subscriber travel	11,804	15,660
Prepaid expenses	6,111	6,335
Other current assets	908	832

Total current assets	89,306	108,544
Property & equipment, net	8,954	8,490
Goodwill	21,233	21,233
Other long term assets	1,113	1,073

Total assets	$120,606	$139,340

Liabilities
Current liabilities
Accounts payable	$16,055	$28,390
Accrued liabilities	3,078	5,330
Deferred revenue	126,029	155,488
Debt	14,000	13,267
Deferred rent	1,423	900

Total current liabilities	160,585	203,375
Deferred revenue	22,933	17,847
Debt	9,550	—
Deferred rent	6,872	7,828
Warrants	91	548

Total liabilities	200,031	229,598
Commitments and contingencies (Note 9)
Temporary equity
Series A-1; 222,239 authorized, issued, and outstanding	13,108	13,108
Series A-2; 130,262 authorized, issued, and outstanding	5,489	5,489
Series B; 193,094 authorized, issued, and outstanding	19,860	19,860
Series B-1; 127,609 authorized; 123,621 issued and outstanding	15,282	15,282
Series D; 157,849 authorized, issued, and outstanding	20,125	20,125
Series E; 132,317 authorized; 97,667 issued and outstanding	9,916	9,916

Total temporary equity	83,780	83,780
Members’ deficit
Series C; 491,467 authorized, issued, and outstanding	21,477	21,477
Common units 4,470,000 authorized; 1,166,154 issued and outstanding	—	—
Accumulated deficit	(184,682)	(195,515)

Total members’ deficit	(163,205)	(174,038)

Total liabilities, temporary equity, and members’ deficit	$120,606	$139,340

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except unit and per unit amounts)

	Three months ended September 30,
	2020	2021
Revenue	$42,665	$64,824
Cost of revenue (including depreciation of $425 and $402 in 2020 and 2021 respectively)	25,297	42,394

Gross margin	17,368	22,430
General and administrative (including equity-based compensation of $824 and $1,872 in 2020 and 2021 respectively)	6,731	15,530
Sales and marketing	2,937	7,856
Operations	4,400	6,457
Technology and development	664	1,177
Depreciation and amortization	857	593
Interest, net	120	(64)

Net income (loss) and comprehensive income (loss)	$1,659	$(9,119)

Basic weighted average common units	1,166,154	1,166,154
Basic income (loss) per common unit	$1.42	$(7.82)

Diluted weighted average common units	2,786,571	1,166,154
Diluted income (loss) per common unit	$0.60	$(7.82)

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except unit and per unit amounts)

	Nine months ended September 30,
	2020	2021
Revenue	$125,703	$166,390
Cost of revenue (including depreciation of $1,305 and $1,283 in 2020 and 2021 respectively)	70,200	110,106

Gross margin	55,503	56,284
General and administrative (including equity-based compensation of $1,877 and $2,847 in 2020 and 2021 respectively)	20,819	37,188
Sales and marketing	10,908	19,105
Operations	14,139	17,336
Technology and development	2,016	2,957
Depreciation and amortization	2,713	1,876
Interest, net	282	483
Warrant fair value losses	—	456
Gain on forgiveness of debt	—	(9,518)

Net income (loss) and comprehensive income (loss)	$4,626	$(13,599)

Basic weighted average common units	1,166,154	1,166,154
Basic income (loss) common per unit	$3.97	$(11.66)

Diluted weighted average common units	2,786,571	1,166,154
Diluted income (loss) per common unit	$1.66	$(11.66)

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT (UNAUDITED)

(in thousands except unit amounts)

	Common Units		Series C
	Units	Value	Units	Value	Accumulated Deficit	Total
Balance, December 31, 2019	1,166,154	$—	491,467	$21,477	$(186,932)	$(165,455)
Consolidated net income					1,914	1,914
Equity-based compensation					363	363

Balance, March 31, 2020	1,166,154	—	491,467	21,477	(184,655)	(163,178)
Consolidated net income					1,054	1,054
Equity-based compensation					690	690

Balance, June 30, 2020	1,166,154	—	491,467	21,477	(182,911)	(161,434)
Consolidated net income					1,659	1,659
Equity-based compensation					824	824

Balance, September 30, 2020	1,166,154	$—	491,467	$21,477	$(180,428)	$(158,951)

Balance, December 31, 2020	1,166,154	$—	491,467	$21,477	$(184,682)	$(163,205)
Consolidated net loss					(3,910)	(3,910)
Equity-based compensation					509	509
Dividends paid					(81)	(81)

Balance, March 31, 2021	1,166,154	—	491,467	21,477	(188,164)	(166,687)
Consolidated net loss					(570)	(570)
Equity-based compensation					466	466

Balance, June 30, 2021	1,166,154	—	491,467	21,477	(188,268)	(166,791)
Consolidated net loss					(9,119)	(9,119)
Equity-based compensation					1,872	1,872

Balance, September 30, 2021	1,166,154	$—	491,467	$21,477	$(195,515)	$(174,038)

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2020	2021
Cash flows provided by operating activities:
Consolidated net income (loss)	$4,626	$(13,599)
Adjustments to reconcile consolidated net income (loss) to net cash and cash equivalents from operating activities:
Depreciation and amortization	4,018	3,159
Warrant fair value losses	—	456
Equity-based compensation	1,877	2,847
Gain on forgiveness of debt	—	(9,518)
Changes in current assets and liabilities
Accounts receivable	7,578	(162)
Accounts receivable - related parties	267	(258)
Prepaid subscriber travel	2,452	(3,856)
Prepaid expenses	1,108	(224)
Other assets	(3)	118
Accounts payable	(4,314)	12,335
Accrued liabilities	(2,505)	2,252
Deferred revenue	(10,453)	24,372
Deferred rent	(82)	433

Net cash, cash equivalents, and restricted cash provided by operating activities	4,569	18,355
Cash flows used in investing activities:
Development of internal-use software	(1,769)	(919)
Purchase of property and equipment	(1,747)	(1,776)

Net cash, cash equivalents, and restricted cash used in investing activities	(3,516)	(2,695)
Cash flows provided by (used in) financing activities:
Repayments of debt	—	(765)
Proceeds from debt issuance	9,406	—
Dividends	—	(81)

Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	9,406	(846)

Net increase in cash, cash equivalents, and restricted cash	10,459	14,814

Cash, cash equivalents, and restricted cash - beginning of year	42,764	67,001

Cash, cash equivalents, and restricted cash - end of year	$53,223	$81,815

Supplemental cash flow information - cash paid for interest	$322	$466

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(1) Nature of Business

Inspirato LLC was organized on May 12, 2010 as a Delaware limited liability company. Inspirato LLC and its subsidiaries (collectively referred to as the “Company”) provide unique solutions for affluent travelers seeking superior service and certainty across a wide variety of accommodations and experiences and hospitality suppliers who want to solve pain points that include monetizing excess inventory and efficiently outsourcing the hassle involved in managing rental properties.

As of September 30, 2021, the Company had 36 subsidiaries and one branch, of which 28 are wholly owned domestic limited liability companies. The remaining eight and the branch are as follows: (i) a wholly owned Mexican S.R.L; (ii) a wholly owned Turks and Caicos limited company; through direct domestic subsidiaries, (iii) a wholly owned Cayman exempted company; (iv) a wholly owned Costa Rican limited liability company; (v) a wholly owned Italian S.R.L.; (vi) a wholly owned Canadian unlimited liability company; (vii) a wholly owned Dominican Republic branch of a wholly owned domestic liability company; (viii) a wholly owned U.S. Virgin Islands’ limited liability company; and (ix) a wholly owned Puerto Rican limited liability company. These entities typically lease local properties.

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus to be a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak impacted thousands of individuals worldwide. In response, many countries, states, and localities implemented measures to combat the outbreak that impacted global business operations. Management assessed the impact the pandemic had on operations during the year ended December 31, 2020 and through the date of issuance of the consolidated financial statements. The COVID-19 pandemic has materially adversely impacted Inspirato’s results of operations and financial condition. Revenues declined in 2020 as a result of reduced travel due to the pandemic and also resulted in reduced costs as a result of management’s response to the pandemic. No impairments were recorded as of the consolidated balance sheet dates related to the COVID-19 outbreak. However, due to the significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. Management cannot estimate the length or impacts of the COVID-19 outbreak on the Company’s results of future operations, financial position and cash flows, if there are significant impacts that continue in the future. As travel restrictions have lifted, occupancy levels and revenues have increased to levels before the pandemic.

On June 30, 2021, the Company executed a definitive business combination agreement with Thayer Ventures Acquisition corporation (“Thayer”). Upon the consummation of the proposed business combination and related transactions, the Company will become a subsidiary of Thayer and Thayer will change its name to Inspirato Incorporated. Inspirato Incorporated will be organized in an umbrella partnership corporation (commonly known as an “UP-C structure”), which is often used by partnerships and limited companies undertaking an initial public offering. The UP-C structure allows current equity unit holders of the Company to retain their equity ownership in the Company, which will continue to be classified as a partnership for U.S. federal income tax purposes.

(2) Significant Accounting Policies

(a) Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”).

These condensed consolidated financial statements and accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes for the three years ended December 31, 2020. In the opinion of management, these condensed consolidated financial statements reflect all adjustments,

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

consisting only of normal recurring adjustments, which are necessary for the fair statement of the condensed consolidated financial position, results of operations and cash flows for these interim periods.

(b) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Inspirato LLC and its subsidiaries and have been prepared in accordance with GAAP. All intercompany accounts and transactions have been eliminated in consolidation.

(c) Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The condensed consolidated financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation and estimated economic lives of capitalized software assets, depreciation, contingencies, allowance accounts, expected length of certain subscription types, and the fair value of warrants and options.

(d) Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied upon adoption. The new lease standard is expected to have a significant effect on the Company’s consolidated financial statements as a result of the Company’s operating leases, that will be reported on the consolidated balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable and held-to-maturity debt securities, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The ASU also changes the way credit losses are recognized for available-for-sale debt securities. Credit losses are recognized through the recording of an allowance rather than as a write-down of the carrying value. The new guidance will be effective for the Company beginning January 1, 2023. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. A prospective transition approach is required for debt securities for which another-than-temporary impairment had been recognized before the effective date.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The standard simplifies the subsequent measurement of goodwill, requiring

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit’s carrying amount over its fair value, instead of the current two-step test. A qualitative assessment may still be completed first to determine if a quantitative impairment test is required. This standard is effective on a prospective basis for fiscal years beginning after December 15, 2020. We do not anticipate this standard to have a material impact on the Company’s financial statements.

(3) Revenue

Revenues are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
	(in thousands)
Travel	$16,842	$39,509	$55,228	$95,799
Subscription	25,753	25,178	70,267	70,305
Other	70	137	208	286

Total	$42,665	$64,824	$125,703	$166,390

The company has recognized following assets and liabilities related to contracts with customers:

	December 31, 2020	September 30, 2021
	(in thousands)
Assets:
Accounts receivable, net	$2,978	$3,140

Liabilities:
Deferred revenue, current and long term	$148,962	$173,335

As of September 30, 2021, the following table discloses the estimated subscription revenues where revenues are deferred and recognized when those services are provided and when we expect to recognize the revenue:

(in thousands)
Remainder of 2021	$21,235
2022	34,895
2023	7,599
2024	3,220
2025	1,127
Thereafter	498

Total	$68,574

In addition to the above, the Company’s deferred revenue includes $103,319 thousand and $1,442 thousand in current and long-term deferred revenue, respectively, related to travel and other services as of September 30, 2021.

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(4) Property and Equipment

Property and equipment are as follows:

	Useful Life in years	December 31, 2020	September 30, 2021
		(in thousands)
Internal-use software	3	$6,930	$7,849
Residence leasehold improvements	3	6,075	7,305
Corporate office leasehold improvements	3	5,151	5,156
Computer equipment	3	765	1,265
Furniture, fixtures, and equipment	5	1,187	1,187
Residence vehicles	5	235	276

Total cost		20,343	23,038
Accumulated depreciation and amortization		11,389	14,548

Property & equipment, net		$8,954	$8,490

(5) Income Taxes

The Company is a partnership for U.S. federal, state, and local income tax purposes and makes no provision for such taxes, as its taxable income and losses are taken into account by the subscribers of the limited liability company. The Company is qualified and intends to continue to qualify for tax purposes as a partnership.

(6) Debt

Loan Facility

The Company has a revolving line of credit with a limit of $14.0 million. Interest rates associated with this loan adjust based on the prime rate and outstanding balance. As of December 31, 2020 and September 30, 2021, the interest rate was 4.25%. Interest expense for the three months ended September 30, 2021 includes a reduction of $241 thousand to reverse excess interest expense recorded in the second quarter of 2021. Interest expense for the nine months ended September 30, 2021 was not impacted.

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
	(in thousands)
Credit facility interest expense	$90	$(97)	$283	$406

The Company has pledged as collateral the Company’s deposit accounts, intangible assets, and cash for this loan. As of September 30, 2021 all covenants associated with the loan facilities have been satisfied.

Paycheck Protection Program

During the year ended December 31, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $9.4 million with a maturity date of April 2022. The loan is an interest only loan with the full balance due upon maturity. The PPP Loan program was created under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements are met. In addition, because the Company’s

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

loan exceeds $2 million, the SBA will review the Company’s loan file, which will include review of the Company’s eligibility for the program and the good-faith certification of the necessity of the loan. The Company submitted a request for forgiveness of the entire loan balance in September 2020, and in June 2021, the Company received notice from the SBA that the loan had been forgiven. The SBA repaid the lender on the Company’s behalf and the Company recorded a gain on forgiveness of $9.5 million in June 2021. The SBA has the ability to review the Company’s loan file for a period subsequent to the date the loan being forgiven and repaid in full. The results of any review could result in the SBA requesting additional documentation to support the Company’s initial eligibility for the loan and request for loan forgiveness, with the potential for the SBA to pursue legal remedies at its discretion.

(7) Earnings per Common Unit

The calculation of the basic earnings or loss per common unit amount is based on the profit or loss for the year attributable to ordinary equity holders of the Company and the weighted average number of common units during the year. The weighted average number of common units for purpose of calculating diluted earnings or loss per common unit has been adjusted by deducting the weighted average effect of the convertible preferred units, profit interests, warrants and stock options to the extent such deductions are not anti-dilutive.

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
	(in thousands except unit and per unit amounts)
Numerator
Net income (loss) attributable to common units	$1,659	$(9,119)	$4,626	$(13,599)
Denominator
Basic weighted average common units	1,166,154	1,166,154	1,166,154	1,166,154
Basic income (loss) per common unit	$1.42	$(7.82)	$3.97	$(11.66)
Diluted weighted average common units	2,786,571	1,166,154	2,786,571	1,166,154
Diluted income (loss) per common unit	$0.60	$(7.82)	$1.66	$(11.66)

For the disclosed periods in 2021, as the Company was in a net loss position, adjustments to the denominator in the calculations of diluted loss per common unit have an anti-dilutive impact, and as such basic loss per common unit is the same as diluted loss per common unit for the respective periods. Anti-dilutive securities in 2021 included preferred units, stock options, warrants and profit interests.

The following securities were anti-dilutive during the periods presented below.

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Preferred units	—	1,416,199	—	1,416,199
Stock options	276,594	211,480	300,703	219,344
Profit interests	—	197,713	—	197,713
Preferred warrants	—	11,690	—	11,690

Anti-dilutive preferred units, stock options, warrants and profit interests	276,594	1,837,082	300,703	1,844,946

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(8) Commitments and Contingencies

Operating Leases

The Company is obligated under operating leases, primarily for vacation properties and the corporate headquarters. These leases generally require the Company to pay taxes, insurance, utilities, and maintenance costs. During the year ended December 31, 2020, the Company claimed force majeure within a number of its lease agreements due to effects of the COVID-19 pandemic. Leases where these clauses were enacted did not require payment during the force majeure period. Total rent expense, net of COVID related rent concessions, under all leases, net of amounts not paid during the force majeure period, was $27.2 million and $47.3 million for the nine months ended September 30, 2020 and 2021, respectively.

(9) Warrant Liabilities

In 2013, in association with a $10.0 million loan facility, the Company issued 1,994 warrants exercisable for Series B-1 preferred units at an exercise price of $125.38 per unit, which expire the later of April 25, 2020 or five years from the effective date of an initial public offering.

In 2017, in association with the issuance of Series E preferred units, the Company issued 19,717 warrants at an exercise price of $128.29 per unit.

The Company evaluated the warrants under ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in stockholders’ equity and should be classified as liabilities. Since the warrants meet the definition of a derivative under ASC 815, the Company recorded the warrants as liabilities on the balance sheet at their estimated fair value. As of December 31, 2020 and September 30, 2021, the Company used level 3 inputs for the valuation of its preferred stock warrants or liabilities. The fair value of the preferred stock warrant liabilities is based in part on aggregate equity value indications, consistent with the analysis of the Company’s common stock valuation using the option pricing method.

Subsequent changes in the estimated fair value of the warrants are reflected in the change in fair value of warrant liabilities in the accompanying consolidated statement of operations. The change in the estimated fair value of the warrants resulted in a loss of approximately $456 thousand during the nine months ended September 30, 2021.

The Company determined the following estimated fair values for the outstanding warrants as of December 31, 2020 and September 30, 2021 of $91 thousand and $548 thousand, respectively.

(10) Related Party Transactions

As of September 30, 2021, the founders collectively own 705,303 common units, either directly or indirectly, through an entity called BRM Ventures LLC. Other related parties own 58,468 common units. Certain of the Company’s founders also own stock in Exclusive Resorts.

As part of the 2013 Portico acquisition, Inspirato entered into certain ancillary and commercial arrangements with Exclusive Resorts, primarily involving the continuation of services to Portico subscribers until such subscriptions terminate. As of December 31, 2020 and September 30, 2021, balances due from related parties for these arrangements totaled $504 thousand and $762 thousand, respectively.

INSPIRATO LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(11) Subsequent Events

The Company has evaluated all subsequent events through December 3, 2021, which is the date the consolidated financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Thayer Ventures Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Thayer Ventures Acquisition Corp. (the “Company”) as of December 31, 2020, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 17, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 2, 2021

THAYER VENTURES ACQUISITION CORP.

BALANCE SHEET

As Restated – See Note 2

December 31, 2020

Assets:
Current assets:
Cash	$1,242,226
Prepaid expenses	509,248

Total current assets	1,751,474
Investments held in Trust Account	175,950,325

Total Assets	$177,701,799

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$296,718
Accrued expenses	70,000
Franchise tax payable	83,836

Total current liabilities	450,554
Deferred underwriting commissions	6,900,000
Derivative warrant liabilities	15,871,750

Total Liabilities	23,222,304
Commitments and Contingencies
Class A common stock; 14,654,852 shares subject to possible redemption at $10.20 per share	175,950,000
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,595,148 shares issued and outstanding (excluding 14,654,852 shares subject to possible redemption)	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding	431
Additional paid-in capital	—
Accumulated deficit	(21,470,936)

Total stockholders’ equity	(21,470,936)

Total Liabilities and Stockholders’ Equity	$177,701,799

The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.

STATEMENT OF OPERATIONS

As Restated – See Note 2

For the Period from July 31, 2020 (inception) to December 31, 2020

General and administrative expenses	$108,674
Franchise tax expenses	83,836

Loss from operations	(192,510)
Interest and investment income	325
Financing costs - derivative warrant liabilities	(410,849)
Change in fair value of derivative warrant liabilities	(2,355,500)

Net Loss	$(2,958,534)

Weighted average shares outstanding of Class A common stock	2,079,787

Basic and diluted net loss per share, Class A	$(0.50)

Weighted average shares outstanding of Class B common stock	3,817,819

Basic and diluted net loss per share, Class B	$(0.50)

The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLERS’ EQUITY

As Restated – See Note 2

For the Period from July 31, 2020 (inception) to December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - July 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,076,250	—	1,076,250
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(1,100,819)	(18,512,402)	(19,613,221)
Net loss	—	—	—	—	—	(2,958,534)	(2,958,534)

Balance - December 31, 2020 (restated)	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)

The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.

STATEMENT OF CASH FLOWS

As Restated – See Note 2

For the Period from July 31, 2020 (inception) to December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(2,958,534)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor under note payable	18,500
Income earned on investments held in Trust Account	(325)
Financing costs - derivative warrant liabilities	410,849
Change in fair value of derivative warrant liabilities	2,355,500
Changes in operating assets and liabilities:
Prepaid expenses	(509,248)
Accounts payable	61,811
Franchise tax payable	83,836

Net cash used in operating activities	(537,611)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(175,950,000)

Net cash used in investing activities	(175,950,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	265,312
Repayment of note payable to related party	(400,000)
Proceeds received from initial public offering, gross	172,500,000
Proceeds received from private placement	7,175,000
Offering costs paid, net of reimbursement from underwriters	(1,810,475)

Net cash provided by financing activities	177,729,837

Net change in cash	1,242,226
Cash - beginning of the period	—

Cash - end of the period	$1,242,226

Supplemental disclosure of noncash financing activities:
Offering costs paid in exchange for issuance of common stock to Sponsor	$25,000
Offering costs included in accrued expenses	$70,000
Offering costs included in accounts payable	$234,907
Offering costs included in note payable	$116,188
Deferred underwriting commissions in connection with the initial public offering	$6,900,000

The accompanying notes are an integral part of these financial statements.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Note 1—Description of Organization, Business Operations and Basis of Presentation

Thayer Ventures Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“the Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments made using cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated its Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 2,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions (Note 5) and net of reimbursement from underwriters of approximately $1.7 million.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,175,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, approximately $176.0 million ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (currently at $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 18 months from the closing of the Initial Public Offering, or June 15, 2022, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 (the “Affected Period”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited financial statements for such period. The restated financial statements are indicated as “Restated” in the audited financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $1.2 million outside of the Trust account and working capital of approximately $1.4 million, excluding approximately $0.1 million of franchise tax payable.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.

Note 2—Restatement of Previously Issued Financial Statements

The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on May 19, 2021, to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A common stock as temporary equity, recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480 and to calculate earnings per share by allocating income and losses pro rata for each class of common stock.

The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on December 21, 2020 (the “Post-IPO Balance Sheet”), and the Company’s Annual Report on 10-K for the annual period ended December 31, 2020, which were previously restated in the Company’s Amendment No. 1 to its Form 10-K as filed with the SEC on May 19, 2021, as well as the Form 10-Qs for the quarterly periods ended March 31, 2021 and June 30, 2021 (the “Affected Periods”). These financial statements restate the Company’s previously issued audited financial statements covering the periods through December 31, 2020. The unaudited financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021 will be restated in the Company’s Form 10-Q for the quarterly period ended September 30, 2021. The unaudited financial statements for the quarterly period ended September 30, 2021 already applied the updated classification of the Class A common stock subject to possible redemption. Please see Note 1, Note 3, Note 8 and Note 9, which have been updated to reflect the restatement of the financials contained in this Annual Report.

The change in the carrying value of the redeemable shares of Class A common stock in the Post-IPO Balance Sheet resulted in a decrease of approximately $5.5 million in additional paid-in capital and an increase of approximately $18.5 million to accumulated deficit, as well as a reclassification of 2,355,182 shares of Class A common stock from permanent equity to temporary equity as presented below.

As of December 15, 2020:	As Previously Reported	Adjustment	As Restated
Total assets	$178,262,938	$—	$178,262,938

Total liabilities	$21,335,781	$—	$21,335,781

Class A common stock subject to possible redemption	151,927,148	24,022,852	175,950,000
Preferred stock	—	—	—
Class A common stock	235	(235)	—
Class B common stock	431	—	431
Additional paid-in capital	5,510,215	(5,510,215)	—
Accumulated deficit	(510,872)	(18,512,402)	(19,023,274)

Total stockholders’ equity (deficit)	$5,000,009	$(24,022,852)	$(19,022,843)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$178,262,938	$—	$178,262,938

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

As of December 31, 2020:	As Previously Reported	Adjustment	As Restated
Total assets	$177,701,799	$—	$177,701,799

Total liabilities	$23,222,304	$—	$23,222,304

Class A common stock subject to possible redemption	149,479,490	26,470,510	175,950,000
Preferred stock	—	—	—
Class A common stock	260	(260)	—
Class B common stock	431	—	431
Additional paid-in capital	7,957,848	(7,957,848)	—
Accumulated deficit	(2,958,534)	(18,512,402)	(21,470,936)

Total stockholders’ equity (deficit)	$5,000,005	$(26,470,510)	$(21,470,505)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$177,701,799	$—	$177,701,799

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of December 31, 2020:

The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from July 31, 2020 (inception) through December 31, 2020:

For the Period from July 31, 2020 (inception) through December 31, 2020
	As Restated	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$165,443,398	$(165,443,398)	$—
Change in value of Class A common stock subject to possible redemption	$(15,963,908)	$15,963,908	$—

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the period from July 31, 2020 (inception) through December 31, 2020:

	Earnings Per Share for Class A Common Stock
	As Previously Reported	Adjustment	As Restated
For the Period from July 31, 2020 (inception) through December 31, 2020
Net loss	$(2,958,534)	$—	$(2,958,534)
Weighted average shares outstanding	17,250,000	(15,170,213)	2,079,787
Basic and diluted earnings per share	$0.00	$(0.50)	$(0.50)

	Earnings Per Share for Class B Common Stock
	As Previously Reported	Adjustment	As Restated
For the Period from July 31, 2020 (inception) through December 31, 2020
Net loss	$(2,958,534)	$—	$(2,958,534)
Weighted average shares outstanding	3,817,819	0	3,817,819
Basic and diluted earnings per share	$(0.77)	$0.27	$(0.50)

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Note 3—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000 and investments held in Trust Account. As of December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities, or a combination thereof.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, there were no cash equivalents in the Company’s operating cash account.

Investments held in Trust Account

The Company’s portfolio of investments held in trust is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and franchise taxes payable approximate their fair values primarily due to the short-term nature of the instruments.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets, other than for investments in open-ended money, in which case the Company uses NAV as a practical expedient to fair value.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred.

The 8,625,000 issued in connection with the Initial Public Offering (the “Public Warrants”) and the 7,175,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering have been measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock issued were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $0.4 million is included in financing cost -derivative warrant liabilities in the statement of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Accordingly, as of the IPO, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the IPO (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the period from July 31, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	The Period From July 31, 2020 (Inception) through December 31, 2020
	Class A	Class B
Basic and diluted net loss per common stock:
Numerator:
Allocation of net loss	$(1,043,325)	$(1,915,209)
Denominator:
Basic and diluted weighted average common stock outstanding	2,079,787	3,817,819

Basic and diluted net loss per common stock	$(0.50)	$(0.50)

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4—Initial Public Offering

On December 15, 2020, the Company consummated its Initial Public Offering of 17,250,000 Units, including 2,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of approximately $1.7 million. Of the 17,250,000 Units sold, 4,944,550 Units were purchased by three qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).

Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 5—Related Party Transactions

Founder Shares and Private Placement Shares

On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to the Company for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent director nominees. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.

Related Party Loans

On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of the completion of the Initial Public Offering or the date the Company determines not to conduct an Initial Public Offering. The Company borrowed $400,000 under the Note. On December 15, 2020, the Company repaid the Note in full.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the final prospectus of the Initial Public Offering and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company will pay the Sponsor a total of $20,000 per month for office space and administrative and support services. No charges were incurred as of December 31, 2020.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $3.45 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.40 per Unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriters also made a payment to the Company in an amount equal to 1.0% of the gross proceeds of the Initial Public Offering, or approximately $1.7 million in the aggregate to reimburse certain of the Company’s expenses.

Deferred Consulting Fees

In September 2020, the Company entered into an engagement letter with a consultant to obtain advisory services in connection with its search for a business combination target, pursuant to which the Company agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of the Initial Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Note 7—Derivative Warrant Liabilities

As of December 31, 2020, the Company has 8,625,000 and 7,175,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00: Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00: After the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock (as defined below); provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

of the initial Business Combination) then the Private Placement Warrants must also concurrently be called for redemption on the same terms (equal to a number of shares of Class A common stock) as the outstanding Public Warrants as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the average reported last sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8-—Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of the Initial Public Offering, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheet.

The Class A common stock subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds from Initial Public Offering	$172,500,000
Less:
Fair value of Public Warrants at issuance	(7,417,500)
Offering costs allocated to Class A common stock subject to possible redemption	(8,745,721)
Plus:
Accretion on Class A common stock subject to possible redemption amount	19,613,221

Class A common stock subject to possible redemption	$175,950,000

Note 9—Stockholders’ Deficit

Preferred Stock – The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preferred shares outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheet.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of the stockholders, including any vote in connection with the initial Business Combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of the shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the initial stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. In no event will the shares of the Company’s Class B common stock convert into shares of the Company’s Class A common stock at a rate of less than one-to-one.

Note 10—Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$172,500,000	$—	$—
Liabilities:
Derivative warrant liabilities	$—	$—	$15,871,750

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from July 31, 2020 (inception) through December 31, 2020.

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. Level 3 instruments are comprised of derivative warrant liabilities measured at fair value using a Monte Carlo simulation model and Black-Scholes.

The fair value of the Public Warrants issued in connection with the Public Offering have been measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes.

The estimated fair value of the Private Placement Warrants and the Public Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and Black-Scholes are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	As of December 15, 2020	As of December 31, 2020
	Public and Private	Public and Private
Exercise price	$11.50	$11.50
Volatility	15.0%	15.0%
Stock price	$9.57	$9.98
Expected life of the options to convert	6.54	6.5
Risk-free rate	0.58%	0.58%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period ended December 31, 2020 is summarized as follows:

Derivative warrant liabilities at July 31, 2020 (inception)	$—
Issuance of Public and Private Warrants	13,516,250
Change in fair value of derivative warrant liabilities	2,355,500

Derivative warrant liabilities at December 31, 2020	$15,871,750

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Note 11—Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from July 31, 2020 (inception) through December 31, 2020.

The income tax provision (benefit) consists of the following:

December 31, 2020
Current
Federal	$—
State	—
Deferred
Federal	(40,359)
State	—
Valuation allowance	40,359

Income tax provision	$—

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax assets:
Net operating loss carryover	$17,537
Start-up/Organization costs	22,822

Total deferred tax assets	40,359
Valuation allowance	(40,359)

Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

December 31, 2020
Statutory Federal income tax rate	21.0%
Financing cost - derivative warrant liabilities	(16.72)%
Change in fair value of derivative warrant liabilities	(2.92)%
Change in Valuation Allowance	(1.4)%

Income Taxes Benefit	0.0%

THAYER VENTURES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (As Restated)

Note 12—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described herein, including in Note 2 — Restatement of Previously Issued Financial Statements, based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Proposed Business Combination

On June 30, 2021, the Company, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with the Company and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of the Company (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of the Company (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of the Company (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of the Company (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).

Transaction Consideration

Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of the Company’s Class A Common Stock, in the case of the Blockers, or New Company Units and shares of the Company’s Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar-for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which the Company’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of the Company’s Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.

THAYER VENTURES ACQUISITION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$396,362	$1,242,226
Prepaid expenses	258,173	509,248

Total current assets	654,535	1,751,474
Investments held in Trust Account	175,987,897	175,950,325

Total Assets	$176,642,432	$177,701,799

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$509,426	$296,718
Accrued expenses	71,500	70,000
Franchise tax payable	173,872	83,836

Total current liabilities	754,798	450,554
Deferred underwriting commissions	6,900,000	6,900,000
Derivative warrant liabilities	18,170,000	15,871,750

Total Liabilities	25,824,798	23,222,304
Commitments and Contingencies
Class A common stock subject to possible redemption; $0.0001 par value; 17,250,000 shares at $10.20 per share at September 30, 2021 and December 31, 2020, respectively	175,950,000	175,950,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	431	431
Additional paid-in capital	—	—
Accumulated deficit	(25,132,797)	(21,470,936)

Total Stockholders’ Deficit	(25,132,366)	(21,470,505)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$176,642,432	$177,701,799

The accompanying notes are an integral part of these condensed consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021	For The Period From July 31, 2020 (Inception) through September 30, 2020
General and administrative expenses	$480,498	$1,253,237	$19,764
Franchise tax expenses	49,863	147,945	33,475

Loss from operations	(530,361)	(1,401,182)	(53,239)
Other income (expenses):
Income earned on investments held in Trust Account	4,534	37,571	—
Change in fair value of derivative warrant liabilities	2,441,750	(2,298,250)	—

Net income (loss)	$1,915,923	$(3,661,861)	$(53,239)

Weighted average shares outstanding of Class A common stock	17,250,000	17,250,000	—

Basic and diluted net income (loss) per share, Class A common stock	$0.09	$(0.17)	$—

Weighted average shares outstanding of Class B common stock	4,312,500	4,312,500	3,750,000

Basic and diluted net income (loss) per share, Class B common stock	$0.09	$(0.17)	$(0.01)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three and Nine Months Ended September 30, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)
Net income	—	—	—	—	—	6,079,998	6,079,998

Balance—March 31, 2021 (unaudited), as restated	—	—	4,312,500	431	—	(15,390,938)	(15,390,507)
Net loss	—	—	—	—	—	(11,657,782)	(11,657,782)

Balance—June 30, 2021 (unaudited), as restated	—	—	4,312,500	431	—	(27,048,720)	(27,048,289)
Net income	—	—	—	—	—	1,915,923	1,915,923

Balance—September 30, 2021 (unaudited)	—	$—	4,312,500	$431	$—	$(25,132,797)	$(25,132,366)

For the Period From July 31, 2020 (Inception) through September 30, 2020
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—July 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	—	—	(53,239)	(53,239)

Balance—September 30, 2020 (unaudited)	—	$—	4,312,500	$431	$24,569	$(53,239)	$(28,239)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30, 2021	For the Period From July 31, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(3,661,861)	$(53,239)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(37,571)	—
Change in fair value of derivative warrant liabilities	2,298,250	—
General and administrative expenses paid by Sponsor under note payable	—	8,500
Changes in operating assets and liabilities:
Prepaid expenses	251,074	—
Accounts payable	212,708	11,264
Accrued expenses	1,500	—
Franchise tax payable	90,036	33,475

Net cash used in operating activities	(845,864)	—

Net decrease in cash	(845,864)	—
Cash—beginning of the period	1,242,226	—

Cash—end of the period	$396,362	$—

Supplemental disclosure of noncash financing activities:
Offering costs paid in exchange for issuance of common stock to Sponsor	$—	$25,000
Offering costs included in accrued expenses and accounts payable	$—	$120,357
Offering costs included in note payable	$—	$78,781

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Organization, Business Operations and Basis of Presentation.

Thayer Ventures Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “IPO”) described below, and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on the proceeds derived from the IPO.

The Company’s sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on December 10, 2020. On December 15, 2020, the Company consummated its IPO of 17,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units offered, the “Public Shares”), including 2,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions (Note 4) and net of reimbursement from the underwriters of approximately $1.7 million.

Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) of 7,175,000 warrants to purchase Class A common stock (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million (Note 3).

Upon the closing of the IPO and the Private Placement, approximately $176.0 million ($10.20 per Unit) of the net proceeds of the IPO and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 (as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (currently at $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 4). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company. The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 18 months from the closing of the IPO, or June 15, 2022, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 4) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On June 30, 2021, the Company, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with the Company and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of the Company (the “KPCB

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of the Company (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of the Company (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of the Company (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).

Transaction Consideration

Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of the Company’s Class A Common Stock, in the case of the Blockers, or New Company Units and shares of the Company’s Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar-for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which the Company’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of the Company’s Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.

Refer to the Company’s current report on Form 8-K, filed with the SEC on June 30, 2021, for more information.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the period for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K/A filed by the Company with the SEC on May 19, 2021.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

Restatement of Previously Reported Financial Statements

In preparation of the Company’s unaudited condensed financial statements for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A common stock subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments in ASC 480-10-S99, redemption provisions not solely within the control of the Company, require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A common stock in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these condensed financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form 10-Qs for the quarterly periods ended March 31, 2021, and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the Affected Quarterly Periods should be restated to present all Class A common stock subject to possible redemption as temporary equity, recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and calculate earnings per share by allocating income and losses pro rata for each class of common stock. As such, the Company is reporting these restatements to those periods in this quarterly report.

The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of March 31, 2021:

As of March 31, 2021	As Previously Reported	Adjustment	As Restated
Total assets	$177,267,667	$—	$177,267,667
Total liabilities	$16,708,174	$—	$16,708,174
Class A common stock subject to possible redemption	155,559,486	20,390,514	175,950,000
Preferred stock	—	—	—
Class A common stock	200	(200)	—
Class B common stock	431	—	431
Additional paid-in capital	1,877,912	(1,877,912)	—
Retained Earnings (accumulated deficit)	3,121,464	(18,512,402)	(15,390,938)
Total stockholders’ equity (deficit)	$5,000,007	$(20,390,514)	$(15,390,507)
Total Liabilities, Class A Common Stock Subject to Redemption and Stockholders’ Equity (Deficit)	$177,267,667	$—	$177,267,667

The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the three months ended March 31, 2021:

For the Three Months Ended March 31, 2021
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A common stock subject to possible redemption	$6,079,996	$(6,079,996)	$—

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of June 30, 2021:

As of June 30, 2021:	As Previously Reported	Adjustment	As Restated
Total assets	$176,891,038	$—	$176,891,038
Total liabilities	$27,989,326	$—	$27,989,326
Class A common stock subject to possible redemption	143,901,702	32,048,298	175,950,000
Preferred stock	—	—	—
Class A common stock	314	(314)	—
Class B common stock	431	—	431
Additional paid-in capital	13,535,582	(13,535,582)	—
Retained earnings (accumulated deficit)	(8,536,317)	(18,512,402)	(27,048,719)
Total stockholders’ equity (deficit)	$5,000,010	$(32,048,298)	$(27,048,288)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$176,891,038	$—	$176,891,038

The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the six months ended June 30, 2021:

For the Six Months Ended June 30, 2021
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of Class A common stock subject to possible redemption	$5,577,788	$(5,577,788)	$—

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the Affected Quarterly Periods:

	Earnings Per Share for Class A Common Stock
	As Previously Reported	Adjustment	As Restated
For the Three Months Ended March 31, 2021
Net income	$6,079,998	$—	$6,079,998
Weighted average shares outstanding	17,250,000	—	17,250,000
Basic and diluted earnings per share	$0.00	$0.28	$0.28
For the Three Months Ended June 30, 2021
Net loss	$(11,657,781)	$—	$(11,657,781)
Weighted average shares outstanding	17,250,000	—	17,250,000
Basic and diluted earnings per share	$0.00	$(0.54)	$(0.54)
For the Six Months Ended June 30, 2021
Net loss	$(5,577,783)	$—	$(5,577,783)
Weighted average shares outstanding	17,250,000	—	17,250,000
Basic and diluted earnings per share	$0.00	$(0.26)	$(0.26)

	Earnings Per Share for Class B Common Stock
	As Previously Reported	Adjustment	As Restated
For the Three Months Ended March 31, 2021
Net income	$6,079,998	$—	$6,079,998
Weighted average shares outstanding	4,312,500	—	4,312,500
Basic and diluted earnings per share	$1.41	$(1.13)	$0.28
For the Three Months Ended June 30, 2021
Net loss	$(11,657,781)	$—	$(11,657,781)
Weighted average shares outstanding	4,312,500	—	4,312,500
Basic and diluted earnings per share	$(2.70)	$2.16	$(0.54)
For the Six Months Ended June 30, 2021
Net loss	$(5,577,783)	$—	$(5,577,783)
Weighted average shares outstanding	4,312,500	—	4,312,500
Basic and diluted earnings per share	$(1.29)	$1.03	$(0.26)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of September 30, 2021, the Company had approximately $396,000 outside of the Trust Account and working capital of approximately $74,000 (not taking into account approximately $174,000 in tax obligations that may be paid using investment income classified in the Trust Account).

The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for the issuance of the Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the IPO, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000 and investments held in Trust Account. As of September 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2021 and December 31, 2020.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

•

Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

•	Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC Topic 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the consolidated statement of operations as incurred.

The warrants to purchase Class A common stock issued in connection with the IPO (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statement of operations. The initial fair value of the Public Warrants have been measured at fair value using a Monte Carlo simulation model and the Private Placement Warrants were estimated using Black-Scholes. The fair value of the Public Warrants as of September 30, 2021 is based on observable listed prices for such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the IPO

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. Offering costs were allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed consolidated statements of operations. Offering costs associated with the Class A common stock issued were charged against the carrying value of the Class A common stock upon the completion of the IPO. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the IPO, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated condensed balance sheets.

Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the IPO (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the three and nine months ended September 30, 2021 and for the period from July 31, 2020 (inception) through September 30, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021		For the Period From July 31, 2020 (Inception) through September 30, 2020
	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common stock:
Numerator:
Allocation of net income (loss)	$1,532,738	$383,185	$(2,929,489)	$(732,372)	$—	$(53,239)
Denominator:
Basic and diluted weighted average common shares outstanding	17,250,000	4,312,500	17,250,000	4,312,500	—	3,750,000

Basic and diluted net income (loss) per common stock	$0.09	$0.09	$(0.17)	$(0.17)	$—	$(0.01)

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2021 and December 31, 2020, the Company had deferred tax assets of approximately $286,000 and $40,000, respectively, with a full valuation allowance against them.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to potential income tax examinations by major taxing authorities.

Recent Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021 using the modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying condensed consolidated financial statements.

Note 3. Initial Public Offering.

On December 15, 2020, the Company consummated its IPO of 17,250,000 Units, including 2,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of approximately $1.7 million. Of the 17,250,000 Units sold, 4,944,550 Units were purchased by three qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).

Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4. Related Party Transactions.

Founder Shares

On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to the Company for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent director nominees. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the IPO. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

Private Placement Warrants

Simultaneously with the closing of the IPO, the Company consummated the Private Placement of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.

Related Party Loans

On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of the completion of the IPO or the date the Company determines not to conduct an IPO. The Company borrowed $400,000 under the Note. On December 15, 2020, the Company repaid the Note in full. Subsequent to repayment, the facility was no longer available to the Company.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the final prospectus of the IPO and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a total of $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the IPO, as such there were no charges incurred or accrued for as of September 30, 2021.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates. For the three and nine months ended September 30, 2021, no charges were incurred or accrued.

Note 5. Commitments and Contingencies.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights following the consummation of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $3.45 million in the aggregate, paid upon the closing of the IPO. An additional fee of $0.40 per Unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriters also made a payment to the Company in an amount equal to 1.0% of the gross proceeds of the IPO, or approximately $1.7 million in the aggregate to reimburse certain of the Company’s expenses.

Deferred Consulting Fees

In September 2020, the Company entered into an engagement letter with a consultant to obtain advisory services in connection with its search for a business combination target, pursuant to which the Company agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of the initial Business Combination.

Note 6. Derivative Warrant Liabilities.

As of September 30, 2021 and December 31, 2020, the Company had 8,625,000 Public Warrants and 7,175,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00:

After the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock (as defined below); provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) then the Private Placement Warrants must also concurrently be called for redemption on the same terms (equal to a number of shares of Class A common stock) as the outstanding Public Warrants as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the average reported last sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

7. Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of September 30, 2021, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the condensed balance sheet.

The Class A common stock subject to possible redemption reflected on the condensed balance sheet is reconciled on the following table:

Gross proceeds from Initial Public Offering	$172,500,000
Less:
Fair value of Public Warrants at issuance	(7,417,500)
Offering costs allocated to Class A common stock subject to possible redemption	(8,745,721)
Plus:
Accretion on Class A common stock subject to possible redemption amount	19,613,221

Class A common stock subject to possible redemption	$175,950,000

8. Stockholders’ Deficit

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and December 31, 2020, there were no preferred shares issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 17,250,000 shares of Class A common stock issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompany condensed consolidated balance sheet (see Note 7).

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of the stockholders, including any vote in connection with the initial Business Combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of the shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the initial stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one-to-one.

Note 9. Fair Value Measurements.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

September 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$175,987,897	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$9,918,750	$—	$—
Derivative warrant liabilities (private)	$—	$8,251,250	$—

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$175,950,325	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$—	$—	$8,625,000
Derivative warrant liabilities (private)	$—	$—	$7,246,750

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement, when

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

the Public Warrants were separately listed and traded in February 2021. The estimated fair value of the Private Warrants was transferred from a Level 3 measurement to a Level 2 fair value measurement as of February 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. There were no other transfers to/from Levels 1, 2, and 3 during the three and nine months ended September 30, 2021.

Level 1 assets include investments in mutual funds that invest solely in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and Black-Scholes option pricing model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrants’ listed price in an active market was used as the fair value for determining the fair value of the Public Warrants and Private Placement Warrants. For the three and nine months ended September 30, 2021, the Company recognized a non-operating gain and loss resulting from a decrease and an increase in the fair value of liabilities of approximately $2.4 million and $2.3 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statements of operations. The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their initial measurement date:

At initial issuance
Exercise price	$11.50
Volatility	15.4%
Stock price	$9.98
Expected life of the options to convert	6.54
Risk-free rate	0.58%
Dividend yield	0.0%

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as restated)

The change in the fair value of the derivative warrant liabilities, measured using Level 3 inputs, for the three and nine months ended September 30, 2021 is summarized as follows:

Derivative warrant liabilities at January 1, 2021	$15,871,750
Transfer of public warrant liabilities to Level 1	(8,625,000)
Change in fair value of warrant liabilities	(2,870,000)

Derivative warrant liabilities at March 31, 2021	4,376,750
Transfer of private warrant liabilities to Level 2	(4,376,750)
Change in fair value of warrant liabilities	—

Derivative warrant liabilities at June 30, 2021	—

Derivative warrant liabilities at September 30, 2021	$—

Note 10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Thayer Ventures Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Thayer Ventures Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders deficit and cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 15, 2022 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

February 9, 2022

THAYER VENTURES ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
Assets:
Current assets:
Cash	$112,881	$1,242,226
Prepaid expenses	158,852	509,248

Total current assets	271,733	1,751,474
Investments held in Trust Account	175,992,381	175,950,325

Total Assets	$176,264,114	$177,701,799

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$2,971,179	$296,718
Accrued expenses	1,129,500	70,000
Franchise tax payable	178,303	83,836

Total current liabilities	4,278,982	450,554
Deferred underwriting commissions	6,900,000	6,900,000
Derivative warrant liabilities	15,484,000	15,871,750

Total Liabilities	26,662,982	23,222,304
Commitments and Contingencies
Class A common stock subject to possible redemption; $0.0001 par value; 17,250,000 shares issued and outstanding at redemption value of $10.20 per share at December 31, 2021 and 2020	175,950,000	175,950,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at December 31, 2021 and 2020	431	431
Additional paid-in capital	—	—
Accumulated deficit	(26,349,299)	(21,470,936)

Total Stockholders’ deficit	(26,348,868)	(21,470,505)

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$176,264,114	$177,701,799

The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the Period from July 31, 2020 (inception) through December 31, 2020
General and administrative expenses	$5,155,793	$108,674
Franchise tax expenses	152,376	83,836

Loss from operations	(5,308,169)	(192,510)
Other income (expenses):
Income earned on investments held in Trust Account	42,056	325
Financing costs - derivative warrant liabilities	—	(410,849)
Change in fair value of derivative warrant liabilities	387,750	(2,355,500)

Net loss	$(4,878,363)	$(2,958,534)

Weighted average shares outstanding of Class A common stock	17,250,000	2,079,787

Basic and diluted net loss per share, Class A common stock	$(0.23)	$(0.50)

Weighted average shares outstanding of Class B common stock	4,312,500	3,817,819

Basic and diluted net loss per share, Class B common stock	$(0.23)	$(0.50)

The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Year Ended December 31, 2021

	Common Stock					Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B		Additional Paid-In
	Shares	Amount	Shares	Amount	Capital
Balance - December 31, 2020	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)
Net income	—	—	—	—	—	(4,878,363)	(4,878,363)

Balance - December 31, 2021	—	$—	4,312,500	$431	$—	$(26,349,299)	$(26,348,868)

For the Period from July 31, 2020 (inception) through December 31, 2020

	Common Stock
	Class A		Class B		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - July 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Excess cash received over the fair value of the private warrants	—	—	—	—	1,076,250	—	1,076,250
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(1,100,819)	(18,512,402)	(19,613,221)
Net loss	—	—	—	—	—	(2,958,534)	(2,958,534)

Balance - December 31, 2020	—	$—	4,312,500	$431	$—	$(21,470,936)	$(21,470,505)

The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the Period from July 31, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(4,878,363)	$(2,958,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(42,056)	(325)
Financing costs - derivative warrant liabilities	—	410,849
Change in fair value of derivative warrant liabilities	(387,750)	2,355,500
General and administrative expenses paid by Sponsor under note payable	—	18,500
Changes in operating assets and liabilities:
Prepaid expenses	350,396	(509,248)
Accounts payable	2,674,461	61,811
Accrued expenses	1,059,500	—
Franchise tax payable	94,467	83,836

Net cash used in operating activities	(1,129,345)	(537,611)

Cash Flows from Investing Activities
Cash deposited in Trust Account	—	(175,950,000)

Net cash used in investing activities	—	(175,950,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	—	265,312
Repayment of note payable to related party	—	(400,000)
Proceeds received from initial public offering, gross	—	172,500,000
Proceeds received from private placement	—	7,175,000
Offering costs paid, net of reimbursement from underwriters	—	(1,810,475)

Net cash provided by financing activities	—	177,729,837

Net change in cash	(1,129,345)	1,242,226
Cash - beginning of the period	1,242,226	—

Cash - end of the period	$112,881	$1,242,226

Supplemental disclosure of noncash financing activities:
Offering costs paid in exchange for issuance of common stock to Sponsor	$—	$25,000
Offering costs included in accrued expenses	$—	$70,000
Offering costs included in accounts payable	$—	$234,907
Offering costs included in note payable	$—	$116,188
Deferred underwriting commissions in connection with initial public offering	$—	$6,900,000

The accompanying notes are an integral part of these consolidated financial statements.

THAYER VENTURES ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Organization, Business Operations and Basis of Presentation.

Thayer Ventures Acquisition Corporation (the “Company”) is a blank check company incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “IPO”) described below, and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on the proceeds derived from the IPO.

The Company’s sponsor is Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on December 10, 2020. On December 15, 2020, the Company consummated its IPO of 17,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units offered, the “Public Shares”), including 2,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions (Note 5) and net of reimbursement from the underwriters of approximately $1.7 million.

Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) of 7,175,000 warrants to purchase Class A common stock (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million (Note 4).

Upon the closing of the IPO and the Private Placement, approximately $176.0 million ($10.20 per Unit) of the net proceeds of the IPO and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 (as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (currently at $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company. The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 18 months from the closing of the IPO, or June 15, 2022, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On June 30, 2021, the Company, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with the Company and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of the Company (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of the Company (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of the Company (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of the Company (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).

Transaction Consideration

Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of the Company’s Class A Common Stock, in the case of the Blockers, or New Company Units and shares of the Company’s Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar-for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which the Company’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of the Company’s Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.

Refer to the Company’s current report on Form 8-K, filed with the SEC on June 30, 2021, for more information.

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2021, the Company had approximately $113,000 outside of the Trust Account and a working capital deficit of approximately $3.8 million (not taking into account approximately $178,000 in tax obligations that may be paid using investment income classified in the Trust Account).

The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for the issuance of the Founders Shares (as defined in Note 4), and loan proceeds from the Sponsor of $400,000 under the Note (as defined Note 4). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the IPO, the Company’s liquidity have been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 15, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000 and investments held in Trust Account. As of December 31, 2021 and 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2021 and 2020.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•

Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

•	Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC Topic 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the consolidated statement of operations as incurred.

The warrants to purchase Class A common stock issued in connection with the IPO (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statement of operations. The initial fair value of the Public Warrants have been measured at fair value using a Monte Carlo simulation model and the Private Placement Warrants were estimated using Black-Scholes. The fair value of the Public Warrants as of December 31, 2021 is based on observable listed prices for such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Deferred Underwriting Commissions

The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the IPO, 17,250,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Loss Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net loss per common share is calculated by dividing the net loss by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net loss per common stock does not consider the effect of the warrants issued in connection with the IPO (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 15,800,000 shares of Class A common stock in the calculation of diluted loss per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock:

	For the Year Ended December 31, 2021		For the Period from July 31, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net loss per common stock:
Numerator:
Allocation of net loss	$(3,902,690)	$(975,673)	$(1,043,325)	$(1,915,209)
Denominator:
Basic and diluted weighted average common stock outstanding	17,250,000	4,312,500	2,079,787	3,817,819

Basic and diluted net loss per common stock	$(0.23)	$(0.23)	$(0.50)	$(0.50)

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2021 and 2020, the Company had deferred tax assets of approximately $1.1 million and $40,000, respectively, with a full valuation allowance against them.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 and 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to potential income tax examinations by major taxing authorities.

Recent Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for

Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021 using the modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Initial Public Offering.

On December 15, 2020, the Company consummated its IPO of 17,250,000 Units, including 2,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $172.5 million, and incurring offering costs of approximately $9.2 million, inclusive of $6.9 million in deferred underwriting commissions and net of reimbursement from underwriters of approximately $1.7 million. Of the 17,250,000 Units sold, 4,944,550 Units were purchased by three qualified institutional buyers not affiliated with the Sponsor or any member of the management team (the “Anchor Investors”).

Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4. Related Party Transactions.

Founder Shares

On August 11, 2020, the Sponsor subscribed to purchase 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) for an aggregate price of $25,000. On August 13, 2020, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares. On October 27, 2020, 718,750 Founder Shares were contributed back to the Company for no consideration, resulting in an aggregate of 4,312,500 Founder Shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. On November 9, 2020, the Sponsor transferred 25,000 Founder Shares to each of the independent director nominees. The initial stockholders agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the IPO. The underwriter exercised its over-allotment option in full on December 15, 2020; thus, these 562,500 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Company consummated the Private Placement of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $7.2 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.

The purchasers of the Private Placement Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until 30 days after the completion of the initial Business Combination.

Related Party Loans

On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $400,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of the completion of the IPO or the date the Company determines not to conduct an IPO. The Company borrowed $400,000 under the Note. On December 15, 2020, the Company repaid the Note in full. Subsequent to repayment, the facility was no longer available to the Company.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021 and 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date of the final prospectus of the IPO and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a total of $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the IPO, as such there were no charges incurred or accrued for as of December 31, 2021.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates. For the year ended December 31, 2021, no charges were incurred or accrued.

Note 5. Commitments and Contingencies.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights following the consummation of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $3.45 million in the aggregate, paid upon the closing of the IPO. An additional fee of $0.40 per Unit, or $6.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriters also made a payment to the Company in an amount equal to 1.0% of the gross proceeds of the IPO, or approximately $1.7 million in the aggregate to reimburse certain of the Company’s expenses.

Deferred Consulting Fees

In September 2020, the Company entered into an engagement letter with a consultant to obtain advisory services in connection with its search for a business combination target, pursuant to which the Company agreed to pay a $10,000 initial fee upon execution and a deferred success fee of $50,000 upon the consummation of the initial Business Combination.

Note 6. Derivative Warrant Liabilities.

As of December 31, 2021 and 2020, the Company had 8,625,000 Public Warrants and 7,175,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any Founder Shares held by the Company’s initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00:

After the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to an agreed table based on the redemption date and the “fair market value” of the shares of Class A common stock (as defined below); provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, the Company shall redeem such warrants for $0.10 per share;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination) then the Private Placement Warrants must also concurrently be called for redemption on the same terms (equal to a number of shares of Class A common stock) as the outstanding Public Warrants as described above.

The “fair market value” of Class A common stock for the above purpose shall mean the average reported last sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7. Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2021 and 2020, there were 17,250,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the balance sheet.

The Class A common stock subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds from Initial Public Offering	$172,500,000
Less:
Fair value of Public Warrants at issuance	(7,417,500)
Offering costs allocated to Class A common stock subject to possible redemption	(8,745,721)
Plus:
Accretion on Class A common stock subject to possible redemption amount	19,613,221

Class A common stock subject to possible redemption	$175,950,000

8. Stockholders’ Deficit

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no preferred shares issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 17,250,000 shares of Class A common stock issued and outstanding, all subject to possible redemption and therefore classified as temporary equity on the accompanying consolidated balance sheet (see Note 7).

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of the stockholders, including any vote in connection with the initial Business Combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of the shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the initial stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one-to-one.

Note 9. Fair Value Measurements.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

December 31, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$175,992,381	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$8,452,500	$—	$—
Derivative warrant liabilities (private)	$—	$7,031,500	$—

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$175,950,325	$—	$—
Liabilities:
Derivative warrant liabilities (public)	$—	$—	$8,625,000
Derivative warrant liabilities (private)	$—	$—	$7,246,750

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement, when the Public Warrants were separately listed and traded in February 2021. The estimated fair value of the Private Warrants was transferred from a Level 3 measurement to a Level 2 fair value measurement as of February 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2021.

Level 1 assets include investments in mutual funds that invest solely in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and Black-Scholes option pricing model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrants’ listed price in an active market was used as the fair value for determining the fair value of the Public Warrants and Private Placement Warrants. For the year ended December 31, 2021, the Company recognized a non-operating gain resulting from a decrease in the fair value of liabilities of approximately $388,000, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations. The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their initial measurement date:

At initial issuance
Exercise price	$11.50
Volatility	15.4%
Stock price	$9.98
Expected life of the options to convert	6.54
Risk-free rate	0.58%
Dividend yield	0.0%

The change in the fair value of the derivative warrant liabilities, measured using Level 3 inputs, for the year ended December 31, 2021 is summarized as follows:

Derivative warrant liabilities at January 1, 2021	$15,871,750
Transfer of public warrant liabilities to Level 1	(8,625,000)
Change in fair value of warrant liabilities	(2,870,000)

Derivative warrant liabilities at March 31, 2021	4,376,750
Transfer of private warrant liabilities to Level 1	(4,376,750)
Change in fair value of warrant liabilities	—

Derivative warrant liabilities at December 31, 2021	$—

Note 10. Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from July 31, 2020 (inception) through December 31, 2021.

The income tax provision (benefit) consists of the following:

	December 31, 2021	December 31, 2020
Current
Federal	$—	$—
State	—	—
Deferred
Federal	(1,111,168)	(40,359)
State	—	—
Valuation allowance	1,111,168	40,359

Income tax provision	$—	$—

The Company’s net deferred tax assets are as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating loss carryover	$5,630	$17,537
Start-up/Organization costs	1,105,538	22,822

Total deferred tax assets	1,111,168	40,359
Valuation allowance	(1,111,168)	(40,359)

Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2021 and 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	December 31, 2021	December 31, 2020
Statutory Federal income tax rate	21.0%	21.0%
Financing cost - derivative warrant liabilities	0.0%	(2.92)%
Change in fair value of derivative warrant liabilities	1.67%	(16.72)%
Change in Valuation Allowance	(22.7)%	(1.4)%

Income Taxes Expense (Benefit)	0.0%	0.0%

Note 11. Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Primary Offering of

15,800,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

16,025,384 Shares of Class A Common Stock

7,175,000 Warrants to Purchase Shares of Class A Common Stock

Inspirato Incorporated

Formerly Known as Thayer Ventures Acquisition Corporation

PROSPECTUS

March 10, 2022